EXHIBIT 10.32.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Proprietary and Confidential	BMO/Exult

Amendment #1 to, and Restatement of,

Master Services Agreement,

Service Agreement Number 1,

and Service Agreement Number 2

Dated April 23, 2003

Exult Canada, Inc. (“Service Provider”) and Bank of Montreal (“Client”) are parties to that certain Master Services Agreement, Service Agreement No. 1 and Service Agreement No. 2 each dated as of April 23, 2003 (collectively, the “Agreement”). This “Amendment #1 to, and Restatement of, Master Services Agreement, Service Agreement Number 1, and Service Agreement Number 2 Dated April 23, 2003” (“Amendment #1”) is entered into by Service Provider and Client as of December 24, 2003 (“Amendment #1 Effective Date”).

1. Amendment and Restatement. By this Amendment #1, the Parties hereby amend and restate the Agreement by replacing the existing Agreement in its entirety with the amended and restated Agreement attached hereto as Exhibit 1. For the sole purpose of clarity and without intending to interpret or alter the scope or meaning of the amended and restated Agreement attached hereto as Exhibit 1, the Parties acknowledge that the scope of amendments set forth in this Amendment #1 include the following:

(a)	Master Services Agreement. The Master Services Agreement is amended to include certain definition revisions, obligations relating to right to use agreements, and general consistency updates to reflect the amendments to certain other Schedules.

(b)	Service Agreement No. 1 (General HR Services). Service Agreement Number 1 is amended to reflect the Parties’ completion of anticipated Schedule revisions.

(c)	Service Agreement No. 1 Schedule C (Fees and Charges). Service Agreement No. 1 Schedule C is amended to reflect the [***]* that the Parties agreed to address [***]*.

(d)	Service Agreement No. 1 Schedule N (Asset Transfer and Bill of Sale). Service Agreement No. 1 Schedule N is amended to delete the placeholder list of purchased assets. No assets are transferred pursuant to Schedule N.

(e)	Service Agreement No. 1 Schedule S (Client Facilities/Client Premises/Sublease/License to Use). Service Agreement No. 1 Schedule S is amended to finalize certain terms and to include a final asset purchase list.

(f)	Service Agreement No. 1 Schedule Y (Business Associate Agreement). Service Agreement No. 1 Schedule Y is amended by including a completed and previously-signed copy of Schedule Y.

(g)	Service Agreement No. 2 (Learning Administration). Service Agreement Number 2 is amended to reflect the Parties’ completion of certain anticipated Schedule revisions, insertions and adoption of certain specified Service Agreement Number 1 Schedules.

(h)	Service Agreement No. 2 Schedule B (Service Levels). Service Agreement No. 2 Schedule B is amended to provide Service Provider [***]* applicable to the Learning Process.

Amendment #1	1	BMO/Exult

Proprietary and Confidential	BMO/Exult

(i)	Service Agreement No. 2 Schedule C (Fees and Charges). Service Agreement No. 2 Schedule C is amended to reflect certain revisions to [***]* applicable to the Learning Process and certain software licensing terms, among other items.

For and in consideration of the agreements, amendments and restatement set forth herein, Service Provider and Client hereby enter into this Amendment #1 as of the Amendment #1 Effective Date.

Bank of Montreal

By:

Name:	[***]*
Title:	[***]*
Date:

Exult Canada, Inc.

By:

Name:	[***]*
Title:	[***]*
Date:

Amendment #1	2	BMO/Exult

Proprietary and Confidential	BMO/Exult

AMENDMENT #1

EXHIBIT 1

RESTATED AGREEMENT

[Attached]

Amendment #1	i	BMO/Exult

CONFIDENTIAL AND PROPRIETARY

MASTER SERVICES AGREEMENT

by and between

EXULT CANADA, INC.

and

BANK OF MONTREAL

Dated and effective as of April 23, 2003

Amended and Restated as of December 24, 2003

Article 1 Definitions and Interpretation		1

1.01	Definitions	1
1.02	Interpretation	12

Article 2 Scope of Agreement and Relationship of Parties		12

2.01	General Procurement	12
2.02	Contracting Parties	13
2.03	Evolving Nature of Relationship	13
2.04	Inherent Services	13
2.05	Service Provider Responsibility for Services	14
2.06	Changing Nature of Services	14
2.07	Exhibits	14
2.08	Schedules	14

Article 3 Term		15

3.01	Agreement Term	15
3.02	Renewals	15

Article 4 Services [***]*; Acquisitions & Divestitures; New Services; Transition Services; Other Service Requirements		16

4.01	Services [***]*	16
4.02	Exceptions to [***]*	16
4.03	Client Acquisitions and Mergers	16
4.04	Client Divestitures	17
4.05	Change of Requirements	17
4.06	New Services	18
4.07	Service Delivery Environment	18
4.08	Language of Services	18

Article 5 Account Management, Executive Steering Committee and Governance		18

5.01	Account Managers	18
5.02	Executive Steering Committee	18
5.03	Governance	18

Article 6 Contract Administration		19

6.01	Managed Agreements	19
6.02	Assigned Agreements	19
6.03	Assigned Agreement Invoices	20
6.04	Performance Under Agreements	20

6.05	Replacement Agreements	20
6.06	Right to Use Agreements	20

Article 7 Service Levels		20

7.01	Service Levels	20
7.02	New Service Levels	20
7.03	Root-Cause Analysis	20
7.04	Continuous Improvement, Best Practices and Reporting	20
7.05	Service Credits	21
7.06	Excused Performance Problems	22
7.07	Performance Standards	24
7.08	Disaster Recovery and Business Continuity	24

Article 8 Compliance with Laws		26

8.01	Regulatory and Legal Compliance	26

Article 9 Changes		28

9.01	Background Changes	28
9.02	Change Control	28
9.03	Implementing Changes	28
9.04	Correction of Manifest Errors	28
9.05	Projects	28

Article 10 Transition Plan		29

10.01	General	29
10.02	Asset Transfer	30
10.03	In-Flight Projects	30

Article 11 New Services		30

11.01	Cooperation with Third Party Providers	30

Article 12 Client Executive, Responsibilities & Resources		31

12.01	Client Account Manager; Functional Area Leads	31
12.02	Client Responsibilities	31
12.03	Client Resources	32

Article 13 Service Provider Account Lead and Personnel		32

13.01	Service Provider Account Manager	32
13.02	Continuity	32
13.03	Service Provider Personnel	32
13.04	Use of Service Provider Subcontractors and Temporary Staff	33
13.05	Service Provider Locations, Off-Shore and Multi-Shore Delivery	35

Article 14 Consents		36

14.01	Consents	36

Article 15 Software and Proprietary Rights		36

15.01	Ownership and License Rights	36
15.02	Reports	37
15.03	Assignment of Client Documentation to Client	38
15.04	Delivery of Client Documentation	38
15.05	Use of Procedures and Protocols	38
15.06	Use of General Knowledge or Skill	38
15.07	Disabling Code	38

Article 16 Charges, Invoicing, Disputed Charges & Taxes		39

16.01	Charges	39
16.02	Invoicing	39
16.03	Invoice Payment	39
16.04	Disputed Charges/Credits	39
16.05	Taxes	40

Article 17 Audits		41

17.01	Client Audit Rights	41
17.02	Payments	42
17.03	Audit Scope and Process	42
17.04	OSFI Guideline B-10	45
17.05	Survival	45
17.06	[***]* Audits	45
17.07	Selection of Auditors	45
17.08	Audit Costs	45
17.09	Confidential Information	46
17.10	Records Retention	46

Article 18 Data and Reports		46

18.01	Provision of Data	46
18.02	Production of Reports	47
18.03	Data Inputs	47
18.04	Production of Reports Generally	47
18.05	Inspection of Reports	47
18.06	Correction of Errors	47

Article 19 Confidentiality, Security, Compilations and Publicity		48

19.01	Confidentiality	48
19.02	Nondisclosure Agreements	49

19.03	Security	50
19.04	Protection of Personal Information	50
19.05	Virus Protection	51
19.06	Compilations	51
19.07	Costs	51
19.08	Publicity and Reference Account	51

Article 20 Representations and Warranties		53

20.01	By Service Provider	53
20.02	By Client	54
20.03	Mutual	54
20.04	Disclaimers	55

Article 21 Dispute Resolution		55

21.01	Disputes	55
21.02	Mediation	55
21.03	Arbitration	55
21.04	Continued Performance	56
21.05	Equitable Relief	56
21.06	Court Proceedings	56

Article 22 Termination		56

22.01	Termination by Service Provider	56
22.02	Termination by Client	57
22.03	Bankruptcy	58
22.04	Termination for Force Majeure Event	59
22.05	Termination Fees	61
22.06	Termination Assistance	62
22.07	Exit Rights	63
22.08	Assumption of Governmental Authority Control	64
22.09	Offers to Service Provider Employees	64
22.10	Effect of Termination	65
22.11	Termination Assistance Fees	65

Article 23 Indemnification		65

23.01	Indemnity by Service Provider	65
23.02	Indemnity by Client	67
23.03	Indemnification Procedures	68
23.04	Clarifications	69

Article 24 Insurance		69

24.01	Service Provider Insurance	69
24.02	General Insurance Requirements	70
24.03	Risk of Loss	70

Article 25 Damages and Limitations of Liability		71

25.01	Direct Damages	71
25.02	Exclusion of Consequential Damages	72
25.03	Exclusions to Limitations	72

Article 26 Miscellaneous Provisions		73

26.01	Notices	73
26.02	Assignment	73
26.03	Relationship	73
26.04	Severability and Waivers	74
26.05	Survival	74
26.06	Governing Law	74
26.07	Venue	74
26.08	Force Majeure	74
26.09	Right to Provide Services	75
26.10	Further Assurances	75
26.11	Solicitation	75
26.12	Negotiated Terms	75
26.13	Consents, Approval and Requests	75
26.14	Entire Agreement; Amendments; Counterparts	75
26.15	Third Party Beneficiaries	76
26.16	Language of Agreement	76

This MASTER SERVICES AGREEMENT (this “Agreement”), effective as of April 23, 2003 (the “Effective Date”), is by and between Exult Canada, Inc., a corporation with offices at 55 Bloor Street West, 6th Floor, Toronto, Ontario M4W3N5 (“Service Provider”) and Bank of Montreal, a Canadian chartered bank with offices [***]* Toronto, Ontario [***]* (“Client”) including its Affiliates (defined below) (Client and Client Affiliates are collectively referred to in this Agreement as “Client Group”). Service Provider and Client may be individually referred to herein as a “Party” or collectively as the “Parties.”

RECITALS

A. Client desires to engage Service Provider to provide human resources administration, processing and various services pursuant to this Agreement; and

B. Service Provider desires to provide such services pursuant to this Agreement.

NOW, THEREFORE, for and in consideration of the agreements set forth below, Service Provider and Client hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.01	Definitions

(a) Unless otherwise specified in an Exhibit, Service Agreement, Schedule, Appendix or other attachment, the following defined terms used in this Agreement, including in any Exhibit, Service Agreement, Schedule, Appendix or other attachment to this Agreement, shall have the meanings specified below:

“Account Managers” means the Client Account Manager and the Service Provider Account Manager.

“Action Plan” has the meaning set out in Section 17.03(e).

“Additional Amount” has the meaning set forth in Section 16.05(k).

“Agreement” means the terms and conditions of this Agreement, including all attached Exhibits, Service Agreements, Schedules, Appendices or other attachments attached to the Agreement at the time the Agreement is signed by Service Provider and Client and as revised by mutual written agreement from time to time, as well as amendments, additions, or modifications to the Agreement under Section 26.14 and Change Orders executed by the Parties.

“Affected Employees” has the meaning set forth in Schedule J of the applicable Service Agreement.

“Affiliates” means Client Affiliates and Exult Canada Affiliates, individually or collectively, as the context requires.

“Annual Audit” has the meaning set out in Section 17.02 (a).

“Annual Audit Plan” has the meaning set out in Section 17.01(a).

“Approved Auditors” has the meaning set out in Section 17.01 (a).

“Assets” means the assets set forth in Schedule N to the applicable Service Agreement.

“ASM Pool Allowance” has the meaning set for in Schedule C to the applicable Service Agreement.

“Assigned Agreements” means the Third-Party Vendor Contracts of Client or Client Affiliates set forth in Schedule D to the applicable Service Agreement that the Parties intend to have assigned to Service Provider during the applicable Service Agreement Term, as Schedule D may be amended by the Parties from time to time.

“Assuming Service Provider Entity” has the meaning set forth in Section 22.05 (b) (i).

“Assuming Exult Canada Parent Entity” has the meaning set forth in Section 22.05 (c) (i).

“Audits” has the meaning given set out in Section 17.01 (a).

“Background Change” has the meaning set forth in Section 9.01.

“Background Investigation Search” has the meaning set forth in Section 13.04 (b).

“Bankruptcy Code” has the meaning set forth in Section 22.03(a)(ii).

“Baseline Charges” means the base charges payable by Client to Service Provider as set forth in Schedule C to the applicable Service Agreement and include, without limitation, the ASM Pool Allowance.

“Business Continuity Plan” means the plan of Service Provider to maintain or restore affected workspaces of Service Provider Staff at Service Locations of Service Provider and their ability to provide the Services in the event of a disaster or Force Majeure Event and will be developed in accordance with this Agreement and Exhibit H.

“Business Day” means, for the purposes of this Agreement, Monday to Friday inclusive except statutory holidays observed in the Province of Ontario (for Services received in Canada) and in the State of Illinois (for Services received in the United States), or as may be otherwise described in and for each Service Agreement. For avoidance of doubt, for the purposes of Section 26.01(Notices), Business Days shall mean Monday to Friday inclusive except statutory holidays observed in the Province of Ontario.

“Change” means the material revision, substitution, addition, implementation, modification, upgrade, improvement, enhancement or other material change in the Services, Service Levels, or Charges, and may include specific changes to the location of Service Locations across international borders, changes to applicable Laws, installations, de-installations, changes to Client Machines, Client Proprietary Software, Client Third Party Software, changes to Client Group Security Policies and Standards, changes to Procedures Manual, changes to Disaster Recovery Plan, changes to Business Continuity Plan, either performed by Service Provider at the request of the Client, or requested by Service Provider and agreed upon by the Client. A Change excludes a Background Change. New Services shall be considered a Change; however, New Services shall be documented by a signed amendment to the applicable Service Agreement or by a new Service Agreement. In addition, changes to KPIs and changes to Baseline Charges will be documented by an amendment to the applicable Service Agreement.

“Change of Control of [***]*” means (1) the sale, transfer or other disposition of all or substantially all the assets or voting shares of [***]* other than to any [***]*, (2) the acquisition, directly or indirectly, by any entity, or group of entities acting in concert (other than any [***]* and any entity formed by [***]* for purposes of holding or administering investments, or any transferee of any of them other than a purchaser of securities in an open market transaction), of beneficial control of more than 50% of the voting power or economic interests represented by the outstanding securities of [***]* in one transaction or a series of related transactions; or (3) the merger or consolidation of [***]* with another entity, in which the stockholders of [***]* immediately before such merger or consolidation own immediately after such merger or consolidation less than 50% of the voting power or economic interests represented by the outstanding securities of the resulting combined entity.

“Change of Control of [***]*” means (1) the sale, transfer or other disposition of all or substantially all the assets or voting shares of [***]* other than to any [***]*, (2) the acquisition, directly or indirectly, by any entity, or group of entities acting in concert (other than any [***]* and any entity formed by [***]* for purposes of holding or administering investments, or any transferee of any of them other than a purchaser of securities in an open market transaction), of beneficial control of more than 50% of the voting power or economic interests represented by the outstanding securities of [***]* in one transaction or a series of related transactions; or (3) the merger or consolidation of [***]* with another entity, in which the stockholders of [***]* immediately before such merger or consolidation own immediately after such merger or consolidation less than 50% of the voting power or economic interests represented by the outstanding securities of the resulting combined entity.

“Change Control” means the written description of how Changes shall be implemented under this Agreement as set forth in Exhibit U to this Agreement.

“Change Order” means a document agreed upon by the Parties (i) implementing a Change or (ii) adding a New Service. For the avoidance of doubt, a New Service will also be required to be documented by the signature of the Parties to a Service Agreement.

“Charges” are the amounts payable by Client to Service Provider pursuant to this Agreement including as described in Schedule C to the applicable Service Agreement under which the Services are being provided.

“Claim” has the meaning set forth in Section 23.01 (b) (ii).

“Client” has the meaning set forth in the preamble of this Agreement.

“Client Affiliate” means any entity that directly or indirectly Controls or is Controlled by, or is under common Control with Client.

“Client Account Manager” has the meaning set forth in Section 12.01.

“Client Audits” has the meaning set out in Section 17.03(a).

“Client Data” means all data and information relating to Client Group or Service Users submitted to Service Provider, Exult Canada Affiliates or Service Provider Subcontractors by or on behalf of Client Group, including any derivatives, extrapolations or summaries of the foregoing.

“Client Documentation” means all documentation constituting or containing Service Provider’s output to Client Group of the Services including, without limitation, regulatory forms and filings, reports, records (including statutory and employee records) receipts, invoices, correspondence, files, notes, plans, policies, manuals, Client Group end-user process maps and descriptions of Services prepared by Service Provider for Client Group to use the Services, all Client Group Data, but for the avoidance of doubt does not include any Service Provider Documentation (as defined below).

“Client Environment” means, collectively, Client Machines and Client Software integrated or interfaced with each other and with a mutually agreed upon demarcation point into the Service Provider Environment, which demarcation point will be described in the Transition Plan, to permit Client to receive the Services in accordance with the Agreement and the Service Agreements.

“Client Facilities” means those Client and/or Client Affiliate spaces, furnished or otherwise as reasonably determined by Client to be suitable for Service Provider to carry out administrative functions associated with the Services and to continue to have installed certain equipment identified in a Service Agreement that will continue to be owned by Client and/or Client Affiliates, together with telephone equipment and services, janitorial services, utilities and office-related equipment, supplies, duplicating services reasonably necessary in connection with the performance of Services and provided in a manner substantially similar to how the same spaces or facilities were operated by Client and/or Client Affiliates prior to the Effective Date.

“Client Group” has the meaning set forth in the preamble to this Agreement.

“Client Machines” means equipment used by Client Group to obtain the Services, including computers and related equipment, such as central processing units and other processors, controllers, modems, communications and telecommunications equipment (voice, data and video), cables, storage devices, printers, terminals, other peripherals and input and output devices, and other tangible mechanical and electronic equipment intended for the processing, input, output, storage, manipulation, communication, transmission and retrieval of information and data.

“Client Premises” means that space named in the applicable Service Agreement which is owned or leased by Client and/or its Affiliates, and which, as of the applicable Service Agreement Effective Date, will be subleased or otherwise provided by Client or Client Affiliates, as the case may be, to Service Provider.

“Client Proprietary Software and Materials” means: (1) the Software (including modifications and derivatives thereof developed by Client, Client’s Affiliates, or any third party) and other Intellectual Property owned by Client and/or Client Affiliates including that which is listed in Schedule F to the applicable Service Agreement, (2) modifications and derivatives of the Software named in (1) as may be modified by agreement of the Parties from time to time during the Term by Change Control and includes Client-owned Commissioned Works, and (3) for (1) and (2), includes all manuals, standard drawings, documentation, and other information relating to such Software.

“Client’s Regulatory Requirements” means the Laws to which Client Group is required to submit from time to time.

“Client Representatives” means the independent contractors, consultants and designated agents of Client Group, excluding Service Provider and Exult Canada Affiliates.

“Client Shareholders’ Auditors” means one or more chartered accountant firms that have been appointed by Client shareholders and are of record as of the date of Service Provider’s notice of a Change of Control of Service Provider or Change of Control of Exult Canada Parent, to perform Client Group shareholders’ audits.

“Client Software” means the Client Proprietary Software and Materials and the Client Third Party Software and Materials, collectively.

“Client Third Party Software and Materials” means: (1) the Software or other Intellectual Property (including modifications and derivatives thereof) licensed or leased by Client and/or its Affiliates from a third party including that which is listed in Schedule F to the applicable Service Agreement, (2) modifications and derivatives of the Software named in (1) as may be modified by agreement of the Parties from time to time during the Term by Change Control, and (3) for (1) and (2) includes all manuals, standard drawings, standard form documentation, and other information relating to such Software owned by a Third Party Vendor.

“Client Transition Services” has the meaning set forth in Section 10.01.

“Commercially Reasonable Efforts” means a prompt and diligent effort made in a workman-like manner using qualified individuals.

“Commissioned Works” has the meaning set forth in Section 15.01(d).

“Competitor” means (1) in Canada, [***]*, (2) in the United States, [***]* percent of equity capital of Client’s Affiliate Harris Trust and Savings Bank, (3) any Affiliate of the entities in (1) or any successor entity of the entities in (1) as a result of acquisition, merger or amalgamation or (4) any Affiliate of the entities in (2) that conduct banking business or any successor entity of the entities in (2) as a result of acquisition, merger or amalgamation.

“Compilations” has the meaning set forth in Section 19.06.

“Confidential Information” means (i) with respect to each Party and its Affiliates: (a) information relating to that Party’s and its Affiliates’ planned or existing systems and systems architecture, including hardware, software, source code, object code, specifications, documentation, methods of processing and operational methods, (b) any information marked confidential, restricted or proprietary or which otherwise would be understood by a reasonable person in the position of the recipient to be confidential in nature, (c) financial data and information, customer lists, sales, profits, organizational restructuring, new business initiatives, product pricing strategies, (d) information that describes that Party’s and its Affiliates’ business methods or products, (e) information that describes that Party’s and its Affiliates’ product strategies, business strategies, customers, vendors, service delivery methods, human resources or other corporate plans and strategies, tax interpretations, tax positions and treatment of any item, (f) confidential information, software and data of third Parties with which the Party and the Affiliates conduct business; and (g) the terms of this Agreement; (ii) with respect to Client: (a) the Client Data; and (b) the Client Software and Client Documentation; and (c) information about Client Group’s customers; and (d) personal information of Service Users as that term is defined in the Personal Information Protection Act, and (f) information and other Confidential Information about Service Users and Affected Employees; and (iii) with respect to Service Provider the Service Provider Software and Materials and Service Provider Documentation.

“Consents” means all use licenses, consents, authorizations and approvals that are necessary to (a) allow Service Provider and Service Provider Representatives to (i) use Client’s and Client Affiliates’ owned, licensed and leased assets, including the Client Software and Client Machines and (ii) manage and administer the Managed Agreements on Client’s and Client Affiliates’ behalf and (b) allow Client and Client Affiliates to assign the Assigned Agreements to Service Provider.

“Contract Year” means each twelve (12) month period commencing, in the case of the first Contract Year, on the Service Agreement Effective Date and thereafter upon the completion of the immediately preceding Contract Year.

“Control” means, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities (or other ownership interest), by contract or otherwise.

“Cost Recovery” has the meaning set forth in Schedule C of the applicable Service Agreement.

“Dedicated Employees” has the meaning set forth in Section 22.09.

“Deficiency Notice” has the meaning set forth in Section 17.03(c).

“Disaster Recovery Plan” or “DRP” means the plans of Service Provider and the agreed interfaces between the DRP and the Client Group disaster recovery plan, to maintain or restore the electronic data, computer and telephony systems and related infrastructure used to provide the Services in the event of a disaster or Force Majeure Event and will be developed in accordance with this Agreement and Exhibit H.

“Disclosing Party” has the meaning set forth in Section 19.01.

“Dispute Notice” has the meaning set forth in Section 21.01.

“Divest” with its grammatical variations, means Client and/or Client’s Affiliate equity interest in a Line of Business or an Affiliate that is fifty (50%) or less after completion of a sale or other transaction the result of which releases Client and/or Client Affiliate’s Controlling ownership of that Line of Business or Affiliate.

“Effective Date” has the meaning set forth in the preamble of this Agreement.

“End Date” has the meaning set forth in Section 22.07.

“ESDM SM” means the proprietary Exult Service Delivery Model.

“Excused Performance Problems” has the meaning set forth in Section 7.06.

“Executive Steering Committee” means the committee created in accordance with Section 5.02.

“Exult Canada Affiliate” means any entity that, directly or indirectly, Controls, is Controlled by or is under common Control with, Service Provider.

“Exult Canada Parent” means Exult, Inc., a Delaware corporation with a principal office at 121 Innovation Drive, Suite 200, Irvine, California 92612, United States.

“Force Majeure Event” has the meaning set forth in Section 26.08(a).

“Governmental Approval” means any license, consent, permit, approval, or authorization of any person or entity, or any notice to any person or entity, the granting of which is required by Law, including Client’s Regulatory Requirements, for the consummation of the transactions contemplated by this Agreement.

“Governmental Authority” means any international, national, federal, state, provincial, municipal, local, territorial or other governmental department, agency, bureau, commission, official, ministry, court, Crown corporation, board, tribunal, dispute resolution panel, regulatory authority, judicial or administrative body, or other law, rule, regulation-making entity, domestic, international or foreign, and includes without limitation, OSFI, with authority over the Parties and/or their Affiliates, as applicable.

“Guideline B-10” has the meaning set forth in Section 17.04.

“HIPAA” means the privacy rules promulgated under United States’ Health Insurance Portability and Accountability Act of 1996.

“Indemnification Claim” is defined in Section 23.03(a).

“Indemnified Party” has the meaning set forth in Section 23.03(a).

“Indemnifying Party” has the meaning set forth in Section 23.03(a).

“In-Flight Projects” means projects already in progress by Client that are listed in a Schedule to the applicable Service Agreement.

“Initial Agreement Expiration Date” has the meaning set forth in Section 3.01.

“In Situ Period” has the meaning set forth in a Schedule to the applicable Service Agreement.

“Insolvent Party” has the meaning set forth in Section 22.03 (a).

“Intellectual Property” means any (a) copyrights, (b) patents and patentable processes, methodologies, and procedures, (c) trade secrets, and (d) trademarks or service marks.

“Interim Service Levels” has the meaning set forth in Schedule B of the applicable Service Agreement.

“Key Performance Indicator” or “KPI” means the performance levels described in Schedule B to the applicable Service Agreement.

“Key Personnel” has the meaning set forth in Section 13.03.

“Key Service Provider Positions” has the meaning set forth in Schedule L (if any) to the applicable Service Agreement.

“Law” means any law including common law, declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule by-law, protocol, codes, guidelines, treaties, policies, notices, judgments, awards, or other binding requirement of or by any Governmental Authority whether before or after the Effective Date.

“Line of Business” means a department or division of Client that is not an Affiliate of Client or a department or division of a Client Affiliate.

“Losses” means any and all damages, fines, penalties, deficiencies, losses, liabilities (including settlements and judgments) and expenses (including interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other reasonable fees and expenses of litigation or other proceedings or of any claim, default or assessment).

“Managed Agreements” means the Third-Party Vendor Contracts for which Client or its Affiliate retains financial responsibility as set forth in a Schedule to the applicable Service Agreement and as may be agreed by the Parties from time to time by Change Control.

“myHRSM” means a set of Service Provider proprietary or licensed tools that facilitate the delivery and use of the Services including certain tools to enable employee self-service functions.

“New Location” has the meaning set forth in Section 13.05.

“New Service(s)” are those human resources related services that are not included in any signed Service Agreements at the time of the introduction or request for the New Services.

“Notice of Assumption of Defense” has the meaning set forth in Section 23.03.

“OSFI” means the Office of the Superintendent of Financial Institutions under the Financial Institutions Act, (Canada), as amended and re-enacted from time to time.

“Parties” means Client and Service Provider, collectively.

“Party” means either Client or Service Provider, as the case may be.

“Performance Standards” has the meaning set forth in Section 7.07.

“Personal Information Protection Act” means Personal Information Protection and Electronic Documents Act, S.C. 2000, c.5 as amended and re-enacted from time to time.

“[***]* Software” means the software provided by [***]* in use by Client Group as of the Effective Date, together with all maintenance fixes, modifications, enhancements and new versions released by [***]* to which Client Group is entitled under its agreements with [***]* during the Term.

“Preliminary Transition Plan” has the meaning set forth in Section 10.01.

“Procedures Manual” means the Client Group-specific Service User procedures prepared by Client and Service Provider (but not including any Service Provider Documentation).

“Process” has the meaning set forth in Schedule A to the applicable Service Agreement.

“Process Take On Date” has the meaning set forth in Schedule C to the applicable Service Agreement.

“Project” means a project not within the scope of the Services that Client requests that Service Provider perform, the scope and terms of which are mutually agreed. A Project may include engagements under which Service Provider will deliver to Client a Commissioned Work as a deliverable either in paper, software or electronic form. For the avoidance of doubt, the type of services and deliverables envisioned by a Project is a type of work performed [***]*

“Receiving Party” has the meaning set forth in Section 19.01.

“Renewal Period” has the meaning set forth in Section 3.02.

“Replacement Agreements” has the meaning set forth in Section 6.05.

“Report Tool” has the meaning set forth in Section 22.07 (d).

“Reporting Service Levels” means the quantitative and qualitative performance levels for the Services as described in a Schedule to the applicable Service Agreement.

“Required [***]* Audits” has the meaning set forth in Section 17.03 (a).

“Retained Agreement” means an agreement between Client or Client Affiliate and a third party for a product or service that is retained by Client or Client Affiliate and relates to a resource necessary either for Service Provider’s delivery of the Services or Client Group’s receipt of the Services.

“Retained Employees” has the meaning set forth in Schedule J.

“Retained Services” means the services and responsibilities retained by Client Group including as set forth in Schedule A to the applicable Service Agreement.

“Right to Use Agreement” has the meaning set forth in Section 6.06.

“Security Plan” has the meaning set forth in Section 19.03 (a).

“Service Agreement” has the meaning set forth in Section 2.01.

“Service Agreement Effective Date” means the effective date of a Service Agreement.

“Service Agreement Term” is the period of time written in a Service Agreement for which the Services under that Service Agreement will be provided by Service Provider, unless earlier terminated in accordance with the terms of this Agreement.

“Services Commencement Date” means the date indicated under a Service Agreement as the date on which Service Provider will begin to provide Services described in the Service Agreement; provided that for Service Agreement Number 1 there is no Services Commencement Date, only Process Take-On Dates.

“Service Credits” means the amounts specified in Schedule B to the applicable Service Agreement that Client has the right to recover in the event of a Service Level Default as liquidated damages. The formula for calculating Service Credits will be set forth in Schedule B to the applicable Service Agreement.

“Service Level(s)” means the Reporting Service Levels and the Key Performance Indicators, collectively.

“Service Level Default” means Service Provider’s failure to meet a Key Performance Indicator for reasons other than Excused Performance Problems.

“Service Level Termination Event” means those criteria agreed upon by Client and Service Provider that, if reached, entitles Client to terminate the applicable Service Agreement or the Agreement. What constitutes Service Level Termination Events shall be set forth in the applicable Service Agreement.

“Service Location(s)” means any Client Group service location or Service Provider service location, as applicable.

“Service Provider” has the meaning set forth in the preamble.

“Service Provider Account Manager” has the meaning set forth in Section 13.01.

“Service Provider Documentation” means all documentation constituting or containing Service Provider’s trade secrets, know-how, Service Provider Intellectual Property, internal notes, internal correspondence, Customer Service Center operations materials (including without limitation, workflow maps, designs, manuals and descriptions), other internal Service Provider processes, workflows and procedures, the Exult Service Delivery Model SM or ESDM SM and myHRSM and all data contained therein.

“Service Provider Environment” means, collectively, Service Provider Machines and Service Provider Software as integrated and/or interfaced with each other and with a mutually agreed upon demarcation point into the Client Environment, which demarcation point will be described in the Transition Plan, to provide the Services in accordance with the Agreement and the Service Agreements.

“Service Provider Machines” means all Machines and equipment leased or owned by Service Provider, Exult Canada Affiliates and Service Provider Subcontractors that are used by Service Provider, Exult Canada Affiliates and Service Provider Subcontractors to provide the Services.

“Service Provider Personnel” means employees of Service Provider used to deliver the Services to Client Group.

“Service Provider Proprietary Software” means the Software, including myHRSM, (and all modifications and derivatives thereof developed under this Agreement) owned or developed by or on behalf of Service Provider that is used in connection with the Services.

“Service Provider Representatives” means the independent contractors, consultants and designated agents of Service Provider and includes Exult Canada Affiliates and Service Provider Subcontractors.

“Service Provider Service Location(s)” means any location from which Service Provider delivers Services.

“Service Provider Software” means the Service Provider Proprietary Software and the Service Provider Third Party Software, collectively.

“Service Provider Software and Materials” means: (1) all Software (including modifications and derivatives thereof developed by Service Provider, Exult Canada Affiliates, or any third party) and other Intellectual Property owned by Service Provider as of the applicable Service Agreement Effective Date, (2) modifications and derivatives of the Software named in (1) as may be modified by Service Provider, Exult Canada Affiliates, Client or any third party) from time to time during the Term and include Service Provider owned Commissioned Works, (3) for (1) and (2), all manuals, standard drawings, standard form Service Provider Software documentation, and other information relating to such Software owned by Service Provider, and (4) includes the Service Provider Third Party Software and Materials.

“Service Provider Software Tools” has the meaning set forth in Section 15.01 (c).

“Service Provider Staff” means: (1) the Service Provider Personnel, and employees of Exult Canada Affiliates, and those employees of Service Provider Subcontractors who provide the Services, and (2) independent contractors of Service Provider, Exult Canada Affiliates and Service Provider Subcontractors that have access to Confidential Information of Client Group and/or Client Premises.

“Service Provider Subcontractors” means any entity that is contractually obligated to provide or assist Service Provider in the provision of Services, other than Client, and excludes Exult Canada Affiliates, but includes subcontractors of Exult Canada Affiliates.

“Service Provider Third Party Software and Materials” means the Software or other Intellectual Property (including modifications and derivatives thereof developed under this Agreement) licensed or leased by Service Provider from a third party that is used in connection with the Services.

“Service Provider Transition Services” has the meaning set forth in Section 10.01.

“Services” are the services to be provided by Service Provider as set forth in the applicable Service Agreement subject to the terms and conditions of this Agreement and includes New Services when mutually agreed and documented by a Change Order and/or an amendment to a signed Service Agreement or by a new Service Agreement.

“Service User”, whether before or after the Effective Date, means a current or former employee, consultant, annuitant or retiree of Client and Client Affiliates or other person participating in employee-related programs of Client and Client Affiliates and whom Client and Client Affiliate authorizes, and any beneficiary of a participant in an employee-related program.

“Software” means the object and source code versions of any applications programs, operating system software, computer software languages, utilities, other computer programs and related documentation, in whatever form or media, including the tangible media upon which such applications programs, operating system software, computer software languages, utilities, other computer programs and related documentation are recorded or printed.

“Start Date” has the meaning set forth in Schedule J to the applicable Service Agreement.

“Term” has the meaning set forth in Section 3.01 and includes the Termination Assistance Period.

“Termination Assistance Period” means a period of time of [***]* during which Service Provider shall provide the Termination Assistance Services in accordance with Article 22 and Schedule P of the applicable Service Agreement.

“Termination Assistance Fees” has the meaning set forth in Section 22.11 of this Agreement.

“Termination Assistance Plan” is the plan developed by Client, with cooperation from Service Provider, based on the requirements provided by Client to repatriate the Services to Client or otherwise transition the Services to Client’s designee at the expiry or termination of the Agreement or the applicable Service Agreement, as the case may be.

“Termination Assistance Services” has the meaning set forth in Section 22.06 and Schedule P to the applicable Service Agreement.

“Termination Fees” means the fees set forth in a Schedule to the applicable Service Agreement payable to Service Provider in accordance with Section 22.04 and the applicable Service Agreement.

“Third-Party Vendor” means a third party that at any time during the Term provides products or services under any Third Party Vendor Contract.

“Third-Party Vendor Contract” means any Assigned Agreement, Managed Agreement, Retained Agreement, or other agreements as mutually agreed by the Parties.

“Third-Party Costs” has the meaning set forth in Schedule C to the applicable Service Agreement.

“Transition Completion Date” means the date a migration of Services is completed in accordance with a Transition Plan

“Transition Milestones” has the meaning set forth in Section 10.01.

“Transition Period” has the meaning set forth in the Transition Plan.

“Transition Plan” means the detailed description of the obligations of each Party with respect to the transition of the Services pursuant to this Agreement as set forth in a Schedule to the applicable Service Agreement.

“Transitioned Employees” has the meaning set forth in the Schedule J to the applicable Service Agreement.

“Unavailable Employees” has the meaning set forth in Section 22.09.

“Year 2000 Clean Management Practices” means: (a) Software provided by a Party for use in connection with the Services will, where relevant and appropriate, (i) require a century indicator, (ii) process date calculations without causing an abnormal ending nor generating incorrect results; (iii) when sorting by date, all records will be sorted by accurate sequence; and (iv) when the date is used as a key, records will be read and written in accurate sequence; and (b) leap years will be determined by the following standard: (i) if the year is evenly divisible by 4, it is a leap year, except for years ending in 00, and (ii) a year ending in 00 is a leap year if it is evenly divisible by 400; and (e) in the case of hardware/equipment, the clock and calendar will advance correctly beyond 2000 without intervention.

(b) Other Definitions. The Parties expressly acknowledge and agree that; (1) the Definitions set out in Section 1.01 of this Agreement do not represent all of the definitions that shall apply to this Agreement, (2) this Agreement may set out other definitions that will have the meaning as set out where that definition first appears, and (3) an Exhibit, Service Agreement, Schedule or other attachment may set out additional definitions that shall have the meaning as set out where that definition first appears and shall apply to that Exhibit, Service Agreement, Schedule or other attachment. In the event of a conflict between the definitions amongst the definitions, the order of precedence shall be governed by Section 1.02 (c).

1.02	Interpretation.

(a) The Exhibits, Service Agreements (including Schedules and Appendices) attached to this Agreement at the time of the signature to this Agreement by the Parties, and from time to time, shall be incorporated into and deemed part of this Agreement.

(b) The Article and Section headings and Table of Contents are for reference and convenience only and shall not be considered in the interpretation of this Agreement. References to Articles, Sections, Exhibits, Service Agreements, Schedules and Appendices are to the referenced portions of this Agreement unless otherwise specified.

(c) If there is an inconsistency between the terms of the Agreement and any Service Agreement, Exhibit, Schedule, Change Order or other mutually agreed contractual document, then the intent of the Parties shall be ascertained by giving effect to the more specific term over the more general and the later term over the earlier term, regardless of which document supplies such term and in the event there is an inconsistency between specific term and a later term, then the intent of the Parties shall be ascertained by giving effect first to the later term.

(d) For purposes of this Agreement, (i) the terms “including” and “e.g.” shall mean “including, without limitation” and (ii) references to days or time periods shall be to calendar days or calendar time periods unless otherwise expressly stated.

(e) For purposes of this Agreement, any activity set forth in this Agreement requiring the mutual agreement of the Parties must be reduced to writing and signed by an authorized representative of each Party in order to become effective. Communications made via facsimile transmission or e-mail shall be considered a sufficient “writing” so long as the Party relying on such mode of writing can reasonably demonstrate the authenticity, date of such writing and that such writing was sent to the addressee. E-mail or facsimile transmissions (without a follow up original being finalized and delivered) shall not constitute a valid writing for Change Orders, amendments to this Agreement, including Exhibits or a Service Agreement, including Schedules and Appendices, new Service Agreements or notices as required in Section 26.01.

ARTICLE 2

SCOPE OF AGREEMENT AND RELATIONSHIP OF PARTIES

2.01	General Procurement.

This is a general procurement agreement that contemplates that Service Provider and Client may enter into one or more “Service Agreements,” each of which will be signed by the Service Provider and Client and will include, at least, a description of the Services, Service Levels and Charges for those Services. Each executed Service Agreement incorporates by reference the terms and conditions of this Agreement, unless otherwise agreed in that Service Agreement.

2.02	Contracting Parties.

(a) Client shall contract on behalf of and will be responsible for all obligations of the Client Group under this Agreement.

(b) Service Provider shall contract on behalf of and will be responsible for all obligations of Exult Canada Affiliates. Client acknowledges and agrees that Service Provider will from time-to-time subcontract the delivery of Services to Service Provider Representatives, Exult Canada Parent and various Exult Canada Affiliates; provided, however, Service Provider shall retain full responsibility and liability to Client for such subcontracted Services.

2.03	Evolving Nature of Relationship.

In addition to the other provisions of the Agreement and applicable Service Agreement that set out the circumstances when Change Control and/or new a Service Agreement and/or Agreement amendment shall be required during the Term, Client and Service Provider agree that the Services may require adjustments to reflect the developing business and operations of the Client Group and Service Provider, that the relationship memorialized by this Agreement is dynamic in nature and will evolve as the operating and business environment of the Client Group changes and evolves, and that the scope of the Services to be provided by Service Provider to the Client Group during the Term and corresponding fees charged by Service Provider may be changed and modified with the written agreement of the Parties pursuant to Change Control. Therefore, the Client/Service Provider Executive Steering Committee will periodically evaluate the business and operating strategies of each Party and recommend modifications to, and evolution of, the Services (including the Service Levels) to optimize such strategies and determine the reasonable effect that any modifications of the Services may have on the fees chargeable by Service Provider under this Agreement, taking into account all relevant material facts and circumstances (including reasonable opportunities for [***]* to use its [***]* associated with such changes).

2.04	Inherent Services.

(a) The Parties acknowledge and agree that there are functions, responsibilities, activities and tasks not specifically described in this Agreement which are required for the proper performance and provision of the Services and are a necessary, customary or inherent part of, or a necessary sub-part included within, the Services. Subject to the terms of Section 2.04(c) below, such functions, responsibilities, activities and tasks shall be deemed to be implied and included within the scope of the Services to the same extent and in the same manner as if specifically described in this Agreement.

(b) The Parties acknowledge and agree that there are functions, responsibilities, activities and tasks not specifically described in this Agreement which are a customary or inherent part of, or a necessary sub-part included within, the responsibilities retained by Client and which shall not be transferred to Service Provider. Subject to the terms of Section 2.04(c) below, such functions, responsibilities, activities and tasks shall be deemed to be retained by Client to the same extent and in the same manner as if specifically described in this Agreement as being retained by Client.

(c) The Parties recognize that it may not be possible in all cases to determine clearly whether a given function, responsibility, activity or task should be performed by Service Provider as an inherent part of the Services or instead should be retained by Client as a responsibility that has not been transferred to Service Provider. In accordance with subsections (a) and (b) above, the Parties expressly acknowledge and agree that for the first [***]* after each Process Take-On Date they will work together in good faith in such cases to appropriately assign responsibility for the performance of such function, responsibility, activity or task, including those described in the applicable Schedule to the applicable Service Agreement.

2.05	Service Provider Responsibility for Services.

Except as expressly limited by this Agreement, the Service Agreements, Schedules, Exhibits and Appendices, Service Provider shall be responsible for and have the sole right to supervise, manage, contract, direct, procure, perform and cause to be performed, all work to be performed hereunder by Service Provider, Exult Canada Affiliates and Service Provider Subcontractors.

2.06	Changing Nature of Services.

While the Parties will endeavor to update, modify and amend this Agreement, Exhibits and Service Agreements (including Schedules and Appendices) as necessary or appropriate from time to time to reflect various adjustments in the arrangements contemplated by this Agreement, the Parties acknowledge that such adjustments may not always be documented with specificity. Therefore, the Parties agree to deal with each other in good faith to resolve all issues presented by each Party to the other and any disputes that may arise.

2.07	Exhibits.

As of the Effective Date, the following Exhibits are attached to this Agreement that contain specific provisions that apply to Services generally throughout the Term, unless such Exhibits are amended or otherwise expressly superseded by the terms of the applicable Service Agreement under which the Services are being provided:

Exhibit E	Hourly Rates for Projects

Exhibit F	Service Provider Background Investigation Search Criteria

Exhibit K	Change Control

Exhibit M	Form of Confidentiality Agreements

Exhibit O	Disaster Recovery/Business Continuity Planning

Exhibit T	Account Governance

Exhibit U	Exult Canada Parent Guarantee

Exhibit W	IT System Acceptance Testing Procedures

2.08	Schedules

The Parties acknowledge and agree that the following Schedules shall be part of each Service Agreement, to the extent that each shall apply to the Services under that Service Agreement:

Schedule A	Description of Services

Schedule B	Service Levels

Schedule C	Fees and Charges

Schedule D	Third Party Vendors and Contracts

Schedule E	Client Machines

Schedule F	Client Proprietary Software, Client Third Party Software, Client Hosted Applications

Schedule G	Preliminary Transition Plan

Schedule H	Reports

Schedule J	Human Resources Provisions

Schedule L	Key Personnel and Key Service Provider Positions

Schedule N	Asset Transfer and Bill of Sale

Schedule P	Termination Assistance Services

Schedule Q	In-Flight Projects

Schedule R	Records Management

Schedule S	Client Facilities/Client Premises/Sublease/License to Use

Schedule V	Client Group Security Policies and Standards

Schedule Y	Business Associate Agreement

ARTICLE 3

TERM

3.01	Agreement Term.

(a) The term of this Agreement shall commence on the Effective Date and continue until 11:59 p.m. of the day before the [***]* anniversary of the Effective Date (the date [***]* after the Effective Date being the “Initial Agreement Expiration Date”), and shall be renewed or expire in accordance with the provisions of Section 3.02 or terminated pursuant to Article 22 (the “Term”).

(b) Each Service Agreement shall commence on the Service Agreement Effective Date and shall continue for the Service Agreement Term, unless earlier terminated in accordance with this Agreement; provided that in all events each Service Agreement shall terminate on the termination or expiry of this Agreement.

3.02	Renewals.

Upon mutual agreement of the Parties, this Agreement and one or more Service Agreements may be renewed for [***]* periods (each a “Renewal Period”). Unless this Agreement is terminated earlier, Client shall notify Service Provider at least [***]* prior to the Initial Agreement Expiration Date or, if in a Renewal Period, at least [***]* prior to the expiration date of such Renewal Period, as to whether Client desires to renew this Agreement. The Parties shall negotiate in good faith the terms and conditions that shall be applicable to any upcoming Renewal Period. If the Parties do not agree to renew this Agreement, then this Agreement shall expire on the Initial Agreement Expiration Date or the expiration of such Renewal Period, as applicable, and Service Provider shall continue to provide the Services and to provide the Termination Assistance Services in accordance with the Termination Assistance Plan and Section 22.05. If the Parties fail to negotiate the terms and conditions that are applicable to any upcoming Renewal Period then the Parties are entitled to extend this Agreement at the pricing set forth in the applicable Service Agreements for a period of no more than [***]*. In the event that at the end of this time period there is no agreement, then either the Client or Service Provider is entitled to provide notice to terminate this Agreement on not less than [***]* prior written notice. In the event that the Parties have finalized the terms and conditions of this Agreement for the Renewal Period in the [***]* period referred to in this Section 3.02 then the revised terms and conditions shall apply retroactive to the start of the Renewal Period and documented by a signed amendment to this Agreement and the applicable Service Agreements. For the avoidance of doubt, Client expressly acknowledges and agrees that this Agreement may only be renewed when Client wishes to renew at least one Service Agreement that has not expired at the time of the expiry of the Initial Agreement Expiration Date.

ARTICLE 4

SERVICES [***]*; ACQUISITIONS & DIVESTITURES; NEW SERVICES; TRANSITION SERVICES; OTHER

SERVICES REQUIREMENTS

4.01	Services [***]*.

Commencing as of the Service Agreements Effective Date and continuing throughout each Service Agreement Term, Service Provider shall be the [***]*, and Client on its own behalf and on behalf of it Affiliates shall purchase from Service Provider, the Services described in the applicable Service Agreement, all upon and [***]* in this Agreement and the Service Agreement. Client may not remarket or resell, and shall prevent Client Affiliates from remarketing or reselling, all or any portion of the Services provided under this Agreement or any Service Agreement or make all or any portion of the Services available to any party other than Client, Client Affiliates and their respective Service Users, without Service Provider’s prior written consent.

4.02	Exceptions to [***]*.

Client’s obligation of [***]* to Service Provider under Section 4.01 does not apply to:

(i) any Services terminated or withdrawn by Client for Service Provider’s default in accordance with the provisions of this Agreement,

(ii) any Services terminated or withdrawn through Change Control,

(iii) any services set forth in [***]* below, subject to that provision, or

(iv) [***]* unless so stated in a Service Agreement for such [***]*.

4.03	Client Acquisitions and Mergers.

(a) The Parties acknowledge that whenever Client or Client Affiliate acquires additional employees through acquisition or merger or amalgamation, Client or Client Affiliate may have the opportunity to provide human resource administration and other services to such new employees through whatever legacy means previously used by the acquired or merged entity. Client or Client Affiliate shall have the right to maintain legacy provision of such services for so long as the legacy means (including modifications and enhancements) are available and for as long as Client, in its discretion, so desires. Client acknowledges and agrees that when Client or Client Affiliate wishes to replace the legacy means [***]* Charges for Services to additional Client or Client Affiliate Service Users, and other volume-based pricing, is set forth in the applicable Service Agreement.

(b) The Parties acknowledge and agree that whenever the Client or Client Affiliate incorporates an Affiliate in a new geographic area (outside of North America) after the Effective Date, Client or Client Affiliate may in its discretion retain a human resources service provider of its choice to provide the human resources services that are similar to the Services, unless Service Provider can provide the human resources services at the [***]* as set out in the applicable Service Agreement under which [***]* human resources services are being provided to Client Group.

4.04	Client Divestitures.

If Client Divests one or more Client Affiliates and/or Lines of Business, Service Provider will continue to provide the same Services to such Client Affiliates or Lines of Business on the same terms, conditions and Charges of this Agreement for a transitional period of up to [***]* after Divestiture or as otherwise agreed. Any changes to the Services after Divestiture, or Project work relating to the Divestiture will be handled through Change Control. Client will pay Service Provider’s Charges for Services to divested Client Affiliates and Lines of Business unless otherwise agreed. The method and pricing for adjustments to the Charges for volume reductions after divestiture transition are set forth in the applicable Service Agreement.

4.05	Change of Requirements.

During the Term, if either Party determines that Client requires a [***]* in the level of Services or any element of the Services needed by the Client Group beyond the amounts covered by an ARC (defined in a Schedule to the applicable Service Agreement) or RRC (defined in a Schedule to the applicable Service Agreement) adjustment pursuant to the Schedule, such changes shall be addressed through Change Control.

4.06	New Services.

Client will have discretion to select Service Provider or one or more other providers to perform a New Service. If Client solicits competitive bids for New Services, Client will provide Service Provider: (a) notice [***]* that it notifies other vendors, (b) the same information that it provides other vendors, and (c) the reasonable opportunity to compete for the New Services. When Client selects Service Provider to provide New Services, Service Provider and Client shall negotiate a Change Order or enter into a new Service Agreement for the New Services. In all other events the provisions of Section 11.01 (b) and (c) apply.

4.07	Service Delivery Environment.

All Services provided from the Service Provider Service Locations shall be provided in a manner designed to reasonably protect the confidentiality of Client Data and all other data protection requirements, including OSFI requirements, set forth in this Agreement and the applicable Service Agreement.

4.08	Languages of Services.

Service Provider will provide all Services in English. Whenever required by applicable Laws Service Provider will also provide the Services in French and any additional languages required by applicable Laws, subject to Section 8.01(e).

ARTICLE 5

ACCOUNT MANAGEMENT, EXECUTIVE STEERING COMMITTEE AND GOVERNANCE

5.01	Account Managers.

Throughout the Term, the Account Managers (whose responsibilities are described in Section 12.01 for Client Account Managers and in Section 13.01 for Service Provider Account Managers) shall meet periodically, at such intervals as they may deem advisable and in any event at least [***]*, to review their respective performance of this Agreement. All such meetings shall take place at mutually agreeable locations, or if mutually agreed, by telephone conference call or video conference. For each meeting the Account Managers shall agree to and publish an agenda sufficiently in advance of the meeting to allow meeting participants a reasonable opportunity to prepare for the meeting. The meetings shall address, at a minimum: service level performance and exceptions, issues for escalation, delinquent actions of either Party, project status, forecast of volumes, upcoming audits or compliance reviews.

5.02	Executive Steering Committee.

As of the Effective Date, the Parties have formed a joint committee (the “Executive Steering Committee”) consisting of the Account Managers and two other individuals selected by each Party. The Executive Steering Committee shall meet at least calendar [***]* (or at such other more frequent intervals as it may determine) and at any time upon at least [***]* prior notice by either Party. Meetings may be conducted in person or by video or telephone conference and, unless otherwise agreed, shall take place at Client or Service Provider premises on an alternating basis. The Executive Steering Committee shall (i) review periodic performance reports, (ii) advise with respect to Client’s strategic and tactical decisions regarding the establishment, budgeting and implementation of Client’s priorities and plans for the Services (iii) review the Parties’ overall performance of this Agreement, (iv) attempt to resolve any outstanding issues (v) review long-term planning and (vi) consider such other issues as either Party may from time to time desire.

5.03	Governance.

As of the Effective Date and continuously during the Term, each Party shall comply with the provisions of Exhibit T, as those provisions may be varied under the terms of the applicable Service Agreement.

ARTICLE 6

CONTRACT ADMINISTRATION

6.01	Managed Agreements.

(a) Service Provider will provide for management and coordination of the Managed Agreements according to the vendor management sections of Schedule A of the applicable Service Agreement. Without limiting the foregoing, Service Provider responsibilities with respect to Managed Agreements under the applicable Service Agreement consist of: (i) [***]* responsibilities described in Schedule A of the applicable Service Agreement and [***]*, and (ii) Service Provider activities intended to [***]*, which activities are subject to [***]* and Service Provider’s participation in [***]* under Schedule C of the applicable Service Agreement.

(b) At the expiration or earlier termination of each Managed Agreement, Client and Service Provider will make Commercially Reasonable Efforts to agree whether:

(i) a Managed Agreement is to be varied through Change Control to add any services previously delivered under such Managed Agreement to the Services to be performed by Service Provider and priced at Baseline Charges;

(ii) such Managed Agreements to be renewed or replaced with a new contract between Client or Client Affiliate and Third-Party Vendors (which renewed or replaced contract shall continue to be Managed Agreement for the purposes of this Agreement, subject to Change Control where applicable); or

(iii) such Managed Agreement is to be renewed or Client or Client Affiliate is to enter into a new contract for the services and the renewal of the Managed Agreement or new contract, as the case may be, is to be assigned or novated to Service Provider (and will become an Assigned Agreement for the purposes of this Agreement; subject to Change Control where applicable); in which event Service Provider shall have the opportunity to participate in, and Client has the expectation that Service Provider shall participate in, the negotiations with Client or Client Affiliate and the Third-Party Vendor.

(c) Except as otherwise agreed, Service Provider will not be responsible for making payments under Managed Agreements, nor in any event will Service Provider be responsible for the performance, errors or omissions of Third Party Vendors under Managed Agreements until such Managed Agreements become Assigned Agreements or Replacement Agreements.

6.02	Assigned Agreements.

As of the effective date of an assignment or novation to Service Provider of an Assigned Agreement, Service Provider shall assume all responsibility for such Assigned Agreement and all rights and obligations thereunder, except as provided by the terms of assignment or novation of such Assigned Agreement and except that Client will continue to be responsible for Client’s or Client Affiliate’s acts and omissions prior to the assignment or novation unless otherwise agreed in writing. As of the effective date of an assignment or novation to Service Provider of an Assigned Agreement, Service Provider shall assume all liability for such Assigned Agreement, except as set forth in this Agreement or a Service Agreement or as provided by the terms of assignment or novation of such Assigned Agreement. As long as the quality of the Services or Service Levels, Charges to Client, or other terms, rights or obligations retained by Client pursuant to the assignment or novation are not adversely impacted, Service Provider may, [***]*, renew, amend, modify, terminate or cancel, or request or grant any consents or waivers under, any such Assigned Agreements, provided that if in connection with such action by Service Provider there are any extra fees or charges imposed upon Client, such charges shall be paid by Service Provider. With respect to each Assigned Agreement, except as provided in Section 25.01 or as otherwise agreed in connection with obtaining a Consent for the novation or assignment, the scope of services and service level obligations, and liability, damage, remedy and indemnity obligations and limitations therein shall apply for those services.

6.03	Assigned Agreement Invoices.

Service Provider shall pay the invoices submitted by Third-Party Vendors in connection with the Assigned Agreements and shall be responsible for any late fees in respect of such Third-Party Vendor invoices, except late fees caused by Client.

6.04	Performance Under Agreements.

Service Provider shall promptly notify Client of any breach of any Managed Agreements or Retained Agreements that is material to Client Group’s receipt of the Services and of which Service Provider becomes aware and shall cooperate with Client or Client Affiliates to prevent or stay any such material breach. Service Provider shall comply with all confidentiality and security requirements imposed on Client or Client Affiliates pursuant to any Managed Agreement or Retained Agreement of which Service Provider has prior notice as well as any other reasonable terms and conditions of which Service Provider has prior notice from Client or Client Affiliate.

6.05	Replacement Agreements.

Service Provider warrants that all contracts entered into by Service Provider after the Effective Date with a Third-Party Vendor that replace an expired, cancelled or terminated [***]* or Assigned Agreement or [***]* (“Replacement Agreements”) will be with reputable entities. In addition, Service Provider agrees that a proposed Replacement Agreement will be subject to Client’s consent if the proposed new Third-Party Vendor is [***]*, or if the Third-Party Vendor Contract is [***]* of the applicable Service Agreement [***]* Third Party Vendor Contract, or if Client notifies Service Provider as part of the TPO Savings Committee planning process that Client and/or Client Affiliate is [***]* Third Party Vendor. In the event the Third-Party Vendor Contract is notated [***]*, Service Provider’s replacement of such Third Party Vendor Contract with a Replacement Agreement is subject to the stated conditions in Schedule D. Neither the quality or performance of the Services or Service Levels shall be diminished from the predecessor Third Party Vendor Contract, nor the Charges payable by Client increased in excess of market conditions (as reasonably demonstrated by Service Provider using reasonable vendor management and sourcing approaches consistent with Schedules A and C of the applicable Service Agreement), except upon notice to Client according to the governance regime of the TPO Savings Committee. In the event Service Provider replaces an expired, cancelled or terminated Assigned Agreement or Managed Agreement or Retained Agreement or Replacement Agreement, Service Provider will use Commercially Reasonable Efforts to obtain in each Replacement Agreement specific to Client Group the following provisions: (i) a provision for [***]* to Client or Client Affiliate at no cost in the event of termination of this Agreement; and (ii) a [***]* under which Service Provider shall continue to have the benefit of the Replacement Agreement to provide the Services to Client Group while the arrangement [***]* to Client or Client Affiliate.

6.06	Right to Use Agreements.

As of [***]*, Service Provider agrees on its own behalf and on behalf of its Service Provider Representatives to comply with its obligations as set forth in any executed Right to Use Agreements. For the purposes of this Agreement, “Right to Use Agreements” are those written agreements (as may be amended) between Service Provider and a Third Party Vendor of Client or Client Affiliate (and Client or Client Affiliate, as applicable) under which Service Provider gains certain limited access or use rights to the Third Party Vendor’s software, materials or services (as applicable) as an extension of Client or Client Affiliate’s rights pursuant to a separate agreement with such Third Party Vendor.

ARTICLE 7

SERVICE LEVELS

7.01	Service Levels.

Service Provider shall perform the Services in accordance with Service Levels set forth in a Schedule to the applicable Service Agreement and the service levels set forth in the Assigned Agreements (or any replacements or successors thereto).

7.02	New Service Levels.

Service Provider will provide the New Services in accordance with the Service Levels established for such New Services.

7.03	Root-Cause Analysis.

Upon the failure of Service Provider to meet any Service Levels, Service Provider (with Client’s cooperation as necessary) shall promptly (in a manner appropriate for the circumstances) (i) perform a root-cause analysis to identify the cause of such failure, (ii) provide Client with a report detailing the cause of, and with respect to KPIs a procedure for correcting, such failure, and (iii) with respect to KPIs implement such procedure.

7.04	Continuous Improvement, Best Practices and Reporting.

(a) Consistent with accepted industry standards, Service Provider shall, on a continuous basis (i) as part of its total quality management process, identify ways to improve the Service Levels and (ii) identify and offer to Client [***]* that could benefit Client Group either [***]*. Service Provider shall, from time to time, include updates with respect to such improvements and techniques in the reports provided to Client pursuant to Section 18.02.

(b) In addition to any Client Requests for Changes to Service Levels by Change Control, Client and Service Provider will, not less frequently than every [***]* as determined by the Account Managers, review and consider commercially reasonable changes, modifications, deletions and replacements of and additions to the Service Levels and the Service Credits for the purposes of better and more timely reflecting, facilitating and supporting the continuing development, and evolving priorities of the Client. Any such changes will be implemented through Change Control. The Service Levels shall not be changed, modified or adjusted downward or upward without the prior written agreement of the Parties. The Parties intend that the Service Levels will be [***]*. The Parties agree to cooperate and deal with each other in good faith to promptly resolve on a reasonable basis in consonance with the purposes of the review process, any differences between the Parties regarding appropriate changes to, modifications of, additions to, deletions of and replacements of the Service Levels and the Service Credits. The Parties acknowledge and agree that, in addition to Interim Service Levels (as defined in Schedule B of the applicable Service Agreement), a Service Agreement may detail one set of Service Levels that Service Provider is obliged to meet during the Transition Period and a second set of Service Levels that Service Provider is obliged to meet once the Transition Period is completed.

(c) At [***]* and thereafter subject to Change Control, Service Provider shall implement the necessary measurement and monitoring tools and procedures to measure and report Service Provider’s performance of the Services against the Service Levels as such standards and levels may be developed, modified and changed during the Term and as the Services may evolve and be supplemented and enhanced during the Term.

7.05	Service Credits.

(a) In the event that Service Provider commits a Service Level Default, Service Provider [***]* Client (or [***]*, Client may [***]* to Service Provider) the Service Credit identified in and according to the applicable Service Agreement. Such Service Credits will be reported and calculated and shall be payable as described in Schedule B to the applicable Service Agreement. Service Provider will provide, at the same time as providing the monthly Charges invoice, [***]* (as designated by [***]*) for any amounts due to Client relating to Service Credits in accordance with the applicable Schedule B.

(b) The Service Credits, which are [***]*, shall [***]* Client’s right to recover, subject to this Section 7.05, other damages incurred by Client as a result of the Service Level Default for which that Service Credit is due and payable.

(c) Except for the express reservation of rights provided for in paragraphs (iv) and (v) below, the Parties agree that the Service Credits:

(i) are [***]* remedy of Client for the event or events arising from the same Service Level Default with respect to which such Service Credits are to be paid or credited by Service Provider to Client; and

(ii) constitute Client’s [***]* damages for any breach of this Agreement arising out of the Service Level Default for which that Service Credit is due and payable.

(d) This Section 7.05 does not in any way limit or impair Client’s right or ability to exercise its rights under Section 22.02(a) or Section 22.02 (b) in accordance with the provisions of that Section. In the event that Client takes a Service Credit for a Service Level Default, it is still entitled to terminate the Agreement in the event the cumulative effect of the Service Level Defaults as set out in Schedule B to the applicable Service Agreement entitles Client to terminate the Agreement. In the event Client exercises its right to terminate the Agreement, Client is entitled to seek all remedies otherwise available to it under this Agreement including claims for damages subject to Article 25.

(e) Notwithstanding [***]* and consistent with paragraph (d) above, Client reserves the right to seek all remedies otherwise available to it under this Agreement including claims for damages subject to Article 25, as an alternative to the collection of Service Credits in such case for the uncured breach or breaches arising from the same event or events arising from the same root cause which caused Service Provider to incur a Service Credit where such uncured breach would permit Client to terminate this Agreement under Section 22.02(a). If Client in fact does terminate this Agreement as a result of such uncured breach or breaches, Client shall exercise such right to seek alternative remedies by giving Service Provider written notice of its possible exercise of such reserved right within [***]* of the payment due date of any invoice awarding Client any Service Credits for such Service Level Default by Service Provider and written notice of its actual election to exercise such right within [***]* after the date of such invoice.

(f) Notwithstanding anything to the contrary, all amounts credited or paid to Client as Service Credits shall be credited against any Claims in respect of the Service Level Defaults giving rise to those Claims by Client under this Section 7.05.

7.06	Excused Performance Problems.

(a) The following are excused performance problems to the extent that each has caused degradations or failures of Service Provider’s performance and shall not constitute a Service Level Default (each an “Excused Performance Problem”):

(i) Service or resource reductions requested or approved by Client and agreed by the Parties through Change Control;

(ii) Client’s or any member of the Client Group or any Client Representative’s failure to fulfill its material obligations under this Agreement or to take corrective action with respect to tasks allocated to Client in Schedule A of the applicable Service Agreement or other Retained Services;

(iii) performance failures under Managed Agreements;

(iv) Force Majeure Events as described in and subject to Section 26.08;

(v) Failures by [***]* to follow and comply with their responsibilities set out in the Procedures Manual and any other rules, policies or procedures of which they have been notified in writing relating to Service Provider’s provision of Services;

(vi) The introduction of a hardware and/or software virus provided that Service Provider has performed its obligations to prevent the introduction of such a virus;

(vii) Infringement of third party Intellectual Property rights by Client Group or Client Representatives;

(viii) Failures to meet Service Levels while operating [***]*;

(ix) Deficiencies in Assets acquired from Client Group, or in resources, systems, or processes provided by Client Group or Client Representatives in connection with the Services; or

(x) Failure by Client Group or Client Representatives to provide access, and other rights and services, to hardware and software set out in Schedule A as Client Group responsibilities to the applicable Service Agreement.

(b) Service Provider and Client shall use Commercially Reasonable Efforts to continue to provide the Services and Client shall use Commercially Reasonable Efforts to mitigate the effects of the foregoing circumstances. Each Party will notify the other Party of any of the problems or conditions described in Section 7.06(a) above promptly after discovery of what that Party considers to be an Excused Performance Problem and take reasonable actions to avoid any continued or recurring problems impacting the Services.

7.07	Performance Standards.

With respect to any Service or obligation which does not have an associated Service Level, Service Provider shall use Commercially Reasonable Efforts to perform such Service or obligation with a level of [***]* the documented level of performance by Client or any third party providing such services for Client Group immediately before the applicable Service Agreement Effective Date (“Performance Standards”). Each time Service Provider fails to meet any Performance Standards, Service Provider (with Client’s cooperation as necessary) shall promptly (in a manner appropriate for the circumstances) (i) perform a root-cause analysis to identify the cause of such failure; (ii) use all Commercially Reasonable Efforts to correct the problem and to begin performing such obligation in the required manner as soon as practicable; and (iii) at Client’s request, advise Client of the status of such corrective efforts. All Performance Standards remain in effect notwithstanding Service Provider’s use of Commercially Reasonable Efforts to correct the problem.

7.08	Disaster Recovery and Business Continuity.

(a) As of the Service Agreement Effective Date and continuously during the Term, Service Provider will have a Business Continuity Plan and Disaster Recovery Plan in place for the Services that Service Provider provides under each Service Agreement. Service Provider’s Business Continuity Plan and Disaster Recovery Plan will be developed in accordance with Exhibit O. Service Provider’s Business Continuity Plan and Disaster Recovery Plan will be interfaced and coordinated with corresponding plans of Client Group in accordance with Exhibit O. Service Provider shall provide a copy of its Business Continuity Plan and Disaster Recovery Plan to Client no less than [***]* before the scheduled Service Agreement Effective Date and thereafter upon the reasonable request of Client. Service Provider shall test, at Service Provider’s expense, the Business Continuity Plan and Disaster Recovery Plan no less than [***]* and promptly upon completing each test provide a copy of the test results to Client. If Client, acting reasonably, considers there to be a deficiency in the test results, Service Provider agrees to work with Client to fix the deficiency. The Account Managers will implement a schedule to coordinate any testing and review between the Parties.

(b) Notwithstanding (a) above, for Service Agreement Number 1, for no more than [***]* after the Service Agreement Effective Date, Service Provider is entitled to use the disaster recovery plan that Client has in place for the Client Premises named in Service Agreement Number 1, and (2) commencing on the Service Agreement Effective Date, Service Provider shall be following the existing Business Continuity Plan and Disaster Recovery Plan for Exult Canada Parent’s Charlotte Service Centre.

(c) During the Term, Client shall retain responsibility to perform its obligations for its own disaster recovery plans and the responsibilities, if any, allocated to Client as expressly set out in Service Provider’s Disaster Recovery Plan and Business Continuity Plan at Client’s sole cost and expense.

(d) During the Term, Service Provider shall be obligated to maintain and comply in all respects with the Business Continuity Plan and Disaster Recovery Plan at Service Provider’s sole cost and expense, including, without limitation, fixing any deficiencies found by Client upon receiving and analyzing the Contract Year test results referred to in (a) above.

(e) Service Provider acknowledges and agrees that the Business Continuity Plan and the Disaster Recovery Plan shall only be acceptable to Client when it includes all Service Locations of Service Provider; provided that, when a new Service Location or New Location is introduced by Change Order the Business Continuity Plan and Disaster Recovery Plan will be promptly updated by Service Provider to include the new Service Location.

(f) The Business Continuity Plan and Disaster Recovery Plan will include, without limitation, the actions that Service Provider will take in the event the Service Provider Environment and/or Service Provider Service Locations are subject to a Force Majeure Event or other unforeseen circumstance.

(g) Service Provider agrees to release information respecting the provision of Services necessary to allow Client Group to develop its own disaster recovery and contingency plans for Client Group and Client agrees to release information respecting its disaster recovery and contingency plans in connection with Client Group’s receipt of the Services necessary to allow Service Provider to develop and enhance the Business Continuity Plan and Disaster Recovery Plan. Service Provider shall retain responsibility to perform its obligations set out in its disaster recovery and contingency plans as well as those listed in the Business Continuity Plan and Disaster Recovery Plan.

(h) In addition to Service Provider’s obligations under Section 7.08 (a), Service Provider, at its expense, shall:

(i) notify Client of any material change or modification in the Business Continuity Plan and Disaster Recovery Plan,

(ii) no more than [***]* per Contract Year and at the request of Client and upon Client providing Service Provider with at least [***]* advance notice, participate in a walk-through of Client’s contingency and disaster recovery plans; provided, however, if Client desires additional walk-throughs or assistance from Service Provider, such requests shall be handled through Change Control, and

(iii) with Client, not more than [***]* per Contract Year, conduct a joint review of the contents of the then-current Business Continuity Plan and Disaster Recovery Plan, including incidental reports and network maps to ensure the accuracy and currency of the contents of the plans. If Client, acting reasonably, considers there to be a deficiency, Service Provider agrees to work with Client to fix the deficiency. If the deficiency is an omission, then the cost to remedy the omission shall be at [***]* expense; if the deficiency requires an enhancement to the either or both of the Business Continuity Plan or Disaster Recovery Plan, then the cost shall be at [***]* expense.

ARTICLE 8

COMPLIANCE WITH LAWS

8.01	Regulatory and Legal Compliance.

(a) Service Provider:

(i) As of the Effective Date and continuously during the Term, Service Provider will obtain and maintain all Governmental Approvals applicable to Service Provider and Exult Canada Affiliates in the conduct of its business and identify, interpret and comply in all respects with the Laws applicable to Service Provider’s and Exult Canada Affiliates’ business and operations, including all Laws affecting Service Provider’s and Exult Canada Affiliates’ performance under this Agreement relating to Service Provider’s and Exult Canada Affiliates’ employment of its employees, Service Provider and Exult Canada Affiliates’ qualifications and ability to do business and to provide the Services contracted for herein, and Service Provider and Exult Canada Affiliates’ operation of owned and leased facilities. With respect to Service Provider Personnel (including any independent contractors deemed to be Service Provider Personnel), Service Provider will, in addition to the obligations set out above, identify, interpret and comply with all employment and labour Laws including related tax Laws, and all fiduciary obligations arising under such Laws.

(ii) In addition, as part of the Services, Service Provider will identify, interpret and comply with Laws relating to wage and hour laws, and tax withholding and reporting and garnishments relating to the performance of the Services.

(iii) In addition, Service Provider shall be responsible for maintaining its infrastructure and operations to comply with all applicable data privacy Laws and Section 19.04 (including HIPAA), and with the Business Associate Agreement attached as a Schedule Y to the applicable Service Agreement.

(iv) In addition, subject to the allocations of responsibilities in this Article 8, Service Provider shall comply with all Laws relating to the performance of the Services.

(b) Client:

(i) As of the Effective Date and continuously during the Term, Client will obtain and maintain all Governmental Approvals applicable to the Client Group in the conduct of its businesses and will identify, interpret, obtain and comply in all material respects with the Laws applicable to Client Group’s financial services business and operations. Client expressly acknowledges and agrees that Client Group’s benefits programs and designs will be in compliance with all employment and labour Laws including related tax Laws, and all fiduciary obligations arising under such Laws with respect to the Client Group’s employees.

(ii) In addition, Client shall be responsible for maintaining its infrastructure and operations to comply with all applicable data privacy Laws and Section 19.04 (including HIPAA).

(iii) In addition, Client [***]* Service Provider of changes in Laws that impact Client Group’s financial services business and operations as such changes in Laws impact the Services and shall work with Service Provider through Change Control to identify the impact of such changes on how Service Provider delivers and Client Group uses the Services.

(c) Without limiting each Party’s obligations above, each Party shall use Commercially Reasonable Efforts to identify and comply with the current and changing state of Laws as they pertain to the provision and receipt of the Services. To the extent set forth in this Agreement and/or the applicable Service Agreement, Service Provider will use Commercially Reasonable Efforts to work with Client in satisfying Client’s Regulatory Requirements. If either Party receives an official charge of non-compliance from a Governmental Authority with respect to the performance of either Party’s obligations under this Agreement, the Party receiving such notice will promptly notify the other Party of such charge in writing. The Parties expressly acknowledge and agree that the provisions of Section 22.02 (f) take precedence of this Section 8.01 (c).

(d) Service Provider shall be responsible for all remittances required by Laws that are Service Provider’s responsibility under subsections (a) (i) and (ii) above, including any fines and penalties imposed on Service Provider and Client Group arising from any noncompliance by Service Provider, Service Provider Representatives, or Service Provider Subcontractors with such Government Approvals, Laws, and regulations for which Service Provider is responsible under this Section 8.01 unless such noncompliance is caused by Client or Client Representatives. Client shall be responsible for any fines and penalties imposed on Service Provider and Client arising from any noncompliance by Client or its Client Representatives or third party product or service providers with such Government Approvals, Laws, Client’s Regulatory Requirements and regulations for which Client is responsible under this Section 8.01(b) unless such noncompliance is caused by Service Provider, Exult Canada Affiliates, Service Provider Representatives or Service Provider Subcontractors.

(e) Service Provider expressly acknowledges and agrees that any Changes that are required by the changes in Laws are mandatory (by way of illustration, OSFI, Canadian Deposit Insurance Corporation, U.S. Federal Reserve System, Illinois Superintendent of Banks) and Service Provider has no discretion whether or not to accept the Change Control, as may be negotiated. Client expressly acknowledges and agrees that for Client initiated mandatory Changes there may be [***]* and scheduling consequences for these types of requests. To document Changes to the Services resulting from any change in Law, the Parties shall use Change Control.

(f) Service Provider will also work with Client to conform the Services to comply with all Laws, including as identified and interpreted by Client under this Article 8; provided that where compliance with any such Law or change in Law would require a change in the Services, Service Levels, or Charges during the Term, Service Provider will implement such changes with Client’s good faith cooperation and compliance by Client to the extent necessary.

(g) Service Provider will be responsible for its [***]* in performing its obligations under [***]* above. Client will be responsible for Client Group’s [***]* in performing its obligations under [***]* above, and for the [costs]* for changes to the Services and Software as otherwise required under this Article 8, provided that Client may [***]* for associated work that can be performed using the resources [***]*, and provided further that the Parties will use Change Control to document all Changes to the Services under this Article 8. If a Change required by Law under subpart (b) and (e) above is applicable to Service Provider’s other customers, Client will [***]* Service Provider a [***]* for that Change.

ARTICLE 9

CHANGES

9.01	Background Changes.

Except as may be expressly limited by this Agreement, a Service Agreement, Exhibit, Schedule and/or Appendix to this Agreement:

(a) Service Provider may make changes to the manner of its delivery of the Services, standards, operation procedures, accessibility periods, Client identification procedures, allocation and quantity of system resources utilized and administrative and operational methods, systems or algorithms (each, a “Background Change”); provided, however, that Service Provider will implement Background Changes so as not to impair the ability of Service Provider to meet Service Levels, or materially adversely affect the Services. Background Changes will not relieve Service Provider from performance requirements under this Agreement or cause an increase to the Charges unless otherwise agreed. Client acknowledges and agrees that a Background Change does not require Change Control; however, if Service Provider intends to increase Charges as a result of a Background Change then Change Control is required.

(b) Service Provider is entitled to implement Background Changes [***]* to Client. In all events Service Provider shall move programs from development and test environments to production environments in a controlled and documented manner.

9.02	Change Control.

The Parties may request and shall handle Changes (other than Background Changes) to the Services and Charges in accordance with Exhibit K.

9.03	Implementing Changes.

With respect to all Changes and Background Changes, Service Provider shall use Commercially Reasonable Efforts to (i) implement Changes so as not to unreasonably interrupt Client Group’s business operations (including reasonable black-out periods), (ii) prepare and deliver to Client each month a rolling schedule for ongoing and planned Changes for the next [***]* period, and (iii) monitor the status of Changes against the applicable schedule. Client will cooperate reasonably regarding this Section 9.03, including by providing Service Provider with advance notice regarding any relevant black-out periods relating to Client’s environment.

9.04	Correction of Manifest Errors.

Service Provider agrees to use Commercially Reasonable Efforts to complete, or remedy incomplete or incorrect, information provided by Client and/ or Client Affiliates during the pre-Agreement due diligence based on Service Provider and Exult Canada Affiliates’ experiences with other customers outsourcing similar services as the Services. Subject to the foregoing, for Service Agreement Number 1 and otherwise as agreed by the Parties, the Parties agree to make equitable adjustments to correct manifest errors arising from incorrect or incomplete information requested by Service Provider and supplied (or not supplied) by Client and/or Client Affiliates during the pre-Agreement due diligence. In all events this Section 9.04 will [***]*.

9.05	Projects.

(a) In addition to Changes, Service Provider acknowledges and agrees that during a Service Agreement Term, Client may request Projects.

(b) Service Provider shall cooperate with Client in providing the services and deliverables (including Commissioned Works, if any) in connection with these Projects.

(c) The hourly rates in effect as of the Effective Date for the Service Provider Staff who will provide the services and deliverables in connection with the Projects are set out in Exhibit E. After the Effective Date, Service Provider may [***]* such hourly rates no more than [***]* per Contract Year. Client and Service Provider shall review in good faith [***]* such hourly rates and mutually agree on rates that reflect [***]* for similar services that Service Provider hourly services will be provided. If the Parties cannot mutually-agree on such rates, Service Provider may [***]* such rates by an amount [***]* set forth in Schedule C to the applicable Service Agreement.

(d) Client is entitled to designate some or all of its [***]* for Projects as part of the Change Control under which the Projects will be negotiated and documented.

ARTICLE 10

TRANSITION PLAN

10.01	General.

(a) Each of the Parties shall be responsible for the transition obligations and milestones described as its responsibility in the Transition Plan. Transitioning of Affected Employees to Service Provider and Exult Canada Parent shall be effected in accordance with the terms and conditions set forth in the applicable Service Agreement and the Transition Plan. The Parties shall cooperate to minimize disruption to Client Group’s business during the transition. Client shall be responsible for providing its facilities during all In-Situ Periods and Service Provider shall procure facilities for the provision of the Services following migration of Services from the Client Premises. The Party responsible for supplying facilities shall provide or be responsible for providing all utilities, security, telephone, office equipment and supplies for such facilities. Without limiting the generality of the foregoing (except as otherwise agreed by the Account Managers, but subject to the Governance regime put in place by Exhibit T):

(b) If any transition of Services is to occur under a Service Agreement, Service Provider shall be responsible for preparing a Preliminary Transition Plan and a Transition Plan, both subject to Client’s approval in order to assure an orderly transition of the Services (and, if necessary, Client Machines, Client Software and Client Facilities and Assets). This Section sets out the process to be followed by Client and Service Provider in preparing and implementing both the Preliminary Transition Plan and the Transition Plan:

(i) Service Provider shall prepare and submit to Client a Preliminary Transition Plan that generally describes the Transition Services to be provided, that specifies the milestones for completion of the applicable Transition Services (the “Transition Milestones”) and the dates and time schedule for the applicable transition. The Preliminary Transition Plan shall be a Schedule to the applicable Service Agreement.

(ii) Within [***]* following a Service Agreement Effective Date, Service Provider shall submit for Client’s approval a final plan (the “Transition Plan”) for the transition of the Services. The Transition Plan shall state in detail [***]* that will be used by Service Provider. The Transition Plan must be approved by Client prior to implementation of any part of such Transition Plan. Service Provider’s failure to deliver the Transition Plan before the expiry of the [***]* period named in this Section 10.01 shall be promptly escalated by Client and Service Provider according to Section 21.02 of this Agreement and Exhibit T.

(iii) As part of the Services, Service Provider shall perform all functions and services, including the functions and services described in the Transition Plan necessary to accomplish the migration to Service Provider as identified in the Transition Plan (the “Service Provider Transition Services”) and Client shall perform all functions and services, including the functions and services described in the Transition Plan necessary to accomplish the migration to Service Provider as identified in the Transition Plan (“Client Transition Services”). Service Provider shall perform the Service Provider Transition Services with [***]* to Client Group’s business.

(iv) The Transition Plan shall include a [***]* for each Process (defined in Schedule A to the applicable Service Agreement) that is transitioned and an [***]* for each Software that is transitioned.

(c) If there is a material change in the ability of Service Provider to meet a Transition Milestone set out in the Transition Plan, the Parties agree to use Change Control to fix a new date to achieve the Transition Milestone. By way of illustration but not limitation, material changes to the ability of Service Provider to meet a Transition Milestone includes an acquisition by Client or Client Affiliate or a major organizational event.

10.02	Asset Transfer.

In accordance with the Transition Plan, and as otherwise agreed from time to time, Service Provider shall acquire from Client Group the Assets listed in Schedule N to the applicable Service Agreement. [***]* shall be responsible for and shall pay for all Consents necessary to effectuate such Asset transfer as well as pay all other costs, expenses, sales, use, excise, value added, GST, services, consumption taxes and duties arising out of or in connection with the transfer of the Assets by Client or Client Group to Service Provider. In accordance with the Transition Plan and provided that [***]* has obtained all necessary Consents, the Client, Client Affiliate and Service Provider shall execute the form of Transfer of Assets and Bill of Sale attached as Schedule N to the applicable Service Agreement. In the event Client or Client Affiliates choose to re-acquire such Assets that are dedicated to Client Group use from Service Provider upon the termination or expiration of the Agreement or a Service Agreement, as the case may be, the price payable by Client or Client Affiliate shall be [***]* at the time Client or Client Affiliate re-acquires such Assets, and [***]* shall be responsible for and shall pay for all Consents necessary to effectuate such asset transfer as well as pay all other costs, expenses, sales, use, excise, value added, GST, services, consumption taxes and duties arising out of or in connection with the return of the Assets by Service Provider to Client or Client Affiliate. Client or Client Affiliate is entitled to request Service Provider records to validate the [***]*.

10.03	In-Flight Projects.

The effect of In-Flight Projects on transition timing, costs, savings and resources related to the Services and the manner in which the Parties will conduct themselves in respect of In-Flight Projects is set out, to the extent known at the time of the Service Agreement Effective Date, in a Schedule to the applicable Service Agreement. The Parties will use Change Control to document and agree upon other consequences from In-Flight Projects.

ARTICLE 11

NEW SERVICES

11.01	Cooperation with Third Party Providers.

(a) Baseline Third Party Cooperation. The Services include Service Provider’s performance of third party administration and cooperation activities in connection with the Third-Party Vendor Contracts listed in a Schedule to the applicable Service Agreement and as described in the applicable Service Agreement and this Section 11.01.

(b) Services by Third Party Providers. In the event Client selects a third party to provide a New Service, upon Client’s request and reasonable notice, Service Provider shall, as a New Service and in accordance with Change Control, cooperate with any independent third party service providers of Client; provided, however, that the Parties will work together to insure that (a) such cooperation does not impact the Services or Service Provider’s ability to meet the Service Levels and (b) Service Provider shall not be required to disclose any of Service Provider’s Confidential Information to such third party service provider unless such third party executes a confidentiality agreement as set out in Exhibit M. All third party providers will cooperate with Service Provider’s relevant security and confidentiality procedures relating to data, systems, facilities and operations as notified by Service Provide to such third party.

(c) Standards and Acceptance Testing. Where Client elects to perform or have a Third Party perform any New Services that involve the development or implementation of Software, then such Software shall be subject to the same development, coding and documentation standards adhered to by Service Provider for Service Provider’s own software development as well as Service Provider’s reasonable acceptance testing procedures and reasonable approval before being put into production, provided Service Provider has given copies of such testing procedures to Client in advance. Service Provider shall perform such verification and acceptance testing at no additional charge provided however, that where such verification and acceptance testing places an extra burden on normal staffing levels, such verification and acceptance testing shall be performed through Change Control. Where applicable, the Parties shall use Change Control to adjust the Services and Service Levels and Charges where affected by the deployment of any such new Software.

ARTICLE 12

CLIENT EXECUTIVE, RESPONSIBILITIES & RESOURCES

12.01	Client Account Manager; Functional Area Leads.

During the Term, Client shall maintain an individual (the “Client Account Manager”) who shall serve as the primary Client representative under this Agreement and will have overall responsibility for managing and coordinating the performance of Client’s obligations under this Agreement. The Client Account Manager shall designate and coordinate individual leads from each of Client Group’s functional business areas pertinent to the Services (e.g., MIS/IT, finance, procurement, audit and legal) in order to expedite information, approvals and in general to facilitate smooth performance of Client Group’s responsibilities.

12.02	Client Responsibilities.

During the Term and in connection with Service Provider’s performance of the Services, Client shall, [***]*: (a) be responsible for the Retained Services, including the obligations and responsibilities set forth as Client’s responsibility in Schedule A to the applicable Service Agreement or that are allocated to Client through the Transition Plan, Change Control, or the Procedures Manual, or by other mutual written agreement; (b) upon Service Provider’s request, undertake reasonable efforts to make available to Service Provider Client personnel familiar with Client Group’s business requirements related to the Services; (c) provide to Service Provider to the best of Client’s knowledge complete and accurate information regarding Client Group’s business requirements in respect of any Services; (d) unless otherwise agreed by the Parties, accept or respond with comments, as the case may be, within mutually agreed schedules for all deliverables (except for Software which is subject to Acceptance Test Procedures of Exhibit W) presented to Client by Service Provider for Client’s approval; (e) and, where applicable, cooperate with Service Provider in following the IT System Acceptance Test Procedures set out in Exhibit W; (f) provide reasonable cooperation to Service Provider, including cooperation to discover root causes of problems and implement cost-effective solutions; (g) promptly notify Service Provider of any (i) third party claims of which it is aware that may have an impact on this Agreement and (ii) invalid, expired or terminated licenses of which it is aware that may have an impact on this Agreement; (h) fulfill all legal and fiduciary duties of Client and Client Affiliates to Service Users and other persons, including without limitation under all benefit plans, ERISA, and employment and collective bargaining laws and regulations; (i) ensure that all policies and procedures that Client requires Service Provider to follow in performance of the Services are in compliance with applicable Laws and regulations; (j) inform Service Provider as soon as reasonably practicable upon learning of any events or circumstances that would reasonably be expected to affect Client’s or Service Provider’s ability to meet its performance requirements under this Agreement; (k) take ameliorative action to avoid Service Provider failures or third party liabilities if such action would be reasonably understood to be appropriate under the circumstances and would not expose Client to material increased risk; (l) provide, to the best of Client’s knowledge, accurate data to Service Provider, Exult Canada Affiliates and Service Provider Subcontractors regarding Service Users, Client, and Client Representatives; (m) avoid transmission to Service Provider, Exult Canada Affiliates or Service Provider Subcontractors of data that Client does not reasonably believe to be necessary or appropriate for performance of the Services; and (n) perform all other obligations of Client described in this Agreement.

12.03	Client Resources.

Commencing on the Effective Date and continuing for so long as Service Provider requires the same for the performance of the Services, Client shall provide to Service Provider:

(a) Incidental Use of Facilities. [***]* Service Provider, the use of the space in Client Facilities that Service Provider may from time to time reasonably require for members of the Service Provider Staff who are directly involved in the provision or coordination of Services at Client Service Locations of the Client Group, in connection with the performance of the Services, Service Provider shall insure that the Service Provider Staff comply with all policies and procedures governing access to and use of such Client Facilities and shall leave such space in the same condition it was in immediately before they used the space, ordinary wear and tear excepted.

(b) Client Premises Lease (or Sub-Lease). Client will sublease Client Premises listed in a Schedule to the applicable Service Agreement according to the terms and conditions of a Schedule to the applicable Service Agreement.

(c) IT and Communications Systems. [***]* Client Group’s IT and Communications Systems as provided in Schedule A to the applicable Service Agreement.

ARTICLE 13

SERVICE PROVIDER ACCOUNT LEAD AND PERSONNEL

13.01	Service Provider Account Manager.

During the Term, Service Provider shall maintain an individual (the “Service Provider Account Manager”) who shall serve as the primary representative of Service Provider under this Agreement. The Service Provider Account Manager shall be an employee of Service Provider and shall (a) have overall responsibility for managing and coordinating the performance of Service Provider under this Agreement and (b) be authorized to act for and on behalf of Service Provider with respect to all matters relating to this Agreement or shall have access to and seek authorization from another employee of Service Provider with the proper authority to so act. In the event the Service Provider Account Manager shall be absent or otherwise unable to perform his or her duties for an extended period of time, then Service Provider shall identify an alternate Service Provider Account Manager who shall have the same duties and authority to act as the Service Provider Account Manager.

13.02	Continuity.

The Parties will each use Commercially Reasonable Efforts to maintain continuity among the leadership executives of each Party responsible for performance under this Agreement. Service Provider will insure that the Service Provider Account Manager will devote [***]* endeavors to the Client account and in all events will not be replaced until the successful completion of the Transition Plan, commencing on the Effective Date, except in the event such person (a) voluntarily resigns from Service Provider, (b) is dismissed by Service Provider according to Service Provider’s employment policies, or (c) dies or is unable to work due to his or her disability. Thereafter, Service Provider Account Manager shall devote [***]* time to Client account and in all events will never devote less than [***]* percent of their employment activities to Client account and Service Provider is entitled replace the Service Provider Account Manager and the replacement will be presented to Client for interview and Client’s reasonable approval.

13.03	Service Provider Personnel.

(a) Schedule L (if any) to the applicable Service Agreement may designate certain Service Provider employees and employees whom, before the Service Agreement Effective Date were employees of Client or Client Affiliates (i.e., designated Affected Employees) (the “Key Personnel”) who are critical to providing the Services for a designated period of time as mutually agreed by the Parties; provided that the duration of time named in Schedule L does not dilute Service Provider’s promises around [***]* with Service Provider as set out in Schedule J to the applicable Service

Agreement. Service Provider shall cause the employee filling the Key Personnel Positions to devote [***]* and effort to the provision of the Services with the understanding that such employees will, from time to time, have other responsibility within Service Provider’s organization, subject to the requirements set out in Section 13.02, in the case of Service Provider Account Manager.

(b) The individuals designated as Key Personnel on the Service Agreement Effective Date, and the duration of time they must stay on the Client account without being replaced, shall be listed in Schedule L (if any) to the applicable Service Agreement. From Service Agreement Effective Date until completion of the period set out next to such Key Personnel in Schedule L to the applicable Service Agreement, Service Provider shall notify Client reasonably in advance of any decision by Service Provider to terminate the employment of any individual originally or subsequently filling such Key Personnel except for cause. After the expiry of the period of time named beside the Key Personnel, Service Provider shall notify Client reasonably in advance of any decision by Service Provider to:, (i) transfer such individual from such Key Personnel Position, or (ii) transfer of an individual from a Key Personnel Position to the account of a Competitor of Client Group. Whether there is a termination of employment before the expiry of the time period named beside the Key Personnel or a transfer after the expiry of the time period, Service Provider shall reasonably consider any concerns expressed by Client with respect to such proposed action.

(c) In addition, on the Service Agreement Effective Date, Key Service Provider Positions will be identified in Schedule L (if any) to the applicable Service Agreement. Service Provider shall notify Client reasonably in advance of any decision by Service Provider to terminate the employment of any individual originally or subsequently filling such Key Service Provider Position except for cause. Service Provider shall notify Client reasonably in advance of any decision by Service Provider to: (i) transfer such individual from such Key Service Provider Position, or (ii) transfer of an individual from a Key Service Provider Position to the account of a Competitor of Client Group. If there is a termination of employment named beside the Key Personnel or a transfer, Service Provider shall reasonably consider any concerns expressed by Client with respect to such proposed action.

(d) Before assigning an individual to replace an individual designated as Key Personnel or an individual in a Key Service Provider Position, Service Provider shall notify Client of the proposed assignment, shall introduce the individual to appropriate Client representatives as designated by Client Account Manager, and shall provide Client with a resume and such other information as Client may reasonably request. If Client objects in good faith to the proposed assignment within [***]* after being notified thereof, Service Provider shall discuss such objections with Client and attempt to resolve them on a mutually agreeable basis. If Client continues to object to the proposed assignment, Service Provider shall not assign the individual to that position and shall propose another individual to fill the Key Personnel Position.

(e) Under any Service Agreement, Client shall have the right to notify Service Provider if Client determines for lawful reasons that the continued assignment of any Service Provider Personnel to the provision of Services is not in the best interests of Client Group. Upon receipt of such notice, Service Provider shall have a reasonable time period, not to exceed [***]*, to investigate the matters stated in the notice, discuss its findings with Client and attempt to resolve such matters in a manner acceptable to Client.

(f) In the event Client determines and notifies Service Provider that, or Service Provider determines and notifies Client that, a particular Service Provider Staff has engaged in an act of fraud, dishonesty or breach of trust, Service Provider shall immediately remove such individual from Client’s account.

13.04	Use of Service Provider Subcontractors and Temporary Staff.

(a) Service Provider may engage Service Provider Subcontractors [***]* of Client; provided, however, (i) such Subcontractors shall be reputable and qualified, (ii) no subcontracting shall relieve Service Provider of its performance obligations under this Agreement because Service Provider shall remain primarily liable and obligated to Client for the timely and proper performance of all of Service Provider’s obligations hereunder even if such obligations are delegated to third party Subcontractors and/or Exult Canada Affiliates, and for the proper and timely performance and actions of such third party Subcontractors and/or Exult Canada Affiliates to which Service Provider delegates or subcontracts any such obligations; (iii) Service Provider shall require each Subcontractor to sign written confidentiality agreements that provide for the confidentiality and security of Client’s Confidential Information in a manner substantially similar to the provisions of this Agreement; (iv) Service Provider shall require each Subcontractor to sign written agreements granting and preserving any Intellectual Property rights in favor of Client as set forth in this Agreement; and (v) Service Provider shall comply with any requirements of Law or OSFI affecting its ability to engage Subcontractors. Service Provider is not entitled to engage a Subcontractor that is [***]*.

(b) Notwithstanding anything else in this Agreement or a Service Agreement, in all events Service Provider will, before Service Provider Personnel perform Services, perform or arrange for a background investigation searches in accordance with Exhibit F (“Background Investigation Search”) on each of Service Provider Personnel (unless such Service Provider Personnel transitioned directly from another Service Provider customer and has passed a [***]* Background Investigation Search). Prior to affected Service Provider Staff performing Services hereunder, Service Provider shall ensure that these requirements for a Background Investigation Search will apply to such affected Service Provider Staff who perform Services at Service Locations of Client and/or Client Affiliates or have unrestricted access to Client Group’s Confidential Information. To the best of Client’s knowledge, [***]*. Service Provider expressly acknowledges and agrees that it is only entitled to [***]* provided, however, Client agrees and acknowledges that Service Provider may [***]* for reasons unrelated to Service Provider’s obligations under this Agreement.

(c) Service Provider shall remain liable for obligations performed by Service Provider Subcontractors in accordance with Section 6.02 to the same extent as if a Service Provider Personnel had performed such obligations, and for purposes of this Agreement and any Service Agreement such work shall be deemed work performed by Service Provider.

(d) At no time shall Service Provider retain individual persons as independent contractors (rather than as employees) for provision of the Services in excess of [***]* of the number of Service Provider Personnel involved in providing the Services under each Service Agreement.

(e) Service Provider may use temporary staffing to perform Services, provided that such staffing personnel shall be subject to the same requirements as Service Provider’s Personnel delivering Services, and if the Client Account Manager believes that excessive use of temporary staffing is adversely affecting the Services, then the Account Managers will agree to a reasonable plan to resolve such concerns.

(f) Service Provider is the prime contractor for its performance of the Services, including all Services it delivers through its Service Provider Subcontractors and Third Party Vendors under Assigned Agreements and Replacement Agreements. Client will look solely to Service Provider for performance delivered through Service Provider Subcontractors and Third Party Vendors under Assigned Agreements and Replacement Agreements.

(g) For all portions of the Services performed by Service Provider Subcontractors (which, for these purposes, include Third-Party Vendors under Assigned Agreements and Replacement Agreements except as set forth in the last sentence of this Section) (i) Client’s [***]* remedy for claims of any type or character arising from or related to provision of such Services shall be against Service Provider and not the Service Provider Subcontractor, (ii) Service Provider Subcontractors are intended third party beneficiaries solely to the extent that they have the right to assert these terms in defense of any claim, suit or action related to such Services brought by Client directly against the Service Provider Subcontractor, and (iii) the terms establishing (i) or (ii) above may not be cancelled or amended such that Service Provider Subcontractors’ rights under (i), (ii) or (iii) are materially diminished. Any Assigned Agreement to which Client or Client Affiliate remains a party after assignment or novation, or any Replacement Agreement to which Client or Client

Affiliate is a party and which provides Client with remedies directly enforceable against a Third-Party Vendor shall be exempt from this Section solely to the extent provided for in the consent/novation of such Assigned Agreement or in the terms of the Replacement Agreement; provided that Service Provider expressly acknowledges and agrees that it will use Commercially Reasonable Efforts to enforce the balance of the remedies that Service Provider has against the Third-Party Vendor under the Assigned Agreement or Replacement Agreement.

(h) Service Provider will act as the liaison for all communications with its Service Provider Subcontractors. Client will not communicate directly with Service Provider Subcontractors unless otherwise agreed; Service Provider will use Commercially Reasonable Efforts to have its Service Provider Subcontractors communicate through Service Provider unless otherwise agreed or reasonably required.

13.05	Service Provider Locations, Off-Shore and Multi-Shore Delivery.

(a) Client acknowledges that Service Provider’s model and [***]* assumes Service Provider will have discretion and flexibility to structure its operations to deliver the Services from various Service Provider Service Locations and through use of Service Provider Subcontractors located globally except as otherwise expressly limited by this Agreement, the Service Agreements, Exhibits, Schedules or Appendices. Service Provider will establish a Canadian-based Service Provider Location using, initially, the Client Premises. Service Provider agrees that it will advise Client reasonably in advance (sufficient to allow Client to obtain compliance with Client’s Regulatory Requirements, if required) of any restructuring of work (other than incidental work or as part of a DRP or Business Continuity Plan) that would result in the [***]* (“New Location”), and that Service Provider will (with Client’s reasonable cooperation) be responsible for insuring that all Service Provider Service Locations and Service Provider Subcontractors comply with all relevant provisions of this Agreement and applicable Law. Service Provider will cooperate with Client and/or Client Affiliates in Client’s efforts to meet Client’s Regulatory Requirements as they relate to any activities covered by this Section 13.05; provided that Service Provider expressly acknowledges and agrees that the Services will not be moved if Client is unable to obtain the Governmental Authority approval.

(b) In all events and without limiting Service Provider’s obligations to provider Services that are set out elsewhere in the Agreement and the applicable Service Agreement:

(i) any delivery of Services that requires direct communications with Client Group from a New Location must be in clear and understandable English and in French where required by Law,

(ii) the Services will be accessible and responsive notwithstanding the longer distance; by way of illustration, a 1-800 number or ability to e-mail forms,

(iii) New Location will comply with all labour and employment laws of the applicable local jurisdiction including payment of fair wages and will ensure that its labour and employment practices are consistent with international and local human rights practices and standards,

(iv) In addition to any agreements that this Agreement requires Service Provider Subcontractors to sign, Service Provider will ensure that it has in place a written agreement with its Service Provider Subcontractors at a New Location that promises their compliance with the terms of this Section 13.05 (b), and

(v) New Location will comply in all respects with the privacy, security and confidentiality requirements set out in this Agreement.

ARTICLE 14

CONSENTS

14.01	Consents.

(a) Service Provider and Client shall work together and shall each use Commercially Reasonable Efforts to obtain all of the Consents necessary to enable the provision and delivery of the Services, including Consents related to Third-Party Vendor Contracts. Upon the termination, in whole or part, or expiration of the Agreement or a Service Agreement, Client, with the reasonable cooperation of Service Provider, shall obtain all of the Consents necessary for the repatriation of any Third-Party Vendor Contracts (except for Assigned Agreements and Replacement Agreements, which Consent responsibilities are addressed in Section 22.07 and Schedule P to the applicable Service Agreement) of which products or services Client wishes to acquire use and whose term extends beyond the Term of this Agreement or the Service Agreement Term.

(b) If the Parties reasonably determine that any required assignment or novation agreement relating to a Third-Party Vendor Contract intended to be an Assigned Agreement cannot be obtained on terms reasonably acceptable to both Parties, then such Third-Party Vendor Contract may either be reclassified as a Managed Agreement or Retained Agreement, or the Parties may agree that such Managed Agreement or Retained Agreement shall be [***]* Service Provider through a Change Order or through another Third-Party Vendor and the Parties shall cooperate to make any necessary adjustments as a result of such reclassification through Change Control.

(c) In addition, if any Consents are necessary or desirable after the initial assignment/novation of a Third-Party Vendor Contract has occurred, the Parties shall use Change Control to address additional Consents for such Third-Party Vendor Contract and [***]* associated therewith. Notwithstanding the previous statement and subject to (b) above, where an assignment or such additional Consents cannot be obtained [***]* Service Provider and Client will use reasonable efforts to [***]* and work around such issues. By way of illustration only, such mitigation and work around efforts include, treating a Third-Party Vendor Contract as a Managed Agreement or [***]* in order to obtain the Consent necessary to ensure that the Third-Party Vendor Contract becomes an Assigned Agreement.

ARTICLE 15

SOFTWARE AND PROPRIETARY RIGHTS

15.01	Ownership And License Rights.

(a) As between Client and Service Provider, Service Provider and/or Exult Canada Affiliates will retain all right title and interest, including all Intellectual Property, in and to the ESDM SM and all Service Provider Documentation and Service Provider Software and Materials including any Service Provider Software and Materials made available for use by Client Group to receive and use the Services.

(b) As between Client and Service Provider, Client and/or Client Affiliates will retain all right title and interest, including all Intellectual Property, in and to all Client Documentation and Client Software and Materials including any Client Software and Materials made available for use by Service Provider, Exult Canada Affiliates and Service Provider Subcontractors to perform the Services.

(c) As between Client and Service Provider, Service Provider and/or Exult Canada Affiliates will own all right title and interest, including all Intellectual Property, in any software and materials created by or on behalf of Service Provider (except as otherwise agreed under a Change Order) during the Term in order to perform the Services (“Service Provider Software Tools”).

(d) If the Parties execute a Change Order wherein [***]* or the Parties agree to the [***]* (“Commissioned Works”) specifically for the development of software and/or materials, the Change Order will specify the Parties’ respective ownership and license rights as between Client and Service Provider and/or Exult Canada Affiliates, provided that if the Change Order does not so specify, then, except as provided in Section 22.07(b)(i), (i) [***]*, and (ii) [***]*. Unless otherwise agreed, each Party shall have from the other a [***]* license (except as otherwise agreed in a Change Order) to [***]* of any Commissioned Works owned by the other Party; provided that in the case of a license grant from Service Provider for Service Provider-owned Commissioned Works, such license grant shall be a [***]* license (except as otherwise agreed in a Change Order) to Client Group for [***]*; and provided further that in the event that Client owns the Commissioned Works, each such license is granted [***]*; and provided further that in the event Client owns a Commissioned Work, Service Provider will, and will arrange for its Service Provider Staff to, execute any documents and take any other actions reasonably requested by Client to accomplish Client’s ownership of these Commissioned Works. Service Provider will provide Client with one copy of [***]* on demand or as soon as the Commissioned Works have passed IT System Acceptance Testing in accordance with Exhibit W and the applicable Project fees have been paid or [***]* has been made (if applicable), whichever is later.

(e) Subject to Client’s payment of all applicable Charges, Service Provider grants Client Group a [***]* right and license during the Term to use the object code of Service Provider Proprietary Software and Materials and the Service Provider Software and Materials made available by Service Provider to Client Group for Client Group’s use solely to receive and use the Services and during the Termination Assistance Period to transition to a new service provider; provided that in the event of a repatriation by Client Group, subject to the license grant in Section 22.07(b)(i), Service Provider will upon Client’s request deliver to Client the object code to such Service Provider Proprietary Software, Service Provider Software Tools and Report Tools at the start of the Termination Assistance Period. The foregoing right and license may be subject to additional restrictions specific to Third-Party Vendors and the Service Provider Third Party Software and Materials.

(f) Client grants Service Provider, Exult Canada Affiliates and Service Provider Subcontractors a [***]* right and license during the Term and Termination Assistance Period to use the object and source code formats of Client Proprietary Software and Materials made available by Client and/or Client Affiliates to Service Provider and Service Provider Representatives for their use to perform the Services.

(g) Service Provider grants Client Group a [***]* right and license during the Term to use the object code of Service Provider Software Tools if made available by Service Provider to Client for Client’s use to receive and use the Services.

(h) Client Group’s license rights to Service Provider Software and Materials, Service Provider Software Tools, Report Tools, and Service Provider-owned Commissioned Works after the Term and for purposes of Termination Assistance Services and repatriation are as set forth in this Section 15.01 and in Schedule P to the applicable Service Agreement.

(i) In connection with each Party’s disaster recovery obligations, each Party may make necessary archival and backup copies of Software licensed to such Party hereunder subject to applicable limitations imposed by third parties.

15.02	Reports.

Service Provider will own the Intellectual Property in the report formats and designs, provided that Client Group will have a [***]* right and license to use such report formats and designs during the Term and to create or have created similar reports following the Term. For the avoidance of doubt Client will own the contents of the reports to the extent comprising Client Data.

15.03	Assignment of Client Documentation to Client.

Service Provider will, both during and after its engagement by Client, execute all such documents as Client may reasonably request (and where necessary will procure its employees, and will contractually obligate its agents and Service Provider Subcontractors to execute all such documents as Client may reasonably request) and do all acts and things reasonably necessary so that all right, title and interest in and to the Client Documentation vests in Client or as Client directs.

15.04	Delivery of Client Documentation.

(a) During the Term Client will deliver Client Documentation as required under the applicable Schedule to the applicable Service Agreement as part of the Services described in that Service Agreement.

(b) In addition, in any event upon termination or completion of the Services, Service Provider will:

(i) deliver to Client all copies of the Client Documentation except that Service Provider may retain copies as necessary for Service Provider’s archival and audit purposes and to the extent relevant to any disputes; and

(ii) Client Group has the right [***]* to deal with any Client Documentation in any way it sees fit including [***]* it to third parties unless expressly agreed to the contrary in writing by the Parties. Service Provider waives, and in accordance with its obligations under Section 15.03 will arrange for its Service Provider Staff to waive, any right to [***]* or other right [***]* in the Client Documentation.

15.05	Use of Procedures and Protocols.

After the Term of this Agreement, Client Group has the right [***]* to use, or to allow a provider of outsourced services to Client Group to use, [***]*, solely for the purposes of providing to Client Group services that replace (as may be modified or enhanced) the Services provided by Service Provider from time to time during the Term under this Agreement, any procedures and protocols established in the Procedure Manual during the Term for Client Group’s use and receipt of the Services without infringing any Service Provider Intellectual Property and [***]* for such use.

15.06	Use of General Knowledge or Skill.

Nothing in this Agreement affects either Party’s right to make use of its general knowledge and skill in the course of this Agreement. Nothing in this Agreement or any Service Agreement shall restrict a Party from the use of any ideas, concepts, know-how, methods or techniques relating to human resources business processing services that such Party, individually or jointly develops or discloses under this Agreement or any Service Agreement or obtains from third parties, except to the extent that such use infringes the other Party’s Intellectual Property or involves a disclosure or use of the other Party’s Confidential Information.

15.07	Disabling Code.

(a) Service Provider warrants that upon installation it will not insert into any Service Provider Proprietary Software or Commissioned Works any code that would have the effect of disabling any Software, Machines or Services, unless otherwise agreed by Client or done pursuant to security protocols.

(b) If at any time during the Term the licensor of any Third Party Vendor Software shall invoke or threaten to invoke any disabling code in Third Party Vendor Software licensed to Service Provider which could adversely affect the Services, Service Provider shall use Commercially Reasonable Efforts to preclude such action on the part of such licensor.

ARTICLE 16

CHARGES, INVOICING, DISPUTED CHARGES & TAXES

16.01	Charges.

(a) Subject to the other provisions of this Agreement, Client shall pay to Service Provider the Charges set out in each Service Agreement as payment in full for the Services under such Service Agreement performed by Service Provider during the Term.

(b) Except as otherwise expressly set forth in this Agreement, Client shall not be obligated to pay any amounts to Service Provider for its performance of the Services and its other obligations under this Agreement other than the amounts set out in the Service Agreements. Without limiting the foregoing, unless otherwise provided in a Service Agreement, Client shall [***]* Service Provider for expenses (beyond those included in the Baseline Charges) that Service Provider incurs in performing the Services and such obligations, including, without limitation, travel and lodging, document reproduction and shipping. If a Service Agreement provides that Client will pay Service Provider for expenses, they will not be paid unless they are reasonable and evidenced by receipts, and have been pre-approved by Client and comply with Client’s travel and expense guidelines; provided however, if Service Provider can obtain better pricing through use of its own travel policy, or that of a third party to whom it has access, Service Provider will use such policy.

16.02	Invoicing.

Service Provider will invoice Client for the Charges in accordance with the invoicing procedures set forth in a Schedule to the applicable Service Agreement and in a form substantially similar to the sample invoice attached to Schedule C to the applicable Service Agreement.

16.03	Invoice Payment.

Subject to Client’s rights to receive Service Credits and its rights under Section 16.04, Client will pay each invoice by wire funds transfer or other electronic means to an account specified by Service Provider in accordance with the payment terms set forth in a Schedule to the applicable Service Agreement.

16.04	Disputed Charges/Credits.

In the event Client disputes the accuracy or applicability of any Charge or credit or other financial arrangement described in this Agreement or a Service Agreement, Client shall notify Service Provider of such dispute [***]* with a reasonably detailed explanation of the basis of the dispute as soon as practicable after the alleged discrepancy has been discovered. [***]* all invoices for Baseline Charges, recurring fixed Charges for Assigned Agreements, and other amounts previously approved by Client for payment, when due. If Client disputes any portion of any other Charges invoiced, Client may withhold payment of [***]*, and, to the extent applicable, [***]*, a reasonably detailed written explanation of the basis of the dispute. In the event Client disputes any Charges the Parties will endeavor in good faith to resolve such dispute expeditiously. Any payment [***]* remitted by Client shall be deemed to be made with a reservation of rights by Client. With respect to any amounts for Service Credits or other payments due and owing from Service Provider to Client under this Agreement, unless such amounts are in dispute, Client may set-off such amounts against Charges if Service Provider fails to pay such amounts within [***]* of written notice from Client to Service Provider that such payments are due. If such amounts are subject to dispute resolution under Article 21, then no set-off shall be taken unless and to the extent that such amounts have been determined to be due and owing through dispute resolution and Service Provider has not paid such amounts within [***]*.

16.05	Taxes.

(a) Each Party shall pay any real property taxes or personal property taxes on property it either owns or leases from a third party or any other taxes, fees or costs related to equipment or the lease of equipment.

(b) If Client purchases any Assets from the Service Provider on the expiry or earlier termination of a Service Agreement, personal property and any transfer taxes on such Assets shall be prorated and paid as follows: the Service Provider paying the taxes allocable to the period before the date Client purchases the Assets and Client paying the taxes allocable to the period on and after such date.

(c) If Service Provider purchases any assets from the Client on the expiry or earlier termination of a Service Agreement, personal property and any transfer taxes on such assets shall be prorated and paid as follows: the Client paying the taxes allocable to the period before the date Service Provider purchases the assets and Client paying the taxes allocable to the period on and after such date.

(d) If Client takes over any Asset leases from the Service Provider on the expiry or earlier termination of a Service Agreement or the Agreement, personal property and any transfer taxes on such Assets lease shall be prorated and paid as follows: the Service Provider paying the taxes allocable to the period before the date Client assumed the Asset lease and Client paying the taxes allocable to the period on and after such date.

(e) If Service Provider takes over any Asset leases from the Client on the expiry or earlier termination of a Service Agreement or the Agreement, personal property and any transfer taxes on such Assets lease shall be prorated and paid as follows: the Client paying the taxes allocable to the period before the date Service Provider assumed the Asset lease and Service Provider paying the taxes allocable to the period on and after such date.

(f) The Service Provider shall pay any sales, use, excise, value-added, GST, services, consumption, and other taxes and duties imposed on any goods and services acquired, used or consumed by the Service Provider in connection with the provision of the Services (including any taxes applicable to the acquisition or lease of the Assets and Client Premises, but excluding any taxes applicable to Third Party Costs).

(g) Client shall pay any sales, use, excise, value-added, GST, services, consumption and other taxes and duties imposed on its acquisition or lease of Assets from the Service Provider on the expiration or earlier termination of a Service Agreement.

(h) Except as otherwise provided in the applicable Service Agreement, [***]* shall pay when due any sales, use, excise, value-added, GST, services, consumption, or other tax imposed by any taxing jurisdiction as of the Service Agreement Effective Date on the provision of the Services or any component of the Services, as the rate of such tax may change from time to time during the applicable Service Agreement Term. [***]* shall pay such taxes directly to the [***]* shall remit such payments to the appropriate taxing authority. The [***]* shall be responsible for properly calculating and invoicing applicable taxes on the Services.

(i) Except as otherwise provided in the applicable Service Agreement, if any taxing jurisdiction imposes, after an applicable Service Agreement Effective Date a new sales, use, excise, value-added, GST, services, consumption, or other tax on the provision of the Services or any component thereof, the Parties shall cooperate in attempting to reduce the amount of such tax to the maximum extent feasible. In any event, [***]* shall be liable for any such new tax which is imposed on the Charges for the provision of the Services, or any component of the Services, as well as such new tax on Third Party Costs and the [***]* shall be liable for any such new tax which is imposed on any charges (other than Third Party Costs) incurred in order to provide the Services. If any taxes applicable to the Services are imposed on [***]* during a Service Agreement Term as a result of the [***]* migration of Services to a location other than the initial location of Service Location of Service Provider under the applicable Service Agreement, the [***]* shall have full responsibility for payment of all such taxes.

(j) At Service Provider’s reasonable request and in compliance with the Law, Client agrees to [***]* from either [***]* in order to minimize or avoid the potential for application of any withholding taxes on payments to non-residents. To the extent such potential taxes cannot be minimized or avoided, Client will notify Service Provider, and may deduct from payments to non-residents of Canada any amounts required to be withheld by Canadian legislation (“Additional Amounts”) and shall remit those amounts directly to the appropriate taxing authority. Service Provider expressly acknowledges and agrees that no Additional Amounts will be payable by Client to Service Provider to compensate Service Provide as a result of Client’s obligations to remit such Additional Amounts to taxing authority.

(k) If it is determined that Client paid Service Provider an amount for tax that was not due, then Service Provider will refund the amount to Client (plus interest at [***]*)). If it is determined by Service Provider that designated certain taxes to be payable by Client, that Service Provider identified a shortfall in the amount of tax that Client was obliged to pay to Service Provider then Client will pay the shortfall to Service Provider so that Service Provider can remit that amount to the taxing authority. Service Provider will pay any interest at [***]*.

(l) The Parties shall cooperate with each other to enable the Parties to determine accurately their respective tax liabilities and to reduce such liabilities to the extent permitted by Law. In particular, [***]* shall actively work with Governmental Authority to seek an exemption from the Governmental Authority. The Service Provider invoices to Client shall separately state the amount of any taxes Service Provider is collecting from Client. Each Party shall provide to the other any resale certificates, exemption certificates, information regarding out-of-province or out-of-country sales or use of Assets and Services, and such other similar information or documentation to facilitate a Party’s tax filings, GST or other tax recovery, and to minimize taxes as the other Party may reasonably request.

ARTICLE 17

AUDITS

17.01	Client Audit Rights.

(a) Service Provider shall assist Client and Client Affiliates in meeting its audit and regulatory requirements, as they relate to Service Provider and the Services, to enable Client, Client Affiliates, Governmental Authorities and Client Group’s Approved Auditors to conduct appropriate audits under this Agreement. Service Provider shall at all times during the Term maintain records and supporting documentation, in accordance with generally accepted accounting principles, of all financial and non-financial transactions under this Agreement and all Service Agreements sufficient to permit the Required [***]* Audits, Annual Audits, and Client Audits (each as defined below, and collectively, the “Audits”) thereof in accordance with this Article 17. During the Transition Period, and thereafter at the beginning of each Contract Year, the Account Managers will determine the timing and schedule for Audits during that Contract Year and agree upon audit guidelines and scope (the “Annual Audit Plan”). The first Annual Audit Plan will include Client Audits to be accomplished during the initial Contract Year after a [***]* stabilization period following completion of the take on activity for the last Process for each of Client’s Canadian operations and U.S. operations. All changes or additions to the Annual Audit Plan will be proposed on at least [***]* advance notice except where shorter notice periods are required by a Governmental Authority. Notwithstanding the previous statement Service Provider acknowledges and agrees that a Governmental Authority may require an Audit without prior notice to Client or Service Provider. Consistent with the Annual Audit Plan, Client Group’s auditors that execute confidentiality agreements in the form of Exhibit M (“Approved Auditors”) shall have the reasonable access set forth in Section 17.01(b) below. Client and its Approved Auditors shall have no access to other Service Provider data and systems, data of other Service Provider customers, or Service Provider internal or third party costs or cost structure, or Service Provider employee personal data, including salary, performance or other private data. Approved Auditors shall observe such procedures as Service Provider may reasonably require in order to protect the confidentiality and security of Service Provider Confidential Information, and that of its other customers. Client agrees that Approved Auditors shall perform planning, entry and exit interviews in accordance with the agreed audit guidelines, and Client agrees to provide Service Provider with copies of portions of Audit reports reflecting or based upon information obtained from Service Provider.

(b) Service Provider shall provide Client and Approved Auditors with reasonable access at reasonable times and after reasonable notice (unless circumstances reasonably preclude such notice) to: (i) the parts of any facility at which the Service Provider is providing the Services, (ii) Service Provider Personnel providing the Services, and (iii) all data and records relating to the Services, for the purposes of: (iv) performing audits and inspections of Client Group and its business, (v) to verify the integrity of Client Data, (vi) to examine the systems that process, store, support and transmit the Client Data, and (vii) to examine the Service Provider’s charges and performance of the Services under this Agreement and any Service Agreement. The foregoing Audit rights shall include, without limitation, and when applicable, audits (A) of practices and procedures, (B) of systems, (C) of general controls and security practices and procedures, (D) of disaster recovery and backup procedures, (E) of [***]* (to the extent Services are provided by the Service Provider as [***]*), (F) of Charges under any Service Agreement, (G) necessary to enable Client Group to meet applicable Law requirements, and (H) for any other reasonable purpose.

(c) Service Provider shall provide full, reasonable cooperation to such Approved Auditors, inspectors, Governmental Authorities and representatives, including the installation and operation of audit software (provided that such installation and operation of audit software can be done without compromising, and shall be subject to, Service Provider’s information system and security procedures).

(d) Notwithstanding the foregoing, if Client has reason to suspect any fraud on the part of the Service Provider, Client and Service Provider will work together to undertake such audits to identify, and stop the fraudulent process and put in place processes to preclude the recurrence of the incident.

17.02	Payments

If an Audit reveals that errors have been made in connection with the Charges and taxes, then the Parties will work together to correct the error. However, if repeated Audits reveal that there are consistent errors in connection with Charges and taxes, this problem will be escalated through Exhibit T, Account Governance.

17.03	Audit Scope and Process.

(a) Service Provider will conduct [***]* audits of its Service Locations providing the Client Group [***]* as part of the Services (“Required [***]* Audits”) in accordance with Section 17.05 below. In addition, Service Provider will supply Client with other internal Service Provider audit reports at least [***]* per Contract Year (the “Annual Audits”). Client and/or Client Affiliates are entitled to conduct their own audits or audits required by Governmental Authorities (“Client Audits”) according to the Annual Audit Plan, unless additional Client Audits are required.

(b) Service Provider agrees that it will include in its agreements with Service Provider Subcontractors, and in Replacement Agreements, provisions to permit Client Audits thereof, where relevant, on substantially the same terms as Client is entitled to perform Client Audits of Service Provider.

(c) Upon completion of any Required [***]* Audits and/or any Annual Audit Service Provider shall provide Client and, upon request, Client’s auditors (who shall execute a form of confidentiality agreement in the form set out as Exhibit M ): (1) a copy of the Required [***]* Audit reports and/or Annual Audit report, and (2) written notice of any deficiencies found as a result of the Required [***]* Audit report and/or Annual Audit (the “Deficiency Notice”).

(d) Service Provider acknowledges and agrees that Client and Client’s Approved Auditors, upon receiving a copy of the Required [***]* Audit report or Annual Audit report shall have the right to review the auditor work papers at the auditor premises, as well as interview the auditor personnel who did the actual audit work in the event Client and/or Client Approved Auditors require clarification on the Required [***]* Audit report or Annual Audit report and work papers.

(e) Service Provider shall provide Client and Client’s Approved Auditors with a plan of action to correct the deficiencies set out in the Deficiency Notice, which plan of action shall at the minimum include: (1) details of actions to be taken by Service Provider and/or Service Provider Subcontractors to correct the deficiencies, and (2) target dates for successful correction of the deficiencies (“Action Plan”). The Service Provider shall provide the Action Plan within [***]* after Client provides Service Provider with the Deficiency Notice.

(f) If requested by either Party, the Parties shall discuss the results of any audit performed pursuant to this Agreement and, if any objective deficiency is identified, then Service Provider shall pay to correct such deficiency, otherwise the Parties will use Change Control to address any other Changes to the Services (including without limitation Changes to Service Provider Subcontractors and Service Provider Environment).

17.04	OSFI Guideline B-10.

Service Provider expressly acknowledges and agrees that: (a) in May 2001 OSFI published a guideline that sets out OSFI’s expectations for federally regulated financial institutions as well as its subsidiaries and affiliates when outsourcing certain business functions to a third party (“Guideline B-10”), (b) Client Group is obliged to comply with Guideline B-10, and (c) the Service Provider will permit OSFI to exercise such rights, including audit rights under this Article 17, as may be required by Law or Guideline B-10.

17.05	Survival.

In connection with any expiration or termination of this Agreement, Service provider will deliver to Client, the Client Data and certain other materials as set forth in other provisions of this Agreement. Accordingly, following the end of the Term, the provisions of this Article 17 shall only survive to the extent required by Law, and only to the extent that Service Provider maintains in the ordinary course of its business, using generally accepted accounting practices, any relevant records that have not been delivered previously to Client.

17.06	SAS 70 Audits.

(a) Service Provider performs Required [***]* Audits of its [***]* (including its [***]* hosting provider) as part of the Services [***]*. The Client is entitled to provide input and assist in defining the scope of the Required [***]* Audits as they apply to Client Group audit requirements. These Required [***]* Audits are performed [***]* across Service Provider’s Service Locations providing the Client Group [***]*, and clients on a schedule that refreshes the Required [***]* Audit report for Client Group at least each [***]*. Service Provider agrees to initiate the Required [***]* Audit of the [***]* within [***]* of consolidating the [***]*. Thereafter, refreshes will be performed every [***]*.

(b) Subject to Section 17.02 (c) above, Service Provider shall provide Client with a copy of the portions of the Required [***]* Audit of Service Provider as such audits are directly related to the [***]* Services (provided Service Provider may redact all financial information and any other information not directly related to the Services).

(c) Any additional work relating to [***]* audits specifically requested by Client will be according to an agreed work plan and the Charges for such work will be handled through Change Control.

17.07	Selection of Auditors.

Client shall choose the Approved Auditors; provided, however, that except as otherwise required by Governmental Authorities, no Approved Auditors conducting Client Audits shall then currently be engaged in any other assignment that is in direct and material competition with services offered by Service Provider. In addition, Client agrees to exercise Commercially Reasonable Efforts to reasonably accommodate any reasonable, good faith concerns identified by Service Provider to Client’s selection of an auditing firm that is a competitor of or has a business unit that is competitive with Service Provider.

17.08	Audit Costs.

The costs of Audits shall be borne as follows: (i) [***]* shall be responsible for its costs to perform (including [its]* third party provider’s costs) the Required [***]* Audits, and for [***]* Annual Audits, and [***]* reasonable cooperation and provision of access for Client Audits; and (ii) [***]* shall be responsible for all costs associated with Client Audits (other than [***]* reasonable cooperation and provision of access). If Service Provider’s provision of services related to an Audit or other review under this Article 17 requires use of additional resources which Service Provider would not otherwise use in the performance of the Services (including support of audits of Client’s Services and third party benefit plans) then the Parties shall use Change Control to address any additional resources needed by and appropriate compensation to Service Provider.

17.09	Confidential Information.

With respect to any disclosures by Service Provider to Client of any confidential financial or other information of Service Provider, Client agrees not to acquire or dispose of (or otherwise take actions regarding) securities of Service Provider while in possession of such information, unless such information has been publicly disclosed. No copies of Confidential Information or trade secrets of Service Provider, or extracts or derivatives therefrom or summaries or analyses reflecting same, may be retained by Client, Client Representatives or any Approved Auditor (other than auditors assigned by a Governmental Authority) after completion of the Client Audit, except as may be reasonably included in archival auditor workpapers pursuant to the Confidentiality Agreement entered into in accordance with Exhibit M. Any such portions of such workpapers shall be maintained in confidence by its preparer as Service Provider’s Confidential Information and may not be used for any purposes other than the audit.

17.10	Records Retention.

Service Provider shall maintain records relating to the Services and Charges in accordance with Service Provider’s generally accepted accounting and business practices. During the Transition Period and subsequently during the Term the Parties will use Change Control to implement any changes in applicable records retention practices and procedures to satisfy Client Group’s regulatory and business requirements, provided that Client agrees to pay the reasonable costs and charges associated with any additional records retention services or other changes to Service Provider’s standard practices and procedures, including any required records retention after the Term.

ARTICLE 18

DATA AND REPORTS

18.01	Provision of Data.

(a) Client shall supply to Service Provider, in connection with the Services, all Client Data required by Service Provider to perform the Services in accordance with the terms of this Agreement, including the Service Levels, in the form and on such time schedules as may be agreed upon by Service Provider and Client.

(b) Service Provider will not delete or destroy any Client Data be it active or archived, unless it is conducted in the course of normal file maintenance. In the event any active or archived Client Data is lost, destroyed, erased or overwritten other than in the course of normal file maintenance due to any error or omission of Service Provider, including any breach of the security procedures described in Article 19 and any Service Agreement, Service Provider shall promptly regenerate or replace such Client Data at Service Provider’s expense. Service Provider shall prioritize this effort so that the loss of Client Data will not have an adverse effect upon Client Group’s business or the Services. Client agrees to cooperate with Service Provider to provide any available information, files or raw data needed for the regeneration or replacement of the client Data.

(c) All Client Data shall be and shall remain the property of Client and/or Client Affiliates. Client Data shall not be (i) used by Service Provider other than in connection with providing the Services, (ii) subject to Section 19.06 (Compilations), disclosed, sold, assigned, leased or otherwise provided to third parties by Service Provider, or (iii) commercially exploited by or on behalf of the Service Provider, its employees or agents or Service Provider Subcontractors.

(d) Service Provider shall upon (i) request by Client at any time, and (ii) the cessation of all Termination Assistance, promptly return to Client, in the format and on the media in use as of the date of the request, all or any requested portion of the Client Data.

18.02	Production of Reports.

Service Provider shall supply to Client, in connection with the Services, the operational and performance reports with content and scheduling as agreed by the Account Managers during the Transition Period and from time to time during the Term. A copy of Service Provider’s standard monthly reporting format is attached as an Appendix to Schedule H to the applicable Service Agreement. Service Provider shall provide to Client, in a form acceptable to Client, the standard and customized reports set forth in Schedule H to the applicable Service Agreement.

18.03	Data Inputs.

The agreed report schedule will specify the approved files and data that Client will supply to Service Provider and the deadlines for submitting those files and data. Service Provider will track and report on the accuracy and timeliness of Client’s data and file submissions as well as Service Provider’s accuracy and timeliness.

18.04	Production of Reports Generally.

Service Provider shall produce reports that are substantially accurate and substantially free of errors and omissions, to the extent the Client Data and other information used to produce such reports was substantially accurate and substantially free of errors and omissions. Service Provider’s performance with respect to the production of reports will be excused to the extent of any delays and inaccuracies in Client submissions. Unless otherwise agreed, reports shall be due no later than [***]* Business Days after the end of each reporting period.

18.05	Inspection of Reports.

(a) Operational Reports. Client shall use reasonable efforts to inspect and review the operational reports produced by Service Provider and supplied to Client pursuant to Section 18.02, and shall provide Service Provider with notice of any errors or inaccuracies (a) in daily or weekly reports, within [***]* Business Days of receipt of such reports, and (b) in monthly or other reports, within [***]* Business Days after receipt of such reports. Service Provider shall provide Client with such documentation and information as may be requested by Client in order to verify the accuracy of the reports. If Client fails to reject any such report within the applicable period, Client shall be deemed to have accepted such reports.

(b) Performance Reports. In addition to the foregoing, the Service Provider Account Manager shall notify Client through the account management procedures of performance deviations and trends documented in a performance report that is provided to Client pursuant to this Article 18 and of which the Service Provider Account Manager is aware.

18.06	Correction of Errors.

Service Provider and Client will work together and use Commercially Reasonable Efforts to promptly correct any material errors or inaccuracies in reports and to correct the underlying causes of material errors or inaccuracies under the control of the respective Party. In general, correction work by Service Provider shall be part of the Services at no additional Charges, provided that additional Charges shall apply to correct excessive, repeated, material and/or systemic errors caused by Client.

ARTICLE 19

CONFIDENTIALITY, SECURITY, COMPILATIONS AND PUBLICITY

19.01	Confidentiality.

(a) Each Party acknowledges that it would be damaging to the other Party and their respective Affiliates if the Party’s and Affiliates’ Confidential Information was disclosed to or obtained by third parties. Accordingly, each Party agrees to make Commercial Reasonable Efforts to prevent the other Party’s Confidential Information from being disclosed to or obtained by any person or entity for any purpose except as described in this Agreement. Each Party’s efforts will not be less than those which it takes to prevent disclosure of its own proprietary information of like significance. For the purposes of this Article 19, “Disclosing Party” means: (1) in the case of Service Provider, the Service Provider, Exult Canada Affiliates, Service Provider Subcontractors and other independent contractors, consultants and designated agents, and (2) in the case of Client, Client Affiliates and independent contractors, consultants and designated agents, that discloses Confidential Information, and “Receiving Party” means : (1) in the case of Service Provider, the Service Provider, Exult Canada Affiliates, Service Provider Subcontractors and other independent contractors, consultants and designated agents, and (2) in the case of Client, Client Affiliates and independent contractors, consultants and designated agents, that receives Confidential Information.

(b) The obligations of confidentiality set out above do not apply to information that:

(i) is published or has otherwise entered the public domain without a breach of this Agreement,

(ii) is obtained by the Receiving Party from a third party who has no obligation of confidentiality to the Disclosing Party, or

(iii) is independently developed or obtained without breach of this Agreement.

(c) It is not a breach of this Agreement to:

(i) disclose Confidential Information required to be disclosed by Law (including without limitation any required disclosures or filings of this Agreement or any Service Agreements to the United States Securities and Exchange Commission (“SEC”) or equivalent bodies in other countries, provided that (i) the Party making such disclosure will give the other Party an opportunity to comment in a reasonable period of time in advance on the form of disclosure to be made by the filing Party, (ii) the Party required to file will redact those portions of the Agreement or Service Agreement specified by the other Party that are eligible for redaction under relevant SEC or Freedom of Information Act (“FOIA”) rules, including, but not limited to Schedule C, and other appropriate portions of the Agreement or Service Agreement), and (iii) the filing Party will file the appropriate documents with the SEC seeking confidential treatment of those sections designated by the other Party sufficiently in advance of the due date for such filings and will use Commercially Reasonable Efforts to obtain confidential treatment from the SEC of such sections), judicial or arbitration process, or by Governmental Authorities, provided that the Receiving Party first gives the Disclosing Party reasonable notice of such law, order or process, or

(ii) disclose the Disclosing Party’s Confidential Information with the prior written consent of the Disclosing Party.

(d) The Receiving Party may only disclose the Disclosing Party’s Confidential Information to those of its employees, officers, directors, and agents, and, where the Receiving Party is Service Provider, Service Provider Subcontractors and Service Provider Staff, if and when such employees, agents, independent contractors, Service Provider Subcontractors and Service Provider Staff (a) have a need to know the information in order that Client or Service Provider, as the case may be, may meet its obligations under this Agreement, and (b) are under a written obligation with the Receiving Party to keep confidential such information with terms that are substantially the same as the confidentiality provisions set out in this Article 19. In such case, the Receiving Party will, prior to disclosing the information to such employees, agents, independent contractors and Service Provider Subcontractors and Service Provider Staff advise them of their obligations under this Article.

(e) Notwithstanding the foregoing, Client may disclose Confidential Information of Service Provider to Client Affiliates for any purpose without a written confidentiality agreement in place between Client and the Client Affiliate; provided, however Client shall be responsible to Service Provider for any breaches of this Article 19 by such Client Affiliates.

(f) Each Party agrees not to copy or reproduce the other’s Confidential Information except as may be required for the performance of this Agreement. All copies will, on reproduction, contain the same proprietary and confidential notices and legends which appear on the original documents and information.

(g) Each Party, upon the request of the other, agrees to return all of the other Party’s Confidential Information and copies in its possession to the other Party or to destroy such Confidential Information and copies as directed by the other Party and to certify their destruction; provided, however Service Provider may maintain archival copies of Client Confidential Information solely to the extent required by Law, for disputes with Client and for any audit requirements.

(h) If a Party discovers that it has lost any Confidential Information of the other, it shall immediately notify the other Party in writing.

(i) The Receiving Party expressly acknowledges and agrees that: (i) unauthorized use or disclosure of Confidential Information is likely to cause injury not readily measurable in monetary damages, and therefore irreparable; and (ii) in the event of an unauthorized use or disclosure of Confidential Information, the Disclosing Party shall be entitled, without waiving any other rights or remedies, to seek such injunctive or equitable relief as may be deemed proper by a court.

(j) Service Provider acknowledges Client’s and Client’s Affiliate(s)’ rights in their name, trademark and logo and the goodwill pertaining thereto, and agrees that it shall not challenge the validity of Client’s or Client’s Affiliate(s)’ ownership thereof. Except as provided in the following sentence, in no event shall Service Provider use Client or Client’s Affiliate(s)’ name, trademark or logo in any way in any of its advertising, press releases, other public disclosure or other written material provided to third parties without the prior written consent of the Client Account Manager. Once Client Account Manager has provided consent to a press release, Service Provider is entitled to reuse the contents of that press release in other Service Provider public marketing materials for the Term. In all events when Client Account Manager has provided their consent to Service Provider’s use of Client or Client Affiliate’s logo, Service Provider shall comply with all Identity Standards provided to Service Provider by Client.

(k) The obligations under this Article 19 shall survive termination of this Agreement or expiry of any and all Service Agreements. From time to time during the Term, the Disclosing Party may visit the Receiving Party’s premises, upon reasonable prior notice and during normal business hours, to review the Receiving Party’s compliance with the terms of this Section.

19.02	Nondisclosure Agreements.

Service Provider shall ensure that all Service Provider Subcontractors are bound in writing by provisions substantially similar to this Article 19. Service Provider acknowledges that from time to time, Client may desire to disclose certain confidential business matters to Service Provider Personnel and Service Provider Subcontractors that may be of a heightened confidential nature (e.g., merger and acquisition activity or other “coded” projects impacting the Services). In that event, Client Account Manager and Service Provider Account Manager will meet to decide which of Service Provider Personnel and Service Provider Subcontractors should sign additional confidentiality agreements and Service Provider will arrange for Service Provider Personnel and Service Provider Subcontractors to sign such agreements before Client discloses such Confidential Information to Service Provider Personnel and Service Provider Subcontractors.

19.03	Security.

(a) Prior to the Effective Date, Client has implemented various written physical and logical security procedures and privacy procedures for the security of Client Facilities, Client Premises, and Client Data, as such procedures are created or modified, updated or enhanced by Client from time to time. In addition, Service Provider has instituted various physical and logical security procedures and privacy procedures for its operations and its service delivery model. During the Transition Period, as part of the Transition Plan, the respective Account Managers will designate appropriate stakeholders from each Party to review and coordinate the Parties’ respective security plans and develop a joint, mutually agreed security plan (“Security Plan”), which Security Plan shall at a minimum, comply with or adhere to Service Provider’s responsibilities as set out in Schedule A to the applicable Service Agreement as of the Service Agreement Effective Date. Until the Security Pan is completed, Service Provider agrees to follow Client’s existing policies, standards and procedures (to the extent applicable to the Services) for Services provided from the Client Premises and using Client Machines, and Client agrees that Service Provider shall use Service Provider’s existing policies, standards and procedures for Services provided from Service Provider Locations other than the Client Premises or using Machines other than the Client Machines. Any changes or additions to such policies, standards and procedures shall be subject to Change Control.

(b) In addition to its responsibilities under (a) above, Service Provider shall from the Service Agreement Effective Date and continuously during the Service Agreement Term develop and maintain internal Service Provider security procedures and Service Provider Subcontractor security procedures and review such procedures with Client upon request.

(c) The Security Plan will address, among other things, the following: [***]*

(d) In addition to the obligations in the Security Plan, Client will be responsible for:

(i) providing Service Provider with a copy or access to Client Group security policies and standards and procedures included in Schedule V to the applicable Service Agreement;

(ii) providing Service Provider with updates, changes and enhancements to the Client Group security policies and standards and procedures included or otherwise referenced in the applicable Service Agreement, which may be subject to Change Control.

19.04	Protection of Personal Information.

Service Provider acknowledges that as of January 1, 2001 Client and its Canadian Affiliates are obliged to comply with the Personal Information Protection Act and that U.S. Client operations and Client’s U.S. Affiliates are obliged comply with applicable Laws in connection with the privacy of U.S. Client and Client U.S. Affiliates’ employee and customer information. Service Provider therefore acknowledges and agrees that as of the Effective Date and for the Term of this Agreement, it shall have in place and maintain appropriate corporate policies and procedures to ensure the protection of personal information (as that term is defined in the Personal Information Protection Act), or, with respect to U.S. Client and U.S. Affiliates, information on all customers and all employees, while such personal information and for U.S. Client and U.S. Affiliates, information on all customers and all employees is in Service Provider’s possession or custody, in accordance with those corporate policies and procedures. Without limiting the generality of the foregoing: (1) Service Provider shall ensure that its Service Provider Subcontractors have in place comparable corporate policies and procedures that ensure a comparable level of protection for personal information and customer and employee information while in the possession or custody of the Service Provider Subcontractors, and (2) Service Provider

acknowledges that Client may from time to time during the Term, upon reasonable prior written notice, request copies of Service Provider corporate policies and procedures referred to this in this Section 19.04 and Client, or a U.S. Affiliate, shall have the right, subject to Change Control, to require changes from time to time to conform such policies and procedures to applicable Laws or U.S. Affiliates’ own policies or procedures.

19.05	Virus Protection.

The Parties shall work to protect against contamination and diffusion of any software, hardware or media contamination including computer “viruses”, “worms” or “trojan horses” using mutually agreed software and tools, including the most current releases and updates as are available during the Term. Accordingly:

(a) Each Party will make Commercially Reasonable Efforts to ensure that no “viruses”, “worms”, “trojans” or similar items are coded or introduced into the Software system and the operating environments used to provide the Services. If a virus is found to have been introduced into the Software systems and the operating environments used in connection with the Services, each Party shall use Commercially Reasonable Efforts and diligently work to eliminate the effects of the virus; provided, however, both Parties shall take immediate action if required due to the nature or severity of the virus’ proliferation.

(b) Each Party agrees to conduct its own virus scanning and other checking on all data and media provided by it and acknowledges and agrees that the other Party is not to be held responsible for any loss or damage which may be suffered or incurred directly or indirectly from the use of such data or media as a result of negligence or otherwise. Each Party shall be responsible for the reasonable costs incurred by the other Party resulting from the responsible Party’s failure to fulfill its obligations under this Section 19.05.

19.06	Compilations.

Subject to this Article 19, Client acknowledges and agrees that Service Provider may develop various reports, surveys and data compilations, (collectively, “Compilations”) relating to its services and Service Provider may include data relating to its Services under this Agreement, including Client Data, subject to the following terms:

(a) Service Provider will not sell or distribute to any third party a Compilation that includes any Client Data that is identifiable as data of Client or falls within the definition of Confidential Information of Client; or

(b) Service Provider will not sell or distribute to any third party a Compilation based upon data sources that consists of [***]* or more of Client Data. For any commercially available Compilations that are based upon data sources of which at least [***]* of such data sources are Client Data, Service Provider will offer such Compilations to Client at a price [***]* such Compilation.

19.07	Costs.

[***]* shall bear the cost [***]* incurs to be in compliance with this Article 19.

19.08	Publicity and Reference Account.

Either Party may include the other Party’s name, and a factual description of the work performed under this Agreement and any language substantially equivalent to language approved in a previously published press release, on employee bulletin boards, in its list of references and in the experience section of proposals to third parties, in internal business planning documents and in its annual report to stockholders, and whenever required by reason of legal, accounting or regulatory requirements. Client will endeavor to serve as a reference client for Service Provider, and will periodically confer with Service Provider about potential referrals to Service Provider of potential new clients, provided that in no event will this sentence be a condition for any of Service Provider’s obligations under this Agreement.

ARTICLE 20

REPRESENTATIONS AND WARRANTIES

20.01	By Service Provider.

(a) Service Provider represents that:

(i) as of the Effective Date it or Exult Canada Parent has no notice that they are the subject of any pending or threatened litigation (including claims subject to arbitration) arising from an outsourcing relationship similar to the relationship contemplated by this Agreement and Service Agreement Number 1; and

(ii) to the best of Service Provider’s knowledge, Service Provider has not violated and it will not violate any Law with which Service Provider is required to comply regarding the offering of unlawful inducement in connection with this Agreement.

(b) Service Provider represents and warrants that as of the Effective Date and continuously throughout the Term:

(i) except for matters that are the responsibility of Client under Managed Agreements or Retained Agreements, Service Provider will perform its obligations under this Agreement and all Service Agreements in a manner that does not infringe, or constitute an infringement or misappropriation of, any Intellectual Property or other proprietary rights of any third party;

(ii) Service Provider Software and Materials, Commissioned Works and Client Documentation do not, and will not, infringe any Intellectual Property or any other intellectual property interest owned or controlled by any other person;

(iii) Service Provider is either the owner of or authorized to use in the manner contemplated by this Agreement and the applicable Service Agreement all of the Service Provider Proprietary Software and Materials, Service Provider Third Party Software and Materials and Commissioned Works, Service Provider Machines and other assets of Service Provider to be used in delivery of the Services and that at the end of the Term Service Provider shall have sufficient rights and authorizations to grant Client the exit rights and licenses set forth in this Agreement and each Service Agreement;

(iv) Service Provider is entitled to grant to Client Group, agents and contractors, as applicable, the licenses and other rights to use the Service Provider Proprietary Software and Materials, Service Provider Third Party Software and Materials, and Service Provider–owned Commissioned Works that it grants under this Agreement and the applicable Service Agreement for use during the Term and after the end of the Term;

(v) No investigations, legal, administrative or arbitration proceedings seeking to limit Service Provider’s ability to deliver the Services are pending or, to Service Provider’s knowledge, threatened and that during the Term Service Provider will notify Client promptly in the event that Service Provider or Exult Canada Parent becomes subject to an investigation, legal, administrative or arbitration proceeding either seeking to limit the ability of Client Group to obtain the Services;

(vi) The Services will be performed in a competent, prompt and workman-like manner by qualified personnel in accordance with the descriptions set forth in the Agreement and the applicable Service Agreement including the Service Levels;

(vii) Service Provider will contractually require that Subcontractors (including Exult Canada Affiliates) and Third-Party Vendors under Replacement Agreements have appropriate insurance in place to cover their respective arrangements with Service Provider related to the Services being provided by Service Provider to Client Group; and

(viii) Service Provider is in good standing under the laws of its state, province, country of formation and is, or will timely be, qualified to do business as a foreign corporation in each other states, provinces, countries where such qualification is necessary in order for it to comply with its obligations under this Agreement.

20.02	By Client.

Client represents and warrants that:

(a) It is either the owner of each Client Machine and the Client Software or is authorized by its owner to include it under this Agreement (all applicable Client Software license and maintenance agreements are and will be current and paid by Client);

(b) It is authorized to permit Service Provider access to and use of the Client Service Locations used in connection with performing the Services, and Service Provider is performing the Services at the Client Service Locations at Client’s request;

(c) No investigations, legal, administrative or arbitration proceedings are pending or, to Client’s knowledge, threatened, concerning Client’s present performance of services similar to the Services;

(d) To the best of Client’s knowledge, as of the Service Agreement Effective Date: (i) Schedule D to the applicable Service Agreement lists [***]* Agreements, [***]* Agreements and [***]* Agreements, all of which are in full force and effect as of the Service Agreement Effective Date, (ii) Client’s or Client Affiliates’ relationship with the Third Party Vendors listed on Schedule D to the applicable Service Agreement are not subject to any material disputes regarding payment or performance, (iii) Client or Client Affiliate is not anticipating any material changes in any such relationships other than as specified by this Agreement, (iv) no legal, administrative or arbitration proceedings are pending or, to Client’s knowledge, threatened concerning any of the Third-Party Vendor Contracts listed on Schedule D to the applicable Service Agreement, (v) no defaults have occurred under any of these agreements, and no circumstances exist that would permit declaration of default under any of these agreements with notice or lapse of time, or both, and (vi) Client or Client Affiliate has paid or will pay all outstanding balances due and performed all of Client’s or Client Affiliates’ material obligations to such Third-Party Vendors through and including the Service Agreement Effective Date of this Agreement, except for those amounts set forth in Schedule D to the applicable Service Agreement, which shall become Service Provider’s responsibility; and

(e) It is in good standing under the laws of Canada and the United States.

20.03	Mutual.

Each Party hereby represents and warrants that:

(a) It has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby;

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby by the Party (i) have been duly authorized by all requisite corporate action on the part of such Party and (ii) do not violate the terms of any Law, regulation, or court order to which such Party is subject or the terms of any material agreement to which the Party or any of its assets may be subject;

(c) This Agreement has been duly executed and delivered by such Party and (assuming the due authorization, execution and delivery hereof by the other Party) is a valid and binding obligation of such Party, enforceable against it in accordance with its terms;

(d) Its entry into this Agreement does not and will not violate or constitute a breach of any of its contractual obligations with third parties;

(e) It is not subject to any pending or threatened litigation or governmental action which could interfere with such Party’s performance of its obligations hereunder; and

(f) It will follow mutually agreed Year 2000 Clean Management Practices.

20.04	Disclaimers.

EXCEPT AS SPECIFIED IN THIS ARTICLE 20 ABOVE, AND EXCEPT FOR ANY OTHER WARRANTIES OR PROMISES PROVIDED ELSEWHERE IN THIS AGREEMENT AND APPLICABLE SERVICE AGREEMENTS, NEITHER CLIENT NOR SERVICE PROVIDER MAKES ANY OTHER WARRANTIES, INCLUDING WITH RESPECT TO THE SERVICES OR THE SYSTEMS, AND EACH EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A SPECIFIC PURPOSE, TITLE OR NONINFRINGEMENT.

ARTICLE 21

DISPUTE RESOLUTION

21.01	Disputes.

Any dispute arising under this Agreement shall be considered in accordance with the escalation process set out in Exhibit T after receipt of a notice from either Party specifying the nature of the dispute (a “Dispute Notice”).

21.02	Mediation.

If the Parties are unable to resolve a dispute pursuant to the Account Manager and Senior Executive escalation process set out in Exhibit T, then either Party may refer the dispute to non-binding mediation before a mediator reasonably acceptable to both sides. Unless the Parties otherwise agree, either Party may pursue its rights and remedies under Section 21.03 if any dispute subject to mediation in accordance with this Section 21.02 is not resolved after the passage of 30 days after the receipt of a Dispute Notice from either Party (as confirmed by the Party that sent such Dispute Notice) and the Executive Review process set out in Section 21.02 has been exhausted.

21.03	Arbitration.

(a) Except as set forth in clause (b) below, any controversy or claim arising out of or relating to this Agreement or any Service Agreement, or any alleged breach hereof, including any controversy regarding the availability of arbitration of any dispute, shall be settled at the request of either Party by binding arbitration in Toronto, Ontario before and in accordance with the then existing provisions of the Arbitration Act (Ontario) or the International Commercial Arbitration Act (Ontario), (individually and collectively, as the context requires, called “the Act”), as the Act may be amended and re-enacted from time to time. In any dispute in which the amount in controversy is less than [***]*, there shall be one (1) arbitrator agreed to by the Parties or, if the Parties are unable to agree within [***]* after demand for arbitration is made, selected in accordance with the Act. In all other cases there shall be three (3) arbitrators, one (1) of whom shall be selected by Client within [***]* after demand for arbitration is made, one (1) of whom shall be selected by Service Provider within [***]* after demand for arbitration is made, and one (1) of whom shall be selected by the two Party-appointed arbitrators within [***]* after their selection. If one or more arbitrator(s) is not selected within the time period stated in the preceding sentence, such arbitrator(s) shall be selected pursuant to the Act. Any arbitrator(s) appointed under the Act shall have at least fifteen (15) years of experience in complex, commercial transactions and dispute resolution, including, if practicable, business processing engagements or outsourcing. [***]* shall pay [***]* legal fees [***]* unless the arbitrators [***]*. The arbitrators shall apply the law set out in the Agreement to govern this Agreement and any Service Agreement and shall have the power to award any remedy available at law or in equity; provided, however, that the arbitrators shall have no power to amend this Agreement or any Service Agreement. Any award rendered pursuant to such arbitration shall be final and binding on the Parties, and judgment on such award may be entered in any court having jurisdiction. [***]*

(b) Notwithstanding clause (a) above: (i) either Party may request a court to grant provisional injunctive relief or an order for specific performance to such Party until an arbitrator can render an award on the matter in question and such award can be confirmed by a court having jurisdiction, and (ii) may start an action in court in the event a limitation period for the dispute will expire if the Arbitration procedures were to start or continue.

21.04	Continued Performance.

Both Parties shall continue performing their respective obligations and responsibilities under this Agreement and any Service Agreement while any dispute is being resolved in accordance with this Article, unless and until such obligations are terminated or expire in accordance with the provisions of this Agreement or the applicable Service Agreement.

21.05	Equitable Relief.

Notwithstanding anything to the contrary in this Agreement, either Party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that Party pending the resolution of the claim.

21.06	Court Proceedings.

The provisions of Section 21.02 and 21.03 do not apply for disputes involving a breach of confidentiality, security or privacy, or matters involving Intellectual Property rights.

ARTICLE 22

TERMINATION

22.01	Termination By Service Provider.

Service Provider shall have the right to terminate this Agreement for cause if Client fails to pay any material amounts payable under this Agreement (including payment of disputed amounts under Section 16.04 once the dispute has been resolved) when due and does not cure such default within [***]* after receipt of notice of default from Service Provider, in which case, unless otherwise agreed by the Parties, this Agreement shall terminate [***]* after the date of expiration of the [***]*, and Service Provider shall provide the Termination Assistance Services pursuant to Section 22.06 if Client pays for the Termination Assistance Services in advance or in accordance with such payment schedule as may be agreed by the Parties. The Termination Assistance Period in the event of termination under this Section 22.01 shall start to run from the date of expiry of the [***]* cure period named in this Section 22.01.

22.02	Termination By Client.

(a) Termination of Agreement for Cause. In addition to any other express provisions in this Agreement pursuant to which Client may terminate this Agreement, Client shall have the right to terminate this Agreement in its entirety for cause if Service Provider fails to perform any of its material obligations under this Agreement and does not cure such default within [***]* after receipt of notice of default from Client; provided, however, that in the event a default under this Section 22.02(a) cannot reasonably be cured within such [***]* period, the time to cure the default shall extend for up to [***]* from the date on which the notice of default was received by Service Provider but only if Service Provider has provided to Client a reasonable plan to cure such default, any reasonable objections to such plan suggested by Client within [***]* of such plan have been reasonably addressed by Service Provider, and Service Provider promptly commences to implement such plan. In the event Service Provider does not cure a default under this Section 22.02(a) within the [***]* cure period, as applicable, and Client desires to terminate this Agreement after the [***]* cure period, as applicable, Client shall, unless otherwise agreed by the Parties, provide Service Provider with a notice of termination and this Agreement shall terminate on the date set forth in such notice (which date shall not be later than the date that is [***]* after the expiration of the [***]* cure period, as applicable), and Service Provider shall provide the Termination Assistance Services pursuant to Section 22.06.

(b) Termination of Agreement for Service Level Termination Event. Client is entitled to terminate this Agreement for cause in accordance with Schedule B of the applicable Service Agreement in the event there are [***]* Service Level Termination Events. In that event Client shall provide Service Provider with a notice of termination and this Agreement shall terminate on the date set forth in such notice (which date shall not be later than the date that is [***]* after the date of the notice of termination) and Service Provider shall provide the Termination Assistance Services pursuant to Section 22.06. Service Provider expressly acknowledges and agrees that in the event Client does not exercise its right to terminate the Agreement under this subsection (b), the right to terminate continues in effect and Client is entitled to terminate the Agreement for cause under this subsection (b) upon the occurrence of another Service Level Termination Event by notice of termination that is effective on a date that is no later than [***]* after the date of the notice of termination.

(c) Termination for Convenience.

(i) Client shall have the right to terminate this Agreement for convenience effective any time after the date that is [***]* after the Effective Date by giving Service Provider notice of the termination no earlier than the first day of the [***]* after the Effective Date and at least [***]* prior to the effective date of the termination specified in such notice.

(ii) Client shall have the right to terminate this Agreement in the event of a [***]* of Client [***]*, as that term is defined in the Bank Act, S.C. 1991, c. 46, [***]* after the Effective Date, by giving Service Provider notice of the termination that is at least [***]* prior to the effective date of the termination specified in such notice.

(d) Termination for Change of Control of Service Provider. Client shall have the right to terminate this Agreement in its entirety upon the occurrence of a Change of Control of Service Provider so long as Client provides Service Provider notice of such termination [***]* after the earlier of (1) the date on which a public announcement is made that Service Provider intends to effectuate a Change of Control and (2) the date on which Service Provider notifies Client of a Change of Control of Service Provider. Any notice of termination provided pursuant to this Section 22.02(d): (i) may be made contingent upon actual completion of the Change of Control to which it relates and (ii) shall specify an effective date for such termination that is up to [***]* after the date of completion of such Change of Control. For the avoidance of doubt, notwithstanding Client’s termination under this subsection (d) the obligations to provide Termination Assistance Services under Section 22.06 continue to apply.

(e) Termination for Change of Control of Exult Canada Parent. Client shall have the right to terminate this Agreement in its entirety upon the occurrence of a Change of Control of Exult Canada Parent so long as Client provides

Service Provider notice of such termination within [***]* after the earlier of (1) the date on which a public announcement is made that Service Provider or Exult Canada Parent, as applicable, intends to effectuate a Change of Control and (2) the date on which Service Provider notifies Client of a Change of Control of Exult Canada Parent. Any notice of termination provided pursuant to this Section 22.02(e): (i) may be made contingent upon actual completion of the Change of Control to which it relates and (ii) shall specify an effective date for such termination that is up to [***]* after the date of completion of such Change of Control of Exult Canada Parent. For the avoidance of doubt, notwithstanding Client’s termination under this subsection (e) the obligations to provide Termination Assistance Services under Section 22.06 continue to apply.

(f) Termination for BPO Damages Cap. If during the Term of this Agreement Service Provider pays or credits to Client in accordance with the terms of this Agreement. or is otherwise adjudged or directed by a court, mediator or arbitrator to pay, an amount of damages that is [***]* of the BPO Damages Cap, then Client may terminate this Agreement in its entirety for cause upon [***]* written notice to Service Provider. Service Provider expressly acknowledges and agrees that in the event Client does not exercise its right to terminate the Agreement upon reaching [***]* of the BPO Damages Cap, the right to terminate continues in effect with each additional damages entitlement and Client is entitled to terminate the Agreement for cause under this subsection (f) upon [***]* prior written notice. In the event that Client exercises its right to terminate this Agreement under this Section 22.02 (f), Client is entitled to seek all remedies otherwise available to it under this Agreement including claims for damages under Article 25. For the avoidance of doubt, notwithstanding Client’s termination under this subsection (f) Service Provider’s obligation to provide Termination Assistance Services under Section 22.06 continue to apply.

(g) Termination for Governmental Authority Intervention. If, during the Term, Client and/or Client Affiliates have been notified by a Governmental Authority that Client and/or Client Affiliates can no longer continue to outsource some or all of the business processes or services outsourced to Service Provider under this Agreement, Client shall immediately notify Service Provider. In the event of such notice, the Parties will meet within a period of [***]* following the day on which the notice is sent, at such time and at such place as the Parties will determine, and will use their best efforts to resolve the matter working cooperatively and in good faith within a further period of [***]*. Any Changes, including a termination of some but not all of the Services will be handled through Change Control. If the Parties are not able to resolve the matter within such period, provided that Client has first used its Commercially Reasonable Efforts, for a reasonable period, to identify alternative solutions to obtain the required approval of the Governmental Authority, Client shall be entitled to terminate this Agreement on at least [***]* notice (unless a shorter period is required by the Governmental Authority) and upon payment of a Termination Fees that apply in the event Client terminates the Agreement for Change of Control of Service Provider or Change of Control of Exult Canada Parent and as set forth in each Service Agreement then in effect. Service Provider agrees to continue to provide the Services and provide Termination Assistance Services in accordance with this Agreement unless prohibited by Governmental Authority.

22.03	Bankruptcy.

(a) In the event that either Client or Service Provider or Exult Canada Parent (called the “Insolvent Party”):

(i) shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(ii) shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets to oversee a voluntary or involuntary liquidation, winding-up or dissolution, (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under Title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as amended from time to time (the “Bankruptcy Code”), (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or other Law applicable to the Insolvent Party relating to the bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or wind-up, or composition or readjustment of debts, or (6) take any corporate action for the purpose of effecting any of the foregoing;

then the Client, in the case where the Insolvent Party is Service Provider or Exult Canada Parent, may, by giving notice thereof to Service Provider, or Service Provider, in the case where the Insolvent Party is Client may, by giving notice thereof to Client, no later than [***]* of receipt of notice of the precipitating event set forth in subsection (i) or (ii) above, terminate this Agreement effective as of the date specified in such termination notice. Service Provider will make Commercially Reasonable Efforts to ensure that its trustee, liquidator, receiver, examiner or custodian, as the case may be, will continue to provide the Services and start to provide Termination Assistance Services in accordance with the terms of the Agreement and the Service Agreements then in effect.

(b) In the event that:

(i) a proceeding or case shall be commenced, without the application or consent of the Insolvent Party in any court of competent jurisdiction, seeking (1) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (2) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Insolvent Party or of all or any substantial part of its property or assets or (3) similar relief in respect of such Insolvent Party under any applicable Law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue un-dismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue un-stayed and in effect, for a period of [***]*; or

(ii) an order for relief against such Insolvent Party shall be entered in an involuntary case under the Bankruptcy Code or other Law applicable to the Insolvent Party relating to the bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or wind-up, or composition or readjustment of debts;

then Client, in the case where the Insolvent Party is Service Provider or Exult Canada Parent, may, by giving notice thereof to the Service Provider, or Service Provider in the case where the Insolvent Party is Client, may, by giving notice thereof to Client no later than [***]* of receipt of notice of the precipitating event set forth in subsection (i) or (ii) above, terminate this Agreement effective as of the date specified in such termination notice. Service Provider will make Commercially Reasonable Efforts to ensure that its trustee, liquidate, receiver, examiner or custodian, as the case may be, will continue to provide the Services and start to provide Termination Assistance Services in accordance with the terms of the Agreement and the Service Agreements then in effect.

(c) The Parties intend that notwithstanding the occurrence of any event set forth in Sections 22.03(a) or 22.03(b) above, the licenses granted by Service Provider to Client under Section 15.01(Ownership and License Rights) and Section 22.07 (Exit Rights) shall remain effective and enforceable by Client, including pursuant to Bankruptcy Code Section 365(n) as applicable.

22.04	Termination for Force Majeure Event.

(a) Client shall have the option, but not the obligation, to terminate this Agreement and/or to terminate from time to time, one or more affected Service Agreements or categories of Services, if Service Provider fails to perform any Services in any material respect because of the occurrence of a Force Majeure Event and Service Provider fails to restore the affected Services within [***]* after the commencement of the Force Majeure Event.; provided, however, (i) Service Provider shall temporarily restore the Services itself or with the assistance of alternate/back-up assistance within [***]* of the commencement of the Force Majeure Event, and (ii) if Service Provider fails to do so, then Client may obtain a third party to provide the affected Services. [***]* shall pay all of the costs of such third party until Service Provider is able to resume providing the Services itself.

(b) Client shall exercise its termination option by delivering to Service Provider written notice of such termination identifying the termination date. Service Provider expressly acknowledges and agrees that notwithstanding the notice of termination, Service Provider shall comply with its obligations to perform its obligations under the Service Agreement(s) with respect to the DRP and Business Continuity Plan, and Termination Assistance Services.

22.05	Termination Fees.

(a) Termination Fees for Convenience.

(j) In the event Client terminates this Agreement for convenience pursuant to Section 22.02(c) (I), Client shall pay the Termination Fees identified in Schedule C to the applicable Service Agreement. Such Termination Fees shall be calculated and set on the effective date of termination and shall be due and payable [***]* as follows: [***]*

(ii) In the event Client terminates this Agreement for convenience pursuant to Section 22.02(c) (II), Client shall pay the Termination Fees identified in Schedule C to the applicable Service Agreement. Such Termination Fees shall be calculated and set on the effective date of termination and shall be due and payable [***]* as follows: [***]*

(b) Termination Fees for Change of Control of Service Provider. In the event Client terminates this Agreement pursuant to Section 22.02(d), [***]* identified in Schedule C to the applicable Service Agreement [***]*:

(i) the entity that is proposed to assume the rights and obligations under this Agreement through a Change of Control of Service Provider (the “Assuming Service Provider Entity”) (i) [***]* and (ii) [***]*. Notwithstanding anything in this Agreement including Article 21 (Dispute Resolution), [***]*; or

(ii) the Assuming Service Provider Entity is a [***]*; or

(iii) the Assuming Service Provider Entity is a [***]*; or

(iv) Client’s Regulatory Requirements prohibit the Assuming Service Provider Entity from providing the services to Client Group under this Agreement. In that event, the Parties will meet within a period of [***]* following the day on which the notice of Change of Control of Service Provider is sent, at such time and at such place as the Parties will determine, and will use their best efforts to resolve the matter working cooperatively and in good faith within a further period of [***]*. Any Changes, [***]* will be handled through Change Control. If the Parties are not able to resolve the matter within such period, [***]* Commercially Reasonable Efforts, for a reasonable period, [***]*, Client shall be entitled to terminate this Agreement for Change of Control of Service Provider; or

(v) Assuming Service Provider Entity does not intend to continue to provide the Services under this Agreement to Service Users in [***]* and in the [***]*.

[***]* shall be calculated and set on [***]* and shall be due and payable in [***]* as follows: [***]*

(c) Termination Fees for Change of Control of Exult Canada Parent. In the event Client terminates this Agreement pursuant to Section 22.02(e), [***]* identified in Schedule C to the applicable Service Agreement [***]*:

(i) the entity that is proposed to assume control of Service Provider through a Change of Control of Exult Canada Parent (the “Assuming Exult Canada Parent Entity”) (i) [***]* and (ii) [***]*. Notwithstanding anything in this Agreement including Article 21 (Dispute Resolution), [***]*; or

(ii) the Assuming Exult Canada Parent Entity is a [***]*; or

(iii) the Assuming Exult Canada Parent Entity is a [***]*; or

(iv) Client’s Regulatory Requirements prohibit the Assuming Exult Canada Parent Entity from providing the services to Client Group under this Agreement. In that event, the Parties will meet within a period of [***]* following the day on which the notice of Change of Control of Exult Canada Parent is sent, at such time and at such place as the Parties will determine, and will use their best efforts to resolve the matter working cooperatively and in good faith within a further period of [***]*. Any Changes, [***]* will be handled through Change Control. If the Parties are not able to resolve the matter within such period, [***]* Commercially Reasonable Efforts, for a reasonable period, [***]*, Client shall be entitled to terminate this Agreement for Change of Control of Exult Canada Parent; or

(v) Assuming Exult Canada Parent Entity does not intend to continue to provide the Services under this Agreement to Service Users in [***]* and in the [***]*.

[***]* shall be calculated and set on [***]* and shall be due and payable [***]* as follows: [***]*

(d) Termination for Cause or for Service Level Termination Event or for BPO Damages Cap, or for Bankruptcy or for Force Majeure Event. Client shall not be obligated to pay any termination fees under this Article 22 in the event Client terminates this Agreement pursuant to Section 22.02(a) or (b) or (d) or (e) (if the conditions set out in Section 22.05 (b) and (c) are not met), or (f), Section 22.03, or terminates under Section 22.04.

(e) Termination for Governmental Authority Intervention. In the event Client terminates this Agreement pursuant to Section 22.02(g), Client shall pay the Termination Fees under this Agreement identified in Schedule C to the applicable Service Agreement that are the same Termination Fees that Client is obliged to pay in the event of a termination of this Agreement for Change of Control of Service Provider and subject to the same payment schedule as is set out for Change of Control of Service Provider.

22.06	Termination Assistance.

(a) Notwithstanding anything else in this Agreement or a Service Agreement, in particular the provisions that indicate that the termination of this Agreement is to be effective not later than [***]* after notice of termination, Client is entitled to extend Termination Assistance for an additional [***]* upon at least [***]* prior written notice to Service Provider and in that event the Agreement shall not terminate until the expiry of the extended Termination Assistance Period; provided, however, Client shall use Commercially Reasonable Efforts during the initial [***]* of Termination Assistance to transition the Services away from Service Provider.

(b) Service Provider shall, upon Client’s request provide the Termination Assistance Services in consideration for Client’s continued payment of all Charges then in effect for the Services immediately prior to the expiration, termination or partial termination of the applicable Service Agreement(s) and/or this Agreement. The Client acknowledges and agrees that Service Provider is [***]* to start to provide Termination Assistance Services if (1) [***]*, and (2) [***]*

(c) Service Provider shall provide the Termination Assistance Services during the Termination Assistance Period. Except as otherwise agreed upon by Service Provider and Client, the scope of and responsibilities for Termination Assistance Services shall be set out in Schedule P to the applicable Service Agreement. The quality and level of performance of the Services during the Termination Assistance Period shall not be degraded, but to the extent Client requests any reallocation of resources or transitions portions of the Services that impact KPIs and Reporting Service Levels the Parties will use Change Control to address any necessary adjustments to the Service Levels.

(d) After the expiration of the Termination Assistance Period, Service Provider shall (i) answer questions from Client regarding the terminated, insourced or resourced Services on an “as needed” basis at Service Provider’s then standard billing rates and (ii) deliver to Client any remaining Client-owned reports and documentation relating to the terminated, insourced or resourced Services still in Service Provider’s possession.

(e) Client shall allow Service Provider to use, at no charge and for the benefit of Client only, those Client facilities and Client assets (including the Client Software and the Client Machines) being used to perform the Termination Assistance Services for as long as Service Provider is providing the Termination Assistance Services.

(f) During the Termination Assistance Period, Service Provider will reasonably liaise regarding Termination Assistance Services with a new third party service provider, at Client’s request, provided that (i) any access or information provided to such third party does not interfere with Service Provider’s ability to provide the Services or Termination Assistance Services to Client Group, and (ii) such third party complies with Service Provider’s security and confidentiality requirements, including execution of a Confidentiality Agreement in the form of Exhibit M. Service

Provider will provide or make available information reasonably requested by Client or designee concerning data formats and Software as necessary to transition to Client Group’s or another service provider’s platform; provided that Service Provider will not grant access or license to ESDM SM or myHR SM or any Service Provider Proprietary Software and Materials to the third party.

(g) Upon expiry of the Termination Assistance Period, Service Provider will remove the Service Provider assets location on Client’s Premises.

22.07	Exit Rights.

(a) Upon the later of (i) the expiration or termination of the applicable Service Agreement(s) and/or this Agreement; or (ii) the last day of the Termination Assistance Period (the “End Date”) For the avoidance of doubt, the Exit Rights under this Section 22.07 are in addition to any rights granted to Client under the applicable Schedule P (Termination Assistance Services):

(i) The limited rights granted to Service Provider and Service Provider Representatives in Client Software shall immediately terminate and Service Provider shall, and shall cause Service Provider Representatives to (i) deliver to Client, [***]* to Client, a current copy of the [***]* of Client Software (including Commissioned Works) as then in production and hosted or used by Service Provider or Service Provider Representatives at the End Date, Commissioned Works as then in production and hosted by Service Provider or Service Provider Representatives at the End Date, and tangible materials constituting Client Intellectual Property in the form and data formats in use by Service Provider or Service Provider Representatives as of the End Date (including without limitation any [***]* Software and Commissioned Works whether Client-owned or Service Provider-owned), (ii) to the extent that Client has a license and/or written permission from the authorized licensor of Service Provider Third Party Software, [***]* to Client charged by Service Provider, deliver to Client a current copy of [***]* of Service Provider Third Party Software in use by Client Group in the form and data format in use by Service Provider or Service Provider Representatives as of the End Date, (iii) to the extent permissible, deliver to Client, [***]* to Client charged by Service Provider, a current copy of [***]* of any modifications made by Service Provider or Service Provider Representatives to Service Provider Third Party Software in use by Client Group in the form and data formats in use by Service Provider or Service Provider Representatives as of the End Date, and (iv) upon Client concurrence, destroy or erase all other copies of the Client Software, Client-owned Commissioned Works (except as otherwise agreed), and materials constituting Client Intellectual Property or Client Data in Service Provider’s or Service Provider Representatives’ possession. Service Provider shall, upon Client’s request, certify to Client that all such copies have been destroyed or erased. To the extent that Service Provider [***]* the modifications to Service Provider Third Party Software as set forth in this Section, Service Provider shall [***]*. Upon Client’s request, Service Provider shall [***]*

(ii) Upon Client’s request, with respect to any (i) contracts for maintenance, disaster recovery services and other necessary third party services being used by Service Provider solely to perform the Services as of the End Date and (ii) Assigned Agreements, Service Provider shall use Commercially Reasonable Efforts to, transfer or assign such agreements to Client or Client’s Affiliate or its designee (other than obligations of Service Provider arising before the effective date of the assignment) on mutually agreeable terms and conditions. Where an assignment cannot be obtained without cost or on reasonable terms, Service Provider and Client will use Commercially Reasonable Efforts to mitigate such costs and shall [***]* to obtain the assignment. Upon Client’s request, Service Provider shall use Commercially Reasonable Efforts to facilitate Client’s contacts with any third parties providing Software used by Service Provider in providing the Services and with whom Client wishes to acquire a license to continue using the Software.

(iii) Upon Client’s request, Service Provider shall sell to Client or Client’s Affiliate or its designee(s) (i) the Service Provider Machines that are used by Service Provider solely to perform the Services as of the End Date; and (ii) any Assets transferred by Client or Client Affiliate to Service Provider free and clear of all liens, security interests, or other encumbrances (other than any charges that would be passed through to Client as a Third Party Costs under the applicable Schedule to the applicable Service Agreement(s)), all at Service Provider’s [***]*. Service Provider acknowledges and agrees that Client is entitled to request copies of the relevant records of the Service Provider to independently validate [***]* for the Assets described in this subsection (iii).

(iv) Service Provider shall return or if requested by Client, destroy Client Confidential Information together with any reproductions of Client Data, Client Documentation or other Client materials, except as required by Law.

(b)	And provided further:

(i) Notwithstanding anything to the contrary in this Agreement and/or a Service Agreement, in the case of Service Provider Proprietary Software and Service Provider Software Tools (including myHRSM and Report Tools) (and all modifications and derivatives thereof developed and put into service for Client Group under this Agreement) Service Provider’s grant of license to Client Group under this Agreement shall [***]* after the expiry of the Termination Assistance Period solely for those components of Service Provider Proprietary Software and Service Provider Software Tools (including myHRSM and Report Tools) that Service Provider installed for Client at Service Locations prior to the termination date or expiration date of the Agreement or applicable Service Agreement and provided further that [***]*

(ii) Notwithstanding anything to the contrary in this Agreement and/or a Service Agreement, Service Provider’s grant of license to Client Group to continue using the components of Service Provider Proprietary Software and Service Provider Software Tools (including myHRSM and Report Tools) (and all modifications and derivatives thereof developed and put in service for Client Group under this Agreement) shall [***]* upon the bankruptcy or insolvency of Service Provider or Exult Canada Parent, [***]*

(c) To the extent that there is a report generator software tool that can be extracted and transportable (“Report Tool(s)”), (i) if such Report Tool is owned by Service Provider, then Service Provider will grant a license to Client Group for the object code of such Report Tool to [***]* upon: (A) the bankruptcy or insolvency of Service Provider or Exult Canada Parent, or (B) the expiry of the Termination Assistance Period, which license period [***]*; or (ii) if such Report Tool is owned by a third party, then Service Provider will use Commercially Reasonable Efforts to assist Client in acquiring a license to such Report Tool.

(d) Upon request by Client Group, during the post-termination/expiration periods that Client Group has a license to use myHRSM and Report Tools, Service Provider shall make reasonable support services for myHRSM and Report Tools available to Client Group [***]*.

22.08	Assumption of Governmental Authority Control.

If pursuant to any Law a Governmental Authority takes control of or appoints a receiver of Client’s and/or Client Affiliates’ operations, Service Provider agrees to comply with all required mandates of such Law relating to such action for the duration required by the Governmental Authority.

22.09	Offers to Service Provider Employees.

During the Termination Assistance Period, Service Provider will identify to Client those Service Provider Personnel who are then spending all of their time dedicated to performing the Services for Client Group (“Dedicated Employees”). Service Provider shall have the right to require [***]* Client shall have the right to make offers of employment to the Dedicated Employees [***]*. Client may make offers of employment to any [***]*. The Parties shall cooperate with respect to the timing and nature of communications to [***]* so as not to disrupt the Services and Service Provider’s operations, while permitting Client a reasonable period of time to facilitate hiring and transition activities. Client shall be solely responsible for the performance of any and all obligations and liabilities relating to the employment or termination of employment of [***]* upon the date they commence employment with Client or Client Affiliates. Any such employment by Client or Client Affiliate will not be effective until termination or expiry of this Agreement or the applicable Service Agreement.

22.10	Effect of Termination.

Except as otherwise provided, termination of this Agreement or any Service Agreement or categories of Services for any reason under this Article shall not affect (i) any liability or obligations of either Party arising before such termination or out of the events causing such termination, or (ii) any damages or other remedies to which a Party may be entitled under this Agreement or any Service Agreement, at law or in equity, arising from any breaches of such obligations.

22.11	Termination Assistance Fees.

The Parties agree that Service Provider will be compensated for any Termination Assistance Services provided by Service Provider that require the use of different or additional services or resources beyond that which Service Provider is then using to provide the Services in accordance with the Service Levels as of the date of notice of termination (“Termination Assistance Fees”). Except as otherwise agreed, Termination Assistance Fees will be due on the standard invoicing terms set forth in Schedule C to the applicable Service Agreement and will be billed at the [***]* (for like skills) or [***]*. Service Provider expressly acknowledges and agrees that when Client has terminated this Agreement for Cause, for Service Level Termination Event, for Bankruptcy, for BPO Damages Cap, for Force Majeure Event, payment of Termination Assistance Fees under this Section 22.11 is without prejudice to Client’s ability to recover the Termination Assistance Fees as damages in a court action or arbitration proceeding.

ARTICLE 23

INDEMNIFICATION

23.01	Indemnity by Service Provider.

(a) Service Provider will indemnify, defend and hold each member of the Client Group and their successors and assigns, and the respective officers, directors, employees, agents, and contractors of each of them, and the successors of such officers, directors, employees, agents and contractors (each a “Client Indemnitee”) harmless from and against any and all claims and Losses arising from any third party claims based upon or resulting from the following, or allegations of the following:

(i) infringement of any patent or any copyright, trademark, service mark, trade name, trade secret, confidential information or similar intellectual property right, whether conferred by contract or arising under Law, by equipment, materials and other resources (including without limitation any information technology, information management and communications services, equipment, Service Provider Proprietary Software and Materials, Service Provider Third Party Software and Materials, Commissioned Works whether owned by Client or by Service Provider (except to the extent such Commissioned Works were specified by Client), or other resources) used or provided by Service Provider and/or Service Provider Representatives in Service Provider’s performance of the Services; provided, however, that Service Provider will have no obligation with respect to any claims or Losses to the extent arising out of or in connection with (i) a Client Indemnitee’s modification of any Software, hardware or similar resource; (ii) a Client Indemnitee’s combination, operation or use of the equipment, Software or other resources provided by a Service Provider Indemnitee with devices, data, programs or other resources not furnished by a Service Provider Indemnitee; or (iii) any use by a Client Indemnitee of devices, data, programs or other resources furnished by Service Provider in a manner materially contravening Service Provider’s express written instructions to such Client Indemnitee, except to the extent in each case that any of the activities described in Sections (i), (ii) or (iii) above was at the written request or direction of, or in accordance with specifications required by, Service Provider and/or Service Provider Representatives in which case Service Provider has the obligation to indemnify, defend and hold harmless; and provided that in the case of (iii) Service Provider is required to provide Client Indemnitee with a reasonable time period to stop the contravening use;

(ii) personal injuries, death or damage to tangible personal or real property of third parties including employees of Service Provider and Service Provider Representatives caused by the tortious conduct, negligence or willful misconduct of Service Provider, its employees and Service Provider Representatives; provided that Service Provider will have no obligation under this Section 23.01 (ii) to the extent the same arise out of or in connection with the tortious conduct, negligence or willful misconduct of a member of the Client Group or any other Client Indemnitee;

(iii) Taxes assessed or claimed against the Client Group which are obligations of Service Provider under this Agreement or result from breach of obligations of Service Provider under this Agreement, except where Service Provider is following instructions from Client Group, including, without limitation, any fines, penalties, administrative fees or the like payable by Client to any Government Authority (whether or not a taxing entity) arising from Service Provider’s failure to comply with its obligations under this Agreement. For the avoidance of doubt the amounts for which Service Provider is indemnify Client Indemnitee under this (iii) include remittances and moneys otherwise payable by Service Provider (for example as part of the provision of payroll Services) to any Governmental Authority as part of the Services provided by the Service Provider;

(iv) Service Provider breaches of its obligations under Article 19;

(v) Service Provider breaches of its obligations under Article 8 except where Service Provider is following instructions from Client Group or the terms of Client Group’s benefits programs and designs, policies, procedures or guidelines; and

(vi) As of [***]*, Service Provider breaches of its obligations under Section 6.06 except where Service Provider or Service Provider Representatives are following instructions from Client Group that are contrary to the terms of a Right to Use Agreement with regard to such Right to Use Agreements.

(b) Service Provider will indemnify, defend and hold each Client Indemnitee harmless from and against any and all claims and Losses based upon or resulting from the following, or allegations of the following on or after the Service Agreement Effective Date:

(i) any claim by a Transitioned Employee arising out of or relating to a Transitioned Employee’s employment or termination of employment with Service Provider or its Affiliates on and after the Transitioned Employee’s Start Date;

(ii) Service Provider’s breach of Schedule J or its Appendices under the applicable Service Agreement; and

(iii) bodily injury or damage to tangible property arising from the negligent acts or omissions of Service Provider or Service Provider Staff using Client Facilities or located in Client Premises.

23.02	Indemnity by Client.

(a) Client will indemnify, defend and hold Service Provider, its Affiliates and their successors and assigns, and the respective officers, directors, employees, agents, and contractors of each of them, and the successors of such officers, directors, employees, agents and contractors (each a “Service Provider Indemnitee”) harmless from and against any and all claims and Losses arising from any third party claims based upon or resulting from the following, or allegations of the following:

(i) infringement of any patent or any copyright, trademark, service mark, trade name, trade secret, confidential information or similar intellectual property right, whether conferred by contract or arising under law, materials and other resources (including without limitation information technology, information management and communications services equipment, Software or other resources) used or provided to Service Provider by the Client Group in connection with the receipt of the Services; provided, however, that Client will have no obligation with respect to any claims or Losses to the extent arising out of or in connection with (i) a Service Provider Indemnitee’s modification of any Software, hardware or similar resource; or (ii) a Service Provider Indemnitee’s combination, operation or use of the equipment, Software or other resources provided by a Client Indemnitee with devices, data, programs or other resources not furnished by a Client Indemnitee ; or (iii) any use by a Service Provider Indemnitee of devices, data, programs or other resources furnished by Client in a manner materially contravening Client’s express written instructions to such Service Provider Indemnitee, except to the extent in each case that any of the activities described in Sections (i), (ii) or (iii) above was at the written request or direction of, or in accordance with specifications required by, Client and/or Client Representatives in which case Client has the obligation to indemnify, defend and hold harmless; and provided that in the case of (iii) Client is required to provide Service Provider Indemnitee with a reasonable time period to stop the contravening use;

(ii) personal injuries, death or damage to tangible personal or real property of third parties including employees of the Client Group caused by the tortious conduct, negligence or willful misconduct of the Client Group, their employees or Client Representatives; provided that Client will have no obligation under this part to the extent the same arise out of or in connection with the tortious conduct, negligence or willful misconduct of Service Provider, Exult Canada Affiliates, Service Provider Subcontractors or any other Service Provider Indemnitee;

(iii) Taxes assessed or claimed against Service Provider which are obligations of Client under this Agreement or result from breach of obligations of Client under this Agreement, including, without limitation, any fines, penalties, administrative fees or the like payable by Service Provider to any Government Authority (whether or not a taxing entity) arising from Client’s failure to comply with its obligations under this Agreement;

(v) Client Group breaches of its obligations under Article 8; and

(vi) Client Group breaches of its obligations under Article 19.

(b) Client will indemnify, defend and hold each Service Provider Indemnitee harmless from and against any and all claims and Losses based upon or resulting from the following, or allegations of the following:

(i) any claim by Retained Employees or Transitioned Employees arising out of or relating to a their employment with or termination of employment with Client Group;

(ii) any breach by Client Group of its obligations under Schedule J or its Appendices of the applicable Service Agreement;

(iii) bodily injury or damage to tangible property arising from the negligent acts or omissions of Client Group using Client Facilities or located in Client Premises; and

(iv) any breach by Client Group of the rights of Client Group’s employees or Service Users under ERISA or any other Laws relating to their benefit plans or employment by Client Group.

23.03	Indemnification Procedures.

(a) If any civil, criminal, administrative or investigative action or proceeding is commenced or threatened by a third party (any of the above being a “Indemnification Claim”) against any Party entitled to receive indemnification under this Section in respect of such Claim (the “Indemnified Party”), the Indemnified Party shall give written notice to the Party that is obligated to provide indemnification under this Section (the “Indemnifying Party”) as promptly as practicable but in all events, within a period that will not prejudice the rights of the Indemnified Party under this Agreement or to defend the Claim (the “Notice of Assumption of Defense”). After such notice, the Indemnifying Party shall assume the defense of such Claim, and may employ and engage attorneys of its sole choice to handle and defend the same, at the Indemnifying Party’s sole cost and expense. If the Indemnifying Party fails to deliver written notice acknowledging its obligations to provide defense and indemnity in respect of the Claim, and to commence defense, within [***]* prior to the date on which a response to such Claim is due or such lesser period as is reasonable given the nature of the Claim and the notice and response time permitted by law or the facts and circumstances, then the Indemnified Party shall have the right to defend, settle or otherwise resolve the Claim insofar as it relates to the Indemnified Party in such manner as the Indemnified Party may deem appropriate, at the cost and expense of the Indemnifying Party, and without the consent of the Indemnifying Party, and the Indemnifying Party may participate in such defense, at its sole cost and expense.

(b) The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial, defense and settlement of such Claim and any appeal arising therefrom. The Indemnified Party may participate in such investigation, trial, defense and settlement of such Claim and any appeal arising therefrom, through its attorneys or otherwise, at its own cost and expense. No settlement of a Claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the consent of the Indemnified Party.

(c) Except where the Indemnifying Party fails to comply with its obligations under this Article 23, if the Indemnified Party assumes full defense of any such Claim the Indemnifying Party shall not be liable for any legal expenses incurred thereafter in connection with the defense of the Claim by the Indemnified Party.

(d) The Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party (that have not otherwise been released with the Indemnifying Party’s consent) with respect to the Claims and defenses to which such indemnification relates.

23.04	Clarifications.

Unless otherwise provided in the applicable Service Agreement, the indemnification rights and obligations of the Parties set forth in this Agreement are intended to cover any indemnification rights or obligations relating to the asset sale or the sub-leases described in that Service Agreement. The Parties shall make good faith efforts to recover applicable Losses under all policies of insurance that may reasonably provide coverage for the Losses.

ARTICLE 24

INSURANCE

24.01	Service Provider Insurance.

On or before [***]*, Service Provider shall at its own expense secure and maintain continuously throughout the Term, the following insurance and shall furnish to Client certificates evidencing such insurance on or prior to [***]*, except as otherwise set forth below.

Worker’s Compensation (U.S.) Workplace Safety (Canada)	[***]*

Comprehensive General Liability Insurance

General Aggregate Each Occurrence Personal & Advertising Injury	[***]*

Medical Payments

Comprehensive Auto Liability	[***]*

Umbrella/Excess Liability

General Aggregate Each Occurrence	[***]*

Professional Liability Insurance

General Aggregate Each Occurrence	[***]*

Employment Practices Liability Insurance

General Aggregate Each Occurrence	[***]*

Crime Insurance

General Aggregate Each Occurrence	[***]*

Property Insurance (Building/Content/Computer Equipment)	[***]*

24.02	General Insurance Requirements.

(a) All insurance policies that the Service Provider is required to carry pursuant to this Article shall: (i) be primary as to Service Provider’s negligence and non-contributing with respect to any other insurance or self-insurance Client, on it own behalf and on behalf of its Affiliates, may maintain; and (ii) be provided by reputable and financially responsible insurance carriers and Service Provider will use Commercially Reasonable Efforts to place coverage with carriers that have an [***]* or an equivalent rating by another nationally recognized rating agency, or have been approved of by Client, such approval not to be unreasonably withheld. Service Provider shall cause its insurers to issue to Client on or before the Effective Date and each policy renewal date certificates of insurance evidencing that the coverages and policy endorsements required by this Article are in effect.

(b) The insurance coverages referred to in Section 24.01 (except for worker’s compensation, professional liability and employment practices liability) shall name Client, its Affiliates, and their respective officers, directors and employees as additional insureds or loss payee as applicable in respect of, as such Parties’ interests may appear with respect to this Master Agreement.

24.03	Risk of Loss.

As of the Effective Date, each Party shall be responsible for risk of loss of, and damage to, any Equipment, Software or other materials in its possession or under its control.

ARTICLE 25

DAMAGES AND LIMITATIONS OF LIABILITY

25.01	Direct Damages.

(a) Assertion of Claims. ALL CLAIMS AND ACTIONS BETWEEN THE PARTIES RELATING TO, DIRECTLY OR INDIRECTLY, OR ARISING FROM THIS AGREEMENT (INCLUDING THE SERVICES), HOWEVER CAUSED, REGARDLESS OF THE FORM OF ACTION AND ON ANY THEORY OF LIABILITY, INCLUDING CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER TORT, SHALL BE BROUGHT UNDER THIS AGREEMENT AND SHALL BE SUBJECT TO THE TERMS OF THIS AGREEMENT.

(b) Aggregate Limitation of Liability. FOR PURPOSES HEREOF, THE AMOUNT OF THE “BPO DAMAGES CAP” EQUALS [***]* PRIOR TO THE DATE [***]* TO WHICH THE BPO DAMAGES CAP APPLIES AROSE (OR IN THE EVENT THIS AGREEMENT AND/OR THE APPLICABLE SERVICE AGREEMENT UNDER WHICH THE [***]* AROSE HAS NOT BEEN IN EFFECT FOR [***]*, AN AMOUNT EQUAL TO THE AMOUNT PAYABLE BY CLIENT UNDER THIS AGREEMENT AND/OR THE APPLICABLE SERVICE AGREEMENT FOR THE MOST RECENT MONTH PRIOR TO THE TIME THE FIRST CLAIM OR FIRST CAUSE OF ACTION TO WHICH THE BPO DAMAGES CAP APPLIES AROSE UNDER THIS AGREEMENT TIMES TWELVE (12)). THE AMOUNT OF THE “TPO DAMAGES CAP” APPLICABLE TO EACH CLAIM TO WHICH THE TPO DAMAGES CAP APPLIES IS DEPENDENT UPON THE ASSIGNED CONTRACT OR REPLACEMENT TO WHICH A CLAIM OR MULTIPLE CLAIMS RELATE. FOR ASSIGNED AGREEMENTS, AS OF THE DATE SUCH ASSIGNED AGREEMENTS ARE ASSIGNED OR NOVATED TO SERVICE PROVIDER, THE TPO DAMAGES CAP EQUALS [***]* THEN THE TPO DAMAGES CAP WILL EQUAL [***]* PRECEDING [***]* RELATING TO THAT THIRD PARTY VENDOR TO WHICH THE TPO DAMAGES CAP APPLIES. IF SERVICE PROVIDER SUBSEQUENTLY REPLACES OR RENEGOTIATES AN ASSIGNED AGREEMENT WITH A REPLACEMENT AGREEMENT, THEN, UNLESS OTHERWISE AGREED BY SERVICE PROVIDER AND CLIENT, THE TPO DAMAGES CAP WILL EQUAL [***]* PRECEDING [***]* RELATING TO THAT THIRD PARTY VENDOR TO WHICH THE TPO DAMAGES CAP APPLIES; PROVIDED, HOWEVER, (I) [***]*, THEN THE PARTIES SHALL USE THE DISPUTE RESOLUTION PROCESS TO USE COMMERCIALLY REASONABLE EFFORTS TO RESOLVE THE TPO DAMAGES CAP FOR THAT REPLACEMENT AGREEMENT [***]*.

(c) Direct Damages.

(i) EXCEPT AS SET FORTH IN SECTION 25.03(a), THE ENTIRE LIABILITY OF SERVICE PROVIDER TO CLIENT, IN EACH CASE ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED, REGARDLESS OF THE FORM OF ACTION AND ON ANY THEORY OF LIABILITY, INCLUDING CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER TORT, SHALL BE LIMITED TO DIRECT DAMAGES NOT TO EXCEED, IN THE AGGREGATE FOR ALL CLAIMS AND ACTIONS AGAINST SERVICE PROVIDER: (I) FOR CLAIMS RELATING TO ACTS OR OMISSIONS OF ANY THIRD-PARTY VENDOR, OR ANY ACTS OR OMISSIONS OF ANY SERVICE PROVIDER SUBCONTRACTOR UNDER A REPLACEMENT AGREEMENT, THE APPLICABLE TPO DAMAGES CAP; AND (II) FOR ALL OTHER CLAIMS THAT ARE NOT EXCLUDED FROM CAP UNDER 25.03 (INCLUDING FOR CLAIMS RELATING TO SERVICES COVERED BY THE BASELINE CHARGES), THE BPO DAMAGES CAP PROVIDED THAT IN THE EVENT THAT CLIENT CAN SHOW THAT SERVICE PROVIDER DID NOT FULFILL ITS VENDOR MANAGEMENT RESPONSIBILITIES IN CONNECTION WITH AN ASSIGNED AGREEMENT AND/OR A REPLACEMENT AGREEMENT WITH THE RESULT THAT CLIENT GROUP SUFFERED DAMAGES IN ADDITION TO THOSE DAMAGES FOR WHICH THE TPO DAMAGES CAP IS AVAILABLE, THEN CLIENT IS ENTITLED TO BE COMPENSATED BY SERVICE PROVIDER THROUGH THE BPO DAMAGES CAP FOR DAMAGES CLIENT GROUP SUFFERED AS A RESULT OF SERVICE PROVIDERS’ BREACH OF ITS VENDOR MANAGEMENT RESPONSIBILITIES; AND (III) IN NO EVENT WILL THE AGGREGATE OF ALL CLAIMS AGAINST SERVICE

PROVIDER EXCEED THE AGGREGATE OF THE BPO DAMAGES CAP AND ALL TPO DAMAGES CAPS. FOR AVOIDANCE OF DOUBT, THIS PROVISION DOES NOT PROHIBIT OR OTHERWISE DIMINISH CLIENT’S RIGHT TO TERMINATE THE AGREEMENT UNDER SECTION 22.02 (f).

(ii) EXCEPT AS SET FORTH IN SECTION 25.03(a), THE ENTIRE LIABILITY OF CLIENT TO SERVICE PROVIDER, IN EACH CASE ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED, REGARDLESS OF THE FORM OF ACTION AND ON ANY THEORY OF LIABILITY, INCLUDING CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER TORT, SHALL BE LIMITED TO DIRECT DAMAGES NOT TO EXCEED, IN THE AGGREGATE FOR ALL CLAIMS AND ACTIONS AGAINST CLIENT THE BPO DAMAGES CAP.

(d) Claim Minimums. NOTWITHSTANDING SECTION 25.01(a) AND SECTION 25.01(b) OR ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR OR SEEK RECOVERY FOR ANY DAMAGES BY WAY OF ARBITRATION OR COURT PROCEEDING FROM THE OTHER PARTY, ARISING FROM OR IN CONNECTION WITH ANY PARTICULAR CLAIM UNDER THIS AGREEMENT TO THE EXTENT SUCH DAMAGES ARE LESS THAN [***]*; PROVIDED THAT THIS PROVISION DOES NOT PREJUDICE THE NON-DEFAULTING PARTY FROM SEEKING REMEDIES THROUGH THE PROVISIONS OF ARTICLE 21 AND/OR EXHIBIT T. THE PARTIES SHALL USE CHANGE CONTROL TO ADDRESS THE UNDERLYING CAUSES IN THE EVENT A SINGLE CLAIM FOR SUCH DAMAGES IS EQUAL TO OR LESS THAN [***]* AND IN ADDITION, IN CONNECTION WITH THE USE OF CHANGE CONTROL IN ACCORDANCE WITH THIS SECTION 25.01(d), THE PARTIES SHALL DISCUSS THE UNDERLYING CAUSES OF SUCH CLAIMS AND CONSIDER ANY APPROPRIATE MEASURES THAT CAN BE TAKEN TO MINIMIZE FUTURE CLAIMS.

25.02	Exclusion of Consequential Damages.

EXCEPT AS SET FORTH IN SECTION 25.03 (a) (i), IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY, REGARDLESS OF THE FORM OF ACTION AND ON ANY THEORY OF LIABILITY, INCLUDING CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER TORT, FOR ANY LOSS OF INTEREST, PROFIT OR REVENUE BY THE OTHER PARTY OR FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY THE OTHER PARTY, ARISING FROM OR RELATED TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.

25.03	Exclusions to Limitations.

(a) Uncapped Claims:

(i) THE LIMITATIONS OF LIABILITY SET FORTH IN SECTION 25.01(c) AND EXCLUSIONS SET FORTH IN SECTION 25.02 OF THIS ARTICLE ARE NOT APPLICABLE TO LIABILITIES TO PROVIDE [***]*.

(ii) THE LIMITATIONS OF LIABILITY SET OUT IN SECTION 25.01(c) SHALL NOT APPLY TO [***]* ACTUAL DIRECT DAMAGES ATTRIBUTABLE TO: (I) [***]*, OR (II) [***]* OR (III) [***]*.

(iii) THE LIMITATIONS OF LIABILITY SET OUT IN SECTION 25.01 (c) SHALL NOT APPLY TO [***]* ACTUAL DIRECT DAMAGES ATTRIBUTABLE TO: (I) [***]*, OR (II) [***]*.

(b) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL ONE PARTY BE LIABLE TO THE OTHER PARTY FOR ANY DAMAGES IF, AND TO THE EXTENT, CAUSED BY THE FIRST PARTY’S MATERIAL FAILURE TO PERFORM ITS RESPONSIBILITIES, AS SET FORTH IN THIS AGREEMENT. SUBJECT TO THIS SECTION, THE LIMITATIONS, IF ANY, AND EXCLUSIONS, IF ANY, SET FORTH IN THIS AGREEMENT APPLY TO EACH PARTY AND ITS REPRESENTATIVES, AFFILIATES, EMPLOYEES AND CONTRACTORS AND REPRESENT THE MAXIMUM, IF ANY, AGGREGATE AMOUNT FOR WHICH EACH PARTY AND ITS REPRESENTATIVES, AFFILIATES, EMPLOYEES AND CONTRACTORS ARE COLLECTIVELY RESPONSIBLE, AND ALL REFERENCES IN THIS SECTION SHALL INCLUDE SUCH PARTY’S REPRESENTATIVES, AFFILIATES, EMPLOYEES AND CONTRACTORS.

(c) In no event shall Service Provider, Exult Canada Affiliates or Service Provider Subcontractors be responsible or liable for the content of any data provided by Client or Client Representatives.

ARTICLE 26

MISCELLANEOUS PROVISIONS

26.01	Notices.

Except as otherwise specified in this Agreement, all notices, requests, consents, approvals, agreements, authorizations, acknowledgements, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed given when sent by facsimile to the facsimile number specified below and receipt is verified, or delivered by hand to the address specified below. A copy of any such notice shall also be sent by express air mail on the date such notice is transmitted by facsimile to the address specified below:

In the case of Client:	In the case of Service Provider:
Bank of Montreal	Exult Canada, Inc.
[***]*	[***]*

With a copy to:	With a copy to:
[***]*	Exult, Inc.
Bank of Montreal	[***]*
[***]*

Either Party may change its address or facsimile number for notification purposes by giving the other Party ten (10) Business Days’ notice of the new address or facsimile number and the date upon which it shall become effective.

26.02	Assignment.

Except as set forth herein, neither Party may, without the consent of the other (which consent may be withheld for any reason or no reason), assign this Agreement or any of its rights under this Agreement, in whole or in part. Any such purported assignment or delegation in contravention of this Section shall be null and void. Notwithstanding the foregoing (i) Client may assign this Agreement to an Affiliate, or to any entity formed pursuant to an amalgamation, merger or corporate reorganization involving Client, including a bank holding company under the Bank Act, (Canada) upon notice to Service Provider provided such assignee agrees in writing to assume Client’s rights and obligations set forth in this Agreement; and (ii) [***]*.

26.03	Relationship.

The Parties intend to create an independent contractor relationship and nothing contained in this Agreement shall be construed to make either Client or Service Provider or their respective Representatives partners, joint venturers, principals, representatives or employees of the other. No officer, director or employee of Service Provider, Exult Canada Affiliates or Service Provider Subcontractors or any Service Provider Representative retained by Service Provider to perform work on Client Group’s behalf under this Agreement shall be deemed to be an employee of Client Group or a Client Representative. On or after the Effective Date, no officer, director or employee of Client, Client Affiliates or any Client Representative shall be deemed to be an employee of Service Provider or a Service Provider Representative. Neither Party shall have any right, power or authority, express or implied, to bind the other.

26.04	Severability and Waivers.

If any provision of this Agreement or a Service Agreement is held by a court of competent jurisdiction to be contrary to Law, then the remaining provisions of this Agreement or a Service Agreement, if capable of substantial performance, shall remain in full force and effect. No delay or omission by either Party to exercise any right or power it has under this Agreement or a Service Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be signed by the Party waiving its rights. Except as otherwise provided, all remedies available to a Party for breach of this Agreement or a Service Agreement under this Agreement, at law or in equity, are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

26.05	Survival.

Any provision of this Agreement or of any Service Agreement which contemplates performance or observance subsequent to any termination or expiry of this Agreement or of any Service Agreement shall survive termination or expiry of this Agreement or of the applicable Service Agreement.

26.06	Governing Law.

This Agreement and the rights and obligations of the Parties under this Agreement shall be governed by and construed in accordance with the Laws of the Province of Ontario, and the federal laws of Canada, as applicable, and for those provisions of the Agreement and Schedule J that impact U.S. Client and/or U.S. Client Affiliate Affected Employees, the Laws of Illinois and the federal Laws, as applicable, without giving effect to the principles thereof relating to the conflicts of Laws and in all respects this Agreement shall be treated as an Ontario contract.

26.07	Venue.

The Parties hereby submit and consent to the jurisdiction of the courts located in the Province of Ontario and irrevocably agree that all actions or proceedings relating to this Agreement and any Service Agreement, other than an action or proceeding required by this Agreement to be submitted to arbitration, shall be litigated by such courts Counterclaims and other related actions may be brought in the same venue.

26.08	Force Majeure.

(a) If and to the extent that a Party’s performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions, action or inaction of any governmental entity, revolutions, or other causes or occurrences that could not have been reasonably foreseen and reasonably avoided (each, a “Force Majeure Event”), then the non-performing, hindered or delayed Party shall be excused for such non-performance, hindrance or delay, as applicable, of those obligations (except for monetary payment obligations) affected by the Force Majeure Event for as long as such Force Majeure Event continues and such Party continues to use Commercially Reasonable Efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. The Party whose performance is prevented, hindered or delayed by a Force Majeure Event shall immediately notify the other Party of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event. The provisions of Section 22.04 govern Client’s rights to terminate the Agreement and/or a Service Agreement as a result of a Force Majeure Event The occurrence of a Force Majeure Event does not limit or otherwise affect Service Provider’s obligation to perform its obligations under the DRP and Business Continuity Plan.

(b) Whenever a Force Majeure Event or a disaster causes Service Provider to allocate limited resources between or among Service Provider customers at the affected Service Locations, Client shall receive at least the same priority as Service Provider’s other customers in respect of such allocation.

(c) If Service Provider fails to offer the Services in accordance with this Agreement due to the occurrence of a Force Majeure Event, the Charges shall be reduced in an equitable manner such that Client is not responsible for the payment of any Charges for Services that Service Provider fails to provide.

26.09	Right to Provide Services.

Subject to any prohibitions and restrictions set out elsewhere in this Agreement, including without limitation, Service Provider’s obligations under Article 19, Service Provider Personnel providing Services to Client under this Agreement may perform similar services for others and this Agreement shall not prevent Service Provider from using the personnel and equipment provided to Client under this Agreement for such purposes.

26.10	Further Assurances.

After the execution and delivery of this Agreement and without any additional consideration, each of the Parties shall execute and deliver any further legal instruments and perform any actions which are or may become necessary to effectuate the purposes of this Agreement.

26.11	Solicitation.

Except as provided in this Agreement and in particular Section 22.09, during the Term and for [***]* after the expiration or termination of this Agreement, neither Party shall directly solicit any employees of the other Party without such Party’s consent; this shall not preclude the indirect solicitation of employees through general advertisements or recruiting efforts conducted by persons who were not directly involved in management of the performance or receipt of the Services and are not acting under the direction of persons so involved, and either Party may discuss employment with, and hire, such persons who respond to such indirect solicitations, or initiate such discussions on their own.

26.12	Negotiated Terms.

The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties; however, this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation and negotiations of this Agreement.

26.13	Consents, Approvals and Requests.

Except as specifically set forth in this Agreement, all consents, approvals, notices, requests, and similar actions to be given or taken by either Party under this Agreement shall not be unreasonably withheld or delayed and each Party shall make only reasonable requests under this Agreement.

26.14	Entire Agreement; Amendments; Counterparts.

This Agreement, including all Service Agreements, Exhibits, Schedules and appendices, as well as the Exult, Inc. Common Stock Warrant (signed as of April 23, 2003) between Exult, Inc. and Client, represent the entire agreement between the Parties with respect to the subject matter hereof, and there are no other representations, understandings or agreements between the Parties relative to such subject matter. No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless signed by an authorized representative of each of the Parties. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one single agreement between the Parties.

26.15	Third Party Beneficiaries.

Except as set forth in Article 23 (Indemnification) of this Agreement, nothing in this Agreement or in any Service Agreement, express or implied, is intended to confer any rights, benefits, remedies, obligations or liability on any person (including without limitation, any employees of the Parties) other than the Parties or their respective successors or permitted assigns.

26.16	Language of Agreement.

The Parties have requested that this Agreement and all documents contemplated by this Agreement be drawn up in English. Les parties aux présentes ont exigé que cette entente et tous autres documents envisagés par les présentes soient rédigés en anglais.

IN WITNESS WHEREOF, each of Client and Service Provider has caused this Agreement to be signed and delivered by its duly authorized representative effective as of the date first written above.

BANK OF MONTREAL

By:	/signed original/

(Signature)

[***]*

(Name)

[***]*

(Title)

(Date)

EXULT CANADA, INC.

By:	/signed original/

(Signature)

[***]*

(Name)

[***]*

(Title)

(Date)

Proprietary and Confidential	BMO / Exult

Exhibit E

Hourly Rates for Projects

Additional Hourly Resource Rates (Canada in $CA)

[***]*

Additional Hourly Resource Rates (US in $US)

[***]*

Notes:

(1)	Rates apply to all discretionary project work and exclude GST

(2)	Rates exclude out of pocket project costs to be billed separately

EXHIBIT E FINAL VERSION	1
April 23, 2003

Proprietary and Confidential	BMO / Exult

Exhibit F

Service Provider Background Investigation Search Criteria

[***]*

[***]*

[***]*

[***]*

[***]*

Exhibit F – FINAL	1
April 23, 2003

Proprietary and Confidential	BMO / Exult

EXULT-BMO

MASTER SERVICES AGREEMENT

EXHIBIT K

CHANGE CONTROL

FINAL VERSION

APRIL 23, 2003

Exhibit K – FINAL VERSION	Page 1 of 8	April 23, 2003

Proprietary and Confidential	BMO / Exult

1.	INTRODUCTION	1

2.0	CHANGE CONTROL	1

3.0	EFFECTIVENESS OF A CHANGE	4

4.0	CHANGE MANAGEMENT REPORTING REQUIREMENTS	5

5.0	FAILURE TO AGREE	5

6.0	EMERGENCY CHANGE PROCESS; COMPULSORY CHANGES	5

7.0	CHANGE REQUEST LOG	6

Exhibit K – FINAL VERSION	i	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

EXHIBIT K

Change Control

1.	Introduction

This Change Control Exhibit describes the process (the “Change Control”) to be followed by Client and Service Provider when either Party wishes to make a change to the Services or any other terms and conditions under the Agreement (each “Change”). The Parties may, by joint written agreement, amend or waive any part of the Change Control process including, but not limited to, where the Parties agree that shorter or longer timeframes are more appropriate, provided that any Changes are recorded in a Change Proposal (as such term is defined in Section 2.3(b) below) and such Change Proposal is allocated a unique number by Service Provider and is signed by duly authorized representatives of Client and Service Provider.

1.1	The purposes and objectives of Change Control are as follows:

(a)	to review each request for a Change (a “Change Request”) to determine whether such Change is appropriate;

(b)	to determine whether a Change is within the scope of the Services or constitutes a New Service

(c)	to prepare a more detailed proposal to implement a Change Request (such proposal, a “Change Proposal”)

(d)	to prioritize all Change Requests and Change Proposals;

(e)	to minimize the risk of exceeding both time and cost estimates, if any, associated with the requested Change by identifying, documenting, quantifying, controlling, managing and communicating: (i) Change Requests, (ii) the preparation of Change Proposals, and (iii) their disposition;

(f)	to identify the different roles, responsibilities and actions that shall be assumed and taken by the Parties to define and implement the Changes; and

(g)	to document a Change whether or not such Change results in any extra Charge.

1.2	Each Party shall be responsible for all costs and expenses incurred by its employees, agents and subcontractors with respect to its participation in, and responsibilities and obligations under, Change Control, unless expressly agreed otherwise in writing by both Parties.

2.0	Change Control

2.1	Either Service Provider or Client may initiate a Change Request by delivering to the other’s Account Manager or his/her nominated representative a writing that describes the Change and sets forth the reasons for it. Service Provider shall assign a unique number to any such request and shall register the Change Request in the Change Request Log as described in Section 7.1. Each Change Proposal that may be prepared for a Change Request shall be tracked by reference to the Change Request to which it relates.

Exhibit K – FINAL VERSION	1	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

2.2	Each Party’s respective Account Manager or his/her nominated representatives shall be responsible for reviewing and considering any Change Request, and shall approve it for further investigation, if deemed necessary. If the Parties agree that the Change Request requires further investigation, the Account Managers shall authorize such investigation, which shall be performed as required by Service Provider and/or Client. In accordance with Section 7.2, the Account Managers shall be responsible for keeping up to date the status of each Change Request in the Change Request Log as the status of the Change Request changes through Change Control.

2.3	For each Change Request that the Parties have approved for further investigation, regardless of which Party has proposed or investigated the Change, Service Provider shall prepare and submit to Client within [***]* (or as otherwise agreed), with Client’s reasonable cooperation and provision of any information reasonably requested by Service Provider, a preliminary written report.

(a)	Such preliminary report shall contain:

(i)	[***]*;

(ii)	[***]*;

(iii)	[***]*;

(iv)	[***]*;

(v)	[***]*.

[***]* shall bear the costs of preparing the preliminary report and Estimate as set forth in this Section 2.3(a), and [***]*.

b	Client and Service Provider shall review the preliminary report and Client shall, within [***]* after delivery of such preliminary report in writing, either (1) instruct Service Provider to prepare a comprehensive Change Proposal as set forth in this Section 2.3(b), (2) notify the Service Provider that it does not wish to proceed with the Change, or (3) proceed with the Change on mutually-agreed terms. Where Client has instructed Service Provider to prepare a comprehensive Change Proposal, [***]* (or as otherwise agreed) after receiving such instruction, Service Provider shall prepare a Change Proposal including the following elements of the Agreement, to the extent relevant:

(i)	[***]*;

(ii)	[***]*;

(iii)	[***]*;

(iv)	[***]*;

(v)	[***]*;

(vi)	[***]*;

(vii)	[***]*;

(viii)	[***]*;

Exhibit K – FINAL VERSION	2	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

(ix)	[***]*;

(x)	[***]*;

(xi)	[***]*;

(xii)	[***]*;

(xiii)	[***]*;

(xiv)	[***]*;

(xv)	[***]*; and

(xvi)	[***]*.

2.4	Once submitted by Service Provider, Client shall review the Change Proposal and as soon as reasonably practicable, and in any event not more than [***]* (or as otherwise agreed) after receipt of the Change Proposal, either:

(a)	the Parties may approve the Change Proposal in which case the Change Proposal shall be signed by the Account Managers and the Change incorporated in accordance with Section 3.0 below;

(b)	Client may notify Service Provider that it does not wish to proceed with the Change, in which case no further action shall be taken in respect of the Change Proposal; provided, however, that Service Provider shall be entitled to charge Client for its reasonable costs associated with preparing the Change Proposal. In any case, the charges shall not exceed the Estimate (and shall not include any costs incurred in preparing the preliminary report or Estimate described in Section 2.3(a) above); or

(c)	either Party may request that it and the other Party meet to discuss the Change Proposal (such meeting to be referred to as the “Change Proposal Meeting”).

(d)	The Time and Materials Rates (as set forth in Exhibit E) shall apply to Changes unless otherwise agreed.

In the event that a Change Proposal covers multiple clients, Service Provider shall offer to perform the Change Proposal for Client at a cost, which takes into account Client’s proportional share of the pro-ratable costs. Costs for resources and effort unique to Client will not be subject to proration.

2.5	At the Change Proposal Meeting, the Parties shall use Commercially Reasonable endeavors to agree to either:

(a)	subject to Section 8.01(e) of the Agreement (Mandatory Changes), take no further action in respect of the proposed Change, in which case no further action shall be taken in respect of the Change Proposal;

(b)	acquire further information before deciding whether to proceed with the Change;

(c)	amend some or all of the contents of the Change Proposal, which Service Provider will incorporate into a revised version of the Change Proposal; or

(d)	proceed with the Change as detailed in the Change Proposal in which case the Change Proposal shall be signed and the Change incorporated in accordance with Section 3.0.

Exhibit K – FINAL VERSION	3	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

2.6	In the event that the Parties agree to proceed in accordance with one of the options detailed in Section 2.5(b) or 2.5(c) above, then the Parties shall gather any necessary information and/or Service Provider shall prepare a revised version of the relevant Change Proposal, upon which the Parties shall decide whether to proceed in accordance with Section 2.5(a)-(d) above. The Parties shall continue to go through the process detailed above until such time as a final resolution is made by the Parties. The Parties shall act in good faith at all times during such process.

2.7	If the Parties’ Account Managers agree to a Change prior to any investigation conducted by either Party, Service Provider shall in any event prepare a Change Proposal in accordance with Section 2.3 and submit such Change Proposal for review and approval in accordance with Section 2.4.

2.8	The Parties anticipate that not all Changes will result in increases the Baseline Charges. Nevertheless, the Parties intend that all material Changes will be documented under this Exhibit K. All things being equal, there will be [***]*.

3.0	Effectiveness of a Change

3.1	Upon the signature of a Change Proposal by both Account Managers in respect of a Change, the contents of such Change Proposal shall be deemed to be agreed and incorporated into the Agreement on the date of the last signature or as the Parties may otherwise agree. Subject to Section 8.01(e) of the Agreement (Mandatory Changes), no part of the discussions or interchanges between the Parties shall obligate the Parties to approve any Change or shall constitute an amendment or waiver of the Agreement unless and until reflected in a Change Proposal and adopted in accordance with this Change Control Exhibit.

3.2	Neither Party shall have any obligation to commence or comply with any Change, perform Services that would be covered by any Change, or pay any Charges that would be covered by any Change, until such time as the Parties’ Account Managers have signed the appropriate Change Order. Disputes regarding a Change shall be subject to the Dispute Resolution process set forth in Article 21 of the Agreement.

3.3	Client’s acceptance of, and payment for, work under a Change Order for IT-specific Changes will be subject to Client’s approval that such work materially complies with Acceptance Testing Procedures set forth in Exhibit W (IT System Acceptance Testing Procedures) of the Agreement.

3.4	Client’s acceptance of, and payment for, work under other Change Orders will be subject to Client’s approval that such work materially complies with the mutually agreed objective acceptance criteria during an acceptance period designated in the Change Order (or if no such acceptance period is specified in the Change Order, [***]*). If Service Provider’s work under a Change Order does not comply with the applicable acceptance criteria for such Change Order, Service Provider will correct such work and resubmit the Change for Client’s acceptance. If, following one or more resubmissions, Service Provider fails to fulfill its obligations to meet the Change Order acceptance criteria within a time period specified in the Change Order (or if no such period is specified in the Change Order, [***]*), Client may terminate such Change Order in accordance with the payment and termination provisions of such Change Order (or if not otherwise provided in the Change Order, Client shall be entitled to relief from further payments under such Change Order and a credit or refund ( at client’s option) for any advance payments previously made under the Change Order).

Exhibit K – FINAL VERSION	4	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

4.0	Change Management Reporting Requirements

4.1	Service Provider shall provide Client as part of the monthly Report, a summary specifying the status of all pending Change Requests and Change Proposals.

5.0	Failure to Agree

5.1	In the event that the Party requesting a Change believes that the requested Change is required or necessary, the requesting Party shall inform the other Party in writing of the reasons why the Change is required and the impact if it is not implemented or the reasons why a Change to the Charges is justified and equitable. In the event that the other Party does not agree to implement the Change, the requesting Party shall be entitled to consider the other Party’s failure to agree to implement the Change as a dispute, and the requesting Party may escalate such dispute for resolution in accordance with Section 3.2 of this Exhibit K. For the avoidance of doubt, this Section 5.1 does not apply to Mandatory Changes initiated by Client pursuant to Section 8.01 (Mandatory Changes) of the Agreement; provided, however, Service Provider may still pursue a dispute relating to such Mandatory Changes.

6.0	Emergency Change Process; Compulsory Changes

6.1	In the event that either Party requires a Change in order to respond to an emergency and such Change would, in the reasonable opinion of the requesting Party, if it was not implemented until Change Control had been followed, have a detrimental effect on the requesting Party’s ability to meet its obligations pursuant to the Agreement, the requesting Party shall make all reasonable efforts to contact the other Party’s Account Manager, and if the requesting Party is unable to contact the other Party’s Account Manager after reasonable efforts, the requesting Party shall, where appropriate and practical, make all reasonable efforts to contact the other Party’s designated member of the Executive Steering Committee. If the requesting Party is unable to contact either the other Party’s Account Manager or the other Party’s designated Executive Steering Committee member, the requesting Party may make temporary Changes to the Services without the prior consent of the other Party. The requesting Party shall notify the other Party as soon as practicable but no later than 72 hours after the event of such Change and shall, as soon as reasonably practicable (but no later than seven (7) calendar days thereafter) document and report in writing on such Changes to the other Party. Any agreed Change as a result shall be agreed in accordance with Change Control. Disputes regarding any extra Charges for Changes under this Section 6 are subject to Article 21 of the Agreement.

6.2

Notwithstanding the Change consideration and implementation process outlined in Sections 2 and 3 of this Change Control Exhibit but in all events subject to Section 5.1 above, if a Change requested by Client is a Mandatory Change (as defined hereafter), Service Provider shall immediately begin implementing as appropriate the Change upon request by Client. Service Provider shall also prepare and deliver to Client a Change Proposal related to the Mandatory Change on an expedited basis, where appropriate, and the Parties shall work together in good faith to determine the impact on the Agreement or Service Agreement (including without limitation, any impact on the Charges) as a result of implementing the Mandatory Change. If the Parties are unable to agree on the impact on the Agreement or Service Agreement within [***]* after Client has received the Change Proposal from Service Provider, either Party may consider such failure to agree to be a dispute, and may escalate such dispute for resolution in accordance

Exhibit K – FINAL VERSION	5	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

with the Dispute Resolution provisions of the Agreement. A “Mandatory Change” shall be any Change requested by Client (a) that is reasonably required to comply with any Law; or (b) for Service Provider to perform services critical to Client’s business where such services are not within the scope of the Services, but are not materially different in nature or kind from the Services.

7.0	Change Request Log

7.1	Each entry made in the Change Request Log shall consist of the following fields:

(a)	serial number of the Change Request;

(b)	name of the originating party;

(c)	a brief description of the Change;

(d)	the current status of the Change; and

(e)	the date of registration of the Change Request in the Change Request Log.

7.2	The status of the Change Request at any stage in Change Control shall be one of the following:

(a)	raised (i.e., that the Change Request has been entered in the Change Request Log, but no Change Proposal has been issued);

(b)	pending (i.e., that the Change Request has been raised and the Change Proposal has been issued);

(c)	approved (i.e., awaiting implementation);

(d)	closed (i.e., all implementation tasks have been completed); or

(e)	rejected (i.e., closed and not implemented).

Exhibit K – FINAL VERSION	6	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

Exhibit M

Form of Audit Confidentiality Agreement and

Consultant Confidentiality Agreement

[See attached form agreements]

Exhibit M – FINAL	1
April 23, 2003

Proprietary and Confidential	BMO / Exult

CONFIDENTIALITY AGREEMENT

(Audits)

In connection with an audit (the “Audit”) of Exult Canada, Inc., a Canadian Federal corporation, or one or more of its Affiliates (“Exult”), conducted pursuant to a Master Services Agreement entered into between Exult Canada, Inc. and Bank of Montreal (“Client”) as of                              (the “Services Agreement”),                      (“Recipient”) will receive or have access to certain Evaluation Material (as defined below) of Exult. The employees or partners of Recipient who will conduct the Audit are referred to herein as the “Reviewers.” This Confidentiality Agreement (this “Agreement”) is entered into among Exult Canada, Inc., Client and Recipient with respect to the Audit and Evaluation Material to be provided to the Reviewers by Exult in connection therewith. For purposes hereof, an “Affiliate” of an entity is a person or entity Controlling, Controlled by, or under common control with, that entity. “Control” means, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities or other ownership interest, by contract or otherwise. The parties acknowledge and agree that an Audit may require Recipient and Reviewer access to Evaluation Material of or one or more of Exult Canada’s Subcontractors (defined in the Services Agreement as “Service Provider Subcontractors”). In that event, the provisions of this Agreement shall apply.

In consideration of access to the Evaluation Material, Recipient and Client shall keep the Evaluation Material confidential. Recipient and Client shall not use Evaluation Material for any purpose other than the Audit or provide copies of the Evaluation Material to any persons other than the Reviewers and representatives of Client Group who need access to the Evaluation Material to receive and review the Audit results. For the purposes hereof, “Client Group” means Client and its Affiliates. Recipient’s access to Exult’s systems, data, facilities and personnel shall be solely for purposes of the Audit and Recipient shall comply with Exult’s reasonable security and access restrictions. For these purposes, use of Evaluation Material for purposes of the Audit includes review of the Evaluation Material, preparation by the Reviewers of summaries and analyses, delivery of such summaries and analyses to representatives of Client, and discussion of the Evaluation Material among such persons, but no other uses. Without limiting the foregoing, Recipient shall refrain from trading in securities of Exult while in possession of Evaluation Material that material nonpublic information.

Recipient shall, upon request of Exult Canada, Inc. inform Exult in writing of the names of all Reviewers and cause the Reviewers to abide by this Agreement. Recipient hereby represents to Exult that all Reviewers are bound by written contract or legal duty to Recipient to abide by confidentiality obligations that are no less favourable than are found in this Agreement, and upon reasonable request by Exult Canada, Inc., Recipient will cause all Reviewers to execute and deliver to Exult an undertaking to abide by this Agreement as applicable to Recipient. In addition, Recipient shall not permit any person employed or engaged in any business or division of Recipient that provides human resources consulting or business process services to act as a Reviewer, and shall not permit any of Recipient’s employees, partners, contractors, advisors or other representatives, other than the Reviewers, to have access to any Evaluation Material or to participate in any way in the Audit.

Exhibit M – FINAL	2
April 23, 2003

Proprietary and Confidential	BMO / Exult

If Recipient is requested in any proceeding to disclose Evaluation Material, it will give Exult prompt notice of such request so that Exult may seek an appropriate protective order. If Exult is unable to obtain a protective order, or the Evaluation Material is not otherwise subject to a protective order, and Recipient is nonetheless compelled to disclose Evaluation Material, Recipient may disclose such information without liability hereunder; provided, however, that it gives Exult written notice of the Evaluation Material to be disclosed as far in advance of its disclosure as is practicable and, upon Exult’s request, uses reasonable efforts to obtain assurances that such Evaluation Material will be treated as confidential.

Upon the request of Exult Canada, Inc., Recipient will promptly deliver to Exult all copies of the Evaluation Material and will cease any use of the Evaluation Material in any manner or media; provided, however, that the Reviewer in charge of the performance of the Audit may, subject to this Agreement, maintain Recipient’s professional work paper record of the Audit, which may include Evaluation Material, in his or her personal files subject to his or her own supervision and control to the extent he or she determines, in his or her professional judgment, that retention is reasonably necessary to protect Recipient’s and Client Group’s legal interests.

The “Evaluation Material” includes all information (whether written or oral) related to Exult and its business, contracts, processes, operations, financial condition, plans and strategies that is made available at any time (whether before or after the date hereof) by Exult to the Recipient or the Recipient’s representatives in connection with the Audit, and all extracts therefrom and analyses thereof and works derivative therefrom prepared by Recipient or the Reviewers, but does not include information that Auditor can show (i) was in the public domain before the date of this agreement or subsequently came into the public domain other than as a result of breach by Recipient, the Reviewers or Client of any obligation to Exult; or (ii) was lawfully received by Recipient from a third party free of any obligation of confidence of or to such third party or was lawfully in the possession of Recipient before receipt from Exult; or (iii) is independently developed by Recipient without use of the Evaluation Material.

Exult, by this Agreement, (i) makes no representation or warranty regarding the accuracy or completeness of any Evaluation Material provided to Recipient, or (ii) undertakes no obligation with respect to the Audit; provided that this provision does not diminish Exult Canada, Inc.’s obligations with respect to Audits under the Services Agreement.

During the Audit, Exult agrees to cooperate reasonably with Recipient and the Reviewers in performance of the Audit, provided that this obligation to cooperate will not require Exult to bear any out-of-pocket expenses or commit significant internal resources without agreement between Exult and Client, and provided further that except as required by Law or Governmental Authority Exult’s obligation to cooperate will be subject to Exult’s reasonable discretion in determining what information is not appropriate for inclusion in the Evaluation Material or other disclosure. It is acknowledged that Exult is providing Evaluation Material to Recipient and the Reviewers under this Agreement to facilitate the performance by Recipient, acting through the Reviewers, of the Audit. In consideration of receipt of Evaluation Material, Recipient and the Reviewers agree that Exult will have no obligation to make any payments to Recipient or any Reviewer in connection with or as a result of the Audit, and Recipient and the Reviewers will not bring or maintain any legal action against Exult arising from or in connection with the Audit or Exult’s provision to Recipient and the Reviewers of Evaluation Materials. Without limiting the foregoing, Recipient and the Reviewers will

Exhibit M – FINAL	3
April 23, 2003

Proprietary and Confidential	BMO / Exult

not attempt to recover from Exult in any way in respect of any liabilities Recipient or the Reviewers may incur to Client or any third party as a result of or in connection with performance by Recipient or the Reviewers of the Audit or use of the Evaluation Material.

The Recipient will not make any public disclosure about the Audit except if and to the extent required by Law.

For a period of [***]* from the date of this Agreement, Recipient will not, directly or indirectly, solicit for employment by the Recipient or any third party any employee of Exult, Inc. or Exult Canada, Inc., provided that this will not prohibit Recipient from employing persons who approach Recipient on their own initiative or in response to public advertising by Recipient without any direct or indirect solicitation or encouragement from Recipient or any Reviewer.

Recipient acknowledges that money damages would not be a sufficient remedy for any breach of this agreement by Recipient and that in addition to all other remedies, Exult shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach, and Recipient waives any requirement for the securing or posting of any bond in connection with such remedy.

This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada, as applicable, without giving effect to its conflicts of laws, principles or rules. If there is any dispute between the parties regarding this Agreement, the prevailing party will be entitled to recover its costs, including without limitation its attorneys’ fees and costs, from the nonprevailing party.

No failure by either party hereto in exercising any right hereunder will operate as a waiver thereof, and no single or partial exercise of any right will preclude any other or further exercise of any right.

This Agreement may be executed in counterparts, each of which shall be an original but both of which shall constitute one and the same instrument.

[Recipient]____________________________	Exult Canada, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Bank of Montreal__________________________

By:

Name:

Title:

Date:

Exhibit M – FINAL	4
April 23, 2003

Proprietary and Confidential	BMO / Exult

CONFIDENTIALITY AGREEMENT

(Consultants)

In connection with a consulting project as described on Exhibit I hereto (the “Project”) to be conducted by                  (“Consultant”) for Bank of Montreal (“Client”), Consultant needs information and cooperation from Exult Canada, Inc. (“Service Provider”) because the Project concerns matters related to services provided by Service Provider to Client Group under a Master Services Agreement made between Client and Service Provider as of                  (the “Services Agreement”). For the purposes of this Confidentiality Agreement “Client Group” includes Client and Affiliates of Client. “Affiliates” means any entity that directly or indirectly Controls, or is Controlled by, or is under common Control with, that entity. “Control” means, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

The employees or partners of Consultant who will conduct the Project are referred to herein as the “Reviewers.” This Confidentiality Agreement (this “Agreement”) is entered into among Service Provider, Client and Consultant with respect to the Project and Evaluation Material (as defined below) to be provided to the Reviewers by Service Provider and/or Client in connection therewith. For purposes hereof, “Evaluation Material” means all information (whether written or oral) related to Service Provider and its business, contracts, services, processes, financial condition, plans and strategies that is made available at any time (whether before or after the date hereof) by Service Provider to the Consultant or the Consultant’s representatives (including Reviewers), and all extracts therefrom and analyses thereof. All materials prepared by Consultant and delivered to Client that reflect or incorporate such information, are derived therefrom, or related to Client Group’s receipt of services provided by Service Provider are called (“Deliverables”). Evaluation Material does not include information that Consultant or Client can show (i) was in the public domain before the date of this Agreement or subsequently came into the public domain other than as a result of breach by Consultant, the Reviewers or Client of any obligation to Service Provider; or (ii) was lawfully received by Consultant from a third party free of any obligation of confidence of or to such third party or was lawfully in the possession of Consultant before receipt from Service Provider or Client; or (iii) is independently developed by Consultant or Client without use of information or materials provided by Service Provider.

During the course of the Project, Service Provider and/or Client will provide to Consultant with Evaluation Material related to the Project and reasonably requested by Consultant regarding Service Provider’s services provided to Client Group, and will otherwise provide reasonable cooperation with Consultant in conducting the Project. However, Service Provider will not be required to provide (i) any information about Service Provider’s work for customers other than Client, (ii) personal data that is identifiable to natural persons, or by which natural persons can be identified, or (iii) information that relates to Service Provider’s internal service delivery structures and methodologies, or is otherwise trade secret. Further, Service Provider’s obligation to provide Evaluation Material and cooperation will not require Service Provider to bear any out-of-pocket expenses or commit significant internal resources without agreement between Service Provider and Client. Client consents to Service Provider’s provision of such Evaluation Material and cooperation to Consultant.

Exhibit M – FINAL	5
April 23, 2003

Proprietary and Confidential	BMO / Exult

Consultant or Client will provide to Service Provider copies of all Deliverables. Service Provider will keep the Deliverables and all information received regarding the Project and Client Group confidential in accordance with the terms of the Services Agreement, and will use such Deliverables and information only for purposes of providing services to Client Group under the terms of the Services Agreement.

It is acknowledged that Service Provider is providing Evaluation Material to Consultant and the Reviewers and Client under this Agreement to facilitate the performance by Consultant, acting through the Reviewers, of the Project. Service Provider (i) makes no representation or warranty regarding the accuracy or completeness of any Evaluation Material provided hereunder, except as agreed under a Change Order entered into by Service Provider and Client in accordance with the Services Agreement, and (ii) undertakes no obligation with respect to the Project except as specifically set forth herein and/or under the Change Order. In consideration of receipt of Evaluation Material, Consultant and the Reviewers and Client agree that Service Provider will have no obligation to make any payments to Consultant or any Reviewer or Client in connection with or as a result of the Project (unless so provided in the applicable Change Order), and Consultant and the Reviewers and Client will not bring or maintain any legal action against Service Provider arising from or in connection with the Project (unless Client is entitled to do so under the Service Agreement) or Service Provider’s provision to Consultant and the Reviewers and Client of Evaluation Materials. Without limiting the foregoing, Consultant and the Reviewers and Client will not attempt to recover from Service Provider in any way in respect of any liabilities Consultant or the Reviewers or Client may incur as a result of or in connection with performance by Consultant or the Reviewers of the Project or use of the Evaluation Material and Deliverables.

In consideration of access to the Evaluation Material, Consultant and Client shall keep the Evaluation Material and the Confidential Information of Service Provider (as that term is defined in the Services Agreement) that may be incorporated into the Deliverables confidential. Consultant and Client shall not use Evaluation Material for any purpose other than the Project Consultant shall not provide copies of the Evaluation Material or the Deliverables to any persons other than the Reviewers and representatives of Client Group who need access to the Evaluation Material and Deliverables to receive, review and implement the Project results and for use in Client Group’s own internal operations. Client shall be entitled to provide copies of the Evaluation Materials and Deliverables in accordance with the confidentiality obligations set out in the Services Agreement. Consultant’s access to Service Provider’s systems, data, facilities and personnel shall be solely for purposes of the Project and Consultant shall comply with Service Provider’s reasonable security and access restrictions. For these purposes, use of Evaluation Material for purposes of the Project includes review of the Evaluation Material, preparation by the Reviewers of summaries and analyses, delivery of such summaries and analyses to representatives of Client, and discussion of the Evaluation Material among such persons.

Consultant shall, upon request of Service Provider, inform Service Provider in writing of the names of all Reviewers and cause the Reviewers to abide by this Agreement. Client promises that it will have written confidentiality agreements in place with the Consultant that are on terms no less favourable that the terms contained in the Services Agreement. Upon reasonable request by Service Provider, Consultant will cause all Reviewers to execute and deliver to Service Provider an undertaking to abide by this Agreement. In addition, Consultant shall not permit any person

Exhibit M – FINAL	6
April 23, 2003

Proprietary and Confidential	BMO / Exult

employed or engaged in any business or division of Consultant that provides human resources consulting or business process services to act as a Reviewer, and shall not permit any of Consultant’s employees, partners, contractors, advisors or other representatives, other than the Reviewers, to have access to any Evaluation Material or to participate in any way in the Project without the prior written consent of the Service Provider.

If Consultant is requested in any legal proceeding to disclose Evaluation Material, it will give Service Provider prompt notice of such request so that Service Provider may seek an appropriate protective order. If Service Provider is unable to obtain a protective order, or the Evaluation Material is not otherwise subject to a protective order, and Consultant is nonetheless compelled by law to disclose Evaluation Material, Consultant may disclose such information without liability hereunder; provided, however, that it gives Service Provider written notice of the Evaluation Material to be disclosed as far in advance of its disclosure as is practicable and, upon Service Provider’s request, uses reasonable efforts to obtain assurances that such Evaluation Material will be treated as confidential.

Upon the request of Service Provider following completion of the Project or Consultant’s engagement to perform the Project, Consultant will promptly deliver to Service Provider all copies of the Evaluation Material and will cease any use of the Evaluation Material in any manner or media. It is not a breach of this Agreement to disclose Evaluation Material with the prior written consent of the Service Provider.

For a period of [***]* from the date of this Agreement, Consultant will not, directly or indirectly, solicit for employment by the Consultant or any third party any employee of Service Provider or any of Service Provider’s Affiliates, provided that this will not prohibit Consultant from employing persons who approach Consultant on their own initiative or in response to public advertising by Consultant without any direct or indirect solicitation or encouragement from Consultant or any Reviewer.

Consultant and Client acknowledge that money damages would not be a sufficient remedy for any breach of this agreement by Consultant or Client and that in addition to all other remedies, Exult shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach, and Consultant and Client waive any requirement for the securing or posting of any bond in connection with such remedy.

This Agreement shall be governed and construed in accordance with the laws of the laws of the Province of Ontario and the federal laws of Canada, as applicable, without giving effect to its conflicts of laws, principles or rules. If there is any dispute between the parties regarding this Agreement, the prevailing party will be entitled to recover its costs, including without limitation its attorneys’ fees and costs, from the nonprevailing party.

No failure by either party hereto in exercising any right hereunder will operate as a waiver thereof, and no single or partial exercise of any right will preclude any other or further exercise of any right.

Exhibit M – FINAL	7
April 23, 2003

Proprietary and Confidential	BMO / Exult

This Agreement may be executed in counterparts, each of which shall be an original but both of which shall constitute one and the same instrument.

[Consultant]____________________________	Exult Canada, Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Bank of Montreal________________________________

By:

Name:

Title:

Date:

Exhibit M – FINAL	8
April 23, 2003

Proprietary and Confidential	BMO / Exult

Exhibit O

Disaster Recovery / Business Continuity Planning

1.	Principles

Service Provider and Client agree upon the following principles with respect to Service Provider’s Disaster Recovery planning and Client Group’s disaster recovery planning (“DRP”) and Service Provider’s Business Continuity planning and Client Group’s business continuity planning (“BCP”):

•	Prior to the applicable Service Agreement Effective Date, Client Group has followed internal plans for DRP and BCP and has expended certain funds to implement, test and maintain resources for such plans.

•	The Parties intend that the due diligence process will capture the [***]* of Client Group in connection with these plans and [***]* will be reflected in the Baseline Charges.

•	In order to facilitate Process Take On for both Client Group Canadian and US Services and operations, the Parties will need to work together during the Transition Period to create a detailed DRP and BCP for the Services.

•	Service Provider commits to implement its DRP and BCP for the Services to be [***]* to Client’s DRP and BCP prior to the Service Agreement Effective Date.

•	Subject to Section 7.08 of the Agreement, any additional DRP or BCP resources requested by either Party will be established and funded by mutual agreement of the Parties, using Change Control for changes after the Service Agreement Effective Date.

2.	Disaster Recovery Plan Review and Modification

In the [***]* following the Service Agreement Effective Date, Client and Service Provider agree to review and revise, as appropriate, the DRP and BCP, and the Parties shall develop and implement respective DRPs and BCPs which identifies the interfaces and dependencies between each Party’s DRP and BCP with each other and interfaces and dependencies amongst the DRPs and BCPs of both Parties and outlines areas of joint responsibility, including the following:

•	Recovery Management Team Procedures:

•	Functional Team Recovery Procedures:

•	Administrative and Recovery Progress Procedures:

•	Ongoing Preparedness Procedures:

Exhibit O – FINAL VERSION	Page 1 of 1	April 23, 2003

Proprietary and Confidential	BMO / Exult

EXHIBIT T

ACCOUNT GOVERNANCE

1.0	Introduction

1.1	This Account Governance Exhibit provides a high level outline of the account governance process that the Parties will implement to define the agreed upon principles and processes that will guide the Parties’ relationship under the Agreement.

1.2	Service Provider will perform and manage all in-scope functions at the stated KPI and RSL Levels described in the Service Agreement. Areas of account governance stated in this document include, but are not limited to:

1.	Timely billing of Client account

2.	Management of Change Control

3.	Performance and status and process improvement reporting/reviews

4.	Customer Satisfaction

5.	Dispute Resolution

6.	Problem Management

7.	Participation in Committees

8.	Project Management.

The listings and descriptions in this Exhibit T include summary references to responsibilities described more fully elsewhere in the Master Services Agreement or one or more Service Agreements. In the event of any inconsistency or ambiguity between this Exhibit T and either the Master Services Agreement or one or more Service Agreements, the more specific descriptions contained in the later documents shall govern.

1.3	Governance Major Functions

Solely as a summary of matters set out in the MSA and one or more Service Agreements, listed below, are the major functions the Service Provider will provide as part of Governance. Further details around each of these functions are defined in the Responsibility Matrix and in the MSA and one or more Service Agreements.

The Service Provider will:

1.	provide a highly qualified account service delivery team;

2.	develop and maintain a current Procedures Manual;

Exhibit T Account Governance	1	April 23, 2003
Final Version

Proprietary and Confidential	BMO / Exult

3.	conduct and attend regularly scheduled status and review meetings;

4.	participate in cooperative strategy and planning sessions;

5.	develop, and maintain documentation, status reporting and report management;

6.	ensure proper billing and invoicing;

7.	perform contract management for Service Provider Subcontractors engaged by the Service Provider to deliver in-scope services, including Third Party Vendor Contracts;

8.	perform Problem Management;

9.	perform Project Management for in-scope work;

10.	follow agreed upon procedures, guidelines for information and physical security;

11.	provide agreed upon auditing access and assistance to Client in accordance with audit guidelines;

12.	conduct Client satisfaction survey(s) as mutually agreed with Client; and

13.	provide support to Client for mergers, acquisitions and divestitures on a project basis as mutually agreed to consistent with Section 4.1.3.3 of Schedule C to this Agreement.

1.5	Governance Process Constraints

Listed below are the qualifiers or limitations for Governance Process description. Client requires that these constraints be followed in the Service Provider’s performance of Services. To the extent that these constraints give rise to additional cost, additional time requirements or other detriments to leverage, the Service Provider must take these constraints into account when developing and providing Client with pricing information, project plans and when agreeing to Service Levels.

1.5.1	Process Constraints:

1.	The Procedures Manual will describe the Client-facing processes and procedures by which the Service Provider will administer Client’s account. This manual will contain processes and procedures for Change Control, Problem Management, Project Management, reporting, and other procedures as mutually agreed. Service Provider will assign version numbers to each procedure and document the date(s) on which any procedures were changed by mutual consent with Client.

2.	Any requested services outside the scope of the Services described in the applicable Service Agreement will not be included in the overall calculation of Service Levels.

3.	Client reserves the right to request reasonable supporting data from the Service Provider regarding measurement of Service Levels data for auditing purposes. The Service Provider will provide such requested data within [***]* of request.

4.	The Service Provider will use its project management methodology to manage Projects, which have been awarded to the Service Provider.

Exhibit T Account Governance	2	April 23, 2003
Final Version

Proprietary and Confidential	BMO / Exult

5	Projects will be billed on a separate invoice or as a separate line item on the monthly invoice as requested by Client.

8.	[Invoices, at a minimum will contain supporting detail that will enable Client match Project costs on the invoice to a cost center to enable cost allocation to the cost center Line of Business (LOB) that requested the Project.

9.	[***]*

10.	The Service Provider will support Client’s environment resulting from a merger, acquisition or divestiture on a project basis as mutually agreed to.

1.6	Dispute Resolution

1.6.1	Any dispute escalated under the Agreement shall be considered by the Client Account Manager and the Service Provider Account Manager within [***]* of receipt of a notice from either Party specifying the nature of the dispute (“Dispute Notice”).

1.6.2	Executive Review.

Any dispute arising under the Agreement that cannot be resolved in accordance with 1.6.1 above shall be considered in person or by telephone by the executives of each Party specified in the immediately succeeding sentence within [***]* of receipt of the Dispute Notice from either Party. The executives considering any dispute shall be (a) with respect to Client, the [***]* or equivalent title, and (b) with respect to Service Provider, the [***]* or equivalent title. Unless such executives of the Parties otherwise agree or there is a limitation period that is running and will expire in before the expiry of the [***]* named in this Section 1.6.2, in which event either Party may exercise its rights in court, either Party may pursue its rights and remedies under Article 21 of the Agreement after the occurrence of such meeting or telephone conversation or the passage of [***]* after the receipt of a Dispute Notice from either Party (as confirmed by the Party that sent such Dispute Notice) if there has been no meeting or telephone conversation or there has been a meeting or telephone conversation and the Parties are unable to resolve the dispute.

1.7	Incident /Problem Reporting

1.7.1	All Client problems will be reported into the Customer Contact Centre. Service Provider Customer Service Representative will assign an initial severity to the reported problem per the escalation index in Section 1.7.3 of this Exhibit and will automatically dispatch the problem to the Service Provider. Service Provider will use Commercially Reasonable Efforts to respond in accordance with the response priority. After initial investigation, Service Provider may reasonably reclassify problems if not properly classified in the initial report. For the purposes of this Section 1.7 “Business Hours” means 8:00 am to 5:00 pm eastern time for Canadian Client Group and 8:00 am to 5 pm central time for U.S. Client Group.

Problems will be monitored at the Customer Contact Centre until closed.

Exhibit T Account Governance	3	April 23, 2003
Final Version

Proprietary and Confidential	BMO / Exult

1.7.2	Service provider has developed escalation procedures to ensure Service Provider devotes management attention to problem areas consistent with the impact of the problem. Service Provider must notify the Client’s Service Delivery Manager of service delivery deficiencies. Service Provider is responsible for escalation to Service Provider management commensurate with the severity of the deficiency.

1.7.3	Each outstanding problem will be categorized with a severity level, as defined below and will be assigned the appropriate level of resources consistent with its impact. This escalation procedure increases the level of resources required by Service Provider to resolve problems effectively. Service Provider will clarify the problem and communicate action plans to Client within a timeframe appropriate to the severity of the pending problem. Problem severity is defined below.

Severity 1: [***]*

Severity 2: [***]*

Severity 3: [***]*

1.7.4	Client reserves the right to request the escalation of the determined severity level of an incident through the specified Service Provider contact (i.e. service delivery manager/account manager). Client will take this action if the Service Provider has been unable to solve a problem in a reasonable amount of time or the problem has started to cause a greater negative impact on client’s users than first reported. Also, client may request the escalation of the severity level of an incident in the event it has sufficient business reasons to effect the escalation. Client will expect the Service Provider to react to the escalation by providing the appropriate amount of attention and resources to resolve the problem in accordance with the Service Levels associated with the revised severity level. Should Client request and Service Provider not agree to escalate the severity level, Client may appeal Supplier’s decision using the Dispute Resolution Section 1.6 of this Schedule.

1.7.5	Service Provider will take a proactive approach to notifying both Service Provider management and Client management according to the table below.

1.8	Severity Level Notification/Update Frequency

1.8.1	Internal notifications are accomplished through standardized text message pages and emails to pre-assigned notification distributions; client notifications will be from the service provider’s service delivery manager to the client’s service delivery manager by the most appropriate means. Initial notification and update frequency is determined by severity level, as described below:

[***]*

Updates will be provided during normal business hours for One Call (Service Provider Help Desk), which is currently 3:00 AM EST to 8:00 PM EST. Updates will be provided when they are value added as they relate to the severity of the incident

Exhibit T Account Governance	4	April 23, 2003
Final Version

Proprietary and Confidential	BMO / Exult

1.8.2	Notes on Notification

•	Delays in resolution cause the severity level to be escalated, increasing the notification frequency and distribution.

•	Internal (Exult) notification sent via broadcast email and text pages. Updates provided via the same methods.

•	External (client) notification are managed through the client Account Team or the Relationship Managers. Severity Level Notification/Update Frequency

1.8.3	Severity Level Determination

The Severity Level of an incident is determined by:

•	Current impact to KPIs and RSLs that are supported by Business Processes and/or Production Applications

•	Availability of a work-around for; Whether a Business Process or Production Application

•	Impact to Client Population supported by the Business Process or Production Application

•	Visibility of Impact to Client Population

1.8.4	When an incident is called in to Exult One Call (Service Provider Help Desk), the analyst uses the Severity Level Decision Tree to walk the initiator through a series of pre-defined questions to objectively determine the Severity Level of the incident.

1.8.5	The structure and process for using the Severity Level Decision Tree will be reviewed [***]* and updated as the business matures and the process requires improvements. Additional information and documentation to assist Exult One Call in severity level determination will be developed when necessary.

2.0	Definitions

“Account Manager” has the meaning given in Section 1.01 of the Master Services Agreement.

“Service Provider Service Delivery Manager” means the Service Provider individual, identified in writing from time to time by the Account Manager, as having responsibility for day-to-day delivery of the Services.

“Authorized Client Manager” shall mean interchangeably the Client Account Manager or those individuals identified in writing from time to time by the Client Account Manager to Service Provider as having authority to provide instructions or approvals to Service Provider on the matters otherwise requiring the approval of the Client Account Manager.

“Target Service Level” means a Service Level metric that is mutually established after a [***]* period of evaluation per Section 4.2 of Schedule B of the applicable Service Agreement.

3.0	Governance Responsibility Matrix

[***]*

Exhibit T Account Governance	5	April 23, 2003
Final Version

Proprietary and Confidential	BMO / Exult

4.0	Customer Satisfaction

Client and Service Provider will mutually establish a customer satisfaction plan that will be used to evaluate the effectiveness of the delivery of services to the employees as well as Client view of the overall business relationship between the Parties.

4.1	The customer satisfaction program design will include but not be limited to:

[***]*

4.2	Overall Customer Satisfaction Rating

Client and Service provider will determine how a consolidated metric will be reported against the KPI requirement, either by a method of consolidating the absolute ratings or by determining that X number of the total individual surveys need to be above a certain satisfaction rating.

5.0	Organization; Activities

5.1	Governance will be carried out through committees and teams consisting of representatives of each Party. This Exhibit describes the primary roles, responsibilities and membership of the following committees and teams:

a.	Executive Steering Committee

b.	Operations Management Team

c.	TPO Savings Committee

5.2	The Executive Steering Committee and the Operations Management Team and the TPO Savings Committee will be formed and the initial members assigned as of the Service Agreement Effective Date.

5.3	Unless otherwise dictated by procedures contained in this Exhibit or, the Service Agreement(s), the internal operations, scheduling and procedures for each committee or team will be determined by agreement of the members of such committee or team in a manner consistent with the principles stated in this Exhibit; provided that the Executive Steering Committee will have the right to address and finally resolve matters as they relate to the other committees or teams.

6.0	Role Descriptions

6.1	Client and Service Provider shall ensure that the individuals referred to in this Governance Exhibit possess the skills and perform the roles set out in the following role descriptions.

6.1.1	The Client Account Manager

(a)	Role - To be responsible for and manage the Service Provider relationship.

(b)	Reporting - To the Client [***]* or designate

(c)	Specific Responsibilities

Exhibit T Account Governance	6	April 23, 2003
Final Version

Proprietary and Confidential	BMO / Exult

To develop and maintain high-level relationships with Service Provider.

To act as the principal point of contact for Service Provider.

To attend review meetings as required by the Agreement.

To propose and develop new prospective services, in conjunction with Service Provider.

To be responsible for the receipt of reports as required by the Agreement.

To manage Change Control on behalf of Client and sign Change Orders.

To identify opportunities for development or improvement to the Services.

To manage and resolve disputes between Client and Service Provider.

To monitor customer satisfaction.

To oversee Transition Plan.

To participate on the TPO Savings Committee.

6.1.2	The Service Provider Account Manager

(a)	Role - To be responsible for and to manage the Client account.

(b)	Reporting - To the [***]*

(c)	Specific Responsibilities

To develop and maintain high-level relationships with Client.

To attend review meetings as required by the Agreement.

To propose and develop new prospective services, in conjunction with Client.

To manage the Change Control on behalf of Service Provider and sign Change Orders.

To identify opportunities for development or improvement to the Services.

To manage and resolve disputes between Client and Service Provider.

To work closely with the Client Account Manager to ensure the quality of all Services in conformance to the Agreement.

Exhibit T Account Governance	7	April 23, 2003
Final Version

Proprietary and Confidential	BMO / Exult

To monitor customer satisfaction.

To oversee Transition Plan

To participate or designate a representative on the TPO Savings Committee.

6.1.3	The Service Provider Service Delivery Manager

(a)	Role - To be responsible for all aspects of the day-to-day operational delivery of the Services to the Service Levels.

(b)	Reporting - This role reports to the Service Provider Account Manager

(c)	Specific Responsibilities

To be responsible for the day-to-day management of the Service Provider’s operational delivery of the Services.

To plan and monitor work undertaken in relation to the Services.

To attend review meetings as required by the Agreement.

To be responsible for receiving reports as required by the Agreement.

To ensure that appropriate operational and quality control procedures are in use.

To manage and resolve Client complaints relating to operational activities through the Service Provider.

6.1.4	The Client Service Delivery Manager

(a)	Role - To be responsible for all aspects of the day-to-day management of the Service Providers delivery of the Services to the Service Levels and ensuring the fulfillment of Client responsibilities.

(b)	Reporting - This role reports to The Client [***]*

(c)	Specific Responsibilities

To be responsible for the day-to-day operational delivery of the Services.

To plan, allocate and monitor work undertaken in relation to the Services.

To attend review meetings as required by the Agreement.

To be responsible for the provision of reports as required by the Agreement.

Exhibit T Account Governance	8	April 23, 2003
Final Version

Proprietary and Confidential	BMO / Exult

To ensure that appropriate operational and quality control procedures are in use.

To manage and resolve Client complaints relating to operational activities.

7.0	Executive Steering Committee

7.1	The Executive Steering Committee shall not be involved in day-to-day management of the Agreement or Services. The Executive Steering Committee will meet periodically, as it deems necessary, but at a minimum, [***]*, until such time, if any, that the Executive Steering Committee agrees to a different schedule for meetings.

7.2	Client will designate one of its members on the Executive Steering Committee to act as the chairman of the Executive Steering Committee, provided that such designation and role will be for administrative convenience purposes only and the rights, responsibilities and authority of the chairman shall be the same as all other members of the Executive Steering Committee. Client and Service Provider may mutually agree to increase or decrease the size of the Executive Steering Committee or to change the qualifications of who may serve on the Executive Steering Committee. The Executive Steering Committee will initially be comprised of executives of the Parties as follows:

a.	For Client:

(i)	the [***]* for Client;

(ii)	[insert]; and

(iii)	[insert]

b.	For Service Provider:

(i)	[***]*

(ii)	[***]*

(iii)	[***]*

7.3	The Executive Steering Committee will be governed according to the following principles:

a.	Each Party shall have a single vote;

b.	Members may participate in meetings in person, by telephone, or by teleconference;

c.	Participation by one member from each team is sufficient for a quorum; and

d.	Unanimity of the Parties is required for action to be taken.

Exhibit T Account Governance	9	April 23, 2003
Final Version

Proprietary and Confidential	BMO / Exult

7.4	The responsibilities of the Executive Steering Committee will include:

a.	generally overseeing the performance of each Party’s obligations under the Agreement;

b.	review and authorization of high-level technical, financial and resource plans;

c.	review of reports and recommendations, as reviewed and approved by the Operations Management Team, and, on an annual basis, review recommendations and provide authorization as required for:

(i)	Service Levels for previous twelve (12) months

(ii)	adjustment of Service Levels

(iii)	changes in pricing

(iv)	Client satisfaction surveys and Service Level results

(v)	summary of Project and Change Orders

(vi)	implementation process of the Agreement and the achievement of key milestones and deliverables

(vii)	adjustments to Services;

d.	review of the relationship issues arising out of the Agreement;

e.	consider the business and operating strategies of each Party

f.	resolution of concerns regarding replacement of Key Personnel;

g.	resolution of disputes;

h.	provision of advice and guidance to the Operations Management Team for performance improvement and submission of recommendations directly to Client and Service Provider on issues affecting the relationships between the Parties.

i.	Review of results of Audit program and resulting actions plans.

8.0	Operations Management Team

8.1	The Operations Management Team will meet [***]*, and at other times as agreed between the Parties.

8.2	The Operations Management Team reviews shall be chaired by the Client Account Manager. The Operations Management Team will initially be comprised of executives of the Parties as follows

a.	For Client:

(i)	[insert]

Exhibit T Account Governance	10	April 23, 2003
FINAL VERSION

Proprietary and Confidential	BMO / Exult

(ii)	[insert]; and

(iii)	[insert]

b.	For Service Provider:

(iv)	[insert]

(v)	[insert]; and

(vi)	[insert]

8.3	The responsibilities and authorities of the Operations Management Team will include the following:

a.	review of the overall performance of the Parties’ respective roles and responsibilities under the Agreement;

b.	review of progress of the implementation of the Agreement with emphasis on the achievement of key milestones and deliverables;

c.	implementation of risk management and provide an analysis for review by the Executive Steering Committee;

d.	review of Service delivery and transition management activities and the associated contract management reports as provided by the Service Provider Service delivery teams;

e.	approval of changes to reports;

f.	review of summary reports as set out in the Schedule H to the applicable Service Agreement and submit for Executive Steering Committee review, as necessary;

g.	annual review of the following and making recommendations to the Executive Steering Committee, as necessary:

(i)	KPIs and RSLs based on previous twelve (12) months

(ii)	Proposal for adjustments to KPIs and RSLs;

(iii)	Client satisfaction surveys; and

(iv)	Adjustments to Services;

h.	review of the recommendations and suggestions made by the Executive Steering Committee relating to the Services and/or Agreement and initiate appropriate actions;

i.	implementation of technical, financial and resource plans;

Exhibit T Account Governance	11	April 23, 2003
Final Version

Proprietary and Confidential	BMO / Exult

j.	providing advice and guidance to the Service delivery teams for performance improvement and making recommendations directly to Client and Service Provider; and

k	delegating any of its powers it considers appropriate to the service delivery teams, subject to the terms of the Agreement.

9.0	TPO Savings Committee

9.1	The TPO Savings Committee shall not be involved in day-to-day management of any adjustment to the source of Client spend categorized as TPO spend. A more detailed description of TPO spend is found in Schedule C to the applicable Service Agreement. The TPO Savings Committee will meet [***]*, as it deems necessary, but at a minimum, [***]*, until such time, if any, that the TPO Savings Committee agrees to a different schedule for meetings.

9.2	Client will designate one of its members on TPO Savings Committee to act as the chairman of the TPO Savings Committee, provided that such designation and role will be for administrative convenience purposes only and the rights, responsibilities and authority of the chairman shall be the same as all other members of the TPO Savings Committee. Client and Service Provider may mutually agree to increase or decrease the size of the TPO Savings Committee or to change the qualifications of who may serve on the TPO Savings Committee. The TPO Savings Committee will initially be comprised of executives of the Parties as follows.

a.	For Client:

(i)	[insert];

(ii)	[insert]

(iii)	[insert]

b.	For Service Provider:

(i)	[***]*

(ii)	[***]*

(iii)	[insert]

9.3	The TPO Savings Committee will be governed according to the following principles:

a.	Each Party shall have a single vote;

b.	Members may participate in meetings in person, by telephone, internet, or by teleconference;

c.	Participation by one member from each team is sufficient for a quorum; and

Exhibit T Account Governance	12	April 23, 2003
Final Version

Proprietary and Confidential	BMO / Exult

d.	Unanimity of the Parties is required for action to be taken.

9.4	The responsibilities of the TPO Savings Committee will include:

a.	generally overseeing the performance of each Party’s TPO obligations under the Agreement;

b.	review and authorization changes in TPO suppliers and/or contractual relationships;

c.	review of reports and recommendations, as reviewed and approved by the Operations Management Team, and, on an annual basis, review recommendations and provide authorization as required for:

(i)	Change in TPO suppliers

(ii)	Changes in existing TPO contracts

Notwithstanding anything else in this Section 9.4 c., any changes in TPO suppliers will require the review of the pricing, benefits, the requirements, the service levels and the liabilities.

10.0	Initial Committee Members

10.1	The initial Account Managers shall be:

a.	For Client:

(i)

b.	For Service Provider:

(i)

10.2	The initial Executive Steering Committee members shall be:

a.	For Client:

(i)

(ii)

(iii)

b.	For Service Provider:

(i)

(ii)

(iii)

Exhibit T Account Governance	13	April 23, 2003
Final Version

Proprietary and Confidential	BMO / Exult

10.3	The initial Operations Management Team members shall be:

a.	(i)

(ii)

(iii)

b.	For Service Provider:

(i)

(ii)

(iii)

10.4	The initial TPO Savings Committee members shall be:

a.	For Client:

(i)

(ii)

(iii)

b.	For Service Provider:

(i)

(ii)

(iii)

Exhibit T Account Governance	14	April 23, 2003
Final Version

GUARANTEE

This Guarantee (this “Guarantee”) is made as of April 23, 2003 between BANK OF MONTREAL, a Canadian chartered bank with an office at [***]*, Toronto, Ontario, [***]* (“BMO”), on its own behalf and on behalf of its Affiliates, and EXULT, INC. a US Corporation incorporated in Delaware, USA (“Guarantor”).

A.	BMO, on its own behalf and on behalf of its Affiliates (referred to in this Guarantee as “BMO Financial Group”), wishes to outsource the management and operation of certain human resources services.

B.	Exult Canada, Inc. (“Contractor”) has agreed to supply certain transaction human resources services to BMO Financial Group under a contract for services with BMO of even date (the “Service Provider Agreement”), which Service Provider Agreement may be amended by the parties from time to time during the Term. For the avoidance of doubt, Service Provider Agreement includes all Exhibits, Service Agreements signed by BMO and Contractor during the Term, Schedules to the Service Agreements, and Change Orders.

C.	Contractor is a wholly-owned subsidiary of Guarantor.

D.	Guarantor will receive substantial direct and indirect benefits from BMO and Contractor entering into the Service Provider Agreement.

Therefore, in consideration of the Service Provider Agreement and other consideration, the value and sufficiency of which is hereby irrevocably acknowledged, BMO and Guarantor hereby agree as follows:

1. Capitalized terms used and not otherwise defined in this Guarantee shall have the meanings given to them in the Service Provider Agreement.

2. If Contractor fails to execute, comply with, or perform, any obligation under the Service Provider Agreement (“Performance Default”) ([***]* (i) by the Service Provider Agreement, (ii) subject to Section 7 below, by applicable Law, (iii) by BMO expressly in writing for that particular Performance Default, or by a decision of a tribunal of competent jurisdiction), and [***]* such Performance Default [***]*, if any, under the Service Provider Agreement, and if all [***]* under the Service Provider Agreement relating to [***]* requirement to advise [***]* of its Performance Default have been met, then subject to Section 5 of this Guarantee, Guarantor will, [***]* in accordance with the terms and conditions of the Service Provider Agreement, execute, comply with or perform the obligations under the Service Provider Agreement that Contractor has failed to execute, comply with or perform, drawing as needs be, on, amongst other entities, the international resources of Guarantor as well as Service Provider Subcontractors and Service Provider Affiliates, as required.

3. If Contractor fails to pay timely any indebtedness owed to BMO in accordance with the terms of such indebtedness or a payment obligation under the Service Provider Agreement, (“Indebtedness”), then subject to Section 5 of this Guarantee, Guarantor will pay such Indebtedness to BMO in accordance with its terms. The Guarantor will be bound by any account settled between Contractor and BMO. Any statement by BMO of the amount owing by Contractor will, in the absence of manifest error, constitute evidence of such Indebtedness and will be binding on the Guarantor in the same manner and to the same extent as it constitutes evidence and is binding upon the Contractor.

4. Guarantor will not be discharged or released or excused from this Guarantee by an arrangement made between Contractor and BMO with or without the consent of Guarantor or by a forbearance whether as to payment, time, performance or otherwise.

5. The undertakings and obligations of Guarantor and any amount recoverable from Guarantor under this Guarantee are coextensive with, and do not exceed the obligations of, and the amount recoverable from, Contractor under the Service Provider Agreement. The liability of Guarantor at any time for failure to perform its obligations pursuant to Section 2 or for failure to make a payment pursuant to Section 3 will not be in excess of any liability of Contractor to BMO under the Service Provider Agreement at that time, including, without limitation, any liability for damages suffered by BMO Financial Group as a result of Services for which BMO is paying Baseline Charges, any liability for damages suffered by BMO Financial Group as a result of other breaches under the Service Provider Agreement, and any liability for damages suffered by BMO Financial Group as a result of Services performed by Third-Party Vendors under Assigned Agreements and Replacement Agreements. Guarantor is entitled to [***]* with respect to any obligation or liability, including without limitation all provisions of the Service Provider Agreement relating to the [***]* and the [***]*. Guarantor expressly acknowledges BMO’s termination right under Section 22.02 (f) of the Service Provider Agreement and agrees that any amounts paid or credited by Guarantor under this Guarantee will be included with other amounts paid or credited by Contractor for purposes of determining whether the threshold in Section 22.02(f) has been met. Any amounts recovered or claimed from Contractor or Guarantor are to be [***]* and whether or not [***]* is entitled to exercise it right to terminate the Agreement. In no event shall Guarantor have an independent cause of action against BMO or its Affiliates by virtue of BMO’s signature to this Guarantee, other than as would be available to Contractor under the Service Provider Agreement. Contractor shall be entitled to benefit from the results of performance by the Guarantor pursuant to section 2 as being performance by Contractor under the Service Provider Agreement. In all events the aggregate liability of BMO and its Affiliates under the Service Provider Agreement shall continue to apply for all claims made by Guarantor that Contractor may have against BMO or its Affiliates under the Service Provider Agreement.

6. This Guarantee is subject to, and is to be construed in accordance with, the laws of Province of Ontario and the federal laws of Canada, as applicable, and the parties agree that the courts of the Province of Ontario have jurisdiction to entertain any action in respect of, or arising out of this Guarantee. Any dispute relating to this Guarantee, except a dispute involving the validity of the Guarantee, shall be resolved in accordance with the dispute resolution procedures set out in the Service Provider Agreement. In the event of a dispute involving the validity of the Guarantee, the parties shall submit to the courts of the Province of Ontario and the federal courts of Canada, as applicable, to resolve the dispute.

7. For the purpose of this Guarantee, where an obligation of Contractor under the Service Provider Agreement has not been performed (whether a Performance Default or Indebtedness), Contractor will be taken to have failed to perform that obligation notwithstanding that Contractor has been dissolved or is otherwise discharged of its obligations pursuant to applicable Law or regulation.

2

8. The following notice arrangements apply:

(a)	notice or other communications which may be given to or served on Guarantor under this Guarantee will be deemed to have been duly given or served if it is in writing, signed on behalf of BMO and is either delivered by hand or faxed to Guarantor at 121 Innovation Drive, Suite 200, Irvine, California, 92612 USA, attention General Counsel, or such other address as is notified in writing to BMO from time to time;

(b)	a notice or other communication which may be given to or served on BMO under this Guarantee will be deemed to have been duly given or served if it is in writing, signed by or on behalf of Guarantor and is either delivered by hand or faxed to BMO at the address set out above, attention [***]*, or such other address as is notified in writing to Guarantor from time to time; and

(b)	a notice sent by facsimile transmission will be deemed to have been given when the machine on which the notice is sent reports that the notice has been transmitted satisfactorily; provided that the sending party is obliged to retain confirmation that the facsimile transmission was successfully complete.

9. Unless there is a Change of Control of Service Provider or Change of Control of Guarantor (in either of which events [***]* on not less than [***]* prior written notice to BMO, which [***]* shall not be before the effective time of the Change in Control), this Guarantee shall be continuing during the Term of the Service Provider Agreement, and upon expiry or termination of the Service Provider Agreement only to the extent provided therein, with respect to BMO’s ability to seek remedies from Contractor with respect to a Performance Default and/or Indebtedness. Guarantor’s obligations under this Guarantee shall remain in full force and effect notwithstanding any permitted assignment by Contractor of the Service Provider Agreement in accordance with Section 28.02

10. Guarantor may not assign any of its rights or obligations under this Guarantee. BMO may assign its rights under this Guarantee to any permitted assignee under the Service Provider Agreement in connection with an assignment of the Service Provider Agreement under Section 28.02 and Guarantor will be bound thereby.

11. The liability of the Guarantor will not be extinguished, lessened or affected in any way by reason of the any of the following:

(a) [***]*, any incapacity, inexistence, change of status, change of name, amalgamation, merger or change in the structure, constitution or membership of Contractor, BMO, or Guarantor;

(b) if the Contractor or the Guarantor becomes insolvent or bankrupt or becomes subject to or seeks the protection or exercise of any rights under any Law relating to bankruptcy or insolvency or any other legislation relating to the reorganization or relief of Contractor or Guarantor including any plan of compromise or arrangement or any other corporate proceeding involving or affecting the creditors of the Contractor or the Guarantor;

(c) [***]*, if, whether or not with the Guarantor’s knowledge, BMO grants extensions of time, renewals, indulgences, waivers, releases, discharges, makes any

3

compromise or transaction or arrangement or otherwise deals with any Performance Default or Indebtedness, provided that [***]*.

12. The Guarantor represents and warrants to BMO that the Guarantor (1) is a corporation, duly organized, validly existing, subsisting and in good corporate standing under of the laws of its incorporation, (2) has the requisite corporate power and authority to enter into this Guarantee and to perform all of the obligations to be performed under this Guarantee, and (3) the execution, delivery and performance of this Guarantee (i) have been duly authorized by all requisite corporate action on the part of the Guarantor and (ii) do not violate the terms of any Law, regulation, or court order to which the Guarantor is subject or the terms of any material agreement to which the Guarantor or any of its assets may be subject.

In witness whereof, Guarantor and BMO have entered into this Guarantee as of the date first above set forth.

EXULT, Inc.	BANK OF MONTREAL

By:	By:

Name:	Name:	[***]*

Title:	Title:	[***]*

4

Proprietary and Confidential	BMO / Exult

MASTER SERVICES AGREEMENT

EXHIBIT W

IT SYSTEM ACCEPTANCE TESTING PROCEDURES

FINAL VERSION

Exhibit W	Page 1 of 3
IT System Acceptance Testing Procedures
April 23, 2003

Proprietary and Confidential	BMO / Exult

1.	When there is a Change to the Service Provider Environment (other than Background Changes) or a material Change to the Services or a Change to the Client Environment, Service Provider shall conduct successful pre-testing and document the results of the pre-test of such Changes prior to the commencement of the joint acceptance test and then Client and Service Provider shall, within such period of time agreed by the Parties acting reasonably (the “Acceptance Test Period”), conduct a joint test based upon agreed acceptance criteria, of scope mutually agreed by the Parties in writing (the “Acceptance Test Specifications”) aimed at ensuring that the Services and Change to Service Provider Environment or Client Environment, or any of them, shall perform in a manner and to the standards agreed and set for in Change Control (“Acceptance Testing”). The Parties acknowledge and agree that Service Provider shall perform Functional Acceptance Testing and Client shall perform User Acceptance Testing If no Acceptance Test Period is named in the Change Order, then the Acceptance Test Period shall be [***]*. If Acceptance Testing needs to be re-performed (before the implementation of the Cure Period) then the Parties will mutually agree upon and document the new Acceptance Test Period (the “Revised Acceptance Test Period”).

1.1	Definitions.

“Acceptance Testing” has the meaning set forth in Exhibit G.

“Acceptance Test Period” has the meaning set forth in Exhibit G.

“Acceptance Test Specifications” has the meaning set forth in Exhibit G.

“Cure Period” has the meaning set forth in Exhibit G.

“Material Defect” means a material failure to meet the Acceptance Test Specifications.

“Revised Acceptance Test Period” has the meaning set forth in Exhibit G.

“Warranty Period” has the meaning set forth in Exhibit G.

2.

In the event that the jointly conducted Acceptance Test reveals any Material Defects, Service Provider shall document these Material Defects and shall endeavour to resolve the Material Defects within the Acceptance Test Period whereupon the Parties shall again conduct the Acceptance Testing. If Service Provider’s work under a Change Order does not comply with the Acceptance Test Specifications after one or more Service Provider resubmissions within the Revised Acceptance Test Period, Service Provider shall have the time period named in the Change Order or, if no time period is named, [***]* (the “Cure Period”) to meet its obligations under the Change Order so that the Service Provider Environment or Client Environment, or any of them, are functioning substantially in accordance with the Acceptance Test Specifications and are ready to be used to provide the Services. If Service Provider fails to meets its obligations at the expiry of the Cure Period then Client may terminate the Change Order in accordance with the payment and termination provisions of the Change Order and if no provisions are so included, Service Provider expressly acknowledges and agrees that Client shall be entitled to: (1) relief from further payments (after the expiry of the Cure Period) under

Exhibit W	Page 2 of 3
IT System Acceptance Testing Procedures
April 23, 2003

Proprietary and Confidential	BMO / Exult

such Change Order, and (2) a credit or refund (at Client’s option) for any payments made previously by Client under that Change Order.

3.	Within [***]* of the date of conclusion of the Acceptance Testing, Client shall send to Service Provider notice in writing that it is satisfied with the results. Failure by Client to send such notice within such time period shall be deemed to indicate that Client is satisfied with the results of the Acceptance Testing.

4.	Service Provider acknowledges and agrees that there is no charge to Client for correcting Material Defects detected or revising relevant Client Documentation or Procedure Manual to ensure that the Client Documentation and Procedure Manual accurately reflects the functionality and capacity and performance of the Service Provider Environment or material Change to Services or a Change to Client Environment, unless otherwise agreed upon by the Parties in the applicable Change Order.

Exhibit W	Page 3 of 3
IT System Acceptance Testing Procedures
April 23, 2003

SERVICE AGREEMENT NUMBER 1

(GENERAL HR SERVICES)

AMENDED AND RESTATED AS OF DECEMBER 24, 2003

This is Service Agreement Number 1 (the “Service Agreement”) to a Master Services Agreement made as of April 23, 2003 by and between Exult Canada, Inc. (“Service Provider”) and Bank of Montreal (“Client”) (the “Agreement”). Unless otherwise specified, the terms and conditions of the Agreement are incorporated into this Service Agreement. This Service Agreement is effective as of April 23, 2003 (the “Service Agreement Effective Date”).

A.	Client Premises: [***]*

B.	Table of Schedules

The following is a list of Schedules that are attached to this Service Agreement as of the Service Agreement Effective Date.

Schedule	Topic
A	Description of Services
B	Service Levels
C	Fees and Charges
D	Third-Party Vendors & Contracts
E	Client Machines
F	Client Proprietary Software, Client Third Party Software, Client Hosted Applications
G	Preliminary Transition Plan
H	Reports
J	Employee Transition Arrangements
L	Key Personnel and Key Service Provider Positions
N	Asset Transfer and Bill of Sale
P	Termination Assistance Services
Q	In-Flight Projects
R	Records Management
S	Client Facilities/Client Premises/Sublease/License to Use
V	Client Group Security Policies and Standards
Y	Business Associate Agreement

C.	Retained Services

Client will retain responsibility for all tasks and activities as set forth in the Agreement and Schedule A to this Service Agreement.

D.	[***]* Software

“[***]* Software” means the proprietary software licensed by Client Group from [***]* Canada Inc. in use by Client Group as of the Service Agreement Effective Date, together with all maintenance fixes, modifications and enhancements implemented during the Term.

Service Provider and Client expressly acknowledge and agree that:

(i) As of the Service Agreement Effective Date Client Group uses [***]* Software to facilitate its [***]* requirements,

(ii) As part of the Services described in Schedule A to Service Agreement Number 1 Service Provider will support Client Group’s use of the [***]* Software, and

(iii) In the event that Service Provider wishes Client Group to use their similar software product, Service Provider has an obligation to prove to Client that the Service Provider software product has equivalent functionality and capacity and will meet Client Group’s needs, and in that event, through Change Control, Client may move to the Service Provider software product on terms and conditions set out in the Change Order.

IN WITNESS WHEREOF, each of Client and Service Provider has caused this Service Agreement to be signed and delivered by its duly authorized representative effective as of the date first written above.

BANK OF MONTREAL

By:	/signed original/

(Signature)

[***]*

(Name)

[***]*

(Title)

(Date)

EXULT CANADA, INC.

By:	/signed original/

(Signature)

[***]*

(Name)

[***]*

(Title)

(Date)

Proprietary and Confidential	BMO/Exult

SERVICE AGREEMENT NUMBER 1

SCHEDULE A

DESCRIPTION OF SERVICES

FINAL VERSION

APRIL 23, 2003

Schedule A FINAL VERSION	BMO/Exult
April 23, 2003

Proprietary and Confidential	BMO/Exult

SCHEDULE A

Description of Services

1.0	Introduction

This Schedule A describes the responsibilities of Service Provider and of Client in performing the listed Processes and sub-processes of the Services.

The following categories of Processes are covered in this Schedule A and within the scope of Services. Service Provider agrees that it shall provide the in-scope Processes to Service Users, as applicable:

Processes	In Scope

Payroll and Employee Data Maintenance – Canada	X

Payroll and Employee Data Maintenance – U.S.	X

Employee Relations – Canada	X

Employee Relations – U.S.	X

Compensation – Canada & U.S.	X

Benefits – Canada	X

Benefits – U.S.	X

Recruiting – Canada	X

Recruiting – U.S.	X

Flex Staffing – Canada & U.S.	X

Global Mobility – Canada	X

Global Mobility – U.S.	X

Supplier Management – Canada & U.S.	X

Management Information – Canada & U.S.	X

Records Management – U.S.	X

Contact Center – Canada	X

Contact Center – U.S.	X

Information Technology and Reporting – Canada & U.S.	X

Schedule A FINAL VERSION	1	BMO/Exult
April 23, 2003

Proprietary and Confidential	BMO/Exult

In support of the Services listed below, Service Provider shall operate a Contact Center with hours of operation as follows:

Monday – Friday 8:00 AM – 6:00 PM Eastern time for Canada

Monday – Friday 8:00 AM – 5:00 PM Central time for United States

During the [***]*, the Parties shall determine and mutually agree upon the baseline amount of ad-hoc reporting that is included in the scope of Services, and the amount of ad hoc reporting covered by the Baseline Charges.

The following legend applies for all tables in this Schedule A:

Table Legend

X	Performs Responsibility

A	Approves

2.0	Description of Services

2.1	Payroll and Employee Data Maintenance—Canada

Payroll processing includes the [***]*.

[***]* are included in Employee Data Maintenance and Payroll Processing.

The Client defines [***]*, and approves and submits [***]*. Service Provider defines [***]*.

[***]*

2.2	Payroll and Employee Data Maintenance – U.S.

Payroll processing includes the [***]*.

The Client defines [***]*. Service Provider defines [***]*.

[***]*

Schedule A FINAL VERSION	2	BMO/Exult
April 23, 2003

Proprietary and Confidential	BMO/Exult

2.3	Employee Relations - Canada

[***]*

2.4	Employee Relations – U.S.

Employee Relations promotes and maintains [***]* between Client and its Employees. This entails [***]*. Employee Relations also provides support for [***]*.

In general, Client shall provide the [***]*. Service Provider shall provide [***]*.

[***]*

2.5	Compensation – Canada & U.S.

Compensation is the [***]*. The function administers the specific [***]**. Additionally, the function determines the [***]*.

Client shall define [***]*. Services Service Provider shall provide [***]*.

[***]*

2.6	Benefits - Canada

Benefits include [***]*. This function determines the [***]*.

Client shall define its [***]*. Client shall have the sole responsibility to establish the [***]*. Service Provider shall [***]*.

[***]*

2.7	Benefits – U.S.

Unless otherwise indicated, each Category of service supports [***]*, where applicable.

[***]*

2.8	Recruiting - Canada

Recruiting is defined as the [***]*. Included within Talent Acquisition is the [***]*. Recruiting also involves the [***]*.

Client shall develop [***]*.

Service Provider shall assist client in [***]*.

[***]*

2.9	Recruiting – U.S.

Recruiting is defined as the [***]*. Included within Talent Acquisition is the [***]*. Recruiting also involves the [***]*.

Schedule A FINAL VERSION	3	BMO/Exult
April 23, 2003

Proprietary and Confidential	BMO/Exult

Client shall develop [***]*.

Service Supplier shall assist client in [***]*.

[***]*

2.10	Flex Staffing – Canada & U.S.

[***]*

2.11	Global Mobility – Canada

[***]*

2.12	Global Mobility – U.S.

[***]*

2.13	Supplier Management – Canada & U.S.

The Supplier Management Process refers to the [***]*. Service Provider will [***]*.

[***]*

2.14	Management Information – Canada & U.S.

Management Information provides [***]*. This service provides [***]*. Deliverables also include [***]*. These solutions are typically [***]*. Activities include [***]*.

The Client shall [***]*.

[***]*

2.15	Records Management – U.S.

Records Management responsibilities include all activities necessary to [***]*. Client maintains [***]*. In general, Service Provider will [***]*.

Client shall [***]*. Service Provider shall [***]*.

[***]*

2.16	Contact Center - Canada

Unless otherwise indicated all categories of service apply to [***]*.

[***]*

Schedule A FINAL VERSION	4	BMO/Exult
April 23, 2003

Proprietary and Confidential	BMO/Exult

2.17	Contact Center – U.S.

Unless otherwise indicated, each Category of service supports [***]*, where applicable.

[***]*

2.18	Information Technology and Reporting – Canada & U.S.

IT responsibilities include [***]*.

Client shall [***]*.

[***]*

Schedule A FINAL VERSION	5	BMO/Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

MASTER SERVICES AGREEMENT

SCHEDULE B

SERVICE LEVELS

FINAL VERSION

Schedule B - Service Levels Final	April 23, 2003

Proprietary and Confidential	BMO / Exult

1	Introduction	1

2	DEFINITIONS	1

3	Principles Governing Service Levels	1

4	Process	2

5	Key Performance Indicators (KPIs)	2

6	Reporting Service Levels (RSLs)	2

7	Annual Service Level Review	3

8	Service Credits	3

9	SERVICE LEVEL TERMINATION EVENT	3

10	KEY PERFORMANCE INDICATORS (KPIS) DETAIL	4

Schedule B - Service Levels Final	April 23, 2003

Proprietary and Confidential	BMO / Exult

SCHEDULE B

Service Levels

1.0	Introduction

This Schedule describes the principles and parameters governing the Service Levels that will be measured. This Schedule also describes certain principles for how Service Levels and changes to Service Levels shall be established.

There are two types of Service Levels that shall be measured and reported:

1.1	Key Performance Indicators (KPIs) – These are a limited number of Service Levels that the Parties agree would warrant a Service Credit if not met unless for reasons of Excused Performance Problems as defined in the MSA; and

1.2	Reporting Service Levels (RSLs) - These Services Levels measure Service Provider’s performance of the Services using a range of quantitative and qualitative metrics. Failure to achieve RSLs will not give rise to any Service Credits.

2.0	Definitions

“Interim Service Level” has the meaning of a Service Level that is in effect [***]*

3.0	Principles Governing Service Levels

3.1	Service Levels shall be used to measure the quality and timeliness of Service Provider’s performance of the Services. The Service Levels are the minimally acceptable levels of service for the Services.

3.2	Increased Impact Level for Service is a Service Level significantly degraded from the Service Level and as such Services provided at this level or lower have a greater impact on the Client Group.

3.3	Service Levels are, and new Service Levels or changes to Service Levels shall be, based on objective and clearly defined, measurable criteria.

3.4	Certain Service Levels shall be designated as KPIs as mutually agreed by the Parties.

3.5	Service Levels measure aspects of performance that are clearly identifiable by the Client business users as critical to the Client Group’s business.

3.6	Service Provider will be accountable for Service Level performance failures under Service Provider’s control, but will not be responsible for failures due to Excused Performance Problems.

3.7	Agreed target metrics for KPIs will not be subject to Service Credits immediately following the [***]* (as defined in Schedule C) unless there is a validated and documented [***]* history, unless otherwise mutually agreed, of Client meeting or achieving those target metrics using the same systems and resources that will be transferred to or made available to Service Provider. Where insufficient history is available, the Parties will use the process in Section 4.2 below to set metrics.

Schedule B – Service Levels Final	1 of 18	April 23, 2003

Proprietary and Confidential	BMO / Exult

3.8	At all times during the Term, unless otherwise mutually agreed, Service Provider shall provide the Services in a manner that meets or exceeds the then-existing Service Levels. The remedies for failure to do so shall include the remedies defined in this Service Agreement and the Master Agreement.

4.0	Process

Target metrics for KPIs and RSLs are set forth in the tables below. Other Service Level metrics will be determined following the Service Agreement Effective Date using Change Control and the procedures below.

4.1	Measurement

KPIs and RSLs shall be measured on a regular basis. For KPIs and RSLs where a target has been identified and agreed to prior to the Effective Date as indicated in Section 5.0 of this Schedule B, this measurement shall be initiated on the [***]*.

4.2	KPI/RSL Metric Validation

For KPI/RSLs, for which insufficient relevant Client historical performance data is available, the Parties will establish KPI/RSL target metrics as follows: Data will be monitored for [***]* and a target then set. Target will be monitored with no Service Credit for [***]*, then KPI with service credits or the RSL will be agreed. The foregoing process is referred to in the tables below as “3/3” for purposes of establishing metrics.

4.3	Key Performance Indicator Table

These KPIs shall be applicable to Service Provider performance of Services for such Process beginning with the first full calendar month following the [***]* for such Process unless otherwise agreed. The KPI’s are weighted as shown in the table below.

4.4	KPI Process Weightings

The Client shall assign each KPI a weighting of no less than [***]* of Fees at Risk and no greater than [***]* of the Fees at Risk unless otherwise agreed (including the Payroll measure indicated below). The total KPI process weighting for all KPI Service Levels shall equal 100%. Upon [***]* advance notice to Service Provider (e.g. [***]* notice for changing severity weights would take effect [***]*) Client may adjust the Severity weights of the respective Service Levels as Client deems appropriate so long as the total of such percentages does not exceed 100%.

4.5	Fees at Risk Amount

The amount of Fees at Risk each month shall be [***]* of the Baseline Charges for such month, and the aggregate Fees at Risk annually shall be [***]* of the Baseline Charges for the Contract Year.

5.0	Key Performance Indicators (KPIs)

[***]*

6.0	Reporting Service Levels (RSLs)

The following RSLs have been agreed upon between the Parties as of the Effective Date. Such RSLs shall be applicable to Service Provider’s performance of Services for such Process beginning with the first full calendar month following the [***]* for such Process unless otherwise agreed.

[***]*

Any requests for additional RSLs following Effective Date shall be subject to Change Control Management.

Schedule B – Service Levels Final	2 of 18	April 23, 2003

Proprietary and Confidential	BMO / Exult

7.0	Annual Service Level Review

The Executive Steering Committee (1) shall review the Service Levels annually, (2) use Change Control with respect to changing any Service Levels as a result of this annual review or when certain Service Levels are no longer appropriate because of an increase, decrease or change to the Services and (3) with respect to all other Service Levels, review the Service Levels for the subsequent Contract Year. In addition, either Party may, at any time upon notice to the other Party, initiate negotiations to review and, upon the Parties’ mutual agreement using Change Control process, adjust any Service Level. The Parties may agree to adjust Service Levels upward via Change Control as performance improves, when Service Levels are consistently exceeded.

8.0	Service Credits

8.1	The terms relating to Service Credits as liquidated are set forth in Article 7 of the MSA.

8.2	A failure to meet the KPIs set out in this Schedule B shall entitle Client to recover the applicable Service Credits as a payment or credit as set out in Schedule C

8.3	If a single event or series of related events causes multiple failures to meet the KPIs, Service Provider’s liability shall be limited to the largest applicable Service Credit payable for a single failure by Service Provider to meet the KPIs (i.e., the larger of the Service Credits).

8.4	Service Credits shall be calculated on a [***]* basis and credited or paid on an [***]* basis.

8.5	Earn back of Service Credits will be available to Service Provider as follows: if Service Provider fails to achieve [***]* KPIs [***]* during any Contract Year, but during that Contract Year achieves [***]*, then the Service Credit for the [***]* miss of a KPI during such Contract Year shall be “earned back” by Service Provider and no Service Credit shall be due the Client for such failure. No earn back is available to Service Provider for a KPI if Service Provider misses that KPI [***]* during a Contract Year.

8.6	Service Level Termination Event is an occurrence or series of occurrences of deficient performance by Service Provider in performing the Services as specified in the Service Level Agreement as a “Service Level Termination Event. The occurrence of a Service Level Termination Event constitutes a material breach of Service Provider’s performance obligations under this Agreement and gives Client the right to terminate this Agreement for cause.

8.7	Relief from Service Credits:

Service Provider shall be relieved of its responsibility to meet KPI Service Levels, and for associated Service Credits, to the extent that Service Provider is unable to achieve the specific Service Levels as a result of Excused Performance Problems.

9.0	Service Level Termination Event

Client will be entitled to terminate the Agreement for cause based upon Service Provider’s failures to meet KPIs and increased impact levels of KPIs (“Failure Event”) where such failures are of a repeated nature at the levels set forth in Table 9.0 below.

Schedule B – Service Levels Final	3 of 18	April 23, 2003

Proprietary and Confidential	BMO / Exult

Service Level Termination Event Table

Number of Failure Events for KPI’s to constitute a Service Level Termination Event

1. Missing the same KPI [***]* consecutive times within a rolling [***]* period.

2. Miss [***]* KPIs in the aggregate within a rolling [***]* period.

Number of Failure Events for Increased Impact on KPIs to constitute a Service Level Termination Event

1. Missing the same KPI increased impact levels [***]* consecutive times within a rolling [***]* period.

2. Miss [***]* KPIs increased impact levels in the aggregate within a rolling [***]* period.

10.0	Key Performance Indicators Detail

[***]*

Schedule B – Service Levels Final	4 of 18	April 23, 2003

Proprietary and Confidential	BMO / Exult

BMO-EXULT

SERVICE AGREEMENT NUMBER 1

SCHEDULE C

FEES AND CHARGES

FINAL VERSION

Amended and Restated as of December 24, 2003

Sch. C – FINAL VERSION
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO / Exult

1.	Introduction	2

2.	Definitions	2

3.	Baseline Allowances	4

4.	Charging Methodology	5

5.	Third Party Vendor Management and Charges	10

6.	Invoicing	10

7.	Termination	11

8.	Labor Indices Adjustment	12

9.	Assumptions	12

10.	Additional Terms	12

Sch. C – FINAL VERSION	- 1 -
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO/Exult

1.	Introduction

Subject to changes agreed by the Parties through Change Control, and as otherwise provided (in particular as set out in the last sentence of this Section 1), this Schedule sets out all Charges payable and the methodology for calculating Charges payable by Client Group to Service Provider for its provision of Services and its fulfillment of all other obligations under the Agreement. It also sets out the obligations of the Service Provider for payments of amounts owing to the Client for Retained Costs, Service Credits and other payments. Service Provider and Client agree that each has reviewed the terms of this Schedule C and that the following items are required to be completed and documented by an amendment to this Schedule C within the time periods stated beside each item or as otherwise agreed (as of the Amendment #1 Effective Date, the Parties have addressed each item below and indicate the resolution of each item in italics below):

(1)	The Baseline Charges payable by Client during the Interim Services Period to be finalized by [***]*

(2)	Appendix C-4, Retained Costs to be completed by [***]*

(3)	Disposition of [***]* and potential impact on the [***]*

(4)	Confirmation of the costs in connection with Service Provider use of Client Premises and Client Facilities by [***]*

(5)	Confirmation of the start of the Insourced Recruiting BPO Discounts by [***]*

(6)	Identification and finalization of Service Provider rights to use Assets within [***]* after the Service Agreement Effective Date. [***]*

(7)	Identification and finalization of Client Group Assets to be transferred to Service Provider within [***]* after the Service Agreement Effective Date. [***]*

(8)	Within the [***]* after the Service Agreement Effective Date, determine the annual [***]* distribution costs, the use of [***]* services by Service Provider and charges payable to Service Provider for print and distribution. Baseline Charges currently do not include these costs. [***]*

2.	Definitions

Unless otherwise specified, any capitalized terms that are not defined in this Schedule shall have the meanings assigned to them in the Agreement, the Exhibits or in other Schedules to Service Agreement Number 1. The following terms shall have the meanings set out below:

“Actual Resource Units” means the actual volumes of Services delivered with respect to a Resource Unit Category in a Volume Measurement Period, calculated in accordance with Section 4.13 of this Schedule.

“Additional Resource Charge” or “ARC” means the incremental charge set forth in Appendix C-2 of this Schedule payable by Client to Service Provider (in addition to the Charges) for a particular Resource Unit Category for a particular Volume Measurement Period when Service Provider delivers Service volumes that exceed the upper Band Limit for that Resource Unit Category during that Volume Measurement Period.

[***]*

Sch. C – FINAL VERSION	- 2 -
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO/Exult

“Band Limit” means, with respect to each Resource Unit Category, the agreed range of volumes of Service greater than or less than the Baseline Volume related to such Resource Unit Category within which the monthly Charges are not adjusted by ARCs or RRCs. The Band Limit as of the Service Agreement Effective Date is set forth in Appendix C-2 of this Schedule and is subject to adjustment as set forth herein.

“Baseline Charges” means the amounts described in Appendix C-1 of this Schedule for Services (also known as BPO Services in this Schedule), subject to adjustment for ARCs and RRCs as set forth herein. Baseline Charges do not include [***]*, fees for [***]*, and any other [***]* fees.

“BPO Discount “ means the [***]* and the [***]* at which the Baseline Charges will be [***]*, as set out in Appendix C-1. The BPO Discount is [***]* by the Service Provider and will take effect on the [***]*. The BPO Discount does not apply to Insourced Recruiting. Insourced Recruiting is subject to the Insourced Recruiting Discount.

“Baseline Volume” means the [***]* of Services within each Resource Unit Category to be delivered to Client Group, initially determined as of the Service Agreement Effective Date as set forth in Appendix C-2 of this Schedule and subject to adjustment through Change Control.

“Client Fiscal Year” means each 12 month period commencing on [***]* of each year.

“Contract Year” means each 12-month period commencing on the Service Agreement Effective Date or an anniversary of the Service Agreement Effective Date.

“Cost Index” has the meaning set out in section 8 of this Schedule.

“Cost Recovery” shall mean the [***]* associated with [***]*, all of which are to be recoverable from [***]* during the Term.

“Employees Served” means, for purposes of the ARC and RRC calculations, any current Client Group employee or former Client Group employee (during a period when Service Provider is providing Services to former Client Group employees due to an Client divestiture) supported by Service Provider or eligible to receive Services from Service Provider, measured [***]* on the [***]* from the Client applicable database.

“Enhancement” means the work by Service Provider required to install updates and application changes to any Service Provider Software and/or Client Software during the Term.

“In-Situ Period” means the period during which Service Provider performs the Services using the Client Premises that are the subject of the License Agreement between Client and Service Provider and other resources covered by the Retained Costs.

“Insourced Recruiting Baseline Charge(s)” means Baseline Charges for [***]* and that Service Provider will perform as of the Process Take On Date.

“Insourced Recruiting Discount” means the [***]* and the [***]* at which the Insourced Recruiting Baseline Charges will be [***]*, as set out in Appendix C-1. The Insourced Recruiting Discount rate is [***]* by the Service Provider and the schedule for discounts is set out in Section 4.1.2 and in Appendix C-1.

“Interim Services Period” means the period at the beginning of the In-Situ Period during which Service Provider delivers all or part of the Services through work performed by Client Group personnel who are managed by Service Provider and employed by Client or Client Affiliates.

Sch. C – FINAL VERSION	- 3 -
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO/Exult

IT” means the Information Technology and Information Services specified in Schedule A of this Service Agreement.

“IT Project Staffing” means the specific references in Schedule Q for In-Flight Project resources and schedules.

“Off-Cycle Payments” means payroll payments processed outside of the scheduled payroll processing cycles requests requiring special processing, handling, and/or payments sent by couriers.

“Process” means each of the processes that comprise the Services as described in Schedule A of this Agreement.

“Process Effective Date” or “Process Take On Date” means, with respect to any Process, the date on which Service Provider assumes management of and becomes responsible for providing designated Services for such Process. The Parties may also schedule the transition of a Process in a phased manner as set forth in Schedule G and the detailed Transition Plan, including the assignment of Assigned Agreements relating to a Process, in which case the various applicable dates and the phase in for invoicing of the associated Charges will be mutually agreed.

“Recruiting Services” has the meaning set forth in Section 4.1.2 of this Schedule C.

“Reduced Resource Credit” or “RRC” means the credit to Client that accrues when Service Provider delivers Service volumes for a particular Resource Unit Category for a particular Volume Measurement Period that are less than the lower Band Limits for that Resource Unit Category during that Volume Measurement Period.

“Resource Unit Category” means each [***]* defined within the Services for which (i) there is a Baseline Volume and (ii) Actual Resource Units are measured, as identified in Section 4.1.3 of this Schedule.

“Retained Costs” means the mutually agreed portion of the Baseline Charges reflecting Client’s [***]* between Client and Service Provider, and as described in Section 4.1.1 below, as such costs are identified as of the Service Agreement Effective Date in Appendix C-4 of this Schedule and subject to adjustment as set forth herein.

“Third Party(ies)” means a person or entity, other than: (1) Service Provider and its Affiliates, (2) any Service Provider Subcontractors engaged to provide BPO Services (but not TPO Services), and (3) Client, who provides a product or service under a Third Party Vendor Contract.

“Third Party Vendor Contract” is defined in the Agreement.

“Third Party Costs” or “TPO Costs” means amounts payable by Service Provider to Third Parties that provide TPO Services only (but not BPO Services).

“Vendor Management Baseline” means the supplier management activities described in Schedule A and in Section 5 below.

“Volume Measurement Period” means each successive period of [***]* beginning with the Service Agreement Effective Date, such that each Contract Year comprises [***]* Volume Measurement Periods

3.	Baseline Allowances

Service Provider will support Client Group’s ad hoc report described in Schedule H and research and Management Information requests described in Schedule A relating to the Services, provided that where the level or frequency of requests is exceeded and would require Service Provider to use

Sch. C – FINAL VERSION	- 4 -
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO/Exult

additional resources beyond its regular staffing to comply with the requests, Service Provider will notify Client, provide an estimate of the additional resources required, and the Parties will use Change Control to determine the scope and Charges, for such additional effort.

4.	Charging Methodology

4.1	Baseline Charges and Retained Costs

Monthly Baseline Charges and Third Party Costs shall commence according to the Process Effective Dates as identified in Schedule G or as otherwise mutually agreed. If the Parties agree upon Process Effective Dates that vary by Process then invoicing for monthly Baseline Charges will be prorated accordingly by mutual agreement and will be invoiced according to such prorating as Processes are transitioned.

For the Client service centre located at the Client Premises as of the Service Agreement Effective Date (the “Toronto Service Centre”), the planned Process Take On Date is [***]* and the planned Start Date (as defined in Schedule J) for Transitioned Employees working in the Toronto Service Centre is [***]* (the period between such Process Take On Date and such Start Date, the “Interim Services Period”. During the Interim Services Period, Service Provider shall invoice, pursuant to Section 6 of this Schedule C, for the Processes managed by Service Provider during the period. The Baseline Charges for this period will be mutually agreed prior to the Interim Services Period. The monthly Baseline Charges will include:

[***]*

Except as provided above with respect to the Interim Services Period for the Toronto Service Centre, during the In-Situ Period (as applicable for each Process), Service Provider shall invoice, pursuant to Section 6 of this Schedule C, Baseline Charges as follows:

[***]*

Baseline Charges are allocated as set forth in Appendix C-1.

As and to the extent that Service Provider terminates its usage of resources provided by Client Group and covered by the Retained Costs, the Client shall cease to invoice the Service Provider for such resources. The monthly Baseline Charges will not change as a result of the decrease of Retained Costs.

4.1.1	Retained Costs; Use of Client Premises, Hosting Services, and Right to Use Assets

Prior to the Service Agreement Effective Date, the Client’s Human Resources Group received [***]* related to systems, facilities and other support services from various Client corporate groups. Such charges included all of the [***]*, including without limitation: (i) [***]*; (ii) [***]*; (iii) [***]*, and (iv) [***]* to (i), (ii) and (iii) above. During the In Situ Period and any reasonable additional period of time that [***]* requires such resources, [***]* shall be responsible for providing these resources, systems and services in support of the Processes.

4.1.1.1	The Retained Costs include [***]* (“Hosting Services”) for [***]*, or as otherwise mutually agreed from time to time. The scope of Client Group’s [***]*

4.1.1.2	During the In Situ Period, Service Provider shall have the right to use the Client Machines and will evaluate whether to acquire any of the Client Machines upon such terms and at such time as may be mutually agreed. Any acquired assets will be transferred according to the Asset Transfer and Bill of Sale.

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April 23, 2003
Amendment #1

Proprietary and Confidential	BMO/Exult

4.1.1.3	The total amount of the Retained Costs is set forth in Appendix C-4. Such Retained Costs may consist of [***]*. Accordingly, the Retained Costs may change during the time that Service Provider uses the Client Premises and receives the various services. Client shall provide Service Provider with an estimate of projected annual Retained Costs prior to the beginning of each Client Fiscal Year. Any adjustments to the Retained Costs will adjusted in the Service Provider Baseline Charges. On a [***]* basis, Client shall provide Service Provider with detailed information on actual Client internal charges and allocations for the items covered by Retained Costs. Each [***]*, the Parties will true up any discrepancies between the actual Retained Costs during the preceding Client Fiscal Year compared to the estimate Service Provider used in the Baseline Charges.

4.1.1.4	Client will invoice Service Provider for the Retained Costs [***]* Client will invoice Service Provider in accordance with Section 6., Service Provider may discontinue its use according to the License Agreement. For the Hosting Services and use of the Client Machines, Service Provider may discontinue use on [***]* notice. The amount of the Retained Costs will establish the amount Service Provider will charge for facilities and other resources after Service Provider migrates to its own or other resources.

4.1.1.5	The Parties agree to use Change Control to document any Changes to the Baseline Charges in connection with the transition of responsibility for providing all or a portion of the systems, facilities and support services described in this Section 4.1.1 from Client to Service Provider.

4.1.2	Recruiting Baseline Charges.

The recruiting services provided by the Service Provider will include functions formerly conducted by Client Group as well as Insourced Recruiting Baseline services (collectively called “Recruiting Services” and deemed part of the Services). The Process Take-On Date of the various stages of take on of Recruiting Services is outlined in Appendix C-9 (“Stages”).

The following conditions apply to the Recruiting Services:

[***]*

4.1.3	ARCs and RRCs

4.1.3.1 Baseline	Volumes and Actual Resource Units

Actual Resource Units for each Resource Unit Category shall be counted by Service Provider, individually for the Canadian and US scope, on a [***]* basis and [***]*, Service Provider will provide a running total for the Volume Measurement Period. At the end of each Volume Measurement Period, in the [***]*, Service Provider will calculate the Actual Resource Units for the completed Volume Measurement Period compared to the Baseline Volumes and will apply the applicable ARC or RRC amounts to be paid by or credited to Client for the previous Volume Measurement Period for both Canada and the US. The upper and lower Band Limits with respect to the Resource Unit Categories are calculated as [***]* and [***]* respectively, of the related Baseline Volumes. Baseline Volumes and Band Limits (except for those measured by Employees Served) are expressed in [***]* terms, as included in Appendix C-2 of this Schedule, and will be divided by [***]* for purposes of comparing Actual Resource Units to Baseline Volumes and calculating ARCs and RRCs for any Volume Measurement Period.

To calculate ARCs and RRCs for the Resource Unit Categories, the following methodology will apply:

(a) Methodology for Baseline Volumes not dependent on [***]*

Sch. C – FINAL VERSION	- 6 -
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO/Exult

[***]*

(b)	Methodology for Baseline Volumes dependent on [***]*

[***]*

4.1.3.2 Calculation	of ARCs and RRCs

The actual ARC rates and RRC rates are set forth in Appendix C-2.

Sample ARC/RRC calculations are set forth in Appendix C-3.

4.1.3.3 Charges	Arising from Significant Events

Certain significant events, such as [***]*, provided that the Parties shall use Change Control to determine the additional Charges for Projects such as [***]* in the scope of Services related to significant events. Such additional Charges may include:

[***]*

4.1.3.4 Addressing	Anticipated Deviations

In the event either Party anticipates that Actual Resource Units with respect to any Resource Unit Category are or will be [***]* for that Resource Unit Category for a [***]*, the Parties shall use Change Control to address the impact of such deviation and mutually agree as to what action, if any, should be taken with respect to such deviation, provided that this will not limit any ARCs or RRCs that accrue prior to any agreed Change Order.

4.1.3.5 Addressing	Sustained Deviations

If the net effect of ARCs and RRCs for any Volume Measurement Period is to increase or reduce the total amount of Client’s payment obligation to Service Provider for Services for that Volume Measurement Period by [***]* of the total Baseline Charges (excluding [***]* for that Volume Measurement Period) for reasons other than [***]*, then, in an effort to [***]*, the monthly Baseline Charges shall be adjusted up or down, as appropriate, by an amount equal to [***]* of that increase or decrease [***]*

4.1.3.6 Deviations	of Greater Than [***]*

The Parties agree that the ARC and RRC amounts will be applied for volumetric changes from Baseline Volumes of up to [***]* greater or lower than the Baseline Volumes. For increases in volumes greater than [***]* the Parties will use Change Control to determine an ARC rate for the excess volume, provided that the additional volumes will be chargeable at the ARC rate unless otherwise agreed, and the Parties will use Change Control to address reductions in volume more than [***]* below Baseline Volumes. In considering ARC adjustments for deviations greater than [***]* above the Baseline Volumes, the Parties acknowledge that the following factors would have the following impact on the ARC rate for the additional volumes: [***]*

4.1.4	Assumptions

The Baseline Charges outlined in Appendix C-1 of this Schedule C include the following assumptions:

[***]*

Sch. C – FINAL VERSION	- 7 -
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO/Exult

4.1.5	Included Projects

The following Projects are included in the Baseline Charges; i.e., they are not charged separately:

•	[***]*

4.1.6	New Projects

Projects not included in the Baseline Charges that will be priced separately include the following:

•	[***]*

Charges, including consulting fees, resource fees, out-of pocket costs, and other costs required to complete or support any new Project or for New Services will be determined in accordance with Change Control and unless otherwise agreed will be charged at Service Provider’s time and materials rates.

4.1.7	Software Maintenance

[***]* is responsible for paying for support and maintenance as applicable from time to time during the Term for all third party software products under agreements designated as Managed Agreements and Retained Agreements, including as specified in Schedules D, E and F. If [***]* wishes to terminate or suspend such support and maintenance, it will provide [***]* with at least [***]* prior written notice of such intention and the Parties will use Change Control to address such change. Unless otherwise agreed, [***]* will charge [***]* for any additional [***]* necessary for [***]* and resulting from the termination or suspension of support and maintenance under the Managed Agreements and Retained Agreements, including as specified in Schedules D, E and F.

4.1.8	Enhancements and Projects; Software Currency

In consideration of the Baseline Charges, Service Provider will provide the [***]* as were included in the Client baseline spend as of the Service Agreement Effective Date. [***]* Without limiting the foregoing, in consideration of the Baseline Charges, [***]* with new releases of Software being supported by [***]* as part of [***]* (including the [***]* relating to [***]* Software and in no event will be [***]* time during the Term, [***]* of which includes the [***]* described the Transition Plan), within support time restrictions imposed by the supplier of such Software, in accordance with [***]* normal timing and schedule for installing such new releases. If [***]* wishes to have [***]* install such [***]* in advance of [***]*, the Parties shall use Change Control to define and agree upon a project for such [***]*, and will agree upon how to charge such work against [***]* or as a separate chargeable Project. [***]* shall be responsible for installation activities and upgrades to the Client Machines and Client Environment, including changes and upgrades to accommodate Software currency and Enhancements.

4.1.9	Annual Planning for Projects and Software Currency

On or about the beginning of each [***]*, the Parties will agree on a Projects plan for that [***]* setting forth [***]* work to be completed by Service Provider during that [***]*. The Parties will [***]* for the stub period from the Service Agreement Effective Date until the beginning of the next following [***]*. Such Projects plan will also address anticipated Software currency and Enhancement work, and any proposal by the Parties to accelerate or delay installation of Service

Sch. C – FINAL VERSION	- 8 -
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO/Exult

Provider and/or Client Third Party Software updates or upgrades that would impact supportability of the Service Provider and/or Client Third Party Software.

4.1.10 Non-Supported	Versions of Software

Upgrades to versions of [***]* Software or other Service Provider and/or Client Third Party Software that are not currently supported by the respective vendors that are (i) requested by Client or (ii) necessary to enable Service Provider to perform the Services, will not be supported until such time as [***]* Software or such Software becomes supportable or is upgraded by Service Provider as applicable. Such Enhancements, and the [***]* and resources to accomplish such upgrades, shall be approved through Change Control. Notwithstanding the foregoing, with respect to [***]* Software, Client has purchased [***]*. Any additional [***]* acquired for [***]* Software prior to Service Provider’s consolidation to [***]* will be paid by [***]*.

4.1.11 Changes	to Service Levels

If Client requests the support of Service Levels solely for Client Group’s benefit that are higher than Service Levels currently supported, and Service Provider agrees to meet such higher service levels, then the [***]* required to support such enhanced Service Levels, and any associated fees and costs must be approved through Change Control.

4.1.12 Baseline	Charges During Transition

For each of Canada and the U.S., [***]*. Service Provider shall submit the invoice for such [***]* on the [***]* in which the [***]* is scheduled to occur; provided, however, in the event the actual [***]* with respect to any Process is different than the [***]*, Service Provider shall make an appropriate adjustment to the invoice submitted to Client for the following month.

4.1.13 Service	Credits

When Service Credits (as defined in and subject to Schedule B) are due from Service Provider’s failure to meet KPIs and not excused by an Excused Performance Problem:

(a)	The Service Credits will be reported and calculated and shall be payable as described in Schedule B, and

(b)	Service Provider will provide, at the same time as providing the [***]* for any amounts due to Client relating to Service Credits in accordance with Schedule B.

4.1.14 Service	Provider Additional Resource Hourly Rates

Charges for additional Service Provider resources, including Change Control work unless otherwise agreed, will be charged according to the rates set forth in the Hourly Rate table for Projects attached Exhibit E to the Agreement.

4.1.15 GST	and New Taxes on Baseline Charges

As of the Service Agreement Effective Date, the Parties acknowledge that the Baseline Charges, as may be modified by ARCs, RRCs, and Change Control, for Services delivered and consumed in Canada would be subject to a GST of [***]* (“Baseline Charges GST The BPO discount for Canada as outlined in Appendix C-1 [***]*. On or about the [***]*, and if so, then for any amount materially less than [***]* shall be entitled to [***]*. If any taxing authority or jurisdiction imposes after the Service Agreement Effective Date a new or increased sales, use, excise, value-added, GST, or any services, consumption, or other tax, including without limitation increases in the Baseline Charges GST on the provision or consumption of the Services or any component

Sch. C – FINAL VERSION	- 9 -
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO/Exult

thereof (individually or collectively, “New Taxes”), the Parties shall [***]* to the maximum extent feasible. In any event, (i) for any New Taxes applied to the Services in [***]*, and (ii) for any New Taxes applied to the Services in the [***]*. If any New Taxes applicable to the Services are imposed on Client during a Service Agreement Term solely as a result of the [***]*. If any New Taxes apply only to a portion of the Services and consequently, only to a portion of the Baseline Charges, the percentage amount of the New Tax will be multiplied by the percentage of the Baseline Charges to which the New Tax applies for purposes [***]*. By way of example: (1) [***]* or (2) [***]*.

4.1.16 GST	and New Taxes on TPO Charges

Section 4.1.15 above does not apply to any Third Party Costs. The following terms govern sales, use, excise, value-added, GST, or any services, consumption, or other tax, including without limitation increases in the foregoing on the provision or consumption of the products or services or any component thereof provided under Third Party Contracts (“TPO Taxes”). For Assigned Agreements or Replacement Agreements contracted by Service Provider, Service Provider will [***]*. The amount of [***]*. For Managed Agreements, Service Provider will [***]*.

5.	Third Party Vendor Management and Charges

5.1.	Vendor Management Baseline

Service Provider will perform the vendor management activities described in Schedule A and in this Section 5 of Schedule C for Assigned Agreements and Managed Agreements and Replacement Agreements and such activities will be charged against the Vendor Management Baseline Allowance. [***]* will apply to any additional vendor management and sourcing [***]*, and other costs associated with such activities.

5.2.	Consents

[***]* will obtain and bear any costs associated with obtaining Consents as provided in the Agreement.

5.3	[***]*

6.	Invoicing.

6.1	Invoice for Transition Period

Service Provider will issue an invoice for [***]* (according to Section 6.2 below), which shall reflect a [***]* amount based on the [***]*.

6.2	Baseline Charges

Service Provider shall invoice for Baseline Charges [***]*. Client shall pay each such invoice—by [***]*. Service Provider shall invoice Client for other amounts payable under the Agreement [***]* in accordance with the Agreement and Client shall pay such amounts [***]*, subject to Dispute Resolution mechanisms set out in Exhibit T and the Agreement. [***]* Charges other than Baseline Charges will similarly be invoiced for Canada or the US as applicable. [***]*

Interest to be charged on invoices not paid when due, or service credits not paid or credited when required shall be: [***]*

Sch. C – FINAL VERSION	- 10 -
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO/Exult

Client will be responsible for processing any necessary allocations of the Service Provider invoices to Client’s business units.

6.3	Third Party Costs

Following assignment and/or novation of Assigned Agreements or in the case of a Replacement Agreement, Service Provider shall be responsible for reviewing and paying third party invoices under such Third Party Vendor Contracts. Payment schedule for Third Party Costs to be as follows or as otherwise agreed by the Account Managers: [***]* Client will be responsible for processing any necessary allocations of Third Party Costs to Client’s business units and Affiliates.

6.4	Retained Costs

Client will invoice Service Provider for the Retained Costs during the In-Situ Period according to the same payment terms as in Section 6.2.

7.	Termination.

7.1	Termination Fees for Convenience

As described in Section 22.02(c)(i) of the Agreement, in the event of a termination for convenience, Client will pay Service Provider the amount of termination fees set forth in Appendix C-5 of this Schedule C calculated [***]*. Such termination fees shall be due and payable according to the Agreement.

7.2	Termination Fees for Termination for Change of Control of Service Provideror Change of Control of Exult Canada Parent

As described in Section 22.02(d) or (e) of the Agreement, as applicable, in the event of a termination for Change of Control of Service Provider or Change of Control of Exult Canada Parent, as applicable, Client will pay Service Provider the amount set forth in Appendix C-6 of this Schedule C calculated [***]*. Such termination fees shall be due and payable according to the Agreement.

7.3	Termination Fees for Governmental Authority Intervention

As described in Section 22.02(g) of the Agreement, in the event of a termination for mandated termination from a Governmental Authority, Client will pay Service Provider the amount set forth in Appendix C-7of this Schedule C calculated [***]*. Such termination fees shall be due and payable according to the Agreement.

7.4	Termination Fees for Merger or Amalgamation of Client

As described in Section 22.02 (c) (ii) of the Agreement, in the event of a termination as a result of a merger or amalgamation of Client with another financial institution, Client will pay Service Provider the amount set forth in Appendix C-8 of this Schedule C calculated [***]*. Such termination fees shall be due and payable according to the Agreement.

7.5	Third Party Vendors

In addition to the termination fees set forth in Section 7 above, [***]*

Sch. C – FINAL VERSION	- 11 -
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO/Exult

8.	Annual Labour Indices Adjustment

During the Term of the Service Agreement, [***]*

9.	Assumptions

•	This Schedule has been prepared based on the Assumptions as set forth in Section 4.1.4 of this Schedule as well as Assumptions outlined below. In the event of any deviation from these Assumptions, [***]*

10.	Additional Terms

10.1	[***]*

Sch. C – FINAL VERSION	- 12 -
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO/Exult

Appendix C-1

Baseline Charges

[***]*

[***]*

Appendix C-2

ARC and RRC Unit Rates and Baseline Volumes

[***]*

[***]*

Appendix C-3

Example of ARC/RRC Calculation- Payroll Canada

[***]*

Appendix C-4

Retained Costs(A)

[***]*

[***]*

(1)	Per Section 4.1.1 [***]*.

Appendix C-5

Fees for Termination for Convenience for Termination of the Agreement under Section 22.02 (c) (i) of the Agreement

[***]*

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April 23, 2003
Amendment #1

Proprietary and Confidential	BMO/Exult

Appendix C-6

Termination Fees for Change of Control of Service Provider or Change of Control of Exult Canada Parent for Termination of the Agreement under Section 22.02 (d) and (e)

[***]*

Appendix C-7

Fees for Termination of the Agreement For Governmental Authority Intervention under Section 22.02 (g) of the Agreement

[***]*

Appendix C-8

Termination Fees in the event of Client Merger or Amalgamation under Section 22.02 (c) (ii)

[***]*

Appendix C-9

Recruiting Services Process Take-On

[***]*

Appendix C-10

Service Provider Invoice for Interim Services Period

[***]*

Sch. C – FINAL VERSION	- 14 -
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO / Exult

SERVICE AGREEMENT NUMBER 1

SCHEDULE D

THIRD PARTY CONTRACTS

FINAL VERSION 3

Sch. D – FINAL VERSION	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

A.	INTRODUCTION	2

B.	THIRD PARTY CONTRACTS	2

Sch. D – FINAL VERSION	i	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

A.	Introduction

This Schedule D sets forth the Third Party Vendors and Contracts and designates whether each such agreement is intended to be Managed, Assigned, Retained or Insourced. During Transition Period in accordance with Schedule G, the Client and Service Provider (subject to confidentiality agreements) will [***]*. Subject to the existing contractual restrictions concerning[***]* and other matters, a plan will be undertaken for each contract to [***]* as designated in Schedule D, if permitted. If the Client, using Commercially Reasonable Efforts, and working in good faith with the Service Provider and Third Party Vendor is unable to facilitate the desired change to the agreements, the Client will work with the Service Provider to change in the Category of Take-On designation as necessary to reflect the ongoing contractual responsibilities. The client reserves the right to correct any errors or omissions reflected in this document.

B.	Third Party Contracts - Canada

[***]*

The following suppliers providing the services defined were determined to be Out of Scope and are not part of this contract

[***]*

Sch. D – FINAL VERSION	2	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

SERVICE AGREEMENT NUMBER 1

SCHEDULE E

CLIENT MACHINES

FINAL VERSION

Schedule E – FINAL VERSION	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

Schedule E

Client Machines

This Schedule E sets forth the Client Machines, which may be used by, or managed by, sold or assigned to Service Provider, to provide the Services. All necessary Consents for Service Provider to use the Client Machines and perform the Services with respect to such Client Machines will be obtained according to Article 14 of the Agreement.

This Schedule E shall be updated by the Parties from time to time to: (i) agree in good faith regarding whether Service Provider will acquire any of the Client Machines, (ii) whether Service Provider will migrate to other resources according to Section 4.1.1 of Schedule C; and (iii) to incorporate any Client Machines not listed on this Schedule E that the Client Group used to provide the Services immediately prior to the Service Provider taking over the responsibility to provide the Services.

[***]*

Schedule F – FINAL VERSION	1	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

SERVICE AGREEMENT NUMBER 1

SCHEDULE F

CLIENT PROPRIETARY SOFTWARE, CLIENT THIRD PARTY

SOFTWARE, CLIENT HOSTED APPLICATIONS

FINAL VERSION

Schedule F – FINAL VERSION	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

Schedule F

Client Proprietary Software, Client Third Party Software, Client Hosted Applications

This Schedule F sets forth the Client Proprietary Software, Client Third Party Software and Client Hosted Applications, which may be used by, or managed by, or assigned to Service Provider, to provide the Services. All necessary Consents for Service Provider to perform the Services with respect to such Software will be obtained according to Article 14 of the Agreement.

This Schedule F shall be updated by the Parties from time to time to: (i) agree in good faith on any open disposition questions noted in the table below, and (ii) to incorporate any Client Proprietary Software and Client Third Party Software not listed on this Schedule F that the Client Group used to provide the Services immediately prior to the Service Provider taking over the responsibility to provide the Services.

[***]*

Schedule F – FINAL VERSION	1	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

SERVICE AGREEMENT NUMBER 1

SCHEDULE G

TRANSITION PLANNING

FINAL VERSION

Schedule G – FINAL VERSION	1
April 23, 2003

Proprietary and Confidential	BMO / Exult

1	INTRODUCTION	3

2	TRANSITION PLANNING PRINCIPLES	3

3	CONTRACTING/HIGH LEVEL DUE DILIGENCE	3

4	TRANSITION APPROACH	3

5	OVERALL TRANSITION ACTIVITIES	4

6	ADDITIONAL TRANSITION COMMITMENTS	4

7	HIGH-LEVEL TRANSITION TIMELINE	4

8	SAMPLE HIGH-LEVEL TRANSITION PLAN	4

9	STANDARD PROCESS TRANSITION STEPS	4

10	READINESS ASSESSMENT PLAN	4

11	TRANSITION PERIOD APPROACH FOR AFFECTED EMPLOYEES, RETAINED EMPLOYEES AND TRANSITIONED EMPLOYEES	4

Schedule G – FINAL VERSION	2
April 23, 2003

Proprietary and Confidential	BMO / Exult

SCHEDULE G

Transition Planning

1	Introduction

This Schedule sets forth the Transition approach and Preliminary Transition Plan for conducting the transfer of in-scope services, people and facilities from Client or Client Affiliates to Service Provider. The specific deliverables and milestones for the Transition, subject to ongoing review and revision by both parties, shall be mutually agreed to within [***]* following the Service Agreement Effective Date.

2	Transition Planning Principles

2.1	Transition is a joint responsibility. Service Provider is responsible for management of the overall transition program and Client has responsibility for providing the appropriate level of participation and involvement of their team in data gathering, requirements definition, gap analysis, knowledge sharing and readiness assessment. In addition, the Client has a responsibility to lead change management within the Client Group organization, stakeholder communication (internal and external) and to provide the appropriate level of involvement from senior management to address transition issues that arise. The Service Provider will provide resources and methodology to assess the Client’s operations, and develop an appropriate migration strategy and plan.

2.2	The Transition Plan shall be primarily determined based on the in-scope Processes and people, and certain dependencies for transferring Client Group systems and facilities.

2.3	The Service Provider and Client will staff their transition teams with the appropriate level and quantity of project resources to support the delivery of the agreed to Transition Plan.

3	Contracting/High Level Due Diligence

A contracting/high level due diligence phase was completed prior to the Service Agreement Effective Date, pertaining to the in-scope services, people, and facilities. This included:

[***]*

4	Transition Approach

Client and Service Provider shall agree upon the overall approach and schedule for the Transition Plan, the detailed work plan necessary to complete the work, and the staffing levels and commitments from both organizations. The project reporting and governance shall also be agreed upon and put in place.

4.1	The Transition Approach for Client Group U.S. will entail migration of in-scope Processes to Service Provider facilities and shall commence for each Process once [***]*.

4.1.1	The general approach for all Processes is to [***]*. Once under Service Provider management, Service Provider [***]*. In addition, mutually agreed Changes to the Services may be identified during the Transition Period, and will be undertaken pursuant to Change Control.

Schedule G – FINAL VERSION	3
April 23, 2003

Proprietary and Confidential	BMO / Exult

4.1.2	In accordance with the agreed Schedule T Account Governance structure, Service Provider will establish a service management infrastructure within the Service Provider’s delivery organization. The Parties will implement structure and lines of communication between Client and Service Provider to manage the delivery of Services according to Service Levels and contractual requirements.

4.2	The Transition for Client Group Canada Services will be conducted as follows:

[***]*

5	Overall Transition Activities

Overall Transition activities are project wide and not specific to a Process. The activities are:

[***]*

6	Additional Transition Commitments

6.1	Retention Costs: Client shall be responsible for all retention costs relating to its employees.

7	High-level Transition Timeline

[***]*

8	Sample High-level Transition Plan

[***]*

9	Standard Process Transition Steps

[***]*

10	Readiness Assessment Plan

See attached Readiness Plan for standard items that must be in-place before a Process may migrate from the Client to Service Provider.

[***]*

11	Transition Period Approach for Affected Employees, Retained Employees and Transitioned Employees

11.1	This Section 11 describes the principles governing the Parties’ responsibilities during the Transition Period in relation to Affected Employees, Retained Employees and Transitioned Employees (as defined in Schedule J).

11.2	[***]*

11.3	[***]*

11.4	[***]*

Schedule G – FINAL VERSION	4
April 23, 2003

Proprietary and Confidential	BMO / Exult

SERVICE AGREEMENT NUMBER 1

SCHEDULE H

REPORTS

FINAL VERSION

Schedule H – FINAL VERSION	April 23, 2003

Proprietary and Confidential	BMO / Exult

Schedule H

Reports

1	Introduction

This Schedule identifies Service Provider’s and Client’s responsibilities in connection with providing reports ("Reports").

2	General

2.1	Service Provider shall prepare and deliver to Client the monthly Reports required under the Agreement, this Service Agreement and the Schedules to this Service Agreement.

2.2	From time to time, as part of the Services, Service Provider shall be responsible for preparing and delivering ad hoc Reports as required under Schedule A (Services Schedule) of this Service Agreement. Client acknowledges and agrees that Reports not listed in Schedule A will be subject to Change Control.

2.3	Service Provider shall prepare and deliver to Client, within [***]* following the end of each calendar month, monthly Reports regarding Service Provider’s performance against each of the established Service Levels (i.e., the KPIs and RSLs as set forth in the Service Levels Schedule).

2.4	Service Provider shall prepare and deliver in the monthly Reports an analysis of TPO Savings in accordance with the requirements of Schedule C or more frequently if so set forth in Schedule C.

2.5	Service Provider shall prepare and deliver in the monthly Reports the status of all Projects and Changes that are subject to Change Control.

2.6	Any reports not specifically listed in this Schedule H and but generated by Client as of the Service Agreement Effective Date related to the scope of the Services shall be provided by Service Provider as part of the Services. Service Provider may provide an "equivalent" report as agreed by the Parties.

2.7	An example of the monthly Reports (including the form of delivery media, which may include paper and/or electronic form) is set forth in Appendix A to this Schedule H.

2.8	Preparation and delivery of Service Provider’s Reports in accordance with this Schedule shall be considered part of the Services, and there shall be no additional charges or fees to Client associated with such activity.

2.9	For each Report, upon Client’s reasonable request, Service Provider will answer any questions that Client may have regarding such Report.

3	Description of the Monthly Report

The monthly Reports required from Service Provider shall be provided to the Client and shall contain the following:

[***]*

Schedule H – FINAL VERSION	April 23, 2003

Proprietary and Confidential	BMO / Exult

4	Ad-Hoc Reports

As part of the Services and included in the Baseline Charge, Service Provider shall provide or provide access to Client Group to ad-hoc reports upon Client Group’s request at volumes, frequency and complexity each Contract Year that in the aggregate are consistent with the volume, frequency and complexity of ad-hoc reports delivered by Client Group’s resources covered by the Baseline Charges in the year prior to the Services Agreement Effective Date.

Schedule H – FINAL VERSION	April 23, 2003

Proprietary and Confidential	BMO / Exult

Appendix A to Schedule H

Sample Report

[***]*

Schedule H – FINAL VERSION	April 23, 2003

Proprietary and Confidential	BMO / Exult

CONFIDENTIAL

SERVICE AGREEMENT NUMBER 1

SCHEDULE J

HUMAN RESOURCES PROVISIONS

CANADA & U.S.

FINAL VERSION

Sch. J – FINAL VERSION	Exult
April 23, 2003

[***]*

FINAL SCHEDULE J – [***]*

Employee Transition Arrangements for Service Agreement Number 1

This Schedule J – [***]* describes the arrangements between Service Provider and Client with respect to [***]* Affected Employees relating to Service Agreement #1 under the Parties’ MSA.

Definitions

“Affected Employees” means the employees of Client Group who perform work for Client Group within the scope of Services as of the Service Agreement Effective Date and are identified in Appendix A to this Schedule J;

“Continuous Service Date” means a Transitioned Employee’s total combined length of service with Client and Service Provider;

“Inactive Employees” means the Affected Employees identified in Appendix A who are expected to be absent from work as of the Start Date, as a result of sick leave/short term, long term disability, pregnancy and/or parental leave, an approved leave of absence, or as a result of suffering a compensable workplace injury under the Workplace Safety and Insurance Act (Ontario);

“MSA” means the Master Services Agreement between the Parties;

“Retained Employee” means (i) each and every one of the Affected Employees who does not accept an Employment Offer made by Service Provider, and (ii) any employee of Client to whom Service Provider, in consultation with Client, has the option to offer employment and elects not to make such offer;

“Start Date” means the date a Transitioned Employee commences employment with Service Provider; and

“Transitioned Employees” means those employees who accept Employment Offers by Service Provider and become employees of Service Provider as of their respective Start Dates.

Offers of Employment

1.	Service Provider shall offer employment in writing to each of those Affected Employees listed on Appendix A on terms comparable in the aggregate to the terms enjoyed most recently by the designated Affected Employees while employed by Client, including the terms specified in Appendix B (“Employment Offers”). The Employment Offers shall specify the date the Affected Employee is to commence employment with Service Provider (the “Start Date”) should the Affected Employee accept the Employment Offer and become a Transitioned Employee.

2.	In addition, Service Provider may offer employment to other employees of the Client as may be agreed by the Parties, and on terms and conditions as may be agreed between Service Provider and Client.

3.	Prior to the Start Date for the first set of Transitioned Employees, Service Provider will make arrangements for its retirement and benefit plans for Transitioned Employees in accordance with Appendix B, and has provided Client copies of such plans for Client’s review. Service Provider represents and warrants that its initial benefit plans will be based on the terms set forth in paragraph (l) of Appendix B and its retirement plans will be based on the terms set forth in paragraph (k) of Appendix B. Service Provider further agrees that, within the Commitment Period (as defined below), it shall not make any adjustments to its benefit or retirement plans that would contravene the terms of Appendix B without the prior written consent of Client.

Offers of Employment To Inactive Employees

4.	Appendix A identifies any Inactive Employees, the reason they are on leave and their scheduled return date, if known. For any Inactive Employee who is to become a Transitioned Employee, Service Provider shall make arrangements for such Inactive Employee’s return to work in accordance with the provisions of any applicable Laws and current Client leave policies as disclosed to Service Provider, including for maternity leave and disability leave. Prior to receiving an employment Offer from Service Provider, the Inactive Employee must first return to work with Client and become an active employee. The Service Provider’s Employment Offers to Inactive Employees shall be on the terms and conditions that are comparable in the aggregate to those terms enjoyed by the Inactive Employees prior to their leave and shall include the terms contained in Appendix B if the Inactive Employee returns to work during the Commitment Period. The Commitment Period for Inactive Employees will start on the Service Commencement Date. If the Inactive Employee returns to work after the end of the Commitment Period, the terms and conditions contained in Appendix B, as may be modified by Service Provider after the Commitment Period for other Transitioned Employees will apply to the Employment Offer.

If the Service Provider, using every reasonable effort, can not find a position for the Inactive Employee returning to work after the Commitment Period then, upon return to the Client’s work, the Client shall make every reasonable effort to find alternate employment for the returning Inactive Employee. [***]*

5.	Client shall provide and continue to be responsible for the costs of disability payments and benefits for any Inactive Employee in accordance with the terms of Client’s applicable group benefit plans until the Inactive Employee commences employment with Service Provider.

Service Provider’s Right to Manage the Transitioned Employees

6.	Service Provider has the sole and exclusive right to use its business judgment to manage the Transitioned Employees and to control or change the terms and conditions of their employment provided that Service Provider complies with this Agreement.

Form of Employment Offers

7.	Service Provider shall provide Client with draft template Employment Offers for its review and will consider reasonable requests from Client regarding the content before Employment Offers are generated and sent to Affected Employees.

8.	All the terms and conditions listed in Appendix B must be detailed in the Employment Offer letters or in other written communication to the Affected Employees.

9.	The Employment Offers shall be open for acceptance by the Affected Employees for a period of [***]* from delivery of Employment Offer. Service Provider agrees that for a period of [***]* from the Service Commencement Date, it will not extend offers of employment to, employ, or directly or indirectly solicit the employment of any Affected Employee who refuses an Employment Offer.

10.	Service Provider and Client shall exercise good faith efforts to communicate with the Affected Employees in a positive manner and to persuade the Affected Employees to accept the Employment Offers.

Communication Plan

11.	Client and Service Provider shall jointly develop an employee communication plan to advise Affected Employees of relevant aspects of the Services Transition Plan and the arrangements under this Schedule J (“Communication Plan”).

12.	The Communication Plan shall include:

[***]*

Employment Commitment

13.	Service Provider commits that for a period of [***]* following each Transitioned Employee’s Start Date (the “Commitment Period”) it will: (i) maintain and follow the applicable terms of employment for Transitioned Employees as described in Sections 1 and 3 and Appendix B; and (ii) maintain the general nature and level of responsibility of each Transitioned Employee’s position.

Termination of Employment with Service Provider

14.	(a) General

Service Provider shall be solely responsible for the payment of any and all obligations and liabilities related to the termination of employment of any Transitioned Employee after his or her Start Date, including notice, termination pay, severance pay, incentive compensation, vacation pay and all any outstanding amounts owing to the Transitioned Employee either under this Schedule, by contract, statute, at common law, or otherwise.

Service Provider specifically acknowledges that in addition to the severance terms in the Guidelines (as defined below) and this section, it will fulfill any additional severance obligations to Transitioned Employees as required by Law or common law.

(b) Termination Prior to End of Commitment Period

In the event that:

i.	Service Provider terminates Transitioned Employee’s employment for any reason except cause; or

ii.	a Transitioned Employee resigns due to relocation of his or her principal work location to another location more than [***]* from his or her principal work location as of the Start Date, or due to a material adverse change in the terms and conditions of the Transitioned Employee’s, or due to Service Provider’s failure to comply with the Terms of Employment Offers stipulated in Appendix B in each case, prior to the end of the Commitment Period, then [***]* shall:

[***]*

(c) Termination after the Commitment Period

In the event that Service Provider terminates Transitioned Employee’s employment for any reason except cause at any time after the Commitment Period, Service Provider shall comply with its obligations under employment/labour standards legislation and at common law with regards to the Transitioned Employee, but in any event shall provide the Transitioned Employee severance pay that is no less than that required pursuant to the Service Provider’s Guidelines based upon the Transitioned Employee’s Continuous Service Date.

15.	[Intentionally Left Blank]

16.	No Transitioned Employee will be eligible for re-hire with Client for a period of [***]* following his or her Separation Date, except: (i) with respect to any Transitioned Employee who has been terminated by Service Provider, or (ii) unless Client and Service Provider otherwise agree.

Responsibility for Employees

17.	(a) Client shall be solely responsible for the payment of any and all obligations and liabilities related to the ongoing employment or termination of employment of any Retained Employee, including notice of termination, pay in lieu of notice, severance pay, incentive compensation, vacation pay and any outstanding amounts owing to the Retained Employee [***]*.

(b) Client shall also be solely responsible for all obligations and liabilities to the Transitioned Employees and Retained Employees for salary, wages, benefits, incentive compensation, overtime pay, accrued time off, banked overtime and vacation pay (whether or not such accrued amounts would otherwise be payable or owing), holiday pay and any other form of remuneration or compensation (collectively, “Remuneration”) owing or accruing to a Retained Employee at all times and to a Transitioned Employee up to and including the day immediately prior to the Transitioned Employee’s Start Date.

(c) Service Provider shall be solely responsible for all obligations and liabilities to the Transitioned Employees including for Remuneration relating to work performed by the Transitioned Employees on and after their respective Start Dates.

(d) (i) Vacation Pay

Within [***]* after the Transitioned Employee’s Start Date, Client shall pay to Service Provider by wire transfer an amount equal to the aggregate amount payable to Transitioned Employees for all accrued, but unused vacation pay to which the Transitioned Employees would be entitled to receive from Client for their employment with Client up through and including the day immediately prior to the Start Date (the “Vacation Funding”). For each Affected Employee the amount of his or her vacation accrual rate is listed in Appendix A. All Employment Offers will be conditional upon Affected Employees confirming the accuracy of their accrued but unused vacation as submitted by Client to Service Provider within two weeks prior to the Transitioned Employees Start Date. Vacation pay after the Start Date shall accrue with Service Provider and be paid by Service Provider in accordance with the Transitioned Employee’s applicable entitlement and Service Provider’s policy. During 2003, Service Provider shall reasonably accommodate previously scheduled vacations.

(ii) Incentive Pay

Client shall be solely responsible for and shall pay to Service Provider on or before [***]* an amount (the “Incentive Funding”) equal to the aggregate, full amount of all Transitioned Employees’ incentive pay entitlements for the incentive period between [***]* and the Transitioned Employee’s [***]* (the “Client-Covered Period”). Client represents and warrants that Appendix A lists for each Transitioned Employee the correct amount of incentive target to which they are entitled for the Client-Covered Period and that Client included in the projections supplied to Service Provider for purposes of calculating the Baseline Charges the full amount of incentive pay entitlement for Affected Employees.

Disclosure of Information

18. a.

From and after the Service Agreement Effective Date, Client and Service Provider shall each provide the other on a continuing basis at no cost to the other information regarding the Transitioned Employees as the other shall reasonably request and as can reasonably be provided in order to permit proper administration of issues with respect to the employment, benefits, or claims by any Transitioned Employees, the preparation of any tax return relating to the compensation of, or benefits for, Transitioned Employees, and the conduct of any governmental examination of such tax returns, provided, however, that (i) any consents or releases from such Transitioned Employees shall, to the extent required by applicable law, have been obtained; and (ii) the provision of such information is not prohibited by applicable law.

b.	At all times, both during and after termination or expiration of the Agreement, and in addition to any other provision contained in the Agreement, Service Provider will hold in confidence, and will not use, except as expressly permitted in writing by Client and/or the Employee, or disclose to any third party, any information about an identifiable individual (“Personal Information”) received by Service Provider directly or indirectly from Client. Service Provider agrees to adopt and maintain such security measures and procedures as necessary for it to comply with the foregoing obligations and otherwise with the Personal Information Protection and Electronic Documents Act. Such measures and procedures shall include the following: (i) physical measures, for example locked filing cabinets and restricted access to offices; (ii) organizational measures, for example, security clearances and limited access on a “need-to-know” basis; and (iii) technological measures, for example, the use of passwords and encryption. Service Provider shall make its employees aware of the importance of maintaining the confidentiality of Personal Information and shall use due diligence in the disposal or destruction of Personal Information to prevent unauthorized persons from gaining access to it.

APPENDIX “A”

LIST OF AFFECTED EMPLOYEES

LIST OF AFFECTED EMPLOYEES MAY BE SUBJECT TO CHANGE WITH AGREEMENT FROM BOTH THE SERVICE PROVIDER AND THE CLIENT

[***]*

APPENDIX B

TERMS OF EMPLOYMENT OFFERS

Terms and Conditions

Service Provider shall include the following terms and conditions in its Employment Offers:

[***]*

APPENDIX “C”

SEVERANCE GUIDELINES

[***]*

FINAL SCHEDULE J – [***]*

Employee Transition Arrangements for Service Agreement #1

This Schedule J – [***]* describes the arrangements between Service Provider and Client with respect to [***]* Affected Employees relating to Service Agreement #1 under the Parties’ MSA.

Definitions

“Affected Employees” means the employees of Client Group who perform work for Client Group within the scope of Services as of the Service Agreement Effective Date and are identified in Appendix A to this Schedule J;

“Client” means, for purposes of this Schedule J – US, Harris Trust & Savings Bank;

“Continuous Service Date” means a Transitioned Employee’s total length of service as recognized by Client and Service Provider;

“Inactive Employees” means the Affected Employees identified in Appendix A who are expected to be absent from work as of the Start Date, as a result of sick leave/short term, long term disability, pregnancy and/or parental or family leave, an approved leave of absence, or as a result of suffering a compensable workplace injury;

“MSA” means the Master Services Agreement between the Parties;

“Retained Employee” means each and every one of the Affected Employees who does not accept an Employment Offer made by Service Provider, and (ii) any employee of Client to whom Service Provider, in consultation with Client, has the option to offer employment and elects not to make such offer;

“Service Provider” means, for purposes of this Schedule J – US, Exult, Inc.

“Start Date” means the date a Transitioned Employee commences employment with Service Provider; and

“Transitioned Employees” means those employees who accept Employment Offers by Service Provider and become employees of Service Provider as of their respective Start Dates.

Offers of Employment

1.	Service Provider shall offer employment in writing to each of those Affected Employees listed on Appendix A on terms comparable in the aggregate to the terms enjoyed most recently by the designated Affected Employees while employed by Client, including the terms specified in Appendix B (“Employment Offers”). The Employment Offers shall specify the date the Affected Employee is to commence employment with Service Provider (the “Start Date”) should the Affected Employee accept the Employment Offer and become a Transitioned Employee.

2.	In addition, Service Provider may offer employment to other employees of the Client as may be agreed by the Parties, and on terms and conditions as may be agreed between Service Provider and Client.

3.	Prior to the Start Date for the first set of Transitioned Employees, Service Provider will make arrangements for its retirement and benefit plans for Transitioned Employees in accordance with Appendix B, and has provided Client copies of such plans for Client’s review. Service Provider further agrees that, within the Commitment Period (as defined below), it shall not make any adjustments to its benefit or retirement plans that would contravene the terms of Appendix B without the prior written consent of Client.

Offers of Employment To Inactive Employees

4.	Appendix A identifies any Inactive Employees, the reason they are on leave and their scheduled return date, if known. Employment Offers will be made to Inactive Employees designated on Appendix A within one day following the Inactive Employee’s return to work, provided they return to work at Client within [***]* following the commencement of the leave. The Employment Offers to Inactive Employees shall be on terms and conditions that are comparable in the aggregate to those terms enjoyed by the Inactive Employees prior to their leaves and shall include the terms contained in Appendix B if the Inactive Employee returns to work during the Commitment Period. If the Inactive Employee returns to work after the end of the Commitment Period, the terms and conditions contained in Appendix B, as may be modified by [***]* for other Transitioned Employees, apply. For any Inactive Employee who is to become a Transitioned Employee, Service Provider shall make arrangements for such Inactive Employee’s return to work in accordance with the provisions of any applicable Laws and current Client leave policies as disclosed to Service Provider, including for maternity leave and disability leave.

5.	Client shall provide and continue to be responsible for the costs of disability payments and benefits for any Inactive Employee in accordance with the terms of Client’s applicable group benefit plans until the Inactive Employee commences employment with Service Provider.

Service Provider’s Right to Manage the Transitioned Employees

6.	Service Provider has the sole and exclusive right to use its business judgment to manage the Transitioned Employees and to control or change the terms and conditions of their employment provided that Service Provider complies with this Agreement.

Form of Employment Offers

7.	Service Provider shall provide Client with draft template Employment Offers for its review and will consider reasonable requests from Client regarding the content before Employment Offers are generated and sent to Affected Employees.

8.	All the terms and conditions listed in Appendix B must be detailed in the Employment Offer letters or in other written communication to the Affected Employees.

9.	The Employment Offers shall be open for acceptance by the Affected Employees for a period of [***]* from delivery of Employment Offer. Service Provider agrees that for a period of [***]* from the Service Commencement Date, it will not extend offers of employment to, employ, or directly or indirectly solicit the employment of any Affected Employee who refuses an Employment Offer.

10.	Service Provider and Client shall exercise good faith efforts to communicate with the Affected Employees in a positive manner and to persuade the Affected Employees to accept the Employment Offers.

Communication Plan

11.	Client and Service Provider shall jointly develop an employee communication plan to advise Affected Employees of relevant aspects of the Services Transition Plan and the arrangements under this Schedule J (“Communication Plan”).

12.	The Communication Plan shall include:

[***]*

Employment Commitment

13.	Service Provider commits that for a period of [***]* following each Transitioned Employee’s Start Date (the “Commitment Period”) it will: (i) maintain and follow the applicable terms of employment for Transitioned Employees as described in Sections 1 and 3 and Appendix B; and (ii) maintain the general nature and level of responsibility of each Transitioned Employee’s position.

Termination of Employment with Service Provider

14.	(a) General

Service Provider shall be solely responsible for the payment of any and all obligations and liabilities related to the termination of employment of any Transitioned Employee after his or her Start Date, including notice, termination pay, severance pay, incentive compensation, vacation pay and all outstanding amounts owing to the Transitioned Employee either under this Schedule, [***]*.

Service Provider specifically acknowledges that in addition to the severance terms in the Guidelines (as defined below) and this section, it will fulfill any additional severance obligations to Transitioned Employees as [***]*.

(b)	Termination Prior to End of Commitment Period

In the event that:

(i)	Service Provider terminates Transitioned Employee’s employment for any reason except cause; or

(ii)	a Transitioned Employee resigns due to relocation of his or her principal work location to another location more than [***]* from his or her principal work location as of the Start Date, or due to a material adverse change in the terms and conditions of the Transitioned Employee’s employment, or due to Service Provider’s failure to comply with the Terms of Employment Offers stipulated in Appendix B in each case, prior to the end of the Commitment Period, then [***]* shall:

(iii)	[***]*

(c)	Termination after the Commitment Period

In the event that Service Provider terminates Transitioned Employee’s employment for any reason except cause at any time after the Commitment Period, Service Provider shall comply with its obligations under employment/labour standards legislation and at common law with regards to the Transitioned Employee, but in any event shall provide the Transitioned Employee severance pay that is no less than that required pursuant to the Service Provider’s Guidelines based upon the Transitioned Employee’s Continuous Service Date.

15.	No Transitioned Employee will be eligible for re-hire with Client for a period of [***]* following his or her Separation Date, except: (i) with respect to any Transitioned Employee who has been terminated by Service Provider, or (ii) unless Client and Service Provider otherwise agree.

Responsibility for Employees

16.	(a) Client shall be solely responsible for the payment of any and all obligations and liabilities related to the ongoing employment or termination of employment of any Retained Employee, including notice of termination, pay in lieu of notice, severance pay, incentive compensation, vacation pay and any outstanding amounts owing to the Retained Employee [***]*.

(b) Client shall also be solely responsible for all obligations and liabilities to the Transitioned Employees and Retained Employees for salary, wages, benefits, incentive compensation, overtime pay, accrued time off, banked overtime and vacation pay (whether or not such accrued amounts would otherwise be payable or owing), holiday pay and any other form of remuneration or compensation (collectively, “Remuneration”) owing or accruing to a Retained Employee at all times and to a Transitioned Employee up to and including the day immediately prior to the Transitioned Employee’s Start Date.

(c) Service Provider shall be solely responsible for all obligations and liabilities to the Transitioned Employees including for Remuneration relating to work performed by the Transitioned Employees on and after their respective Start Dates.

(d) (i) Vacation Pay

On Client’s [***]* following each Transitioned Employee’s Start Date, Client shall pay the Transitioned Employee for all accrued, but unused vacation pay to which the Transitioned Employee is entitled to receive from Client for his or her employment with Client up through and including the day immediately prior to the Start Date. Vacation pay after the Start Date shall accrue with Service Provider and be paid by Service Provider in accordance with the Transitioned Employee’s applicable entitlement as listed in Appendix A, and Service Provider’s policy. During 2003, Service Provider shall reasonably accommodate previously scheduled vacations.

(ii)	Incentive Pay

Client shall be solely responsible for and shall pay to each Transitioned Employee on or before [***]*, the pro-rata portion of the Transitioned Employee’s incentive pay entitlement for the incentive period between [***]* and the Transitioned Employee’s [***]*. Incentive pay after the Start Date shall accrue with Service Provider and be paid by Service Provider as provided in Appendix B.

Disclosure of Information

17. (a)	From and after the Services Agreement Effective Date, Client and Service Provider shall each provide the other on a continuing basis at no cost to the other information regarding the Transitioned Employees as the other shall reasonably request and as can reasonably be provided in order to permit proper administration of issues with respect to the employment, benefits, or claims by any Transitioned Employees, the preparation of any tax return relating to the compensation of, or benefits for, Transitioned Employees, and the conduct of any governmental examination of such tax returns, provided, however, that (i) any consents or releases from such Transitioned Employees shall, to the extent required by applicable law, have been obtained; and (ii) the provision of such information is not prohibited by applicable law.

(b)	At all times, both during and after termination or expiration of this Agreement, and in additional to any other provision contained in this Agreement, Service Provider will hold in confidence, and will not use, except as expressly permitted in writing by Client and/or the Employee, or disclose to any third party, any information about an identifiable individual (“Personal Information”) received by Service Provider directly or indirectly from Client. Service Provider agrees to adopt and maintain such security measures and procedures as necessary for it to comply with the foregoing obligations and otherwise with applicable laws. Such measures and procedures shall include the following: (i) physical measures, for example locked filing cabinets and restricted access to offices; (ii) organizational measures, for example, security clearances and limited access on a “need-to-know” basis; and (iii) technological measures, for example, the use of passwords and encryption. Service Provider shall make its employees aware of the importance of maintaining the confidentiality of Personal Information and shall use due diligence in the disposal or destruction of Personal Information to prevent unauthorized persons from gaining access to it.

APPENDIX “A”

LIST OF AFFECTED EMPLOYEES

List of Affected Employees to include:

[***]*

APPENDIX “B”

TERMS OF EMPLOYMENT OFFERS

Terms and Conditions

Service Provider shall include the following terms and conditions in its Employment Offers:

[***]*

APPENDIX “C”

SEVERANCE GUIDELINES

[***]*

APPENDIX “D”

SALARY ADJUSTMENTS FOR LOSS OF DEFINED BENEFIT PENSION COVERAGE

[***]*

Proprietary and Confidential	BMO / Exult

SERVICE AGREEMENT NUMBER 1

SCHEDULE N

ASSET TRANSFER AND BILL OF SALE

FINAL VERSION

AMENDED AND RESTATED AS OF DECEMBER 24, 2003

Schedule N – FINAL VERSION	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

Asset Transfer and Bill of Sale

THIS ASSET TRANSFER AND BILL OF SALE is entered into this          day of             , 2003, by and between Exult, Inc., a Delaware corporation with offices at (“Service Provider”) and [BMO] (“Client”).

W I T N E S S E T H:

WHEREAS, Service Provider and Client are entering into a Master Services Agreement dated April 24, 2003 (“Agreement”);

WHEREAS, pursuant to the Agreement and this Schedule N, Client has agreed to transfer and assign, and Service Provider has agreed to purchase the assets identified in this Schedule N including as listed in Exhibit A attached hereto (the “Purchased Assets”) on such date for closing (the “Closing”) as the Parties may agree (“Closing Date”); and

WHEREAS, subject to the Agreement and this Schedule N, Client desires to transfer and assign the Purchased Assets and Service Provider desires to accept the transfer and assignment thereof.

NOW THEREFORE, in consideration of the mutual covenants, contained herein, a payment of [***]* and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and Service Provider agree to the transfer and assignment of the Purchased Assets pursuant to the terms and conditions of the Agreement and the terms and conditions set forth below:

Section 1. Purchased Assets.

(a) The Purchased Assets shall include the items listed on Exhibit A hereto.

Section 2. General Provisions

(a) Unless otherwise specified, any capitalized terms that are not defined in this Schedule shall have the meanings assigned to them in the Agreement.

(b) Client hereby sells, transfers, conveys, and assigns to Service Provider all of Client’s right, title and interest in the Purchased Assets.

(c) Service Provider hereby accepts the sale, transfer, conveyance, and assignment of the Purchased Assets as granted herein.

(d) At any time or from time to time after the date hereof, at Service Provider’s request and cost, Client shall execute such other instruments of transfer, conveyance, assignment, and confirmation, provide such materials and information and take such other actions as Service Provider may reasonably deem necessary or desirable in order to more effectively transfer, convey, and assign to Service Provider, and confirm Service Provider’s title to, all of the Purchased Assets, except in the case of software included in the Assets, a right to use, and, to the full extent permitted by law and subject to any required Consents, to put Service Provider in actual possession and operating control of the Assets and to assist Service Provider in exercising all rights with respect thereto.

(e) This Asset Transfer and Bill of Sale may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Schedule N – FINAL VERSION	2	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

(f) Client represents and warrants to the best of its knowledge and belief that: (i) Client owns or has a license to, and will convey to Service Provider at the Closing, all of Client’s right, title and interest to all of the Purchased Assets free and clear of any security interests, pledges, liens, charges, encumbrances, equities, claims and options of whatever nature; and (ii) Client has not transferred or purported to transfer any interest in any of the Purchased Assets to any third party, and to the best of Client’s knowledge, no party other than Client has any right, title or interest in or to any of the Purchased Assets; and (iii) the Purchased Assets constitute all of the assets used by Client in its performance of the [describe] functions included within Schedule A of the Agreement. EXCEPT AS OTHERWISE SET FORTH IN THIS SCHEDULE N, THE PURCHASED ASSETS ARE BEING SOLD WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

If any third party asserts a claim of security interests, pledges, liens, charges, encumbrances, equities, claims and options of whatever nature, or that any third party has any right, title or interest in or to any of the Purchased Assets, Client will defend and indemnify Service Provider against such claim.

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Asset Transfer and Bill of Sale on the date first written above.

EXULT CANADA, INC.	[BMO]

By:	By:

Title:	Title:

Date:	Date:

Schedule N – FINAL VERSION	3	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

EXHIBIT A

ASSET TRANSFER AND BILL OF SALE

Purchased Assets

None

Schedule N – FINAL VERSION	4	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

Schedule P

Termination Assistance Services

Subject to and in accordance with Sections 22.06 and 22.07 of the Agreement, upon expiration or any termination of the Agreement or this Service Agreement, for any reason, Service Provider will provide at least the following Termination Assistance Services to assist Client in transitioning the functions and processes of the Services to Client Group or another service provider for the duration of Termination Assistance Period and in accordance with the Termination Assistance Plan:

1. While Client (or its designee) shall have primary responsibility for the preparation and management of the Termination Assistance Plan, upon request of Client, Service Provider shall provide reasonable assistance in the preparation of the Termination Assistance Plan to ensure the orderly transfer of the Services, functions and operations which had been provided by Service Provider pursuant to the Agreement.

2. During the Term, the delivery of Services may be managed through implementation of a Procedures Manual which includes [***]*. During the Termination Assistance Period, Service Provider will make available to Client the then-current Procedures Manual.

3. During the Termination Assistance Period Service Provider shall make knowledgeable members of Service Provider’s account management, technical and operations staff reasonably available to Client to answer questions concerning the Services as performed by Service Provider, and the applicable Process, Service Provider Machines, and Software.

4. During the Termination Assistance Period, Client may request and Service Provider will provide additional services not enumerated in this Schedule, elsewhere in this Service Agreement or in the Agreement. Service Provider will provide an estimate for such additional services and, upon acceptance by the Client, perform the additional services during the Termination Assistance Period.

Schedule P – FINAL VERSION
April 23, 2003

Proprietary and Confidential	BMO / Exult

SERVICE AGREEMENT NUMBER 1

SCHEDULE Q

IN-FLIGHT PROJECTS

FINAL VERSION

Sch. Q FINAL VERSION	Exult
April 23, 2003

Proprietary and Confidential	BMO / Exult

SCHEDULE Q

In-Flight Projects

1	In-Flight Projects Identified As In-Scope

As of the Service Agreement Effective Date, Service Provider and Client have identified the following In-Flight Projects that are in-scope. Service Provider work on in-scope Projects [***]*.

[***]*

1.1	In-Flight Projects Table Assumptions

1.1.1	These are the In-Flight Projects that will need resources [***]*.

1.1.2	The In-Flight Project Completion Dates will be validated during Transition.

1.1.3	The number of FTE’s assigned to each project is approximate — will fluctuate month-to-month and may change over time.

1.1.4	[***]*

1.2	For any In-Flight Projects identified in the table above that do not have a complete and agreed project statement, including the information identified in Section 2.2 of this Schedule, Client and Service Provider shall complete and agree to a project statement within [***]* after the Effective Date.

2	Other Proposed Projects

2.1	The terms applicable to a project shall be established through the Change Control Process and shall be included in a mutually agreed project statement.

2.2	Content of Project statement

[***]*

Sch. Q FINAL VERSION	1
April 23, 2003

Proprietary and Confidential	BMO / Exult

EXULT-BMO

MASTER SERVICES AGREEMENT

SCHEDULE R

RECORDS MANAGEMENT

FINAL VERSION

Schedule R – FINAL VERSION	Page 3 of April 23, 2003

Proprietary and Confidential	BMO / Exult

Schedule R

Records Management

1	Introduction

As part of the Transition, Service Provider and Client shall prepare a written plan (“Records Plan”) that details an overall approach for records management within [***]* of the Service Agreement Effective Date. This Records Plan shall detail which types of records will be retained by Client, which types of records will be maintained by Service Provider, and will establish the disposition of records in existence prior to the Service Agreement Effective Date where such records shall be retained. This Records Plan shall also outline any specific cost distribution between Client Group and Service Provider for tasks not identified below.

2	Records Transition

During the Transition Period, Client Group will provide records inventory details to Service Provider. These inventory details will include, but not be limited to the types, media, location, and organization methodology for all records that are relevant to Service Provider’s Services to Client. Based on this inventory, Service Provider will identify all Client Group’s records that must be transferred or maintained on-site at Service Provider Service Locations in order to ensure proper delivery of Services to Client Group. Client and Service Provider will jointly review the records selected for relocation to Service Provider and agree on records to be moved. Service Provider will provide project management for the packaging and transportation of agreed upon records. Client will be responsible for providing all labor associated with the packing of records identified for movement to Service Provider, as well as all costs associated with the disposition, movement, storage or destruction of records that are not moving to Service Provider. Service Provider will be responsible for all costs for packaging materials and transportation of records to the Service Provider Service Locations.

3	Historical Records

Client will make historical records (i.e., those that have not been moved to Service Provider) available to Service Provider for research and other ongoing activities related to the Services. Client will provide access to historical records via one of two methods:

3.1	Provide Service Provider with detailed historical records archive information and indexes to such extent that Service Provider may request and retrieve appropriate historical records as required from Client Groups records archives; or

3.2	Provide a list of contact persons to Service Provider for the purpose of enabling or requesting archived historical records.

4	Ad Hoc Retrievals

From time to time, Service Provider may require physical access to historical records that are archived by Client or Client Affiliate and are relevant to the Services. The cost of movement of historical records to and from Client Group archive locations to Service Provider in support of research requests or other Schedule A activities shall be responsibility of the Client.

Schedule R – FINAL VERSION	1
April 23, 2003

Proprietary and Confidential	BMO / Exult

5	Record Retention

Client is solely responsible for development of record retention policies and guidelines for Service Provider to follow. Service Provider agrees to comply, in all relevant respects, with Client’s record retention policies. Client agrees to provide record retention guidelines for each type of document retained by Service Provider within [***]* of Transition. The retention guidelines shall indicate the Client owner of the records, point of contact, if any and the manner in which the records shall handled at the end of the retention period. Client will designate a contact point within Client organization as the inquiry point for Service Provider with respect to document retention. Service Provider is responsible for the cost of retaining records at its location. Client is responsible for the cost of retaining records at its locations.

6	Records Destruction

From time to time, Service Provider will identify records under its control that have reached their retention limit and notify Client in writing. Within [***]* of such notification, Client will authorize destruction or other disposition as noted in the retention guidelines in writing to Service Provider. If Service Provider does not receive disposition or authorization from Client within the [***]* notification period referenced in this Section, the documents will be returned to the identified Client owner at Client’s expense. For documents to be destroyed by Service Provider, Service Provider agrees to use bonded, commercially available document destruction service providers. Client is responsible for the cost of records destruction for all documents as a Reimbursable Expense.

7	Changes

Changes to matters covered by this Schedule shall be handled using Change Control.

Schedule R – FINAL VERSION	2
April 23, 2003

LICENSE AND ASSET PURCHASE AGREEMENT

This License and Asset Purchase Agreement, including all exhibits hereto (“Agreement”) is made as of the 9th day of June 2003 (“Effective Date”) by and between Bank of Montreal, a Canadian chartered bank (“BMO”), and Exult Canada, Inc., a Canadian corporation (“Exult”).

WITNESSETH:

WHEREAS, BMO and Exult have entered into a Master Services Agreement dated April 23, 2003 (the “MSA”); and

WHEREAS, BMO wishes to license certain office space to Exult, and Exult wishes to receive a license with respect to such office space.

NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants herein contained, BMO and Exult hereby agree as follows:

1. License and Term. BMO hereby grants Exult (i) [***]* right and license to use and occupy approximately [***]* square feet of space on the entire sixth floor of BMO’s premises (“Licensed Premises”) located at 55 West Bloor Street, Toronto, Canada (“Building”), shown outlined on the attached Floor Plan (Exhibit A), and (ii) as appurtenant to the Licensed Premises, rights to use in common, (a) [***]*, (b) [***]*, and (c) if the Licensed Premises include less than the entire rentable area of any floor, [***]*, for a term (“Term”) commencing on June 9, 2003 (“Commencement Date”), and expiring on [***]* (“Expiration Date”), or sooner if terminated pursuant to this Agreement. Exult may, in its sole discretion, elect to terminate this Agreement, upon at least [***]* written notice to BMO.

Notwithstanding the foregoing, if any time the MSA is terminated for any reason whatsoever prior to the end of the Term, then this Agreement shall terminate at the same time; provided, that if requested by Exult, BMO shall allow Exult to remain in the Licensed Premises for up to an additional [***]* following such termination, subject to earlier termination by Exult on not less than [***]* written notice to BMO. During such extended period, all of the terms and conditions set forth herein (including those incorporated by reference to the MSA), shall continue to apply, including Exult’s obligation to pay License Fees.

2. Asset Purchase. Exult shall purchase, and BMO shall sell to Exult, the equipment, furniture and other assets (collectively, “BMO Furnishings”) listed in Exhibit B attached hereto. In consideration of the purchase price (“Purchase Price”) of [***]*, to be paid by Exult in [***]* payments, BMO hereby sells, assigns, conveys, transfers, grants, sets over, confirms and delivers to Exult and its successors and assigns, to have and to hold forever, its entire right, title and interest in and to each of the BMO Furnishings, free and clear of any and all liens and encumbrances.

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3. Access. During the Term, Exult shall have access to and be entitled to use and occupy the Licensed Premises to the same extent as BMO is entitled to access the Licensed Premises and at all times of each day of the Term.

4. (a) Permitted Use. The Licensed Premises are to be occupied solely by Exult and its Affiliates (as defined in the MSA), and their respective subcontractors and agents for the conduct of Exult’s business as described in the MSA and any new services related to business process outsourcing for human resources; provided that all such business and services shall be conducted in compliance with applicable law.

(b) Prohibited Uses. Exult shall not use, or suffer or knowingly permit the use of, anything that is unlawful, within the Licensed Premises. Exult shall not commit, cause or permit any nuisance or waste on the Licensed Premises or the common areas of the Building or permit the emission of any offensive substance, odour, or noise from the Licensed Premises.

5. License Fee. As a monthly license fee (“License Fee”) for Exult’s use and occupancy of the Licensed Premises, during the Term Exult shall pay BMO [***]*. Exult hereby agrees to pay the License Fee to BMO [***]* of the end of each [***]* during the Term commencing upon execution of this Agreement. Exult shall have no obligation other than the License Fee to pay any costs for repair and maintenance, water, heating, ventilation, telecommunications charges (voice and data services), air conditioning, electricity, janitorial and housekeeping services furnished to, or other services and utilities related to operating the Licensed Premises (collectively, “Provided Services”). BMO hereby agrees to provide the Provided Services to Exult at BMO’s expense in the same manner that the Provided Services are provided to BMO’s premises in the Building.

Notwithstanding the foregoing:

(a)	Exult shall pay to BMO all charges for excessive use of any Provided Services over and above the level used generally by office tenants in the Building and for any special services requested by Exult and provided by BMO. Such charges shall be payable within [***]* of demand. BMO may require Exult to install a separate meter or check meter at Exult’s expense if BMO reasonably determines that a separate meter is appropriate having regard to Exult’s likely usage of any Provided Services. BMO may, where it deems appropriate, engage a qualified engineer or consultant to advise on any matter referred to in this section, and such party’s decision shall be binding on BMO and Exult; and

(b)	[***]* shall pay or cause to be paid all business taxes, rates, taxes and assessments, of whatsoever kind or description, that may at any time during the continuance of this Agreement be imposed or become due and payable upon or in respect of the installation, operation, repair or maintenance of the equipment of Exult or resulting from the use of the Licensed Premises by Exult. Such charges shall be payable to [***]* within [***]* of demand or, at [***]* election, directly to the taxing authority, and all such charges shall be deemed [***]* under Schedule C of the MSA.

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Section 6.2 of Schedule C of the MSA shall govern the treatment of any late payments by Exult hereunder.

Exult and BMO hereby agree that the limitations of liability set forth in Article 25 of the MSA shall apply to the parties hereunder and such provisions are hereby incorporated by reference. Notwithstanding the foregoing, [***]* shall not apply to the non-payment of the License Fee and other charges hereunder.

6. Lease Negotiation. Notwithstanding anything else herein contained, upon the earlier of (a) [***]* following the Effective Date and (b) such time as Exult elects to use all or part of the Licensed Premises to provide services to a non-BMO entity, Exult may give notice to BMO that it desires to remain in the Licensed Premises until [***]*. If Exult gives such notice then Exult and BMO shall negotiate in good faith to enter into a formal lease or sublease (as applicable) of the Licensed Premises (a) on the standard form in use by BMO for the Building (b) at the Set Price and (c) pursuant to such other terms as the parties may agree. As used herein, the Set Price shall mean, at any point in time, the “all-in” price per square foot that BMO is generally [***]* (or, if BMO is the landlord, the amount charged by BMO to the BMO user group), and is currently equal to [***]*/square foot (Canadian Dollars). The Set Price for any future point in time shall be determined in a manner consistent with the current determination (which currently results in [***]*/square foot). If a formal lease or sublease is not entered into on or before the date that is [***]* following the Effective Date, then Exult shall have no further rights to lease or use the Licensed Premises and shall vacate the Licensed Premises on the expiry of the Term herein.

7. Condition of Licensed Premises. Exult has examined and agrees to accept the Licensed Premises “as is”, in its currently existing condition and understands that no work is to be performed by BMO in connection with Exult ‘s use and occupancy thereof, except that BMO shall, at its sole cost and expense, (i) deliver to Exult possession of the Licensed Premises in broom clean condition on the Commencement Date, along with the BMO Furnishings, and (ii) on or prior to the Commencement Date, perform in compliance with all applicable laws and contractual obligations, the improvements (the “Work”) described in Exhibit C hereto; provided, that Exult shall pay for any such improvements

Exult shall at all times at its own expense (subject to BMO’s obligation under this Agreement to provide janitorial service) keep the Licensed Premises and its contents, including, without limiting the generality of the foregoing, all leasehold improvements, fixtures, doors, walls, floors and ceilings in a neat, clean and tidy condition, painted and decorated, and in good and substantial repair.

Exult agrees that it shall not make any alterations, improvements or installations in the Licensed Premises without the prior written consent of BMO, except that Exult may alter the Licensed Premises without BMO’s consent if such alterations (i) are non-structural, (ii) do not exceed [***]* in total cost in each instance, (iii) comply with BMO’s reasonable rules and regulations, (iv) do not impact on Building HVAC, electrical, life safety, or plumbing systems, and (v) comply with all local laws, rules and ordinances. Any work shall be performed only by competent persons whose labour affiliations are compatible with those of others employed by BMO or its contractors. In

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performing any work, Exult, its employees, agents and invitees shall not interfere with the use and enjoyment of other tenants’ premises or with the use and enjoyment of the common areas.

Notwithstanding anything to the contrary in this Agreement, Exult is permitted, at its own cost, to erect signage or other branding equal in prominence and size to any BMO signage or branding in the Licensed Premises and, subject to BMO’s consent, which shall not be unreasonably withheld, in the elevator lobby of each floor serving the Licensed Premises. Exult shall not be entitled to any signage or other branding in the main lobby of the Building or on the exterior of the Building or that may otherwise be visible from the exterior of the Building; provided, Exult shall be entitled to list its office space in any general lobby directory.

If Exult elects to provide its own computer hardware and software necessary for the conduct of its business, (a) Exult and BMO shall coordinate the technical configurations for network and voice systems for Exult’s business operations within the Licensed Premises and (b) BMO shall grant Exult permission to house Exult’s switching equipment in a small locked cabinet within BMO’s closet located in the adjacent portion of BMO’s leased premises. Exult’s network shall be operational for access to Exult data upon connecting BMO’s cabling from Exult’s desktop equipment in the Licensed Premises to Exult’s DSL switch in BMO’s closet. Exult shall have access to BMO data for the sole purpose of performing the Services defined in the Service Agreement, via a remote, secure T-1 firewall connection.

Subject to Section 7 below, except for either party’s liability for its own [***]*, neither party shall have any liability to the other for any consequential, indirect, special, incidental or punitive damages arising from or relating to the Licensed Premises, their obligations under this Agreement or otherwise, including for loss of data, lost profits, loss of goodwill or otherwise, even if either has been advised of the possibility of such damages.

8. BMO’s Obligations. Provided Exult timely pays all License Fees pursuant to this Agreement and complies with all of its other obligations hereunder, BMO shall comply with all of its obligations and covenants expressed or implied hereunder and under its Building lease with respect to the Licensed Premises, and shall not take any action that would impair Exult’s rights hereunder.

9. Indemnification and Insurance. Exult hereby agrees to indemnify, defend (with counsel reasonably acceptable to BMO) and hold BMO, harmless from and against all claims and lawsuits for property (real and personal) damage and bodily injuries (including death resulting therefrom), which shall occur in or about the Licensed Premises or which shall result from any occurrence in, on or at the Licensed Premises or from the occupancy or use by Exult of the Licensed Premises or any other part of the Building or occasioned wholly or in part by any act or omission of Exult, its officers, employees, agents, contractors, invitees, licensees or by any person permitted by Exult to be on the Licensed Premises or the Building or due to or arising out of any breach by Exult of this Agreement.

BMO hereby agrees to indemnify, defend (with counsel reasonably acceptable to Exult) and hold Exult harmless from and against all claims and lawsuits for property (real and personal) damage

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and bodily injuries (including death resulting therefrom), which shall occur in or about the Licensed Premises, and to the extent caused by the negligence or willful acts of BMO, its agents, employees, contractors or invitees.

During the entire Term of this Agreement, at its sole expense, Exult shall maintain (i) Worker’s Compensation with statutory limits, (ii) Employers’ Liability Insurance with a minimum limit of at least [***]*, and (iii) Commercial General Liability Insurance, including Broad Form Property Damage and Contractual Liability, with a minimum limit of at least [***]*. The Commercial General Liability Insurance shall include BMO as an additional insured. Exult shall deliver to BMO certificates of such insurance or a certified copy of each such policy of insurance prior to the commencement of the Term and thereafter as reasonably required by BMO.

Exult and BMO each hereby release the other, and waives their entire right of recovery against the other, for loss or damage to their respective property (real and personal) in, on or about the Building and Licensed Premises, whether due to the negligence of Exult or BMO or their agents, employees, contractors and/or invitees and any sublicensees of Exult, if any, or otherwise.

10. Force Majeure. “Force Majeure Event” means fire, flood, war, civil disturbances, acts of civil or military authorities or the public enemy, or other similar causes outside the impacted party’s reasonable control. Subject to Section 9 below, neither Exult nor BMO shall be liable to the other if it is prevented from performing any of its obligations under this Agreement by a Force Majeure Event, provided the inability to perform could not be prevented by the exercise of reasonable diligence and judgment and the non-performing party made all commercially reasonable efforts to mitigate the effects of such inability to perform.

Exult acknowledges that BMO’s head landlord has a right to terminate the head lease in the event of certain damage or destruction. If the head landlord serves on BMO notice to terminate the head lease in such circumstances or in the event the Building will not be rebuilt, BMO may elect to terminate this Agreement by notice to Exult.

11. License Fee Abatement. In the event Exult is deprived of the use and occupancy of a portion or all of the Licensed Premises for a period of at least [***]* consecutive days (whether from a Force Majeure Event or from BMO’s default), then from and after the [***]* day until the service is restored, then Exult shall be entitled to an abatement in License Fees, pro rata.

12. End of Term. Upon the expiration or sooner termination date of this Agreement, Exult will (i) surrender and vacate the Licensed Premises in broom clean, in good order, repair and condition (reasonable wear and tear excepted) and (ii) remove all of its property and all partitions wholly within the Licensed Premises and shall repair any damages to the Licensed Premises, BMO’s premises or the Building caused by their installation or by such removal.

13. No Lease. This Agreement grants a license only; it shall not be deemed a lease, and Exult shall not be deemed a tenant of the Building having a leasehold or other possessory interest in the Licensed Premises. This Agreement grants to Exult only a personal privilege to use and occupy the Licensed Premises for the License Term on the terms and conditions set forth herein.

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Accordingly, to the fullest extent permitted by applicable law, Exult hereby waives any right that Exult may have as a tenant under applicable law with respect to the Licensed Premises.

14. Notices. Any notice, demand, bill, invoice, statement or communication which either BMO or Exult may desire or be required to give to the other in connection with this Agreement shall be in writing and shall be deemed to have been sufficiently given if sent by (i) Certified or Registered Mail, Return Receipt Requested, or (ii) a nationally recognized overnight courier, such as Airborne Express or Federal Express, to such other party at the following addresses:

To BMO:	[***]*

With a copy to:	[***]*

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Exult:	the Licensed Premises

With a copy to:	Exult, Inc.
Attn: General Counsel
121 Innovation Drive, Suite 200
Irvine, California 92612

Any notices will be deemed given only upon actual receipt. Exult shall notify BMO of its forwarding address within [***]* following the expiration or sooner termination of this Agreement.

15. Exult Representations and Warranties.

Exult represents and warrants to BMO that:

(a)	Exult is a Canadian corporation duly organized, validly existing and in good standing under the laws of Canada.

(b)	Exult has all requisite corporate power and authority to enter into this Agreement.

(c)	This Agreement has been duly executed and delivered and constitutes a legal, valid and binding obligation of Exult, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)	The execution, delivery and performance of this Agreement by Exult does not conflict with any material obligation by which Exult is bound, whether arising by contract, operation of law or otherwise.

(e)	In connection with its obligations under this Agreement, Exult shall comply in all material respects with all applicable federal, state and local laws and regulations.

16. BMO Representations and Warranties.

BMO represents and warrants to Exult that as of the Effective Date:

(a)	BMO is not in default under its Building lease and that no action has, as far as it is aware, been taken or proposed by its landlord to terminate such lease for whatever reason; and

(b)	BMO has not previously used, stored, generated or disposed of any hazardous materials in, on, under or about the Licensed Premises or Building except in compliance with applicable laws and BMO has not violated any environmental laws in connection with its occupancy.

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17. Operation of the Building.

Exult shall comply and cause every person over whom it has control to comply with any reasonable rules and regulations applicable to the Building as a whole or applicable to premises in the Building leased to or used by BMO.

BMO and/or the Building owner may from time to time effect changes, alterations, enclosures, expansions, reductions, replacements or repairs to all or any part of the Building other than the Licensed Premises; provided, that the foregoing shall not materially impact or impair Exult’s ability to access the Licensed Premises and any common areas to which Exult is otherwise entitled to access

BMO and persons authorized by it may enter the Licensed Premises at all reasonable times upon reasonable notice to examine the condition thereof and Exult shall promptly repair in accordance with notice in writing given by BMO. BMO and persons authorized by it may enter the Licensed Premises at all reasonable times upon reasonable notice, and at any time in case of emergency, for the purpose of effecting changes, repairs or alterations to any of the fixtures, equipment or systems contained in the Licensed Premises or adjacent thereto, or for the purpose of access to other parts of the Building, and may install fixtures, equipment and systems in the Licensed Premises for service to the Licensed Premises or other parts of the Building. In so doing, BMO shall interfere as little as possible with the Licensed Premises and the business of Exult, but shall not be liable to Exult with respect to any interference. Notwithstanding anything herein to the contrary, Exult shall be entitled to require that any non-Exult personnel be accompanied by an Exult employee while on the Licensed Premises.

18. Default and Remedies.

If and whenever:

(a)	Exult fails to keep, observe or perform any of the terms, conditions, covenants and agreements herein contained which Exult is required to keep, observe or perform for [***]* after notice in writing of such failure has been given to Exult and such failure has not been cured;

(b)	Exult assigns or encumbers the whole or any part of the Licensed Premises or permits the use or occupation of the Licensed Premises by anyone, except in the manner permitted in this Agreement,

then, and in any such case and without limiting any other right or remedy of BMO:

(a)	BMO may, at its sole option, terminate this Agreement; and

(b)

BMO shall have the right to remedy or attempt to remedy any such default of Exult that is related to the physical condition of, title of, or right to use, the Licensed Premises, and in so doing, may make any payments due from Exult to third parties and may do any work or other things on the Licensed Premises necessary to remedy such default. All expenses of BMO incurred in remedying or

8

in attempting to remedy such default shall be payable by Exult to BMO forthwith upon demand together with interest thereon as set out above, and BMO shall not be liable for any loss or damage to the property or business of Exult caused by the acts of BMO in remedying or attempting to remedy any default.

19. Subordination and Attornment.

This Agreement and the rights of Exult hereunder shall at all times be subject and subordinate to any present or future mortgages on any of the Building and any renewals or extensions of the mortgages.

Exult shall, upon demand, from time to time, execute, acknowledge and deliver to BMO, without expense to BMO, all instruments which may be necessary or proper to subordinate this Agreement, and all rights under it, to any mortgage on the Building.

Exult shall, upon demand, from time to time, within [***]* after written request therefore by BMO, deliver, in a form supplied by BMO, a certificate and acknowledgement to any proposed mortgagee or purchaser, or BMO, certifying (if such be the case) that this Agreement is in full force and effect (or if there have been amendments, that the Agreement is in full force and effect as amended and identifying the amending agreements) and such other matters as may be reasonably requested.

20. Brokers. Each party warrants and represents to the other that in connection with this Agreement, no party has dealt with any brokers, and any party who has worked with a broker for this transaction shall indemnify, defend and hold the other party harmless (including the payment of attorney’s fees) from any claim of any other broker that it had, or is alleged to have had, dealings with concerning this Agreement.

21. Waiver. Waiver by a party of any breach of any provision of this Agreement shall not be considered as or constitute a waiver or waivers of any subsequent breach of such provision or any other breach of any provision of this Agreement. No course of dealing among Exult and BMO nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any party hereto. No condoning, excusing or overlooking by BMO of any default, breach or non-observance by Exult at any time or times in respect of any covenants, provisos or conditions contained in this Agreement shall operate as a waiver of BMO’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance so as to defeat or affect such continuing or subsequent default or breach, and no waiver shall be inferred or implied by anything done or omitted by BMO, save only an express waiver in writing. This Agreement may only be amended with the written consent of each of the parties hereto.

22. Severability. In the event that any one or more of the provisions of this Agreement shall be determined to be void or unenforceable by a court of competent jurisdiction or by law, such determination shall not render this Agreement invalid or unenforceable and the remaining provisions hereof shall remain in full force and effect.

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23. Assignment. Exult may not assign this Agreement, or sublicense the whole or any part of the Licensed Premises, or permit the Licensed Premises or any part thereof to be used or occupied by any other person or entity, without the prior written consent of BMO, which consent may be unreasonably or arbitrarily withheld; provided, that Exult shall be entitled to assign this Agreement pursuant to a Change of Control of Service Provider (as defined in the MSA) upon notice to BMO and where done in compliance with the provisions of the MSA (unless such assignee entity is a competitor to BMO’s banking business, in which case BMO’s consent shall be required).

24. Governing Law. This Agreement is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada, as applicable.

25. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but all of which together shall constitute one agreement.

26. No Registration. Exult agrees that it shall not register this Agreement or any notice or reference in respect of this Agreement against title.

27. Binding Effect. The covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

28. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties in respect of the license of the Licensed Premises and supersedes all prior agreements and understandings relating to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

LICENSOR: Bank of Montreal

By:
Title:

LICENSEE: Exult Canada, Inc.

By:

Name:
Title:

Date:

11

EXHIBIT A

[***]*

[***]*

12

EXHIBIT B

[***]*

[***]*

13

EXHIBIT C

“WORK”

Re-paint Licensed Premises with color to be mutually agreed to by Exult and BMO

Add carpet inserts

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Proprietary and Confidential	BMO / Exult

MASTER SERVICES AGREEMENT

CLIENT GROUP SECURITY POLICIES AND STANDARDS

CANADA AND U.S.

SCHEDULE V

FINAL VERSION

Schedule V – FINAL VERSION	Page 1 of 2
April 23, 2003

Proprietary and Confidential	BMO / Exult

Schedule V - Client Group Referenced Security Documents List

[***]*

Schedule V – FINAL VERSION	Page 2 of 2
April 23, 2003

Proprietary and Confidential	BMO / Exult

BMO-EXULT

SERVICE AGREEMENT NUMBER 1

SCHEDULE Y

Business Associate Agreement

AMENDED AND RESTATED AS OF DECEMBER 24, 2003

Sch. Y – FINAL VERSION

BUSINESS ASSOCIATE AGREEMENT

This Business Associate Agreement (“Agreement”) is entered into, effective as of April 23, 2003 (the “Effective Date”), by and between Exult, Inc. (“Business Associate”) and Harris Trust and Savings Bank (the “Plan Sponsor”) on behalf of the Group Medical Plan of BMO/Harris, the Group Dental Plan of BMO/Harris and the BMO/Harris Cafeteria Plan (individually, a “Plan”, or collectively, the “Plans”).

RECITALS

WHEREAS, Business Associate provides certain administrative services and certain other services for, or on behalf of, the Plan Sponsor, and Business Associate receives, has access to or creates Protected Health Information in order to perform such services; and

WHEREAS, The Plans are “covered entities” as that term is defined in HIPAA and therefore are subject to the Administrative Simplification requirements of the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 (“HIPAA”), including the Privacy Standards (45 C.F.R. Parts 160 and 164); and

WHEREAS, HIPAA requires the Plan Sponsor to enter into a contract, on behalf of the Plans, with Business Associate to provide for the protection of the privacy and security of Protected Health Information, and HIPAA prohibits the disclosure to or use of Protected Health Information by Business Associate if such a contract is not in place; and

WHEREAS, Plan Sponsor desires to delegate certain of the Plans’ duties to Business Associate and Business Associate desires to assume such duties subject to the terms and conditions of this Agreement and the Service Agreement (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

GENERAL PROVISIONS

Section 1.1. Effect. This Agreement shall be effective as of April 23, 2003; provided, however, the Parties acknowledge and agree that Business Associate has no obligation to perform its obligations hereunder until Business Associate or Exult Canada, Inc. (an affiliate of Business Associate) [***]* related to the obligations set forth herein (the “Benefits Process”) pursuant to the Master Services Agreement and Service Agreement Number One by and between Exult Canada, Inc. and Bank of Montreal (an affiliate of Plan Sponsor) dated on or about April 23, 2003

(collectively, the “Service Agreement”). The anticipated transition date of the Benefits Process is [***]*.

Section 1.2. Amendment. Business Associate and Plan Sponsor, on behalf of the Plans, agree to amend this Agreement to the extent necessary to allow either Business Associate or the Plans to comply with the Privacy Standards. Business Associate and the Plans will fully comply with all applicable Privacy Standards.

Section 1.3. Definitions. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in Exhibit A of this Agreement.

ARTICLE II

OBLIGATIONS OF BUSINESS ASSOCIATE

Section 2.1. Use and Disclosure of Protected Health Information. Business Associate may use and disclose Protected Health Information on behalf of the Plans in any manner the Plans would be permitted or required to use and disclose Protected Health Information under the Privacy Standards, including without limitation for purposes of Treatment, Payment and Health Care Operations, but only as required to satisfy its obligations under the Service Agreement, as permitted in this Agreement, or as required by law. Business Associate shall not, and shall ensure that its directors, officers, and employees do not, use or disclose Protected Health Information in any manner that would constitute a violation of the Privacy Standards if done by the Plans, except that Business Associate may use Protected Health Information if necessary (i) for the proper management and administration of Business Associate, (ii) to carry out the legal responsibilities of Business Associate or (iii) to provide Data Aggregation services relating to the Health Care Operations of the Plans. Business Associate may disclose Protected Health Information for its proper management and administration or to carry out its legal responsibilities if the disclosure is required by law or if Business Associate obtains reasonable written assurances from the person to whom Protected Health Information will be disclosed that (a) the Protected Health Information will be held confidentially and used or further disclosed only for the purpose for which it was disclosed to such person or only as required by law; and (b) such person will notify Business Associate of any instances of which it becomes aware in which the confidentiality of the Protected Health Information was breached. Business Associate hereby acknowledges that, as between Business Associate and the Plans, all Protected Health Information shall be and remain solely the property of the Plans, including any and all forms thereof developed by Business Associate in the course of fulfilling its obligations pursuant to this Agreement. To the extent Business Associate requests the Plans to disclose Protected Health Information to Business Associate, such request is only for the minimum Protected Health Information necessary for the accomplishment of Business Associate’s purpose.

Section 2.2. Safeguards Against Misuse of Information. Business Associate will use appropriate safeguards to prevent the use or disclosure of Protected Health Information other than pursuant to the terms and conditions of this Agreement or as required by law.

Section 2.3. Reporting of Violations. Business Associate shall, promptly after becoming aware of any use or disclosure of Protected Health Information in violation of this Agreement, report such use or disclosure to the Plan Sponsor.

Section 2.4. Agreements by Third Parties. Business Associate shall ensure that its agents and subcontractors to whom it provides Protected Health Information received from, or created or received by Business Associate on behalf of, the Plan Sponsor or Plans agrees to the same restrictions with respect to Protected Health Information that apply to Business Associate pursuant to this Agreement.

Section 2.5. Individual Rights. Business Associate shall comply with Sections 164.522, 164.524, 164.526 and 164.528 of the Privacy Standards as such sections relate to services performed by Business Associate on behalf of Plan Sponsor under the Service Agreement.

Section 2.6. Availability of Books and Records. Business Associate hereby agrees to make its internal practices, books and records relating to the use and disclosure of Protected Health Information received from, or created or received by Business Associate on behalf of, the Plans available to the Secretary for purposes of determining the Plan’s compliance with the Privacy Standards.

Section 2.7. Mitigation. Business Associate agrees to use commercially reasonable efforts to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of Protected Health Information by Business Associate in violation of this Agreement.

Section 2.8. Authorizations. To the extent required by the Privacy Standards, Business Associate shall provide, upon the request of a Plan participant, a HIPAA-compliant authorization form that may be used by such Plan participant to request a use or disclosure of such Plan participant’s Protected Health Information that is not otherwise permitted hereunder. Business Associate shall not require an authorization to use or disclose Protected Health Information unless such an authorization is required by the Privacy Standards. Business Associate shall receive prior approval from the Plan Sponsor before attempting to obtain a Plan participant’s authorization for the use or disclosure of Protected Health Information for any purpose, such as for marketing purposes. A copy of such authorization shall be provided to the Plan participant and maintained by the Business Associate for a minimum of six (6) years, or if lesser the term of this Agreement.

ARTICLE III

OBLIGATIONS OF PLAN SPONSOR

3.1. Privacy Notice. The Plan Sponsor shall provide Business Associate with a copy of the notice of privacy practices produced in accordance with 45 CFR 164.520, as well as any changes to such notice. The Plan Sponsor shall notify Business Associate of any limitation(s) in the Plans’ notice of privacy practices to the extent such limitation(s) may affect Business Associate’s use or disclosure of Protected Health Information. The Plan Sponsor will provide Business Associate with any changes in, or revocation of, permission by a subject of Protected Health Information to use or disclose such Protected Health Information, if such changes affect Business Associate’s permitted or required uses and disclosures and notify Business Associate of any restriction to the use or disclosure of Protected Health Information that Plan Sponsor has agreed to in accordance with 45 CFR 164.522.

3.2. Designated Plan Sponsor Employees. Plan Sponsor shall identify for Business Associate the Designated Plan Sponsor Employees and shall promptly notify Business Associate of any additions to or deletions from the list of Designated Plan Sponsor Employees.

3.3 Amendment of Plan Document and Certification. The Plan Sponsor hereby represents that it has provided certification to the Plans that the Plan documents have been amended to incorporate, and the Plan Sponsor agrees to, the provisions required by the Privacy Standards as a precondition to disclosure of Protected Health Information to the Plan Sponsor.

3.4 Excused Performance. Business Associate’s obligations under this Agreement are conditioned upon the Plans and Plan Sponsor’s satisfactory performance of their obligations hereunder and compliance with HIPAA. Any failure of the Plans and Plan Sponsor to perform their obligations hereunder or to comply with HIPAA shall excuse Business Associate from performing its obligations hereunder to the extent such performance is hindered or prevented by such failure to perform or comply by the Plans and Plan Sponsor. Business Associate’s obligations under this Agreement exist and occur solely to the extent required by the Privacy Standards.

ARTICLE IV

TERM AND TERMINATION OF AGREEMENT

Section 4.1 Term. This Agreement shall be effective as of the Effective Date and shall remain in full force and effect until the earlier of (i) the expiration or termination of the Service Agreement, pursuant to its terms, or (ii) the Privacy Standards are repealed and no longer in effect.

Section 4.2. Termination Upon Breach of Provisions Applicable to Protected Health Information. The Agreement may be terminated by the Plan Sponsor upon written notice to Business Associate in the event that Business Associate materially breaches any material obligation of this Agreement and fails to cure the breach within [***]* after receiving written notice of the alleged breach; provided, however, that in the event that termination of the Agreement is not feasible, in the Plan Sponsor’s reasonable discretion, Business Associate hereby acknowledges that the Plan Sponsor shall have the right to report the breach to the Secretary.

Section 4.3. Return or Destruction of Protected Health Information upon Termination. Upon termination of the Agreement, if feasible, Business Associate shall either return to Plan Sponsor or destroy (or require its agents and subcontractors to return, delete, purge and destroy) all Protected Health Information received from, or created or received by Business Associate on behalf of, the Plans that Business Associate still maintains in any form. Business Associate shall not retain any copies of the Protected Health Information. Notwithstanding the foregoing, to the extent that it is not feasible for Business Associate to return or destroy any Protected Health Information, Business Associate will extend the protections of this Agreement to the retained Protected Health Information and Business Associate shall limit any further uses and disclosures of such Protected Health Information to the purpose or purposes which make the return or destruction of such Protected Health Information infeasible.

ARTICLE V

MISCELLANEOUS

Section 5.1. Modification Of Agreement. No alteration, amendment, or modification of the terms of this Agreement shall be valid or effective unless in writing and signed by Business Associate and Plan Sponsor.

Section 5.2. Non-Waiver. A failure of any party to enforce at any time any term, provision or condition of this Agreement, or to exercise any right or option herein, shall in no way operate as a waiver thereof, nor shall any single or partial exercise preclude any other right or option herein. In no way whatsoever shall a waiver of any term, provision or condition of this Agreement be valid unless in writing, signed by the waiving party, and only to the extent set forth in such writing.

Section 5.3. Agreement Drafted By All Parties. This Agreement is the result of arm’s length negotiations between the parties and shall be construed to have been drafted by all parties such that any ambiguities in this Agreement shall not be construed against either party.

Section 5.4. Severability. If any provision of this Agreement is found to be invalid or unenforceable by any court, such provision shall be ineffective only to the extent that it is in contravention of applicable laws without invalidating the remaining provisions hereof.

Section 5.5. Section Headings. The section headings contained herein are for convenience in reference and are not intended to define or limit the scope of any provision of this Agreement.

Section 5.6. Third Party Beneficiaries. There are no express or implied third party beneficiaries to this Agreement.

Section 5.7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties as of the effective date of this Agreement at such time as all the signatories hereto have signed a counterpart of this Agreement.

Section 5.8. Notices. Any notices required or permitted to be given hereunder by either party shall be given by telephone (if so required hereunder) or otherwise in writing: (1) by personal delivery; (2) by electronic facsimile with confirmation sent by United States first class registered or certified mail, postage prepaid, return receipt requested; (3) by bonded courier or by a nationally recognized overnight delivery service; or (4) by United States first class, registered or certified mail, postage prepaid, return receipt requested, in each case, addressed to:

If to Business Associate:
[***]*

If to Plan Sponsor:
[***]*

or to such other addresses as the parties may request in writing by notice given pursuant to this Section 5.8. Notices shall be deemed received on the earliest of personal delivery, upon delivery by electronic facsimile with confirmation from the transmitting machine that the transmission was completed, twenty-four (24) hours following deposit with a bonded courier or overnight delivery service, or seventy-two (72) hours following deposit in the U.S. Mail as required herein.

Section 5.9. Applicable Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois (without regard to principles of conflicts of laws).

Section 5.10. Limitation of Liability. IN NO EVENT SHALL BUSINESS ASSOCIATE’S TOTAL AGGREGATE LIABILITY TO THE PLANS AND PLAN SPONSOR ARISING FROM OR RELATING TO THIS AGREEMENT EXCEED [***]*, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT OR OTHERWISE; AND BUSINESS ASSOCIATE SHALL NOT BE LIABLE TO THE PLANS OR PLAN SPONSOR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS OR REVENUE, EVEN IF BUSINESS ASSOCIATE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 5.11. No Warranties. BUSINESS ASSOCIATE SPECIFICALLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND WITH REGARD TO ANY SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, FUNCTIONALITY OR MERCHANTABILITY, WHETHER EXPRESS OR IMPLIED.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date stated above.

HARRIS TRUST AND SAVINGS BANK		EXULT, INC.

By:	/Signed original on file/	By:	/Signed original on file/

Print Name:		Print Name:

Title:		Title:

Dated:		Dated:

EXHIBIT A

DEFINITIONS FOR USE IN THIS AGREEMENT

“Data Aggregation” shall mean the combining of Protected Health Information by Business Associate with the Individually Identifiable Health Information created or received by Business Associate in its capacity as a business associate of another covered entity, to permit data analyses that relate to the health care operations of the Plan and the other covered entity.

“Designated Plan Sponsor Employees” shall mean those persons designated in writing by the Plan Sponsor to Business Associate as being included within the class of employees or other workforce members under the control of Plan Sponsor designated in the Plan as authorized to use and disclose Protected Health Information in accordance with terms and provisions of the Plan.

“Designated Record Set” shall mean the enrollment, payment, claims adjudication, and case or medical management record systems maintained by or for the Plan, or any other group of records maintained by or for the Plan and used, in whole or in part, by or for the Plan to make decisions about individuals. As used herein the term “record” means any item, collection, or grouping of information that includes Protected Health Information and is maintained, collected, used, or disseminated by or for the Plan.

“Health Care Operations” shall mean

Conducting quality assessment and improvement activities, including outcomes evaluation and development of clinical guidelines, provided that the obtaining of generalizable knowledge is not the primary purpose of any studies resulting from such activities; population-based activities relating to improving health or reducing health care costs, protocol development, case management and care coordination, contacting of Health Care Providers and patients with information about Treatment alternatives; and related functions that do not include Treatment;

Reviewing the competence or qualifications of health care professionals, evaluating practitioner, provider or Plan performance, conducting training programs in which students, trainees, or practitioners in areas of health care learn under supervision to practice or improve their skills as Health Care Providers, training of non-health care professionals, accreditation, certification, licensing, or credentialing activities;

1.	Securing a contract of stop-loss insurance or excess of loss insurance, provided that the requirements of 45 C.F.R. §164.514(g) are met, if applicable;

2.	Conducting or arranging for medical review, legal services and auditing functions, including fraud and abuse detection and compliance programs;

3.	Business planning and development, such as conducting cost-management and planning-related analyses related to managing and operating the Plan, including formulary development and administration, development or improvement of methods of Payment or coverage policies; and

4.	Business management and general administrative activities of the Plan, including, but not limited to:

a.	Management activities relating to implementation of and compliance with the requirements of the HIPAA rules at 45 C.F.R. Subtitle A, Subchapter C;

b.	The provision of data analyses for the Plan Sponsor, provided that Protected Health Information is not disclosed to such Plan Sponsor;

c.	Resolution of internal grievances;

d.	The sale, transfer, merger, or consolidation of all or part of the Plan with another Covered Entity, or an entity that following such activity will become a Covered Entity and due diligence related to such activity; and

e.	Consistent with the applicable requirements of 45 C.F.R. §164.514, creating de-identified health information or a limited data set, and fundraising for the benefit of the Plan.

“Individually Identifiable Health Information” shall mean information that is a subset of health information, including demographic information collected from an individual, and

(i) is created or received by a health care provider, health plan, health care clearinghouse (as those terms are defined in the Privacy Standards), or employer; and

(ii) relates to the past, present, or future physical or mental health or condition of an individual; the provision of health care to an individual; or the past, present or future payment for the provision of health care to an individual; and (a) identifies the individual, or (b) with respect to which there is a reasonable basis to believe the information can be used to identify the individual.

“Payment” shall mean:

1.	The activities undertaken by the Plan:

a.	To obtain premiums or to determine or fulfill its responsibility for coverage and provision of benefits under the Plan; or

b.	To obtain or provide reimbursement for the provision of health care.

2.	The activities in paragraph (1) of this definition relate to the individual to whom health care is provided and include, but are not limited to:

a.	Determinations of eligibility or coverage (including coordination of benefits or the determination of cost sharing amounts), and adjudication or subrogation of health benefit claims;

b.	Risk adjusting amounts due based on enrollee health status and demographic characteristics;

c.	Billing, claims management, collection activities, obtaining payment under a contract of stop-loss insurance or excess of loss insurance, and related health care data processing;

d.	Review of health care services with respect to medical necessity, coverage under the Plan, appropriateness of care, or justification of charges;

e.	Utilization review activities, including precertification and preauthorization of services, concurrent and retrospective review of services; and

f.	Disclosure to consumer reporting agencies of any of the following Protected Health Information relating to collection of premiums or reimbursement:

i.	Name and address;

ii.	Date of birth;

iii.	Social security number;

iv.	Payment history;

v.	Account number; and

vi.	Name and address of the health care provider and/or Plan.

“Plans” shall mean the Group Medical Plan of BMO/Harris, the Group Dental Plan of BMO/Harris and the BMO/Harris Cafeteria Plan

“Plan Sponsor” shall mean Harris Trust and Savings Bank.

“Privacy Standards” shall mean the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Parts 160 and 164, and the corresponding sections of HIPAA that relate to the privacy of Protected Health Information.

“Protected Health Information” shall mean Individually Identifiable Health Information transmitted or maintained in any form or medium that Business Associate creates or receives from or on behalf of the Plan in the course of fulfilling its obligations under the Agreement. “Protected Health Information” shall not include (i) education records covered by the Family Educational Rights and Privacy Act, as amended, 20 U.S.C. §1232g, and (ii) records described in 20 U.S.C. §1232g(a)(4)(B)(iv).

“Secretary” shall mean the Secretary of the United States Department of Health and Human Services.

“Summary Health Information” shall mean information, that may be Individually Identifiable Health Information, and (i) that summarizes the claims history, claims expenses, or type of claims experienced by individuals covered by the Plan; and (ii) from which the information described in 45 C.F.R. §164.514(b)(2)(i) has been deleted, except that the geographic information described in 45 C.F.R. §164.514(b)(2)(i)(B) need only be aggregated to the level of a five-digit zip code.

“Treatment” shall mean the provision, coordination, or management of health care and related services by one or more health care providers, including the coordination or management of health care by a health care provider with a third party; consultation between health care providers relating to a patient; or the referral of a patient for health care from one health care provider to another.

Service Agreement Number 2

(Learning Administration)

Master Services Agreement

Exult Canada, Inc. and Bank of Montreal

AMENDED AND RESTATED AS OF DECEMBER 24, 2003

This is Service Agreement Number 2 to a Master Services Agreement made as of April 23, 2003 by and between Exult Canada, Inc. (“Service Provider”) and Bank of Montreal (“Client”) (the “Agreement”). Unless otherwise specified, the terms and conditions of the Agreement are incorporated into this Service Agreement. This Service Agreement is effective as of April 23, 2003 (the “Service Agreement Effective Date”).

A.	Summary:

This Service Agreement Number 2 covers Services related to the Learning Process. As of the Service Agreement Effective Date hereunder, the Parties have mutually agreed upon the terms set out in the schedules attached hereto. Further, the Parties will proceed with transition of this Process to Service Provider in accordance with the activities related to the Learning Process as set forth in Schedule G attached to Service Agreement Number 1.

B.	Table of Schedules

The following is a list of Schedules that are specific to this Service Agreement Number 2 and their effective dates:

Schedule	Topic	Effective Date
A	Description of Services	Service Agreement Effective Date
B	Service Levels (as amended)	Amendment #1 Effective Date
C	Fees and Charges (as amended)	Amendment #1 Effective Date

Client and Service Provider acknowledge and agree that as of the Amendment #1 Effective Date, they have each reviewed the applicable Schedules to Service Agreement Number 1 (General HR Services), as amended, and confirm that except as specifically set forth above for Schedules A, B and C, the Schedules E, F and G attached to Service Agreement Number 1, as amended, shall apply to the provision of Services under this Service Agreement Number 2. The Parties agree that they will work together in good faith to revise, replace and/or insert new Schedules A, D, and H for this Service Agreement Number 2 during [***]*, unless otherwise agreed.

C.	Retained Services

Client will retain responsibility for all tasks and activities as set forth in the Agreement and Schedule A to this Service Agreement.

IN WITNESS WHEREOF, each of Client and Service Provider has caused this Service Agreement Number 2 to be signed and delivered by its duly authorized representative effective as of the date first written above.

BANK OF MONTREAL

By:	/signed original/

(Signature)

[***]*
(Name)

[***]*
(Title)

(Date)

EXULT CANADA, INC.

By:	/signed original/

(Signature)

[***]*
(Name)

(Title)

(Date)

2

Proprietary and Confidential	BMO/Exult

SERVICE AGREEMENT NUMBER 2

SCHEDULE A

DESCRIPTION OF SERVICES

LEARNING

FINAL VERSION

Schedule A Learning FINAL VERSION	April 23, 2003

Proprietary and Confidential	BMO/Exult

SCHEDULE A

Description of Services

1.0	Introduction

This Schedule A describes the responsibilities of Service Provider and of Client in performing the learning process and sub-processes of the Services.

The following categories of the Learning Process are covered in this Schedule A and within the scope of Services:

Processes	In Scope
Classroom Learning	X

eLearning/ Self Paced	X

eLearning –Virtual Synchronous	X

[1]eLearning – Virtual Asynchronous	X

eLearning – Blended Learning Events	X

Materials (Including Print and CD ROM) – Requested Distribution	X

Workplace Training Record Update	X

Accreditations	X

Tuition Reimbursements – U.S.	X

Help Desk and Applications Support	X

Supplier Management	X

In support of the Services listed below, Service Provider shall operate a Contact Center with hours of operation as follows:

Monday – Friday 8:00 AM to 6:00 PM Eastern Time, in Canada

Monday – Friday 8:00 AM to 5:00 PM Central Time, in US

[1]	Service Provider and Client to mutually agree to service scope, baseline volumes and unit price within [***]* of Service Agreement Effective Date

Schedule A FINAL VERSION	1	April 23, 2003

Proprietary and Confidential	BMO/Exult

The following legend applies for all tables in this Schedule A:

Table Legend

X	Performs Responsibility
A	Approves

Schedule A FINAL VERSION	2	April 23, 2003

Proprietary and Confidential	BMO/Exult

2.0	Description of Services

2.1	Classroom Learning

Includes:

[***]*

[***]*

2.2	eLearning/ Self Paced

[***]*

2.3	eLearning Virtual Synchronous

[***]*

2.4	eLearning Virtual Asynchronous (To be confirmed)

[***]*

2.5	eLearning Blended Learning Events

Refers to an activity [***]*

[***]*

2.6	Materials (Incl Print and CD ROM) – Requested Distribution

“Materials Distribution” refers to any materials request (print, CD- ROM, or other).

[***]*

2.7	Workplace Training Record Update

[***]*

2.8	Accreditations

Refers to the [***]*.

[***]*

2.9	Tuition Reimbursement (US)

[***]*

2.10	Help Desk and Applications Support

[***]*

2.11	Supplier Management

Exult involvement in 3rd party contracts will [***]*. BMO will [***]*.

[***]*

Schedule A FINAL VERSION	3	April 23, 2003

Proprietary and Confidential	BMO / Exult

SERVICE AGREEMENT NUMBER 2

SCHEDULE B

LEARNING SERVICE LEVELS

FINAL DRAFT

AMENDED AND RESTATED AS OF DECEMBER 24, 2003

Schedule B Learning FINAL VERSION
Amendment #1

Proprietary and Confidential	BMO / Exult

1.0	Introduction	2

2.0	Definitions	2

3.0	Principles Governing Service Levels	2

4.0	Process	3

5.0	Key Performance Indicators (KPI’s)	4

6.0	Reporting Service Levels (RSLs)	4

7.0	Annual Service Level Review	4

8.0	Service Credits	4

9.0	Service Level Termination Event	5

10.0	Key Performance Indicators Detail	5

11.0	RSLs Detail	5

Schedule B Learning FINAL VERSION
Amendment #1

Proprietary and Confidential	BMO / Exult

SCHEDULE B

Service Levels

1.0	Introduction

This Schedule describes the principles and parameters governing the Service Levels that will be measured. This Schedule also describes certain principles for how Service Levels and changes to Service Levels shall be established.

There are two types of Service Levels that shall be measured and reported:

1.1	Key Performance Indicators (KPIs) – These are a limited number of Service Levels that the Parties agree would warrant a Service Credit if not met unless for reasons of Excused Performance Problems as defined in the MSA; and

1.2	Reporting Service Levels (RSLs) – These Services Levels measure Service Provider’s performance of the Services using a range of quantitative and qualitative metrics. Failure to achieve RSLs will not give rise to any Service Credits.

2.0	Definitions

“Interim Service Level” has the meaning of a Service Level that is in effect [***]*

“Monthly Charges” has the meaning of the total of the fixed and variable charges billed to the Client by the Service Provider in any single month.

“Annual Charges” has the meaning of the total of the fixed and variable charges billed to the Client by the Service Provide in any single year.

3.0	Principles Governing Service Levels

3.1	Service Levels shall be used to measure the quality and timeliness of Service Provider’s performance of the Services. The Service Levels are the minimally acceptable levels of service for the Services.

3.2	Increased Impact Level for Service is a Service Level significantly degraded from the Service Level and as such Services provided at this level or lower have a greater impact on the Client Group.

3.3	Service Levels are, and new Service Levels or changes to Service Levels shall be, based on objective and clearly defined, measurable criteria.

3.4	Certain Service Levels shall be designated as KPIs as mutually agreed by the Parties.

3.5	Service Levels measure aspects of performance that are clearly identifiable by the Client business users as critical to the Client Group’s business.

3.6	Service Provider will be accountable for Service Level performance failures under Service Provider’s control, but will not be responsible for failures due to Excused Performance Problems.

Schedule B Learning FINAL VERSION
Amendment #1

Proprietary and Confidential	BMO / Exult

3.7	Agreed target metrics for KPIs will not be subject to Service Credits immediately following the [***]* (as defined in Schedule C) unless there is a validated and documented [***]* history, unless otherwise mutually agreed, of Client meeting or achieving those target metrics using the same systems and resources that will be transferred to or made available to Service Provider. Where insufficient history is available, the Parties will use the process in Section 4.2 below to set metrics.

3.8	At all times during the Term, unless otherwise mutually agreed, Service Provider shall provide the Services in a manner that meets or exceeds the then-existing Service Levels. The remedies for failure to do so shall include the remedies defined in this Service Agreement and the Master Agreement.

3.9	The Parties agree that in the event that actual Classroom (but not eLearning) enrollment volumes exceed the applicable forecasted enrollment volumes by [***]* for any given month, and such excess materially impacts Service Provider’s ability to achieve any Service Level (either KPIs or RSLs), then [***]*.

4.0	Process

Target metrics for KPIs and RSLs are set forth in the tables below. Other Service Level metrics will be determined following the Service Agreement Effective Date using Change Control and the procedures below.

4.1	Measurement

KPIs and RSL shall be measured on a regular basis. For KPIs and RSLs where a target has been identified and agreed to prior to the Effective Date as indicated in Section 5.0 of this Schedule B, this measurement shall be initiated on the [***]*.

4.2	KPI/RSL Metric Validation

For KPI/RSLs, for which insufficient relevant Client historical performance data is available, the Parties will establish KPI/RSL target metrics as follows: Data will be monitored for [***]* and a target then set. Target will be monitored with no Service Credit for [***]*, then KPI or RSL with service credits will be agreed. The foregoing process is referred to in the tables below as “3/3” for purposes of establishing metrics.

4.3	Key Performance Indicator Table

These KPIs shall be applicable to Service Provider performance of Services for such Process beginning with the first full calendar month following the [***]* for such Process unless otherwise agreed. The KPI’s are weighted as shown in the table below.

4.4	KPI Process Weightings

The Client shall assign each KPI a weighting of no less than [***]* of Fees at Risk and no greater than [***]* of the Fees at Risk unless otherwise agreed . The total KPI process weighting for all KPI Service Levels shall equal 100%. Upon [***]* advance notice to Service Provider (e.g. [***]* notice for changing severity weights would take effect [***]*) Client may adjust the Severity weights of the respective Service Levels as Client deems appropriate so long as the total of such percentages does not exceed 100%.

Schedule B Learning FINAL VERSION
Amendment #1

Proprietary and Confidential	BMO / Exult

4.5	Fees at Risk Amount

The amount of Fees at Risk each month shall be [***]* of the Monthly Charges for such month, and the aggregate Fees at Risk annually shall be [***]* of the Annual Charges for Contract Year.

5.0	Key Performance Indicators (KPIs)

[***]*

6.0	Reporting Service Levels (RSLs)

The following RSLs have been agreed upon between the Parties as of the Effective Date. Such RSLs shall be applicable to Service Provider’s performance of Services for such Process beginning with the first full calendar month following the [***]* for such Process unless otherwise agreed.

[***]*

Any requests for additional RSLs following Effective Date shall be subject to Change Control Management.

7.0	Annual Service Level Review

The Executive Steering Committee (1) shall review the Service Levels annually, (2) use Change Control with respect to changing any Service Levels as a result of this annual review or are no longer appropriate because of an increase, decrease or change to the Services and (3) with respect to all other Service Levels, review the Service Levels for the subsequent Contract Year. In addition, either Party may, at any time upon notice to the other Party, initiate negotiations to review and, upon the Parties’ mutual agreement using Change Control process, adjust any Service Level. The Parties may agree to adjust Service Levels upward via Change Control as performance improves, when Service Levels are consistently exceeded.

8.0	Service Credits

8.1	The terms relating to Service Credits as liquidated are set forth in Article 7 of the MSA.

8.2	Failure to meet the KPIs set out in this Schedule B shall entitle Client to recover the applicable Service Credits as a payment or credit as set out in Schedule C (section 4.1.13) to this Service Agreement Number 2.

8.3	If a single event or series of related events causes multiple failures to meet the KPIs, Service Provider’s liability shall be limited to the largest applicable Service Credit payable for a single failure by Service Provider to meet the KPIs (i.e., the larger of the Service Credits).

8.4	Service Credits shall be calculated on a [***]* basis and credited or paid on [***]* basis.

8.5	Earn back of Service Credits will be available to Service Provider as follows: if Service Provider fails to achieve [***]* monthly KPIs [***]* during any Contract Year, but during that Contract Year achieves [***]*, then the Service Credit for the one miss of a KPI during such Contract Year shall be “earned back” by Service Provider and no Service Credit shall be due the Client for such failure. No earn back is available to Service Provider for a KPI if Service Provider misses that KPI [***]* during a Contract Year.

Schedule B Learning FINAL VERSION
Amendment #1

Proprietary and Confidential	BMO / Exult

8.6	Service Level Termination Event is an occurrence or series of occurrences of deficient performance by Service Provider in performing the Services as specified in the Service Level Agreement as a “Service Level Termination Event. The occurrence of a Service Level Termination Event constitutes a material breach of Service Provider’s performance obligations under this Agreement and gives Client the right to terminate this Agreement for cause.

8.7	Relief from Service Credits:

Service Provider shall be relieved of its responsibility to meet KPI Service Levels, and for associated Service Credits, to the extent that Service Provider is unable to achieve the specific Service Levels as a result of Excused Performance Problems Service Level Termination Event

Client will be entitled to terminate the Agreement for cause based upon Service Provider’s failures to meet KPIs and increased impact levels of KPIs (“Failure Event”) where such failures are of a repeated nature at the levels set forth in Table 9.0 below.

Service Level Termination Event Table

Number of Failure Events for KPI’s to constitute a Service Level Termination Event

1. Missing the same KPI [***]* consecutive times within a rolling [***]* period.

2. Miss [***]* KPIs in the aggregate within a rolling [***]* period.

Number of Failure Events for Increased Impact on KPIs to constitute a Service Level Termination Event

1. Missing the same KPI increased impact levels [***]* consecutive times within a rolling [***]* period.

9.0	Key Performance Indicators Detail

[***]*

10.0	RSLs Detail

[***]*

Schedule B Learning FINAL VERSION
Amendment #1

Proprietary and Confidential	BMO / Exult

BMO-EXULT

SERVICE AGREEMENT NUMBER 2

SCHEDULE C

FEES AND CHARGES

Learning Administration

Amended and Restated as of December 24, 2003

Sch. C – FINAL VERSION
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO / Exult

1.	Introduction	2

2.	Definitions	2

3.	Baseline Allowances	4

4.	Charging Methodology	4

5.	Third Party Vendor Management and Charges	7

6.	Invoicing	8

7.	Labor Indices Adjustment	9

8.	Assumptions	9

Sch. C – FINAL VERSION
April 23, 2003	- i -
Amendment #1

Proprietary and Confidential	BMO / Exult

1.	Introduction

Subject to changes agreed by the Parties through Change Control, and as otherwise provided, this Schedule sets out all Charges payable and the methodology for calculating Charges payable by Client to Service Provider for its provision of Services and its fulfillment of all other obligations under this Agreement. It also sets out the obligations of the Service Provider for payments of amounts owing to the Client for Services, Service Credits and other payments. Service Provider and Client agree that each has reviewed the terms of this Schedule C and that the following items are required to be completed and documented by an amendment to this Schedule C within the time periods stated beside each item or as otherwise agreed (as of the Amendment #1 Effective Date, the Parties have addressed each item below and indicate the resolution of each item in italics below):

(1)	The Baseline Charges payable by Client during the In Situ Services Period to be finalized by [***]*. — This is completed. See Section 4.1.

(2)	Appendix C-4, Retained Costs to be completed by [***]*. — This is completed. See Appendix C-4.

(3)	Determine, by [***]*, how the Service Provider invoice will be derived on a monthly basis. The [***]* invoice will include:

•	Monthly Baseline Charges as outlined in Appendix C-1.

•	[***]*

— This is completed. See Section 4.1.

(4)	Confirmation of the costs in connection with Service Provider use of Client Premises and Client Facilities by [***]*. — This is completed. See Appendix C-4.

(5)	Identification and finalization of Service Provider rights to use Assets within [***]* after the Service Agreement Effective Date. — This is completed see Appendix C-4.

(6)	Identification and finalization of Client Group Assets to be transferred to Service Provider within [***]* after the Service Agreement Effective Date. — Service Provider and Client [***]*.

(7)	Baseline support for Client Group’s ad hoc report and research requests relating to the Service Provider’s Learning Services will be determined within [***]* after the Service Agreement Effective Date. — Schedules A and H for Service Agreement Number 2 will be reviewed and modified by the Parties pursuant to the terms of Service Agreement Number 2.

(8)	By [***]*, mutually agree to the Third Party Contracts Assigned or Managed by the Service Provider and Third Party Contracts Retained by Client. — Schedule D for Service Agreement Number 2 will be reviewed and modified by the Parties pursuant to the terms of Service Agreement Number 2.

2.	Definitions

Unless otherwise specified, any capitalized terms that are not defined in this Schedule shall have the meanings assigned to them in the Contract or in other Schedules forming part of the Contract. The following terms shall have the meanings set out below:

“Accreditation” Refers to the [***]*

[***]*

Sch. C – FINAL VERSION
April 23, 2003	- 2 -
Amendment #1

Proprietary and Confidential	BMO / Exult

“Baseline Charges” means the amounts described in Appendix C-1 of this Schedule. Baseline Charges do not include [***]*, and any other [***]* fees.

“Contract Year” means each 12-month period commencing on the Service Agreement Effective Date or an anniversary of the Service Agreement Effective Date.

“Cost Recovery” shall mean [***]*; and other activities to [***]*, all of which are to be recoverable from [***]* during the Term.

“Course” A course is any activity with a unique course code defined in the LMS as a Learning Activity.

“Materials Distribution” Refers to any materials request (print, CD- ROM, or other).

“Enhancement” means the work by Service Provider required to install updates and application changes to any Third Party Software during the Term.

“Enrollment” means an activity that [***]*

“In-Situ Baseline Charges” means the amounts described in Appendix C-4 of this Schedule C for the In-Situ Period. In-Situ Baseline Charges do not include [***]*.

“In-Situ Period” means the period during which Service Provider performs the Services using the facilities that are the subject of the License Agreement (as set forth in Schedule S to Service Agreement Number 1) between Client and Service Provider and other resources covered by the Retained Costs and [***]*

“IT” means the Information Technology and Information Services specified in Schedule A of Service Agreement Number 1.

“Process” means each of the processes that comprise the Services as described in Schedule A of this Agreement.

“Process Effective Date” or “Process Take On Date” means, with respect to any Process, the date on which Service Provider assumes management of and becomes responsible for providing designated Services for such Process. The Parties may also schedule the transition of a Process in a phased manner as set forth in Schedule G and the detailed Transition Plan, including the assignment of Assigned Agreements relating to a Process, in which case the various applicable dates and the phase in for invoicing of the associated Charges will be mutually agreed.

“Retained Costs” means the mutually agreed portion of the Baseline Charges reflecting the costs to [***]* between Client and Service Provider, and as described in Section 4.1.1 below, as such costs are identified as of the Effective Date in Appendix C-4 of this Schedule and subject to adjustment as set forth herein.

“Third Party(ies)” means a person or entity, other than Service Provider and its Affiliates, any Service Provider Subcontractors engaged to provide BPO Services (but not TPO Services) and Client, who provides a product or service under a Third Party Contract.

“Third Party Vendor Contract” Means any Assigned Agreement, Managed Agreement, Retained Agreement, or other agreements as mutually agreed by the parties.

Sch. C – FINAL VERSION
April 23, 2003	- 3 -
Amendment #1

Proprietary and Confidential	BMO / Exult

“Third Party Costs” means amounts payable by Service Provider to Third Parties that provide TPO Services only (but not BPO Services).

“Unit Category” means each [***]* defined within the Services for which (i) there is a [***]* and (ii) units are measured for [***]* as identified in Section 4.1.2 of this Schedule C and Appendix C-2. For example per Appendix C-2, [***]*

“Vendor Management” means the supplier management activities described in Schedule A and in Section 5 below.

3.	Baseline Allowances

Service Provider will support Client Group’s ad hoc report and research requests relating to the Service Provider’s Learning Services, amount and frequency to be determined in accordance with Section 1.

4.	Charging Methodology

4.1	Baseline Charges and Retained Costs

The Pricing of the Learning proposal is structured into two elements.

[***]*

The [***]* are subject to a [***]* each Contract Year beginning in [***]* as outlined in Appendices C-1 and C-2. [***]* Baseline Charges shall commence once the [***]*. Third Party Costs shall commence according to the [***]* as identified in Schedule G or as otherwise mutually agreed. During the In-Situ Period (as applicable for each Process), Service Provider shall invoice, pursuant to clause 6 of this Schedule C, Client [***]* for [***]* Baseline Charges as follows:

[***]*

And to the extent that Service Provider terminates its usage of resources provided by Client Group and covered by the Retained Costs, Client will no longer invoice Service Provider for the amounts included in the Retained Costs.

After the [***]* and through the remainder of the Agreement, Service Provider shall invoice, pursuant to clause 6 of this Schedule C, Client [***]* for [***]* as follows:

[***]*

4.1.1	Retained Costs; Use of Client Premises, Hosting, and Right to Use Assets

4.1.1.1	Prior to the Effective Date, the Client’s Human Resources Group received [***]* related to systems, facilities and other support services from various Client corporate groups. Such charges included all of the [***]*, including without limitation: (i) [***]*; (iii) [***]*, and (iv) [***]* to (i), (ii) and (iii) above. During the In Situ Period and any additional period of time that [***]* requires such resources, [***]* shall be responsible for providing these resources, systems and services in support of the in scope Processes.

4.1.1.2	The Retained Costs include [***]* (“Hosting Services”) for [***]* or as otherwise mutually agreed from time to time. The scope of Client Group’s [***]*.

4.1.1.3	During the In Situ Period, Service Provider shall have the right to use the Client Machines and will evaluate whether to acquire any of the Client Machines upon such

Sch. C – FINAL VERSION
April 23, 2003	- 4 -
Amendment #1

Proprietary and Confidential	BMO/Exult

terms and at such time as may be mutually agreed. Any acquired assets will be transferred according to the Asset Transfer and Bill of Sale.

4.1.1.4	The total amount of the Retained Costs is set forth in Appendix C-4. Such Retained Costs may consist of [***]*. Accordingly, the Retained Costs may change during the time that Service Provider uses the Client Premises and receives the various services. Client shall provide Service Provider with an estimate of projected annual Retained Costs prior to the beginning of each Client Fiscal Year. Any adjustments to the Retained Costs will be adjusted in the Service Provider Baseline Charges. On a [***]* basis, Client shall provide Service Provider with detailed information on actual Client internal charges and allocations for the items covered by Retained Costs. At the [***]* Year, the Parties will true up any discrepancies between the actual Retained Costs during the preceding Client Fiscal Year compared to the estimate Service Provider used in the Baseline Charges.

4.1.1.5	Client will invoice Service Provider for the Retained Costs [***]*; i.e., [***]*. Client will invoice Service Provider in accordance with Section 6., Service Provider may discontinue its use according to the License Agreement. For the Hosting Services and use of the Client Machines, Service Provider may discontinue use on [***]* days notice. The amount of the Retained Costs will establish the amount Service Provider will charge for facilities and other resources after Service Provider migrates to its own or other resources. The Parties agree to use Change Control to document any Changes to the Services in connection with the transition of responsibility for providing all or a portion of the systems, facilities and support services described in this Section 4.1.1 from Client to Service Provider.

4.1.2 [***]*

[***]* set forth in Appendix C-1 of this Schedule C include a [***]* for up to [***]* of Client Group personnel and Client Representatives consisting of any combination of [***]* (the “Authorized Audience”) to use pursuant to the terms and conditions set forth in Appendix C-6 of this Schedule C the [***]* during the period [***]* (the “License Term”). Integration of the [***]* is included in the [***]* as outlined in Section 4.1.5 below. [***]* will be responsible for additional service cost to host the courseware, in the event it is required to place servers inside [***]* firewall for performance reasons.

In the event Client chooses, in its discretion, to add additional Client personnel over and above the Authorized Audience (“Additional Members”), the fees for such Additional Members will be [***]*

Extension of the term and pricing beyond the License Term will be handled through Change Control at least [***]* prior to the expiration of the License Term.

[***]*

4.1.4	Assumptions

The Baseline Charges outlined in Appendix C-1 of this Schedule C include the following assumptions:

[***]*

4.1.5	Included Projects

The following Projects are included in the Baseline (not charged separately):

•	[***]*

Sch. C – FINAL VERSION	- 5 -
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO/Exult

4.1.6	New Projects

Projects not included in the Baseline that will be priced separately include the following:

•	[***]*

Charges, including consulting fees, resource fees, out-of pocket costs, and other costs required to complete or support any new Project or for New Services will be determined in accordance with Change Control and unless otherwise agreed will be charged at Service Provider’s time and materials rates.

4.1.7	Software Maintenance

[***]* is responsible for paying for support and maintenance as applicable from time to time during the Term for all third party software products under agreements designated as Managed Contracts and Retained Contracts, including as specified in Schedules D, E and F. If [***]* wishes to terminate or suspend such support and maintenance, it will provide [***]* with at least [***]* prior written notice of such intention and the Parties will use Change Control to address such change. Unless otherwise agreed, [***]* will charge [***]* for any additional [***]* and resulting from the termination or suspension of support and maintenance under the Managed Contracts, and Retained Contracts, including as specified in Schedules D, E and F.

4.1.8	Enhancements and Projects; Software Currency

In consideration of the Baseline Charges, Service Provider will provide the [***]* as were included in the Client baseline spend as of the Effective Date. [***]*. Without limiting the foregoing, in consideration of the [***]* with new releases of software being supported by [***]* as part of the [***]* (including the [***]*), within support time restrictions imposed by the supplier of such software, in accordance with [***]* normal timing and schedule for installing such new releases. If [***]* wishes to have [***]* install such [***]* in advance of [***]*, the Parties shall use Change Control to define and agree upon a project for such [***]*, and will agree upon how to charge such work against the [***]* or as a separate chargeable project. [***]* shall be responsible for installation activities and upgrades to the Client Machines and Client Environment, including changes and upgrades to accommodate software currency and Enhancements.

4.1.9	Annual Planning for Projects and Software Currency

On or about the beginning of each [***]*, the Parties will agree on a projects plan for that [***]* setting forth the [***]* to be completed by Service Provider during that [***]*. Such projects plan will also address [***]*, and any proposal by the Parties to [***]*

4.1.10	Non-Supported Versions of Software

Upgrades to versions of [***]* or other Third Party Software that are not currently supported by the respective vendors that are (i) requested by Client or (ii) necessary to enable Service Provider to perform the Services, will not be supported until such time as [***]* or such Software becomes supportable or is upgraded by Service Provider as applicable. Such Enhancements, and the costs and resources to accomplish such upgrades, shall be approved through Change Control.

4.1.11	Changes to Service Levels

If Client requests the support of Service Levels solely for Client’s benefit that are higher than Service Levels currently supported, and Service Provider agrees to meet such higher service levels, then the [***]* required to support such enhanced Service Levels, and any associated fees and costs must be approved through Change Control.

Sch. C – FINAL VERSION	- 6 -
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO/Exult

4.1.12	Baseline Charges During In-Situ

[***]*. Service Provider shall submit the invoice for such [***]* on the [***]* in which the [***]* is scheduled to occur; provided, however, in the event the actual [***]* with respect to any Process is different than the [***]*, Service Provider shall make an appropriate adjustment to the invoice submitted to Client for the following month.

4.1.13	Service Credits

When Service Credits (as defined in and subject to Schedule B) are due from Service Provider’s unexcused failure to meet KPIs:

(a) The Service Credits will be reported and calculated and shall be payable as described in Schedule B.

(b) Service Provider will provide, at the same time as providing the [***]* for any amounts due to Client relating to Service Credits in accordance with Schedule B.

4.1.14	Service Provider Additional Resource Hourly Rates

Charges for additional Service Provider resources, including Change Control work unless otherwise agreed, will be charged according to the rates set forth in the Additional Resource Hourly Rate included in Exhibit E to the Agreement.

4.1.15	GST and New Taxes on Baseline Charges and Unit Prices

As of the Service Agreement Effective Date, the Parties acknowledge that the Baseline Charges, as may be modified by [***]*, and Change Control, for Services delivered and consumed in Canada would be subject to a GST of [***]* (“Baseline Charges GST The BPO discount for Canada as outlined in Appendix C-1 [***]* GST. On or about the [***]*, and if so, then for any amount materially less than [***]* shall be entitled to [***]*. If any taxing authority or jurisdiction imposes after the Service Agreement Effective Date a new or increased sales, use, excise, value-added, GST, or any services, consumption, or other tax, including without limitation increases in the Baseline Charges GST on the provision or consumption of the Services or any component thereof (individually or collectively, “New Taxes”), the Parties shall [***]* to the maximum extent feasible. In any event, (i) for any New Taxes applied to the Services in [***]*. If any New Taxes applicable to the Services are imposed on Client during a Service Agreement Term solely as a result of the [***]*. If any New Taxes apply only to a portion of the Services and consequently, only to a portion of the Baseline Charges, the percentage amount of the New Tax will be multiplied by the percentage of the Baseline Charges to which the New Tax applies for purposes [***]*. By way of example: (1) [***]* or (2) [***]*

4.1.16	GST and New Taxes on TPO Charges

Section 4.1.15 above does not apply to any Third Party Costs. The following terms govern sales, use, excise, value-added, GST, or any services, consumption, or other tax, including without limitation increases in the foregoing on the provision or consumption of the products or services or any component thereof provided under Third Party Contracts (“TPO Taxes”). For Assigned Agreements or Replacement Agreements contracted by Service Provider, Service Provider will [***]*. The amount of [***]*. For Managed Agreements, Service Provider will [***]*; and (ii) [***]*

5.	Third Party Vendor Management and Charges

5.1.	Vendor Management Costs

Service Provider will perform the Vendor Management activities described in Schedule A and in this Section 5 of Schedule C for Assigned Agreements and Managed Agreements. [***]* will

Sch. C – FINAL VERSION	- 7 -
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO/Exult

apply to vendor management and sourcing work [***]*, and other costs associated with such activities.

During the first [***]* period of the contract, further analysis will be done to determine, by mutual agreement, the Learning contracts, suppliers and/or agreements that should be “Assigned” or “Managed”.

5.2.	Consents.

[***]* shall be responsible for the costs of obtaining Consents as set forth in the Agreement.

The Parties will obtain and bear any costs associated with obtaining Consents as provided in the Agreement.

5.3	[***]*

6.	Invoicing

6.0	Invoice for In-Situ Period

Service Provider will issue an invoice for [***]* for the [***]* (according to Section 6.1 below), which shall reflect a [***]* amount based on the [***]*

6.1	Baseline Charges

Service Provider shall invoice for [***]*. The invoice calculation to be determined as provided for in Section 4. Client shall pay each such invoice—[***]*. Service Provider shall invoice Client for other amounts payable under the Contract as necessary and Client shall pay such amounts within [***]* with the exception of [***]*. Charges other than Baseline Charges will similarly be invoiced for Canada as applicable. [***]*

Interest to be charged on invoices not paid when due, or service credits not paid or credited when required.

Client will be responsible for processing any necessary allocations of the Service Provider invoices to Client’s business units.

Interest to be charged on invoices not paid when due, or service credits not paid or credited when required shall be: [***]*

6.2	Third Party Costs

Following assignment and/or novation of Assigned Agreements, Service Provider shall be responsible for reviewing and paying third party invoices under such Third Party Contracts. Payment schedule for Third Party Costs to be as-follows or as otherwise agreed by the Account Managers: [***]* Client will be responsible for processing any necessary allocations of Third Party Costs to Client’s business units

6.3	Retained Costs

Client will invoice Service Provider for the Retained Costs during the In-Situ period according to the same payment terms as in Section 6.2.

Sch. C – FINAL VERSION	- 8 -
April 23, 2003
Amendment #1

Proprietary and Confidential	BMO/Exult

7.	Labor Indices Adjustment

During the Term of the Contract, [***]*

8.	Assumptions

This Schedule has been prepared based on the Assumptions, as set forth in Section 4.1.3 of this Schedule as well as Assumptions outlined below. In the event of any deviation from these Assumptions, [***]*

The assumptions listed below have been used in preparing this schedule:

•	[***]*

In addition to the items above, specific pricing assumptions have been outlined in Appendix C-5 with the [***]*.

Appendix C-1

Baseline Charges

[***]*

[***]*

Appendix C-2

Baseline Volumes and Variable Unit Prices

[***]*

[***]*

Appendix C-3

Docent Implementation Cost Included in Baseline Charges

[***]*

Appendix C-4

[***]* Retained Costs

[***]*

Appendix C-5

Pricing Assumptions and Change Control Triggers

[***]*

Sch. C – FINAL VERSION	- 9 -
April 23, 2003
Amendment #1

Schedule C Service Agreement Number 2

Appendix C-6

[***]*

[***]*